As filed with the Securities and Exchange Commission on November 13, 2001

                                                     Registration No. 333-61506
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                             Amendment No. 5

                                      to
                                   FORM S-4
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                         NORTHROP GRUMMAN CORPORATION



          (Exact name of registrant as specified in its charter)


                                ---------------

            Delaware                              3812                              95-4840775
 (State or other jurisdiction of      (Primary Standard Industrial     (I.R.S. Employer Identification No.)
 incorporation or organization)       Classification Code Number)

                            1840 Century Park East
                         Los Angeles, California 90067
                                (310) 553-6262
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------

                                John H. Mullan
                    Corporate Vice President and Secretary
                            1840 Century Park East
                         Los Angeles, California 90067
                                (310) 553-6262
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------

                                  Copies to:
                                Stephen Fraidin
                   Fried, Frank, Harris, Shriver & Jacobson
                              One New York Plaza
                           New York, New York 10004
                                (212) 859-8000

   Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and upon completion of the transactions described in the enclosed prospectus.

   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                ---------------

   The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus may change. We may not complete the        +
+exchange offer and issue these securities until the registration statement    +
+filed with the Securities and Exchange Commission is effective. This          +
+prospectus is not an offer to sell these securities and it is not soliciting  +
+an offer to buy these securities in any state where the offer is not          +
+permitted.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++


                          NORTHROP GRUMMAN CORPORATION

                           Amended and Restated


         Offer to Exchange Each Outstanding Share of Common Stock

             (Including Associated Preferred Stock Purchase Rights)
                                       of
                         NEWPORT NEWS SHIPBUILDING INC.
                                      for
                             Shares of Common Stock
                                       of
                          NORTHROP GRUMMAN CORPORATION
                                Valued at $67.50
                                       or
                        $67.50 Net to the Seller in Cash

subject, in each case, to the election and proration procedures and limitations described in this prospectus and the related letter of election and transmittal

  Our offer and your withdrawal rights will expire at 12:00 midnight, New York City time, on November 29, 2001 unless extended. Shares tendered pursuant to our offer may be withdrawn at any time prior to the expiration of our offer, but not during any subsequent offering period.


  On November 7, 2001, we and Purchaser Corp. I, our wholly owned subsidiary, entered into an Agreement and Plan of Merger with Newport News Shipbuilding Inc., a Delaware corporation, to acquire all of the outstanding shares of Newport News' common stock. The Newport News' board of directors unanimously approved the merger agreement, determined that the merger agreement and the transactions contemplated thereby are fair to, and in the best interests of, Newport News stockholders and recommended that Newport News stockholders accept the offer and tender their shares pursuant to the offer. Through Purchaser Corp. I we are offering, upon the terms and subject to the conditions set forth in this prospectus and in the related letter of election and transmittal, to issue shares of Northrop Grumman common stock, par value $1.00 per share, designed to provide a value of $67.50 per share, or to pay $67.50 in cash, for each of the outstanding shares of common stock, par value $0.01 per share, of Newport News Shipbuilding Inc., including the associated Series A participating cumulative preferred stock purchase rights issued pursuant to the Newport News rights agreement, that is validly tendered and not withdrawn. Each Newport News stockholder will be able to elect to receive cash for all of his or her Newport News shares or Northrop Grumman shares for all of his or her Newport News shares subject, in each case, to the election and proration procedures and limitations described in this prospectus and the related letter of election and transmittal.


  The number of shares and the amount of cash to be received with respect to each share of Newport News common stock in our offer will be determined by dividing $67.50 by the average of the closing prices for a share of our common stock on the New York Stock Exchange over the 5-day trading period ending on the trading day immediately preceding the second full trading day before the expiration of our offer. However, in no event will the exchange ratio be more than 0.84375 ($67.50/$80.00) or less than 0.675 ($67.50/$100.00). The average trading price cannot be determined with certainty at this time. If completed, our offer will be followed by a merger in which any remaining holders of Newport News common stock will have the same election right as provided in our offer with respect to the amount and forms of consideration remaining after our offer, subject to the proration procedures and other limitations of our offer. On November 9, 2001, the closing price for our shares was $97.60.





  Our obligation to exchange Northrop Grumman common stock and cash for Newport News common stock is subject to the conditions listed under "Our Offer-- Conditions to Our Offer."

  Northrop Grumman's common stock is listed on the New York Stock Exchange under the symbol "NOC" and Newport News' common stock is listed on the New York Stock Exchange under the symbol "NNS."


  See "Risk Factors" beginning on page 21 for a discussion of various factors that you should consider about our offer.


  We are not asking you for a proxy and you are not requested to send us a proxy. Any solicitation of proxies will be made pursuant only to separate proxy solicitation materials complying with the requirements of Section 14(a) of the Securities Exchange Act of 1934.


  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                  -----------

                    The Dealer Manager for Our Offer Is


                              Salomon Smith Barney

                                  -----------

       The date of this preliminary prospectus is November 13, 2001

                               TABLE OF CONTENTS


                                                                           Page
QUESTIONS AND ANSWERS ABOUT THE PROPOSED ACQUISITION......................   1
WHERE YOU CAN FIND MORE INFORMATION.......................................   6
SUMMARY...................................................................   8
RISK FACTORS..............................................................  21
 The Anticipated Benefits of the Acquisition May Not Be Realized and as a
  Result the Price of Northrop Grumman Shares May Decline.................  21
 Exchange Ratio of Our Offer Could Work to Your Disadvantage..............  21
 You May Not Receive All Consideration in the Form You Have Elected.......  21
 The Receipt of Northrop Grumman Shares in Connection with Our Offer May
  Be Taxable to You.......................................................  21
 Contemplated Equity Offering; Resales of Northrop Grumman Shares
  Following Our Offer May Cause the Market Price of that Stock to Fall,
  Decreasing the Value of the Northrop Grumman Shares Issued in Our
  Offer...................................................................  22
 The Trading Price of Northrop Grumman Common Stock May Be Affected by
  Factors Different from Those Affecting the Price of Newport News Common
  Stock...................................................................  22
 Failure to Complete the Merger Could Negatively Impact Newport News'
  Stock Price and Future Business and Operations..........................  22
 Our Indebtedness Following Our Offer Will Be Higher Than Our Existing
  Indebtedness............................................................  23
 Successful Integration of the Northrop Grumman and Newport News Business
  Is Not Assured..........................................................  23
 We May Be Unable to Retain Personnel Who Are Key to Northrop Grumman's
  and Newport News' Business..............................................  23
 Risks Related to the Business of Northrop Grumman and Newport News.......  23
INFORMATION ABOUT THE COMPANIES...........................................  24
 Northrop Grumman Corporation.............................................  24
 Newport News.............................................................  25
REASONS FOR OUR OFFER.....................................................  26
RECOMMENDATION OF NEWPORT NEWS' BOARD OF DIRECTORS........................  27
FINANCIAL FORECASTS.......................................................  28
BACKGROUND OF OUR OFFER...................................................  29
 Background...............................................................  29
THE MERGER AGREEMENT......................................................  32
 Our Offer................................................................  32
 Stockholder Mailings.....................................................  32
 The Merger...............................................................  33
 Effective Time of the Merger.............................................  33
 Certificate of Incorporation; Bylaws; Directors and Officers.............  33
 Conversion of Shares.....................................................  33
 Treatment of Dissenting Shares...........................................  33
 Treatment of Stock Options, Performance Shares and Restricted Stock......  33
 Representations and Warranties...........................................  34
 Covenants................................................................  35
 Other Potential Acquirers................................................  37
 Directors and Officers Indemnification and Insurance.....................  38
 Stockholders Meeting.....................................................  38
 Designation of Directors.................................................  38
 Employee Benefit Matters.................................................  39
 Conditions to the Merger.................................................  39
 Termination Events.......................................................  39
 Termination Fee..........................................................  40
 Amendment................................................................  41

                                                                          Page
OUR OFFER................................................................  42
 Consideration to Be Paid in Our Offer...................................  42
 Consideration to Be Paid in the Merger..................................  45
 Timing of Our Offer.....................................................  46
 Extension...............................................................  46
 Exchange of Newport News Shares; Delivery of Northrop Grumman Common
  Stock and Cash.........................................................  47
 Cash Instead of Fractional Shares of Northrop Grumman Common Stock......  48
 Withdrawal Rights.......................................................  48
 Procedure for Tendering.................................................  49
 Guaranteed Delivery.....................................................  51
 Material U.S. Federal Income Tax Consequences of Our Offer and the
  Merger.................................................................  52
 Effect of Our Offer on Market for Newport News Shares; Registration
  Under the Exchange Act.................................................  57
 Purpose of Our Offer; the Merger; Appraisal Rights......................  58
 Plans for Newport News After the Merger.................................  59
 Conditions to Our Offer.................................................  59
 Regulatory Approvals....................................................  61
 Source and Amount of Funds..............................................  61
 Certain Relationships with Newport News.................................  62
 Fees and Expenses.......................................................  63
 Accounting Treatment....................................................  64
 Stock Exchange Listing..................................................  64
COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION..............  65
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS..............  66
DESCRIPTION OF NORTHROP GRUMMAN COMMON STOCK.............................  72
COMPARISON OF RIGHTS OF HOLDERS OF NORTHROP GRUMMAN SHARES AND NEWPORT
 NEWS SHARES.............................................................  73
FORWARD-LOOKING STATEMENTS...............................................  79
LEGAL MATTERS............................................................  80
EXPERTS..................................................................  80
Annex A -- DIRECTORS AND EXECUTIVE OFFICERS OF NORTHROP GRUMMAN.......... A-1
Annex B -- SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW --
           BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS............ B-1
Annex C -- AGREEMENT AND PLAN OF MERGER AMONG NORTHROP GRUMMAN
         CORPORATION, PURCHASER CORP. I AND NEWPORT NEWS SHIPBUILDING
         INC., DATED AS OF NOVEMBER 7, 2001.............................. C-1


                               ----------------

   This prospectus incorporates important business and financial information about Northrop Grumman, Litton Industries, Inc. and Newport News from documents filed with the SEC that have not been included in or delivered with this prospectus.

   This information is available on the SEC's website at http://www.sec.gov and from other sources. See "Where You Can Find More Information" on page 6.


   You may also request copies of these documents from us, without charge, upon written or oral request to our information agent, D. F. King & Co., Inc., 77 Water Street, New York, New York 10005, toll-free at 1-800-758-5378.

   In order to receive timely delivery of the documents, you must make your requests no later than November 21, 2001 (five business days before the scheduled expiration date of our offer).

              QUESTIONS AND ANSWERS ABOUT THE PROPOSED ACQUISITION





Q: What are Northrop Grumman and Newport News proposing?


A: Northrop Grumman proposes to acquire all the outstanding shares of Newport News common stock. We have entered into a merger agreement with Newport News pursuant to which we are offering, through Purchaser Corp. I, our wholly owned subsidiary, to exchange shares of our common stock or cash, or a combination of both, for each outstanding share of Newport News common stock. After the offer is completed, subject to approval by the stockholders of Newport News if necessary, Newport News will merge with Purchaser Corp. I. As a result of our offer and the merger, Newport News will become a wholly owned subsidiary of Northrop Grumman.


Q: Does Newport News support your offer and the merger?


A: Yes. Newport News' board of directors has determined that the merger agreement and the transactions contemplated thereby, including our offer and the merger, taken together, are advisable and fair to, and in the best interests of, Newport News stockholders and unanimously recommends that Newport News stockholders accept our offer and tender their shares in our offer. Newport News' board of directors has approved the merger agreement and the transactions contemplated thereby. Information about the recommendation of Newport News' board of directors is more fully described in Newport News' amended Solicitation/Recommendation Statement on Schedule 14D-9/A, which is being mailed to Newport News stockholders together with this prospectus.


Q: What will I receive in exchange for my shares?

A: Each Newport News stockholder will have the opportunity to elect to receive, for those shares of Newport News common stock he or she owns, either


  .  $67.50 in cash, without interest, per Newport News share; or

  . a number of shares of Northrop Grumman common stock (the "exchange ratio") designed to provide a value of $67.50 per Newport News share,


   subject, in each case, to the election and proration procedures and limitations described more fully in "Our Offer" on page 42.


   We will determine the exact exchange ratio by dividing $67.50 by the average of the closing sale prices for a share of Northrop Grumman common stock on the New York Stock Exchange as reported in The Wall Street Journal over the 5-day trading period ending on the trading day immediately preceding the second full trading day before our offer expires (the "Northrop Grumman Stock Value"). However, in no event will the exchange ratio be more than
   0.84375 ($67.50/$80.00) or less than 0.675 ($67.50/$100.00). We will issue a press release before 9:00 A.M., New York City time, on the last full trading day before our offer expires, announcing the exchange ratio and the Northrop Grumman Stock Value.


   We will issue 16,636,885 shares of our common stock (the "Northrop Grumman Available Shares") in our offer and the merger. The portion of these shares available in our offer will equal the number of Northrop Grumman Available Shares times the percentage of outstanding Newport News shares tendered in our offer. All Northrop Grumman Available Shares not exchanged in our offer will be issued in the merger.


   We will pay $892,026,990 in cash for Newport News shares in our offer and the merger (the "Base Cash Amount"), which amount will be (1) decreased by up to $195,000,000 to the extent indebtedness is repaid to Newport News with Newport News shares, as contemplated in the merger agreement, (2) subject to the adjustments discussed below, (3) increased by $67.50 for each additional outstanding Newport News share due to option exercises, and (4) increased for fractional shares (the "Adjusted Cash Amount"). The adjustments to the Base Cash Amount referred to in point (2) above are as follows:


   If the Northrop Grumman Stock Value is less than $90.00 but equal to or greater than $80.00, we will increase the aggregate amount of cash available for our offer and the merger by the product of (a) the excess of $90.00 over the Northrop Grumman Stock Value and (b) the number of Northrop Grumman Available Shares.


   If the Northrop Grumman Stock Value is less than $80.00, we will increase the aggregate amount of cash available for our offer and the merger by $166,368,850.


   If the Northrop Grumman Stock Value is greater than $90.00 but less than or equal to $100.00, we will reduce the aggregate amount of cash available for our offer and the merger by the product of (a) the excess of the Northrop Grumman Stock Value over $90.00 and (b) the number of Northrop Grumman Available Shares.


   If the Northrop Grumman Stock Value is greater than $100.00, we will reduce the aggregate amount of cash available for our offer and the merger by $166,368,850.


   The amount of cash available in our offer (the "Offer Cash Amount") will equal the Adjusted Cash Amount multiplied by the percentage of outstanding Newport News shares tendered in our offer.


   Because of the manner in which the exchange ratio is calculated, Newport News stockholders who receive solely Northrop Grumman common stock or a combination of Northrop Grumman common stock and cash in our offer or the merger will receive $67.50 per Newport News share of value (based on the Northrop Grumman Stock Value) if the Northrop Grumman Stock Value is between $80.00 and $100.00, will receive less than $67.50 per Newport News share of value if the Northrop Grumman Stock Value is less than $80.00 and will receive more than $67.50 per Newport News share of value if the Northrop Grumman Stock Value is more than $100.00.


   To the extent the demand for either the cash or the stock component of our offer exceeds the aggregate amount of cash or stock in our offer, we will prorate the total cash or stock, as the case may be, proportionally among the stockholders who elect that component. Stockholders who do not make an election will be allocated whatever component is remaining (or a proportionate share of each component if neither is oversubscribed), after taking into account the preferences of the tendering stockholders who make elections. We describe our procedures for prorating cash and common stock under the caption "Our Offer--Consideration to Be Paid--Consequences of Over- and Under-Election."

   You will not receive any fractional Northrop Grumman shares. Instead, you will receive cash in an amount equal to the Northrop Grumman Stock Value of the fractional Northrop Grumman shares you would otherwise have been entitled to receive.


Q: How can I find the final exchange ratio?

A: Before our offer expires, we will issue a press release announcing the exchange ratio and file the press release with the SEC. We will issue the press release before 9:00 A.M., New York City time, on the last full trading day before our offer closes, announcing the final exchange ratio and the average closing price of the Northrop Grumman shares over the 5-day trading period ending on the trading day immediately preceding the second full trading day before the expiration of our offer. Based on the scheduled expiration of our offer at 12:00 Midnight on November 29, 2001, November 20, 2001 would be the first day and November 27, 2001 would be the last day of the 5-day trading period and we would issue our press release before 9:00 a.m. on November 28, 2001. For more information, see "Our Offer-- Consideration to Be Paid."

Q: How do I participate in your offer?

A: To tender your shares, you should do the following:

  . if you hold shares in your own name, complete and sign the enclosed letter of election and transmittal and return it with your share certificates to Mellon Investor Services LLC, the exchange agent for our offer, at the appropriate address specified on the back cover page of this prospectus before the expiration date of our offer; or

  . if you hold your shares in "street name" through a broker, instruct your broker to tender your shares before the expiration date of our offer.

Q: Am I required to make an election?

A: No. If you do not make an election, you will still receive payment for your Newport News shares. However, if you have a preference for receiving either Northrop Grumman shares or cash and do not make an election, we will not take your preference into account and you will be allocated whatever component is remaining (or a proportionate share of each component if neither is oversubscribed) after taking into account the preferences of other tendering stockholders.


Q: What happens if I do not tender my Newport News shares in your offer?

A: Assuming that we completed our offer and have accepted the shares tendered in our offer, under the terms of the merger agreement, we will exchange a combination of cash and newly issued Northrop Grumman common stock for all Newport News shares outstanding at the time we complete the merger.


   Each Newport News stockholder may make for the Newport News shares exchanged by him or her pursuant to the merger, either an election for $67.50 in cash, without interest, or for a number of shares of Northrop Grumman common stock equal to the exchange ratio, subject, in each case, to the election and proration procedures and limitations described below under "Our Offer-- Consideration to be Paid in Our Offer" on page 42. The exchange ratio for the offer consideration and the merger consideration will be the same, regardless of the Northrop Grumman stock price at the time of completion of the merger.





Q: Will I continue to receive dividends and have voting rights with respect to Newport News shares that I tender to you?

A: Yes. Until we accept your Newport News shares for exchange at the completion of our offer, you will be entitled to receive any dividends paid on your tendered Newport News shares and you will continue to have the right to vote your tendered Newport News shares. Once we complete our offer and exchange all Newport News shares tendered by you in our offer and not properly withdrawn, you will have all dividend and voting rights of a Northrop Grumman stockholder to the extent you acquire Northrop Grumman stock in our offer.

Q: When and how can I withdraw tendered shares?

A: Your tender of Newport News shares pursuant to our offer is irrevocable, except that Newport News shares tendered pursuant to our offer may be withdrawn at any time prior to the expiration date, and after the expiration date, unless we have previously accepted them pursuant to our offer. Your withdrawal will be effective only if the exchange agent receives a written notice of withdrawal at one of its addresses on the back cover of this prospectus. The written notice must contain your name, address, social security number, the number of Newport News shares to be withdrawn and the certificate number or numbers for these shares and the name of the registered holder of the shares, if different from the person who tendered the shares. All signatures on the notice of withdrawal must be guaranteed by a financial institution in accordance with the procedures set forth in this prospectus under "Our Offer--Withdrawal Rights" on page 48.

Q:How are you funding the cash portion of your offer?


A: As described more fully under "Our Offer--Source and Amount of Funds" on page 61, we expect to fund the cash portion of our offer from working capital and currently available lines of credit.



Q:How long will it take to complete your offer?



A: We hope to complete our offer in November 2001. We expect to complete the merger without a stockholder vote shortly after we complete our offer if we acquire 90% of the outstanding Newport News shares in our offer. If less than 90% of the outstanding shares are tendered in our offer, then the merger will require Newport News stockholder approval at a special meeting. If a special meeting is required, the merger will not close until the first quarter of 2002.




Q: Is Northrop Grumman's financial condition relevant to my decision to tender my shares in your offer?


A: Yes. Since shares of Newport News common stock accepted in our offer may be exchanged in part for shares of Northrop Grumman common stock, you should consider our financial condition before you decide to tender shares in our offer. In considering Northrop Grumman's financial condition, you should review carefully the information in this prospectus and the documents incorporated by reference in this prospectus because they contain detailed business, financial and other information about us.


Q: What are the conditions to your offer?

A: Our offer is subject to several conditions, including:

  . the tender of enough shares of Newport News so that, after the completion of our offer, we own a majority of Newport News shares on a fully diluted basis;

  . the shares of Northrop Grumman stock to be issued in our offer and the merger having been accepted for listing on the New York Stock Exchange; and


  . the registration statement of which this prospectus is a part having been declared effective by the SEC and is not subject to any stop order.



   These conditions and other conditions to our offer are discussed in this prospectus under "Our Offer--Conditions to Our Offer."

Q: Will I be taxed on the Northrop Grumman shares and cash that I receive?

A: In general, if you receive only Northrop Grumman shares in our offer and the merger you will not be taxed on the receipt of those shares. If you receive a combination of Northrop Grumman shares and cash or solely cash you will be taxed on the cash received up to the amount of gain, if any, you realize on the exchange (that is the excess, if any, of value of the consideration you receive over the tax basis of the Newport News shares you exchange for that consideration). If you realize a loss on the Newport News shares you exchange, you will not be able to recognize that loss. Special rules apply with respect to cash received in lieu of fractional shares. This treatment assumes that our offer and the merger will be treated as a single integrated transaction that constitutes a "reorganization" for federal income tax purposes. Our counsel, Fried, Frank, Harris, Shriver & Jacobson, has provided an opinion to that effect, based on certain assumptions and representations. At the time of the merger we will seek to have Fried, Frank, Harris Shriver & Jacobson confirm its opinion based on the facts existing at that time. If that opinion cannot be obtained, the merger will be restructured as a merger of Purchaser Corp. I into Newport News. If the merger is restructured, your exchange of Newport News shares for Northrop Grumman shares and/or cash pursuant to our offer or the merger will be a fully taxable transaction. For more information, see "Our Offer--Material U.S. Federal Income Tax Consequences of Our Offer and the Merger" on page 52.

Q: What happens if you increase the consideration to be paid in your offer after I have already tendered my shares?

A: All Newport News stockholders will receive the highest consideration paid to any stockholder in our offer. Accordingly, if we were to increase the consideration to be paid in our offer after you have already tendered your shares, you would receive that increased consideration upon the completion of our offer.

Q: Do the statements on the cover page regarding the possibility that the information in this prospectus may be changed and the registration statement filed with the SEC not yet being effective mean that your offer has not commenced?

A: No. Completion of this prospectus and effectiveness of the registration statement are not necessary for our offer to commence. The SEC recently changed its rules to permit exchange offers to begin before the related registration statement has become effective. We are taking advantage of the rule changes with the goal of combining Northrop Grumman and Newport News faster than similar combinations could previously have been accomplished. We cannot, however, accept for exchange any shares tendered in our offer until the registration statement is declared effective by the SEC and the other conditions to our offer have been satisfied or, where permissible, waived. Our offer commences when we mail this prospectus and the related letter of election and transmittal to Newport News stockholders.

Q: Where can I find out more information about Northrop Grumman and Newport
   News?

A: You can find out information about Northrop Grumman and Newport News from various sources described under "Where You Can Find More Information" on page 6.

Q: Whom can I call with questions about the offer?


A: You can contact our information agent, D. F. King & Co., Inc., toll free at 1-800-758-5378 if you have questions about our offer, the procedures for tendering your shares or the exchange ratio and concomitant share allocation.

                      WHERE YOU CAN FIND MORE INFORMATION

   Northrop Grumman and Newport News file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy this information at the following locations of the SEC:


   Public Reference Room   North East Regional Office Midwest Regional Office
   450 Fifth Street, N.W.         233 Broadway        500 West Madison Street
         Room 1024                 13th Floor               Suite 1400
   Washington, D.C. 20549   New York, New York 10279  Chicago, Illinois 60661


   You may obtain information on the operation of the Public Reference Rooms by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 10549, at prescribed rates.

   The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers like Northrop Grumman and Newport News who file electronically with the SEC. The address of that site is http://www.sec.gov.

   We filed a registration statement on Form S-4 with the SEC under the Securities Act of 1933 to register the Northrop Grumman common stock to be issued in our offer and the merger. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. In addition, on May 23, 2001 we also filed with the SEC a statement on Schedule TO pursuant to Rule 14d-3 under the Exchange Act to furnish various information about our offer. You may obtain copies of the Form S-4 and the Schedule TO, and any amendments to those documents, in the manner described above.

   The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus.

   This prospectus incorporates by reference the documents listed below that Northrop Grumman, Litton Industries Inc. and Newport News have previously filed with the SEC. These documents contain important information about Northrop Grumman and Newport News and their business, financial condition and results of operations.

   The following documents filed by Northrop Grumman with the SEC are incorporated by reference:

  . Annual Report on Form 10-K/A, for the fiscal year ended December 31, 2000, as filed on March 8, 2001;

  . Quarterly Reports on Form 10-Q for the period ended March 31, 2001, as filed on May 10, 2001, for the period ended June 30, 2001, as filed on August 9, 2001 and for the period ended September 30, 2001, as filed on November 5, 2001;


  . Proxy Statement for the Annual Meeting of Stockholders held on May 16, 2001, as filed on April 13, 2001;

  . The description of Northrop Grumman's common stock set forth in Northrop Grumman's registration statement on Form S-3 filed by Northrop Grumman pursuant to Section 12 of the Exchange Act, including any amendment or report filed for purposes of updating the description as filed on October 10, 2001;


  . Current Report on Form 8-K, as filed on April 17, 2001, and as amended on Form 8-K/A, as filed on June 14, 2001; and

  . Tender Offer Statement on Schedule TO, as filed on May 23, 2001, and as amended on May 24, 2001, June 15, 2001, June 19, 2001, June 21, 2001,
     July 6, 2001, July 20, 2001, August 3, 2001, August 10, 2001, August 17,
     2001, August 21, 2001, August 31, 2001, September 14, 2001, September 21, 2001, September 28, 2001, October 5, 2001, October 9, 2001, October 9, 2001, October 12, 2001, and October 19, 2001, October 24, 2001,
     October 26, 2001, and November 5, 2001, November 7, 2001, and November 8, 2001, and as it may be amended from time to time.


   The following documents filed by Litton with the SEC are incorporated by reference:

  . Annual Report on Form 10-K for the fiscal year ended July 31, 2000, as filed on October 11, 2000; and

  . Quarterly Report on Form 10-Q for the period ended January 31, 2001, as filed on March 6, 2001.

   The following documents filed by Newport News with the SEC are incorporated by reference:

  . Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed on March 26, 2001;


  . Quarterly Reports on Form 10-Q for the period ended March 18, 2001, as filed on April 27, 2001, for the period ended June 17, 2001, as filed on July 19, 2001 and for the period ended September 16, 2001 as filed on October 25, 2001;


  . The description of Newport News' common stock set forth in Newport News' registration statement on Form 10 filed by Newport News pursuant to
     Section 12 of the Exchange Act, including any amendment or report filed for purposes of updating the description as filed on October 30, 1996; and


  .  Current Reports on Form 8-K, as filed on April 25, 2001 and November 8,
     2001.



   All documents filed by Northrop Grumman or Newport News pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the date that shares are accepted for exchange pursuant to our offer (or the date that our offer is terminated) shall also be deemed to be incorporated in this prospectus by reference.

   Documents incorporated by reference are available from us without charge upon request to our information agent, D. F. King & Co., Inc., 77 Water Street, New York, New York 10005, toll-free at 1-800-758-5378. In order to ensure timely delivery, any request should be submitted no later than November 21, 2001 (five business days before the initial scheduled expiration date of our offer). If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.


   We have not authorized anyone to give any information or make any representation about our offer that is different from, or in addition to, that contained in this prospectus or in any of the materials that we have incorporated by reference into this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then our offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

                                    SUMMARY

   This summary does not contain all of the information that is important to you. To understand our offer fully, you should read this entire prospectus carefully and the other documents to which this prospectus refers. See "Where You Can Find More Information" on page 6. References to "Northrop Systems" refer to Northrop Grumman Systems Corporation, formerly Northrop Grumman Corporation; references to "Northrop Grumman" refer to Northrop Grumman Corporation, formerly NNG, Inc.; references to "Litton" refer to Litton Industries, Inc.; references to "Newport News" refer to Newport News Shipbuilding Inc. Unless the context requires otherwise, references to "we," "us" or "our" refer collectively to Northrop Grumman and its subsidiaries.

For Each Outstanding Newport News Share We Are Offering to Issue Northrop Grumman Shares Designed to Provide a Value of $67.50 or Pay $67.50 in Cash (page 42)


   Each Newport News stockholder will have the right to elect to receive, for those shares of Newport News common stock he or she owns, either


  .  $67.50 in cash, without interest, per Newport News share; or

  . a number of shares of Northrop Grumman common stock (the "exchange ratio") designed to provide a value of $67.50, per Newport News share,

subject, in each case, to the election and proration procedures and limitations described more fully in "Our Offer" beginning on page 42.


   We will determine the exact exchange ratio by dividing $67.50 by the average of the closing sale prices for a share of Northrop Grumman common stock on the New York Stock Exchange as reported in The Wall Street Journal over the 5-day trading period ending on the trading day immediately preceding the second full trading day before our offer expires (the "Northrop Grumman Stock Value"). However, in no event will the exchange ratio be more than 0.84375 ($67.50/$80.00) or less than 0.675 ($67.50/$100.00). We will issue a press release before 9:00 A.M., New York City time, on the last full trading day before our offer expires, announcing the exchange ratio and the Northrop Grumman Stock Value. Based on the scheduled expiration of our offer at 12:00 Midnight on November 29, 2001, November 20, 2001 would be the first day and November 27, 2001 would be the last day of the five trading day period and we would issue our press release before 9:00 a.m. on November 28, 2001.


   We will issue 16,636,885 shares of our common stock (the "Northrop Grumman Available Shares") in our offer and the merger. The portion of these shares available in our offer will equal the number of Northrop Grumman Available Shares times the percentage of outstanding Newport News shares tendered in our offer. All Northrop Grumman Available Shares not exchanged in our offer will be issued in the merger (the "Remaining Northrop Grumman Available Shares").


   We will pay $892,026,990 in cash for Newport News shares in our offer and the merger (the "Base Cash Amount"), which amount will be (1) decreased by up to $195,000,000 to the extent indebtedness is repaid to Newport News with Newport News shares, as contemplated in the merger agreement, (2) subject to the adjustments discussed below, (3) increased by $67.50 for each additional outstanding Newport News share due to option exercises, and (4) increased for fractional shares (the "Adjusted Cash Amount"). The adjustments to the Base Cash Amount referred to in point (2) above are as follows:


   If the Northrop Grumman Stock Value is less than $90.00 but equal to or greater than $80.00, we will increase the aggregate amount of cash available for our offer and the merger by the product of (a) the excess of $90.00 over the Northrop Grumman Stock Value and (b) the number of Northrop Grumman Available Shares.

   If the Northrop Grumman Stock Value is less than $80.00, we will increase the aggregate amount of cash available for our offer and the merger by $166,368,850.


   If the Northrop Grumman Stock Value is greater than $90.00 but less than or equal to $100.00, we will reduce the aggregate amount of cash available for our offer and the merger by the product of (a) the excess of the Northrop Grumman Stock Value over $90.00 and (b) the number of Northrop Grumman Available Shares.


   If the Northrop Grumman Stock Value is greater than $100.00, we will reduce the aggregate amount of cash available for our offer and the merger by $166,368,850.


   The amount of cash available in our offer (the "Offer Cash Amount") will equal the Adjusted Cash Amount multiplied by the percentage of outstanding Newport News shares tendered in our offer.


   Because of the manner in which the exchange ratio is calculated, Newport News stockholders who receive solely Northrop Grumman common stock or a combination of Northrop Grumman common stock and cash in our offer or the merger will receive $67.50 per Newport News share of value (based on the Northrop Grumman Stock Value) if the Northrop Grumman Stock Value is between $80.00 and $100.00, will receive less than $67.50 per Newport News share of value if the Northrop Grumman Stock Value is less than $80.00 and will receive more than $67.50 per Newport News share of value if the Northrop Grumman Stock Value is more than $100.00.


To the extent the demand for either the cash or the stock component of our offer exceeds the aggregate amount of cash or stock in our offer, we will prorate the total cash or stock, as the case may be, proportionally among the stockholders who elect that component. Stockholders who do not make an election will be allocated whatever component is remaining (or a proportionate share of each component if neither is oversubscribed), after taking into account the preferences of the tendering stockholders who make elections. We describe our procedures for prorating cash and common stock under the caption "Our Offer-- Consideration to Be Paid--Consequences of Over- and Under-Election."

   You will not receive any fractional Northrop Grumman shares. Instead, you will receive cash in an amount equal to the Northrop Grumman Stock Value of the fractional Northrop Grumman shares you would otherwise have been entitled to receive.


   We intend, promptly after completion of our offer, to seek to merge Newport News with Purchaser Corp. I, a wholly owned subsidiary of Northrop Grumman. Each share of Newport News common stock that has not been exchanged or accepted for exchange in our offer would have the right in the merger to make the same elections as in our offer, to the extent of (a) the amount of Adjusted Cash Amount minus the amount of cash paid in our offer and (b) the Northrop Grumman Available Shares remaining after completion of our offer, subject to the proration procedures and other limitations of our offer. The exchange ratio for our offer consideration and the merger consideration will be the same, regardless of the Northrop Grumman stock price at the time of completion of the merger.


   See "Our Offer" on page 42.


The $67.50 Cash Component May Be Subject to Federal Income Tax, but the Common Stock Component Generally Is Not Expected to Be Subject to Federal Income Tax (page 52)


   In general, if you receive only Northrop Grumman shares in our offer and the merger you will not be taxed on the receipt of those shares. If you receive a combination of Northrop Grumman shares and cash or solely cash you will be taxed on the cash received up to the amount of gain, if any, you realize on the exchange (that is the excess, if any, of value of the consideration you receive over the tax basis of the Newport News shares you exchange for that consideration). If you realize a loss on your Newport News shares you will not be able to recognize that loss. Special rules apply with respect to cash received in lieu of fractional shares. This treatment assumes that our offer and the merger will be treated as a single integrated transaction that constitutes a "reorganization" for federal income tax purposes. Our counsel, Fried, Frank, Harris, Shriver & Jacobson, has provided an opinion to that effect, based on certain assumptions and representations. At the time of the merger we will seek to have Fried, Frank, Harris Shriver & Jacobson confirm its opinion based on the facts existing at that time. If that opinion cannot be obtained, the merger will be restructured as a merger of Purchaser Corp. I into Newport News. If the merger is restructured, your exchange of Newport News shares for Northrop Grumman shares and/or cash pursuant to our offer or the merger will be a fully taxable transaction. For more information, see "Our Offer--Material U.S. Federal Income Tax Consequences of Our Offer and the Merger" on page 52.


   You are urged to consult your tax advisor to determine the specific tax consequences to you of our offer and the merger, including any federal, state, local, foreign or other tax consequences and any tax return filing or other reporting requirements.

Information about the Companies (page 24)


Northrop Grumman
1840 Century Park East
Los Angeles, California 90067
(310) 553-6262

   We are a leading global aerospace and defense company providing products and services in defense and commercial electronics, systems integration, information technology and non-nuclear-powered shipbuilding and systems. As a prime contractor, principal subcontractor, partner or preferred supplier, we participate in many high-priority defense and commercial technology programs in the United States and abroad. Northrop Grumman is a holding company formed in connection with the acquisition of Litton Industries Inc. in April 2001. Northrop Grumman is aligned into five business sectors: Integrated Systems, Electronic Systems, Information Technology, Ship Systems and Component Technologies.




   Based on the closing price of Northrop Grumman common stock on November 9, 2001 our market capitalization was approximately $8.4 billion.


Purchaser Corp. I


c/o Northrop Grumman Corporation


1840 Century Park East


Los Angeles, California 90067


(310) 553-6262


   Purchaser Corp. I is a wholly owned subsidiary of Northrop Grumman. Purchaser Corp. I was organized on October 11, 2001 for the purpose of acquiring the Newport News shares tendered in response to our offer and merging with Newport News in the merger. It has not carried on any activities other than in connection with the transactions contemplated by the merger agreement.

Newport News
4101 Washington Avenue
Newport News, VA 23607
(757) 380-2000

   Newport News' primary business is the design, construction, repair, maintenance, overhaul and refueling of nuclear-powered aircraft carriers and submarines for the U.S. Navy. Based on the closing price of Newport News common stock on November 9, 2001, Newport News' market capitalization was approximately $2.4 billion.

Reasons for Our Offer (page 26)




   We believe that our proposed offer and the merger represent a compelling opportunity to enhance value for both Newport News and Northrop Grumman stockholders. We believe that a combination of Northrop Grumman (which recently completed its purchase of Litton) and Newport News would offer a variety of strategic benefits, including making Northrop Grumman a complete full-line shipbuilding competitor and providing an opportunity for significant cost savings to the U.S. Navy and the opportunity for Newport News to realize efficiencies available as part of a larger, more diversified company.




   Achieving these objectives depends on successfully integrating companies that have previously operated independently and on the other uncertainties described in this prospectus under "Risk Factors" on page 21.




Newport News' Recommendation (page 27)


   Newport News' board of directors has determined by unanimous vote that the merger agreement and transactions contemplated by the merger agreement, including the offer and merger, taken together are advisable and fair to and in the best interests of Newport News stockholders, and recommends that Newport News stockholders accept our offer and tender their shares into our offer. Newport News' board of directors has determined by unanimous vote to approve the merger agreement. Information about the recommendation of Newport News' board of directors is more fully set forth in Newport News' amended Solicitation/Recommendation Statement on Schedule 14D-9/A, which is being mailed to Newport News stockholders together with this prospectus. See "Where You Can Find More Information" beginning on page 6.


Comparative Market Price Information

(page 19)


   Northrop Grumman common stock trades on the New York Stock Exchange and on the Pacific Exchange under the symbol "NOC" and Newport News common stock trades on the New York Stock Exchange under the symbol "NNS."


   The following table lists the closing prices of Northrop Grumman common stock and Newport News common stock on May 8, 2001, the last trading day before we announced our offer, and on November 9, 2001, the last practicable trading day prior to the date of this prospectus.



                                                           Northrop
                                                           Grumman
                                                            Common  Newport News
                                                            Stock   Common Stock
                                                           -------- ------------
       May 8, 2001........................................  $91.50     $65.00
       November 9, 2001...................................  $97.60     $67.95


   You should obtain current stock price quotations for Northrop Grumman common stock and Newport News common stock. You can get these quotations from a newspaper, on the Internet or by calling your broker.

Dividend Policy of Northrop Grumman (page 65)


   The holders of Northrop Grumman common stock receive dividends if and when declared by the Northrop Grumman board of directors out of legally available funds. For the past 12 fiscal quarters, we have paid a cash dividend of $0.40 per common share, and we paid a cash dividend of $0.40 per common share for our most recent fiscal quarter ended September 30, 2001.


   Following completion of our offer and the merger, we expect to continue paying quarterly cash dividends on a basis consistent with our past practice. However, the declaration and payment of dividends will depend upon business conditions, operating results, capital and reserve requirements and our board of directors' consideration of other relevant factors. We can give you no assurance that we will continue to pay dividends on our common stock in the future.

Our Offer (page 42)


For Each Outstanding Newport News Share We Are Offering to Issue Northrop Grumman Shares Designed to Provide a Value of $67.50 or to Pay $67.50 in Cash

   Each Newport News stockholder will have the opportunity to elect to receive, for those shares of Newport News common stock he or she owns, either

  .  $67.50 in cash, without interest, per Newport News share; or

  . a number of shares of Northrop Grumman common stock (the "exchange ratio") designed to provide a value of $67.50, per Newport News share,

subject, in each case, to the election and proration procedures and limitations described more fully in "Our Offer" on page 42.


Our Offer Is Subject to Various Conditions

   Our obligation to exchange shares of our common stock and cash for Newport News shares pursuant to our offer is subject to several conditions referred to below under "Our Offer--Conditions to Our Offer," including the following conditions:

  . the tender of enough shares of Newport News so that, after the completion of our offer, we own a majority of Newport News shares on a fully diluted basis;



  . the shares of Northrop Grumman stock to be issued in our offer and the merger having been accepted for listing on the New York Stock Exchange; and


  . the registration statement of which this prospectus is a part having been declared effective by the SEC and is not subject to any stop order.


These conditions and other conditions to our offer are discussed in this prospectus under "Our Offer--Conditions to Our Offer" on page 59.


Our Offer Is Currently Scheduled to Expire on November 29, 2001


   Our offer is scheduled to expire at 12:00 midnight, New York City time, on November 29, 2001. The term "expiration date" means 12:00 midnight, New York City time, on November 29, 2001, unless we extend the period of time for which our offer is open, in which case the term "expiration date" means the latest time and date on which our offer, as so extended, expires.


   If we decide to extend our offer, we will make an announcement regarding that extension. Such announcement will be issued no later than 9:00 A.M., New York City time, on the next business day after the previously scheduled expiration date. Subject to applicable law (including Rules 14d-4(c) and 14d-6(d) under the Exchange Act, which require that any material change in the information published, sent or given to Newport News stockholders in connection with our offer be promptly sent to those stockholders in a manner reasonably designed to inform those stockholders of that change) and without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any public announcement of this type other than by making a release to the Dow Jones News Service.

Delivery of Northrop Grumman Common Stock and Cash to Occur Promptly After the Expiration Date

   Upon the terms and subject to the conditions of our offer (including, if our offer is extended or amended, the terms and conditions of any extension or amendment), we will accept for exchange, and will exchange, Newport News shares validly tendered and not properly withdrawn promptly after the expiration date and promptly after they are tendered during any subsequent offering period.

Tendered Shares May Be Withdrawn at Any Time Prior to the Exchange of Those
Shares

   Your tender of Newport News shares pursuant to our offer is irrevocable, except that Newport News shares tendered pursuant to our offer may be withdrawn at any time prior to the expiration date, and after the expiration date, unless we previously accepted them pursuant to our offer.


We May Provide a Subsequent Offering Period

   We may elect to provide a subsequent offering period of not less than three or more than 20 business days after the acceptance of Newport News shares pursuant to our offer if the requirements of Rule 14d-11 under the Exchange Act have been met. You will not have the right to withdraw Newport News shares that you tender in the subsequent offering period, if any.

Procedure for Tendering Shares

   For you to validly tender Newport News shares pursuant to our offer:

  . a properly completed and duly executed letter of election and transmittal, along with any required signature guarantees, or an agent's message in connection with a book-entry transfer, and any other required documents, must be received by the exchange agent at one of its addresses set forth on the back cover of this prospectus, and certificates for tendered Newport News shares must be received by the exchange agent at one of those addresses, or those Newport News shares must be tendered pursuant to the procedures for book-entry tender set forth (and a confirmation of receipt of that tender received), in each case before the expiration date; or

  . you must comply with the guaranteed delivery procedures set forth in "Our Offer--Guaranteed Delivery."

No Appraisal Rights in Connection with Our Offer (Although Appraisal Rights May Exist in Connection with the Merger) (page 58)


   Although Newport News stockholders do not have appraisal rights as a result of our offer, Newport News stockholders who have not validly tendered their shares in our offer and do not vote in favor of the merger may have the right under the Delaware General Corporation Law to demand appraisal of their Newport News shares in accordance with Section 262 of the Delaware General Corporation Law in connection with the merger. See "Our Offer--Purpose of Our Offer; the Merger; Appraisal Rights."


Northrop Grumman Will Account for the Merger Using the "Purchase" Method (page
64)


   Northrop Grumman will account for the merger as a purchase for financial reporting purposes.

Forward-Looking Statements May Prove Inaccurate (page 79)


   Various information included in this prospectus and in the documents incorporated by reference are forward-looking statements within the meaning of the securities laws. These include statements and assumptions with respect to expected future revenues, margins, program performance, earnings and cash flows, acquisitions of new contracts, the outcome of competitions for new programs, the outcome of contingencies including litigation and environmental remediation, the effect of completed and planned acquisitions and divestitures of businesses or business assets, the anticipated costs of capital investments, and anticipated industry trends. Actual results and trends may differ materially from the information, statements and assumptions as described, and actual results could be materially more or less than planned.

                                NORTHROP GRUMMAN

                  SELECTED HISTORICAL AND UNAUDITED PRO FORMA
                       CONDENSED COMBINED FINANCIAL DATA

   The following table sets forth selected consolidated financial data for Northrop Systems (formerly Northrop Grumman Corporation) for each of the years in the five-year period ended December 31, 2000 and for the nine months ended September 30, 2000 and for Northrop Grumman for the nine months ended September 30, 2001, and selected unaudited pro forma condensed combined financial data of Northrop Grumman, Litton and Newport News for the year ended December 31, 2000 and the nine months ended September 30, 2001. Consolidated financial data for the years ended December 31, 2000, 1999, 1998 and 1997 have been derived from, and are qualified by reference to, the audited consolidated financial statements and notes thereto filed by us with the SEC. Consolidated financial data for the year ended December 31, 1996 and for the nine months ended September 30, 2001 and 2000 have been derived from unaudited consolidated financial statements and notes thereto of Northrop Systems and Northrop Grumman. The selected historical financial data for each of the years in the five-year period ending December 31, 2000 do not give effect to the Litton acquisition or the resulting debt. The historical operating data for the nine months ended September 30, 2001 include six months of Litton's operating results subsequent to the acquisition on April 3, 2001.


   The operating results for the nine months ended September 30, 2001 are not necessarily indicative of results for the full fiscal year ending December 31, 2001. Newport News stockholders should read this summary together with the financial statements referred to below and incorporated by reference and their accompanying notes and in conjunction with management's discussion and analysis of operations and financial conditions of Northrop Grumman, Litton and Newport News contained in such reports. Earnings per share is calculated by dividing income from continuing operations available for the holders of common stock by the weighted average number of shares outstanding.


   The Unaudited Pro Forma Condensed Combined Financial Data were obtained from the Unaudited Pro Forma Condensed Combined Financial Statements beginning on page 66. The pro forma financial statements are based upon the historical financial statements of Northrop Systems, Northrop Grumman, Litton and Newport News adjusted to give effect to the Litton and Newport News acquisitions. The pro forma adjustments are described in the accompanying notes on page 71. The pro forma financial statements have been developed from (a) the audited consolidated financial statements of Northrop Systems contained in its Annual Report on Form 10-K/A for the year ended December 31, 2000 and the unaudited consolidated financial statements of Northrop Grumman contained in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2001, which are incorporated by reference in this prospectus, (b) the audited consolidated financial statements of Litton contained in its Annual Report on Form 10-K for the fiscal year ended July 31, 2000 and the unaudited consolidated financial statements of Litton contained in its Quarterly Report on Form 10-Q for the period ended January 31, 2001, which are incorporated by reference in this prospectus, and (c) the audited consolidated financial statements of Newport News contained in its Annual Report on Form 10-K for the year ended December 31, 2000 and the unaudited consolidated financial statements of Newport News contained in its Quarterly Report on Form 10-Q for the quarter ended September 16, 2001, which are incorporated by reference in this prospectus. In addition, the audited consolidated financial statements contained in Litton's Annual Report on Form 10-K for the fiscal year ended July 31, 2000 and the unaudited consolidated financial statements of Litton contained in Litton's Quarterly Report on Form 10-Q for the period ended January 31, 2001 have been used to bring the financial reporting periods of Litton to within 90 days of those of Northrop Systems and Northrop Grumman.

   The final determination and allocation of the purchase price paid for the Litton and Newport News acquisitions may differ from the amounts assumed in this Unaudited Pro Forma Condensed Combined Financial Data.

   The acquisition of Litton, which is valued at approximately $5.2 billion, including the assumption of Litton's net debt of $1.3 billion, is accounted for using the purchase method of accounting. Under the purchase method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair market values, with the excess recorded as goodwill. The Unaudited Pro Forma Condensed Combined Financial Data reflects preliminary estimates of the fair market value of the Litton assets acquired and liabilities assumed and the related allocations of purchase price, and preliminary estimates of adjustments necessary to conform Litton data to Northrop Grumman's accounting policies. The Unaudited Pro Forma Condensed Combined Financial Data do not include the recognition of liabilities associated with certain potential restructuring activities. Northrop Grumman is currently reviewing the preliminary estimates of the fair market value of the Litton assets acquired and liabilities assumed, including valuations associated with certain contracts and preliminary valuation study results for intangible assets, property, plant and equipment, and retiree benefits assets and liabilities. Northrop Grumman also is evaluating several possible restructuring activities of Litton operations. The final determination of the fair market value of assets acquired and liabilities assumed and final allocation of the purchase price may differ from the amounts assumed in the Unaudited Pro Forma Condensed Combined Financial Data. Adjustments to the purchase price allocations are expected to be finalized by December 31, 2001, and will be reflected in future Northrop Grumman filings. There can be no assurance that such adjustments will not be material.


   As of the date of this prospectus, Northrop Grumman has not completed the valuation studies necessary to arrive at the required estimates of the fair market value of the Newport News assets to be acquired and the Newport News liabilities to be assumed and the related allocations of purchase price, nor has it identified the adjustments necessary, if any, to conform Newport News data to Northrop Grumman's accounting policies. Accordingly, Northrop Grumman has used the historical book values of the assets and liabilities of Newport News and has used the historical revenue recognition policies of Newport News to prepare the Unaudited Pro Forma Condensed Combined Financial Statements on page 66, with the excess of the purchase price over the historical net assets of Newport News recorded as goodwill and other purchased intangibles. Once Northrop Grumman has completed the valuation studies necessary to finalize the required purchase price allocations and identified any necessary conforming changes, such pro forma financial statements will be subject to adjustment. Such adjustments will likely result in changes to the pro forma statement of financial position to reflect the final allocations of purchase price and the pro forma statements of income, and there can be no assurance that such adjustments will not be material.


   The Unaudited Pro Forma Condensed Combined Financial Data is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of Northrop Grumman would have been had our offer and the Litton and Newport News acquisitions occurred on the dates assumed, nor is it necessarily indicative of future consolidated results of operations or financial position.

   The Unaudited Pro Forma Condensed Combined Financial Data does not include the realization of cost savings from operating efficiencies, synergies or other restructurings resulting from the Litton and Newport News acquisitions, except for preliminary estimates of costs to consolidate the Litton and Northrop Grumman Corporate offices.


   The Unaudited Pro Forma Condensed Combined Financial Data should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of Northrop Systems, Northrop Grumman, Litton and Newport News that are incorporated by reference in this prospectus and the Unaudited Pro Forma Condensed Combined Financial Statements on page 66.

                            Northrop                      Northrop
                            Grumman/                      Grumman/
                         Litton/Newport    Northrop    Litton/Newport
                              News         Grumman          News               Northrop Grumman
                                          Historical
                           Pro Forma         Data        Pro Forma             Historical Data
                         -------------- -------------- -------------- ----------------------------------
                               Nine Months Ended
                                 September 30,           Year Ended        Year Ended December 31,
                         -----------------------------  December 31,  ----------------------------------
                              2001       2001    2000       2000       2000   1999   1998   1997   1996
                         -------------- ------- ------ -------------- ------ ------ ------ ------ ------
                                              (in millions, except per share data)
Operating Data:
 Net sales..............    $12,220     $ 9,254 $5,389    $15,255     $7,618 $7,616 $7,367 $7,798 $7,667
 Income from continuing
  operations, net of
  tax...................        334         296    481        695        625    474    193    318    330
 Basic earnings per
  share, from continuing
  operations............       3.10        3.53   6.86       6.69       8.86   6.84   2.82   4.76   5.27
 Diluted earnings per
  share, from continuing
  operations............       3.08        3.50   6.84       6.66       8.82   6.80   2.78   4.67   5.18
 Cash dividends per
  common share..........       1.20        1.20   1.20       1.60       1.60   1.60   1.60   1.60   1.60

Balance Sheet Data:
 Total assets...........    $20,962     $17,214 $9,354        N/A     $9,622 $9,285 $9,536 $9,677 $9,645
 Total long-term
  obligations...........      9,270       7,636  3,111        N/A      3,015  3,564  4,319  4,339  4,694
 Redeemable preferred
  stock.................        350         350    --         N/A        --     --     --     --     --

               SELECTED HISTORICAL FINANCIAL DATA OF NEWPORT NEWS

   The following is a summary of selected consolidated financial data of Newport News for each of the years in the five-year period ended December 31, 2000 and the nine months ended September 16, 2001 and September 17, 2000. The operating results for the nine months ended September 16, 2001 are not necessarily indicative of results for the full fiscal year ended December 31, 2001. This information is derived from the audited consolidated financial statements of Newport News contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, the unaudited consolidated financial statements of Newport News contained in its Quarterly Reports on Form 10-Q for the periods ended September 16, 2001 and September 17, 2000, and is qualified in its entirety by such documents. See "Where You Can Find More Information" on page 6. You should read this summary together with the financial statements which are incorporated by reference in this prospectus and their accompanying notes and in conjunction with management's discussion and analysis of operations and financial conditions of Newport News contained in such reports.


                                   Nine Months Ended                Year Ended December 31,
                         ------------------------------------- -----------------------------------
                         September 16, 2001 September 17, 2000  2000   1999   1998   1997    1996
                                           (in millions, except per share data)
Operating Data:
  Revenues..............       $1,639             $1,494       $2,072 $1,863 $1,862 $1,707  $1,870
  Net earnings (loss)...           72                 66           90     97     66    (48)     55
  Net earnings (loss)
   per common share,
   basic................         2.43               2.12         2.91   2.83   1.91  (1.39)   1.60
  Net earnings (loss)
   per common share,
   diluted..............         2.29               2.03         2.77   2.72   1.85  (1.39)   1.60
  Cash dividends
   declared per
   share (a)............          .12                .12          .16    .16    .16    .16     N/A
Balance Sheet Data:
  Total assets..........       $1,638             $1,506       $1,476 $1,512 $1,600 $1,515  $1,535
  Long-term
   obligations..........          432                508          498    525    591    548     596

--------
(a) Cash dividends declared per common share were four cents per share for each quarter in 2000, 1999, 1998, and 1997. Since Newport News was a wholly owned subsidiary prior to December 12, 1996, there are no comparable results for prior periods.

                       COMPARATIVE PER SHARE INFORMATION

   The following table summarizes unaudited per share information for Northrop Systems, Northrop Grumman, Litton and Newport News on an historical, pro forma combined and equivalent pro forma combined basis. The following information should be read in conjunction with the audited consolidated financial statements of Northrop Systems, Litton and Newport News, the unaudited interim consolidated financial statements of Northrop Grumman, Litton and Newport News, and the unaudited pro forma condensed combined financial information included elsewhere or incorporated by reference in this prospectus. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if our offer, the Newport News merger and the Litton acquisition had been completed as of the beginning of the respective periods presented, nor is it necessarily indicative of the future operating results or financial position of the combined companies. The historical book value per share is computed by dividing total stockholders' equity by the number of common shares outstanding at the end of the period. The pro forma per share earnings from continuing operations is computed by dividing the pro forma income from continuing operations available to holders of common stock by the pro forma weighted average number of shares outstanding. The pro forma combined book value per share is computed by dividing total pro forma stockholders' equity by the pro forma number of common shares outstanding at the end of the period. Newport News equivalent pro forma combined per share amounts are calculated by multiplying Northrop Grumman pro forma combined per share amounts by .75, the percentage of a share of Northrop Grumman common stock that would be exchanged for each share of Newport News common stock in our offer, based upon a Northrop Grumman common stock price of $90.00 per share. Any fluctuation in the Northrop Grumman common stock price within the range from $80.00 to $100.00 will not have a material impact on our pro forma combined or equivalent pro forma combined per share data. The historical per share information of Litton and Newport News was derived from their respective historical annual and quarterly financial statements and was adjusted as necessary to bring the information to within 90 days of the dates listed below.



                                              Nine Months           Year
                                                 Ended              Ended
                                           September 30, 2001 December 31, 2000
                                           ------------------ -----------------
Northrop Grumman and Northrop Systems --
 Historical
 Historical per common share:
   Income per basic share.................       $ 3.53            $ 8.86
   Income per diluted share...............         3.50              8.82
   Dividends declared-Common..............         1.20              1.60
   Dividends declared-Preferred...........         3.44               --
   Book value per share...................        61.57             54.38
Litton -- Historical
 Historical per common share:
   Income per basic share.................          N/A            $ 4.95
   Income per diluted share...............          N/A              4.90
   Dividends declared-Common..............          N/A               --
   Dividends declared-Preferred...........          N/A              2.00
   Book value per share...................          N/A             35.24
Newport News -- Historical*
 Historical per common share:
   Income per basic share.................       $ 2.43            $ 2.91
   Income per diluted share...............         2.29              2.77
   Dividends declared-Common..............         0.12              0.16
   Dividends declared-Preferred...........          --                --
   Book value per share...................        10.29              8.69
Unaudited Pro Forma Combined
 Unaudited pro forma per share of
  Northrop Grumman common shares:
   Income per basic share.................       $ 3.10            $ 6.69
   Income per diluted share...............         3.08              6.66
   Dividends declared-Common..............         1.20              1.60
   Dividends declared-Preferred...........         5.25              7.00
   Book value per share...................        66.19               N/A
Unaudited Pro Forma Newport News
 Equivalents*
 Unaudited pro forma per share of Newport
  News common shares:
   Income per basic share.................       $ 2.33            $ 5.02
   Income per diluted share...............         2.31              5.00
   Dividends declared-Common..............         0.90              1.20
   Dividends declared-Preferred...........         3.94              5.25
   Book value per share...................        49.64               N/A

--------

* Nine month data for Newport News is for the nine month period ended September 16, 2001.

                   Comparative Market Data (See page 65)


   Northrop Grumman's common stock trades on the New York Stock Exchange and on the Pacific Stock Exchange under the symbol "NOC" and Newport News' common stock trades on the New York Stock Exchange and on the Chicago Stock Exchange under the symbol "NNS." The following table presents trading information for Northrop Grumman and Newport News common stock on May 8, 2001 and November 9, 2001. May 8, 2001 was the last trading day before the announcement of our intention to make an offer for Newport News shares and November 9, 2001 was the last practicable trading day prior to the date of this prospectus. Newport News equivalent per share amounts are calculated by multiplying Northrop Grumman per share amounts by .75, the percentage of a share of Northrop Grumman common stock that would be exchanged for each share of Newport News common stock in our offer, based upon a Northrop Grumman common stock price of $90.00 per share. You should read the information presented below in conjunction with "Comparative Per Share Market Price and Dividend Information" on page 65.



                           Northrop Grumman        Newport News          Newport News
                             Common Stock          Common Stock      Equivalent Per Share
                         --------------------- --------------------- ---------------------
                          High   Low   Closing  High   Low   Closing  High   Low   Closing
                         ------ ------ ------- ------ ------ ------- ------ ------ -------
May 8, 2001............. $92.46 $90.74 $91.50  $65.20 $64.93 $65.00  $69.35 $68.06 $68.63
November 9, 2001........ $98.50 $97.30 $97.60  $68.00 $67.62 $67.95  $73.88 $72.98 $73.20

                                  RISK FACTORS

   In deciding whether to tender your shares pursuant to our offer, you should read carefully this prospectus and the documents to which we refer you. You should also carefully consider the following factors:

The Anticipated Benefits of the Acquisition May Not Be Realized and as a Result the Price of Northrop Grumman Shares May Decline

   If we complete the proposed acquisition, Northrop Grumman expects that Newport News initially will continue to operate as a separate business from that of Northrop Grumman. However, there will be inherent challenges in transferring ownership of Newport News to Northrop Grumman. These challenges may result in significant diversions of management time and attention. Our current efforts to integrate the Litton acquisition may also contribute to the diversion of management time and attention. In addition, the acquisition of Newport News could result in business or operational difficulties not currently anticipated by Northrop Grumman. As a result, Northrop Grumman may not realize the benefits it anticipates from the ownership of Newport News and so Northrop Grumman's business could be adversely affected.

Exchange Ratio of Our Offer Could Work to Your Disadvantage

   We are offering to exchange shares of Northrop Grumman common stock designed to have a value of $67.50, or $67.50 in cash, at your election, for each outstanding share of Newport News common stock you own, subject, in each case, to the election and proration procedures and limitations described in this prospectus and the related letter of election and transmittal. If you receive Northrop Grumman common stock (either because you have elected to receive Northrop Grumman shares or because of the allocation procedures), you will not be able to capture gains from possible increases in value of Newport News common stock. Also, while you may benefit from possible increases in value in Northrop Grumman common stock, you may incur losses from possible decreases in value in Northrop Grumman common stock. In particular, because of the manner in which the exchange ratio is calculated, stockholders who receive solely Northrop Grumman shares or a combination of Northrop Grumman shares and cash in our offer or the merger will receive less than $67.50 per share of value if the value of Northrop Grumman shares determined for purposes of the exchange ratio is less than $80.00.


You May Not Receive All Consideration in the Form You Have Elected

   At the time you tender your shares and make your election, you will not know exactly what combination of stock and/or cash you will receive because it will also depend upon the elections made by other tendering stockholders. You can tell us your preference to receive either Northrop Grumman common stock designed to have a value of $67.50 or $67.50 in cash for each of your Newport News common shares, and you will receive either cash, Northrop Grumman common stock, or a combination of cash and Northrop Grumman common stock, based upon your stated preference and the preferences of other tendering stockholders. To the extent the demand for either the cash or the stock component of our offer exceeds the aggregate amount of cash or stock in our offer, we will prorate the total cash or stock, as the case may be, proportionally among the stockholders who elect that component. Stockholders who do not make an election will be allocated whatever component is remaining (or a proportionate share of each component if neither is oversubscribed), after taking into account the preferences of the tendering stockholders who make elections. We describe our procedures for prorating cash and common stock under the caption "Our Offer-- Consideration to Be Paid--Consequences of Over- and Under-Election."

The Receipt of Northrop Grumman Shares in Connection with Our Offer May Be Taxable to You



   Fried, Frank, Harris, Shriver & Jacobson has provided an opinion, based on certain assumptions and representations, that our offer and the merger will be treated as a single integrated transaction that constitutes a reorganization for federal income tax purposes. However, certain of the assumptions, including in particular an assumption regarding the value of Northrop Grumman common shares at the time of the transaction, cannot be definitively confirmed prior to completion of our offer and the merger. If our offer and the merger are not treated as a single integrated transaction that constitutes a reorganization for federal income tax purposes, the exchange of Newport News shares for Northrop Grumman common stock pursuant to our offer will be fully taxable to you for U.S. federal income tax purposes.


   At the time of the merger we will seek to have Fried, Frank, Harris, Shriver & Jacobson confirm its opinion based on the facts existing at that time. If that opinion cannot be obtained, the merger will be restructured as a merger of Purchaser Corp. I into Newport News. If the merger is restructured, or is not completed for any reason, or if our offer and the merger otherwise are not treated as a single integrated transaction that constitutes a reorganization for federal income tax purposes, your exchange of Newport News shares for Northrop Grumman shares and/or cash pursuant to our offer will be a fully taxable transaction for U.S. federal income tax purposes.




   For more information, see "Our Offer--Material U.S. Federal Income Tax Consequences of Our Offer and the Merger--Tax Consequences if Our Offer and the Merger Are Not Treated as a Reorganization" on page 56.


   You are urged to consult your tax advisor to determine the specific tax consequences to you of our offer and the merger, including any federal, state, local, foreign or other tax consequences, and any tax return filing or other reporting requirements.

Contemplated Equity Offering; Resales of Northrop Grumman Shares Following Our Offer May Cause the Market Price of that Stock to Fall, Decreasing the Value of the Northrop Grumman Shares Issued in Our Offer


   On November 6, 2001, we announced that we are planning to a pursue a public offering of our common stock and debt convertible into common stock. In our announcement, we stated that we expect the proceeds of that offering to be approximately $1.2 billion. The sale of these securities in the public market could have the effect of depressing the market price of our common stock. As of September 30, 2001, Northrop Grumman had 85,671,983 shares of common stock outstanding and also had reserved 6,876,252 shares of common stock for issuance in connection with the exercise of outstanding options to purchase common stock. We expect that we will issue 16,636,885 shares in connection with our offer and the subsequent merger. The sale of those new shares and the sale of additional shares of our common stock that may become eligible for sale in the public market from time to time upon exercise of options could have the effect of depressing the market price for our common stock. This could negatively affect those who receive our shares in connection with our offer or the subsequent merger.


The Trading Price of Northrop Grumman Common Stock May Be Affected by Factors Different from Those Affecting the Price of Newport News Common Stock

   Upon completion of our offer and the merger, some holders of Newport News common stock will become holders of Northrop Grumman common stock. Northrop Grumman's business differs from that of Newport News, and Northrop Grumman's results of operations, as well as the trading price of Northrop Grumman common stock, may be affected by factors different from those affecting Newport News' results of operations and the price of Newport News common stock.


Failure to Complete the Merger Could Negatively Impact Newport News' Stock Price and Future Business and Operations

   If the merger is not completed for any reason, Newport News may be subject to a number of material risks, including the following:

  . the price of Newport News common stock may decline to the extent that the current market price of Newport News common stock reflects a market assumption that a merger will be completed; and

  . costs incurred by Newport News related to the merger, including legal and accounting fees as well as a portion of the financial advisor fees that would be payable upon completion of the merger, must be paid by Newport News even if the merger is not completed.

Our Indebtedness Following Our Offer Will Be Higher Than Our Existing
Indebtedness

   The indebtedness of Northrop Grumman as of September 30, 2001 was approximately $5.319 billion. Northrop Grumman's pro forma indebtedness as of September 30, 2001 giving effect to our offer and the merger (as described in "Selected Historical and Unaudited Pro Forma Combined Financial Data") is approximately $6.714 billion. As a result of the increase in debt, demands on the cash resources of Northrop Grumman will increase after the merger, which could have important effects on an investment in our common stock. For example, the increased levels of indebtedness could:


  . reduce funds available for investment in research and development and capital expenditures; or

  . create competitive disadvantages compared to other companies with lower debt levels.

Successful Integration of the Northrop Grumman and Newport News Business Is Not Assured

   Integrating and coordinating the operations and personnel of Northrop Grumman and Newport News will involve complex technological, operational and personnel-related challenges. This process will be time-consuming and expensive, and may disrupt the business of the companies. In addition, integration of the Litton acquisition is expected to require significant management time and attention. The integration of the companies may not result in the benefits expected by Northrop Grumman. The difficulties, costs and delays that could be encountered may include:

  . anticipated issues in integrating the information, communications and other systems;

  . negative impacts on employee morale and performance as a result of job changes and reassignments;

  .  loss of customers;

  . unanticipated incompatibility of systems, procedures and operating methods;

  . unanticipated costs in termination or relocation of facilities and operations; and

  . the effect of complying with any government imposed organizational conflict-of-interest rules.

We May Be Unable to Retain Personnel Who Are Key to Northrop Grumman's and Newport News' Business

   The success of our operations is dependent, among other things, on our ability to attract and retain highly qualified professional personnel. Competition for key personnel in the various localities and business segments in which we operate is intense. Our ability to attract and retain key personnel, in particular senior officers and experienced and top rate engineers, is dependent on a number of factors, including prevailing market conditions and compensation packages offered by companies competing for the same talent, who may offer compensation packages that include considerable equity based incentives through stock option or similar programs. These same pressures and concerns also apply to Newport News' business.

Risks Related to the Business of Northrop Grumman and Newport News

   Results of operation of Northrop Grumman will be subject to numerous risks affecting the businesses of Northrop Grumman and Newport News, many of which are beyond the companies' control. Many of the risks affecting Northrop Grumman are identified under "Forward-Looking Statements" on page 79.

                      INFORMATION ABOUT THE COMPANIES


Northrop Grumman Corporation


   We are a leading global aerospace and defense company providing products and services in defense and commercial electronics, systems integration, information technology and non-nuclear shipbuilding and systems. As a prime contractor, principal subcontractor, partner or preferred supplier, we participate in many high-priority defense and commercial technology programs in the United States and abroad. Northrop Grumman is a holding company formed in connection with the acquisition of Litton Industries, Inc. in April 2001.




   Northrop Grumman Corporation is aligned into five business sectors as follows:


   Integrated Systems. This sector includes the design, development and production of airborne early warning, electronic warfare and surveillance and battlefield management systems. Integrated Systems is the prime contractor for the Joint STARS advanced airborne targeting and battle management system, the U.S. Air Force's B-2 Spirit stealth bomber, unmanned vehicles including The Global Hawk, and the EA-6B Prowler electronic countermeasures aircraft, and is upgrading the E-2C Hawkeye early warning aircraft. Integrated Systems also has a principal role in producing the U.S. Navy's F/A18 Hornet strike fighter.


   Electronic Systems. This sector includes the design, development, manufacture and integration of a wide variety of defense electronics and systems, airspace management systems, precision weapons, marine systems, logistics systems, space systems, and automation and information systems. Significant programs include fire control radars for the F-16 and F-22 fighter aircraft and the Longbow Apache helicopter, the AWACS airborne early warning radar, the Joint STARS air-to-ground surveillance radar sensor, the Longbow Hellfire missile and the BAT "brilliant" anti-armor submunition. This sector also provides tactical military radars and country-wide air defense systems, plus airborne electronic countermeasures systems intended to jam enemy aircraft and weapons systems. The sector includes the advanced electronics businesses, which design, develop and manufacture inertial navigation, guidance and control, IFF (identification friend or foe), and marine electronic systems, and provide electronic warfare systems and integrated avionics systems and shipboard information and communication systems. The U.S. Government is a significant customer.




   Information Technology. This sector includes the design, development, operation and support of computer systems for scientific and management information. Information Technology has extensive expertise in command, control, communications, computers, intelligence, surveillance and reconnaissance (C4ISR). It is a key management support element for major weapons systems, such as the U.S. Navy's AEGIS class destroyer and also provides mission planning for the U.S. Navy, Air Force and Special Operations Command. Information Technology provides base operations support for NASA's Kennedy Space Center, Cape Canaveral Air Station and Patrick Air Force Base, among others. In addition, Information Technology provides information technology services to commercial customers and to the other Northrop Grumman sectors. Information Technology includes the information systems businesses, which design, develop, integrate and support computer-based information systems and provide information technology and services primarily for government customers.


   Ship Systems. This sector is engaged in the building of large multimission non-nuclear surface ships for the U.S. Navy as well as for other government and commercial customers worldwide and is a provider of overhaul, repair, modernization, ship design and engineering services. The U.S. Government is a significant customer.


   Component Technologies. This sector includes international suppliers of complex backplanes, connectors, laser crystals, solder materials, specialty products and other electronic components used primarily in the telecommunications, industrial and computer markets.


   The principal executive offices of Northrop Grumman, Northrop Systems and Litton are located at 1840 Century Park East, Los Angeles, California 90067 and their telephone number is (310) 553-6262.


   Additional information concerning Northrop Grumman is included in the Northrop Grumman reports incorporated by reference in this prospectus. See "Where You Can Find More Information" beginning on page 6.

Newport News


   Newport News is the largest non-government-owned shipyard in the U.S., as measured by each of revenues, size of facilities, and number of employees. Its primary business is the design, construction, repair, maintenance, overhaul, life-cycle support and refueling of nuclear-powered aircraft carriers and the design, life-cycle support and construction of nuclear powered submarines for the U.S. Navy. Newport News disclosed in its Annual Report on Form 10-K for the year ended December 31, 2000 that it believes it was, at that time:


  .the only shipyard capable of building the U.S. Navy's nuclear-powered aircraft carriers;


  . the only non-government-owned shipyard capable of refueling and overhauling the U.S. Navy's nuclear-powered aircraft carriers; and


  . one of only two shipyards capable of building the U.S. Navy's nuclear-powered submarines.


   U.S. Navy contracts for aircraft carrier and submarine construction and aircraft carrier refuelings and overhauls have generated the majority of Newport News' revenues in recent years. Overall, Newport News' U.S. Navy business accounted for approximately 98% of its revenues for 2000 and 1999, and 92% for 1998. Newport News has built 10 of the 12 active aircraft carriers in the U.S. fleet, including all nine nuclear-powered aircraft carriers. For the last 40 years, Newport News has been the sole designer and builder of the U.S. Navy's aircraft carriers.


   The principal office of Newport News is located at 4101 Washington Avenue, Newport News, Virginia, 23607, telephone number (757) 380-2000.


   Additional information concerning Newport News is included in the Newport News reports incorporated by reference in this prospectus. See "Where You Can Find More Information" beginning on page 6.

                             REASONS FOR OUR OFFER

   We believe that our proposed acquisition of Newport News represents a compelling opportunity to enhance value for both Newport News stockholders and Northrop Grumman stockholders for reasons that include the following:

  . a combination of Northrop Grumman (which recently completed its purchase of Litton) and Newport News would offer a variety of strategic benefits, including making Northrop Grumman a complete full-line shipbuilding competitor;


  . the acquisition would provide an opportunity for significant cost savings to the U.S. Navy and the opportunity for Newport News to realize efficiencies available as part of a larger, more diversified company;




  . we believe the combination of Northrop Grumman and Newport News will strengthen our position in the defense industry marketplace. Acquisition of Newport News' nuclear-powered aircraft carrier and submarine capabilities would broaden Northrop Grumman's base, enabling it to respond to the U.S. Government's demand by providing products complimentary to Northrop Grumman's existing businesses; and




  . Newport News' strength in the design, construction, repair, maintenance, overhaul and refueling of nuclear-powered aircraft carriers and submarines should provide an opportunity for us to expand our presence into those markets.






   Achieving these objectives depends on successfully integrating companies that have previously operated independently and on other uncertainties described under "Risk Factors" on page 21.

            RECOMMENDATION OF NEWPORT NEWS' BOARD OF DIRECTORS






   Newport News' board of directors has determined by unanimous vote that the merger agreement and transactions contemplated by the merger agreement, including our offer and the merger, taken together, are advisable and fair to and in the best interests of Newport News stockholders, and recommends that Newport News stockholders accept our offer and tender their shares into our offer. Newport News' board of directors has determined by unanimous vote to approve the merger agreement.


   Information about the recommendation of Newport News' board of directors is more fully described in Newport News' amended Solicitation/Recommendation Statement on Schedule 14D-9/A, which is being mailed to Newport News stockholders together with this prospectus. The amended Solicitation/Recommendation Statement of Newport News on Schedule 14D-9 includes the opinion of Credit Suisse First Boston Corporation to the Newport News board of directors as to the fairness, from a financial point of view, of the aggregate consideration to be received in the offer and the merger by holders of Newport News common stock other than Northrop Grumman and its affiliates. You should read this opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Credit Suisse First Boston in rendering its opinion. The opinion of Credit Suisse First Boston is addressed to the Newport News board of directors, relates only to the fairness, from a financial point of view, of the aggregate consideration to be received in the offer and the merger by the holders of Newport News common stock, other than Northrop Grumman and its affiliates, and does not constitute a recommendation to any stockholder as to whether or not any stockholder should tender shares of Newport News common stock in the offer, the form of consideration to be selected by any stockholder in the offer and the merger or how any stockholder should vote on the merger or act as to any other matter relating to the offer or the merger.

                            FINANCIAL FORECASTS


   During the course of discussions between representatives of Newport News and our representatives prior to entering into the merger agreement, Newport News provided us with certain projected financial data. Newport News has advised us that these projections reflect numerous assumptions made by management of Newport News, including assumptions with respect to the profitability of ship construction, refueling and maintenance contracts with the U.S. Navy, the award of new contracts by the Navy and the terms thereof, the markets for Newport News' other products and services, the level of repurchases by Newport News of its outstanding shares, the favorable resolution of pending contract disputes with Newport News' customers, expected dividends from a venture in which Newport News has an equity interest and favorable changes in working capital. The projections also embodied assumptions regarding general business, economic, market and financial conditions and other matters, including effective tax rates consistent with historical levels for Newport News and interest rates and the anticipated amount of borrowings by Newport News. Some of the projections also included certain non-recurring earnings, principally from the assumed sale in the future of certain assets which would result in one-time non-recurring gains.


   The projections provided by Newport News, excluding non-recurring items, forecast revenues increasing from $2.23 billion in 2001 to $2.76 billion in 2005, operating income increasing from $232 million in 2001 to $295 million in 2005, earnings before interest, taxes, depreciation and amortization increasing from $286 million in 2001 to $345 million in 2005, and net income increasing from $110 million in 2001 to $171 million in 2005.


   The projections are forward-looking statements that are subject to significant uncertainties and contingencies and based on assumptions, many of which are beyond Newport News' control and none of which were subject to approval by us. See "Forward-Looking Statements" on page 79. In addition, they do not necessarily represent the assumed performance by Newport News if it is acquired by us. Accordingly, there can be no assurance that the assumptions made in preparing the projections will prove accurate. It is expected that there will be differences between actual and projected results, and actual results may be materially greater or less than those contained in the projections.


   In addition, these projections were not prepared in accordance with generally accepted accounting principles, and neither our nor Newport News' independent accountants have examined, compiled, or performed any procedures with respect to, any of these projections or expressed any conclusion or provided any other form of assurance with respect to these projections and accordingly assume no responsibility for these projections, and disclaim any association with these projections. These projections were prepared with a limited degree of precision, and were not prepared with a view to public disclosure or compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding projections, which would require a more complete presentation of data than as shown above.


   The inclusion of projections in this prospectus should not be regarded as an indication that Northrop Grumman, Newport News or any of their respective affiliates or representatives considered or considers the projections to be an accurate prediction of future events, and the projections should not be relied upon as such. None of these persons assumes any responsibility for the reasonableness, completeness, accuracy or reliability of such projections. None of Northrop Grumman, Newport News or any of their respective affiliates or representatives has made or makes any representation to any person regarding the ultimate performance of Newport News compared to the information contained in the projections, and none of these persons intends to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error.

                            BACKGROUND OF OUR OFFER

Background

   On May 6, 1999, Litton proposed to acquire Newport News in a stock-for-stock merger valued at $35.61 per Newport News share of common stock based on the May 6, 1999 closing price of $64.75 for Litton Industries common stock. Newport News was unwilling to accept the Litton proposal and in July, 1999, Litton withdrew its proposal.

   On March 9, 2001 Kent Kresa, Chairman, President and Chief Executive Officer of Northrop Grumman, called William Fricks, Chairman and Chief Executive Officer of Newport News. Mr. Kresa advised Mr. Fricks that Northrop Grumman was in the process of completing the Litton acquisition, and was looking forward to working with Newport News in the shipbuilding industry. Mr. Kresa referred to the fact that, in the past, Litton had been interested in, and had in fact proposed, a possible acquisition of Newport News. Mr. Kresa noted that while this was not the time to discuss a possible transaction with Newport News, he looked forward to the possibility of having such discussions on this topic in the future. Mr. Fricks acknowledged Mr. Kresa's comments and stated that nothing in this regard was currently being considered.

   On April 24, 2001, General Dynamics and Newport News announced that they had entered into a merger agreement providing for an offer by General Dynamics to acquire all of the issued and outstanding shares of Newport News common stock for $67.50 in cash per share. The General Dynamics offer was subject to various conditions including Hart-Scott-Rodino approval.


   On May 4, 2001, General Dynamics commenced a cash tender offer pursuant to the merger agreement for all of the shares of Newport News common stock and mailed its offer to purchase and other tender offer materials to Newport News stockholders.

   On May 8, 2001 Mr. Kresa called Mr. Fricks and told him that Northrop Grumman was disappointed to read about the proposed General Dynamics transaction before having had a chance to discuss a possible Northrop Grumman-Newport News transaction, and that Northrop Grumman would now be sending Mr. Fricks a letter offering to acquire Newport News. Mr. Fricks indicated that he would review the letter when it arrived.

   On May 8, 2001, Northrop Grumman sent a letter to Newport News, setting forth an offer by Northrop Grumman to acquire all outstanding shares of Newport News common stock for common stock of Northrop Grumman and cash, valued at $67.50 per Newport News share, requesting that the board of directors enter into discussions with Northrop Grumman about its offer and stating that Northrop Grumman expected to commence an exchange offer. On May 9, 2001, Northrop Grumman issued a press release which attached a copy of the letter.




   On May 9, 2001, Newport News issued a press release stating that it had received the Northrop Grumman letter and that the "Newport News Board of Directors will meet in due course to consider Northrop Grumman's proposed exchange offer once the definitive terms of the offer have been made available."

   On May 18, 2001, Northrop Grumman filed notification with the U.S. Department of Justice and the Federal Trade Commission of our intention to acquire Newport News, in compliance with the Premerger Notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976.


   On May 23, 2001, Northrop Grumman commenced its offer.




   On May 25, 2001, Northrop Grumman and General Dynamics received a request from the Department of Justice for additional information under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with respect to each company's proposed acquisition of Newport News.

   On June 5, 2001, Newport News' board of directors met and determined that it was unable to take a position with respect to the Northrop Grumman offer until Newport News further investigated the position of the U.S. government. Newport News' board of directors also unanimously reaffirmed its recommendation of the General Dynamics offer and advised Newport News stockholders to tender their shares as part of the General Dynamics offer.


   On June 15, 2001, Mr. Kresa sent a letter to Mr. Fricks, stating that Northrop Grumman was disappointed to learn that Newport News' board of directors decided not to take a position with regard to Northrop Grumman's offer. Mr. Kresa requested access to the same information that Newport News provided General Dynamics during the governmental review process. Mr. Kresa reiterated his belief that there were substantial antitrust issues facing the General Dynamics merger. This letter was filed as Exhibit (a)(5)(E) to our amended Schedule TO, filed with the SEC on June 15, 2001. See "Where You Can Find More Information" beginning on page 5.




   On June 18, 2001, Northrop Grumman received a request from the Department of Justice for additional information under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 regarding its proposed acquisition of Newport News.


   General Dynamics and Northrop Grumman announced, on August 9, 2001 and on August 10, 2001, respectively, that they had entered into an agreement with the Department of Defense and the Department of Justice providing that both General Dynamics and Northrop Grumman comply with a Department of Justice request not to issue their intent to consummate its proposed acquisition of Newport News before August 20, 2001. The agreement provided that the Department of Justice and the Department of Defense would inform General Dynamics and Northrop Grumman of their enforcement intentions regarding the proposed transactions after receiving notification of General Dynamics' or Northrop Grumman's intent to close their proposed acquisition of Newport News.




   On October 4, 2001, Mr. Kresa sent a letter to Mr. Fricks, reaffirming Northrop Grumman's view that its proposal was a superior proposal to that of General Dynamics. In addition, Mr. Kresa expressed a willingness to have Northrop Grumman enter into a confidentiality agreement in order to facilitate discussions with Newport News. The letter was filed as Exhibit (a)(5)(T) to our amended Schedule TO filed with the SEC on October 9, 2001.


   On October 4, 2001, Newport News issued a press release announcing that its board of directors would meet on Friday, October 5, 2001 to review the General Dynamics and the Northrop Grumman offers in light of the increase of the Northrop Grumman stock price.


   On October 5, 2001, Mr. Fricks called Mr. Kresa to invite Northrop Grumman to visit the Newport News offices and begin due diligence as soon as possible.


   On October 5, 2001, Newport News announced that its board of directors had determined that discussions with Northrop Grumman could result in Northrop Grumman making an offer to acquire Newport News that was superior to General Dynamics' existing offer and determined to initiate discussions with Northrop Grumman concerning a possible acquisition of Newport News. Newport News's board of directors also reaffirmed its recommendation of the General Dynamics offer.


   On October 5, 2001, Cravath, Swaine & Moore, outside legal counsel to Newport News, sent a draft merger agreement to Fried, Frank, Harris, Shriver & Jacobson, outside legal counsel to Northrop Grumman.


   On October 6, 2001, Northrop Grumman and Newport News entered into a confidentiality agreement concerning the exchange of information between the two companies during discussions concerning Northrop Grumman's proposed acquisition of Newport News.

   On October 23, 2001, the Department of Defense announced that it had completed its review of the proposals by General Dynamics and Northrop Grumman to acquire Newport News. The announcement stated that the Department of Defense had concluded that the proposal by General Dynamics would eliminate competition for nuclear submarines, resulting in a monopoly and would harm competition for surface combatants and for the development of emerging technologies for both nuclear submarines and surface ships. The announcement also stated that the Department of Defense had also determined that while the benefits and savings offered by each transaction were comparable, the Northrop Grumman transaction had the additional benefit of preserving competition. Also on October 23, 2001, the Department of Justice announced that it had filed an antitrust lawsuit to block General Dynamics' proposed acquisition of Newport News.


   On October 24, 2001, Mr. Kresa called Mr. Fricks to assure him that Northrop Grumman remained committed to moving forward with a Newport News transaction, subject to completion of due diligence and negotiation of a mutually satisfactory merger agreement.


   On October 25, 2001, Northrop Grumman issued a press release extending the offer and stating that it had not completed its due diligence regarding Newport News nor the negotiation of a possible merger agreement and that it may modify its offer and reserved the right to do so.


   On October 26, 2001, General Dynamics and Newport News announced that they had terminated their merger agreement.




   Between October 26, 2001 and November 7, 2001, Northrop Grumman completed its due diligence review and Northrop Grumman and Newport News negotiated the terms of a proposed merger agreement.


   On November 5, 2001, the Northrop Grumman board of directors unanimously approved the transaction and authorized proceeding with the completion of the transaction.


   On November 6, 2001, Newport News announced that it had received a revised proposal from Northrop Grumman in which the "collar" used in determining the amount of Northrop Grumman common stock and cash to be received by Newport News stockholders would be adjusted so that Newport News stockholders would receive a value of $67.50 per share if the market value of Northrop Grumman common stock does not exceed $100.00 per share and is not less than $80.00 per share.


   On November 7, 2001, the Newport News board of directors unanimously approved the proposed transaction, determined it to be fair to and in the best interests of the stockholders of Newport News, and agreed to recommend it to its stockholders.


   On November 7, 2001, the merger agreement was executed by Northrop Grumman, Purchaser Corp. I and Newport News.


   On November 8, 2001, Northrop Grumman and Newport News issued a joint press release announcing the transaction.


   During the pendency of our offer, Northrop Grumman and Purchaser Corp. I intend to have ongoing contacts with Newport News and its directors, officers and stockholders.

                           THE MERGER AGREEMENT


   The following is a summary of the merger agreement. This summary does not purport to be a complete description of the terms and conditions of the merger agreement and is qualified in its entirety by reference to the merger agreement, a copy of which is filed as an exhibit to Northrop Grumman's Amendment No. 24 to Schedule TO, filed on November 8, 2001 and incorporated in this prospectus by reference and is attached to this prospectus as Annex C. We urge you to read it carefully.


Our Offer


   The merger agreement provides that we amend our offer to provide that:


  . we pay the consideration described in "Our Offer--Consideration to Be
    Paid in Our Offer" on page 42,


  . to designate Purchaser Corp. I, a wholly owned subsidiary of Northrop
    Grumman, as the offeror, and


  . to set November 29, 2001 as the initial expiration date of our offer.


   Pursuant to the merger agreement, we are obligated to cause Purchaser Corp. I to accept for payment and pay for all Newport News common shares validly tendered and not withdrawn as soon as practicable after the expiration date of our offer (as extended from time to time in accordance with the provisions of the merger agreement). This obligation is subject to various conditions, including satisfaction of the minimum tender condition and the other offer conditions set forth in Annex I to the merger agreement and summarized in this prospectus under "Our Offer--Conditions to Our Offer" on page 59.


   Purchaser Corp. I has the right, subject to the terms of the merger agreement, to extend our offer from time to time for one or more additional periods of not more than 10 business days (5 business days if only one or more of the minimum tender condition, the Form S-4 being declared effective by the SEC or the shares of Northrop Grumman common stock to be issued have been approved for listing on the New York Stock Exchange remain to be satisfied)


  . if immediately before the expiration date, any of the conditions to our offer have not been satisfied or, to the extent permitted, waived until the conditions are satisfied or waived, or


  . for any period required by any rule, regulation, interpretation or position of the SEC applicable to our offer or any period required by applicable law.


If Purchaser Corp. I elects to extend the expiration date of our offer when the only condition of our offer that is not satisfied is the minimum tender condition, to the extent requested by Newport News, Purchaser Corp. I and Northrop Grumman will be deemed to have waived all the offer conditions other than the minimum tender condition and certain other conditions which are summarized in this prospectus under "Our Offer--Conditions to Our Offer" on page 59.


   Additionally, if at the expiration date conditions to our offer have been satisfied or waived and the minimum tender condition has been met, Purchaser Corp. I may accept for payment all Newport News common stock validly tendered and not withdrawn and provide for a "subsequent offering period" (as provided in Rule 14d-11 under the Exchange Act) of up to 20 business days beyond the date of acceptance for payment in order to acquire over 90% of the Newport News common stock then outstanding. Pursuant to the merger agreement, Purchaser Corp. I is obligated to extend our offer in certain circumstances if conditions to our offer have not been satisfied or waived, but could reasonably be expected to be satisfied.




Stockholder Mailings


   Newport News is obligated under the terms of the merger agreement to cause its transfer agent to provide us with stockholder lists, mailing labels, security position listings and any available listing or computerized records containing the names and addresses of registered holders of the Newport News common stock and to provide any additional information and assistance as we may reasonably request for the purpose of communicating the offer to the record and beneficial owners of the Newport News common stock.

The Merger


   The merger agreement provides that following the completion of our offer and subject to the conditions set forth in the merger agreement, Newport News will be merged with and into Purchaser Corp. I. Following the merger, Purchaser Corp. I will continue as the surviving corporation and the separate corporate existence of Newport News will cease. However, in the event that a tax opinion of Northrop Grumman's legal counsel is not delivered, as provided for in the merger agreement, on the closing date of the merger, then at the effective time of the merger Purchaser Corp. I will be merged with and into Newport News in accordance with Delaware law. In that case, following the merger, Newport News will continue as the surviving corporation and the separate corporate existence of Purchaser Corp. I will cease.


Effective Time of the Merger


   The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at a later date as agreed by Northrop Grumman, Purchaser Corp. I and Newport News.


Certificate of Incorporation; Bylaws; Directors and Officers


   The merger agreement provides that at the effective time of the merger and without any further action on the part of Newport News or Purchaser Corp. I, the certificate of incorporation and bylaws attached as Annex IV to the merger agreement will be the certificate of incorporation and bylaws of the surviving corporation. The merger agreement also provides that the directors of Purchaser Corp. I and the officers of Newport News, immediately prior to the effective time, will be the initial directors and officers of the surviving corporation, each to hold office in accordance with the applicable provisions of the certificate of incorporation and bylaws of the Purchaser Corp. I, until their successors are duly elected or appointed and qualified.


Conversion of Shares


   The merger agreement provides that each share of Newport News common stock issued and outstanding immediately prior to the effective time of the merger, other than Newport News common stock owned by Newport News, Purchaser Corp. I or Northrop Grumman and Newport News common stock for which appraisal rights have been exercised in accordance with Delaware law, will be converted pursuant to the merger into the right to receive, upon the surrender of the certificate formerly representing the share of Newport News common stock, the consideration described in Annex III to the merger agreement, and as described in this prospectus under "Our Offer--Consideration to Be Paid in Our Offer" on page 42. The merger agreement further provides that, immediately prior to the effective time of the merger, all Newport News common stock owned by Newport News, Purchaser Corp. I or Northrop Grumman will be canceled and will cease to exist.


Treatment of Dissenting Shares


   The merger agreement provides that shares of Newport News common stock outstanding immediately prior to the effective time of the merger that are held by persons who have complied in all respects with the provisions of Section 262 of the Delaware General Corporation Law will not be converted into the right to receive the merger consideration but instead the holders of those dissenting shares will be entitled to payment of the fair value of such dissenting shares in accordance with the provisions of Section 262 of the Delaware General Corporation Law. The merger agreement further provides, however, that dissenting shares held by any person who waives, withdraws, fails to perfect or otherwise loses the right to payment of the fair value of the shares pursuant to Section 262 of the Delaware General Corporation Law will be treated as if those shares had been converted into the right to receive the merger consideration as of the effective time of the merger.


Treatment of Stock Options, Performance Shares and Restricted Stock


   Pursuant to the merger agreement, Newport News is required to cancel each outstanding and unexercised option to purchase shares of Newport News common stock granted under any stock option plan, program, agreement or arrangement of Newport News or any of its subsidiaries (not including Newport News' Deferred Compensation Plan or Deferred Compensation Plan for Nonemployee Directors) which is outstanding and unexercised immediately prior to completion of our offer. In consideration of the cancellation, the holder of each option is entitled to receive a payment in cash from Newport News in an amount equal to the product of (x) the excess, if any, of the per share value of the offer consideration over the exercise price per share of Newport News common stock subject to the option and (y) the number of shares of Newport News common stock.


   Pursuant to the merger agreement, Newport News is required to cancel each right of any kind, whether vested or unvested, contingent or accrued, to receive shares of Newport News common stock or benefits measured by the value of a number of shares of Newport News common stock which is outstanding immediately prior to completion of our offer. In consideration of the cancellation, the holders of each stock-based award is entitled to receive a payment in cash from Newport News in an amount equal to the product of (x) the per share value of the offer consideration and (y) the number of shares of Newport News common stock subject to the stock-based award, provided however that holders who have elected to defer payment to a deferred compensation plan are credited with a fully vested amount of cash equal to the payment.


   Pursuant to the merger agreement, each award of any kind, whether vested or unvested, consisting of shares of Newport News common stock issued under a stock plan, which is outstanding immediately prior to completion of our offer, which is then not vested, will fully vest and each holder is allowed to tender the Newport News stock-based award pursuant to our offer on a guaranteed delivery of shares basis with all of the same rights and limitations as any other tendering shareholder.


   Any cash payments required to be made pursuant to the above are to be made by Newport News as promptly as practicable following completion of our offer.




   No additional stock options, stock-based awards and Newport News stock-based awards or other equity-based awards or rights to acquire Newport News common stock is permitted to be granted after the signing of the merger agreement.






Representations and Warranties


   The merger agreement contains representations and warranties by Newport News, Northrop Grumman and Purchaser Corp. I. Each of Newport News and Northrop Grumman made representations and warranties as to:


  . corporate organization;


  . authorization to consummate the merger and the related transactions;


  . compliance with applicable laws and required filings and consents;


  . capitalization;


  . filings and reports with the SEC;


  . no undisclosed liabilities;


  . absence of material adverse effects;


  . litigation;


  . contract matters;


  . tax matters;


  . employee benefit matters;


  . environmental matters;


  . title to property and assets;


  . intellectual property matters;

  .  labor matters; and


  . payments, if any, required to be made to brokers and agents on account of the merger.


   In addition, Newport News made representations and warranties as to:


  . the inapplicability of the Newport News Rights Agreement to the merger agreement, offer and merger, the expiration of the Newport News rights upon completion of our offer, and the applicability of the Newport News Rights Agreement to any acquisition by General Dynamics of more than 15% of the Newport News common shares;


  . the inapplicability of Section 203 of Delaware General Corporation Law ("business combinations");


  . the termination of the General Dynamics--Newport News merger agreement and all rights, claims and obligations under the agreement, including the termination fee; and




  .  compliance regarding nuclear related activities.


   Also, Northrop Grumman made representations and warranties as to:


  .  adequate cash resources;


  .  capital ownership in Newport News;


  . information for the Schedule TO and 14D-9, the Form S-4 and Proxy Statement; and


  .  delivery of initial tax opinion.


Covenants


   The merger agreement contains covenants by Newport News and Northrop Grumman, including the following mutual covenants:


  . to use best efforts to complete and make effective the transactions contemplated by the merger agreement;


  . to give all required notices to third parties and governmental entities and use its best efforts to obtain all third party, legal and governmental consents and approvals required in connection with the transactions contemplated by the merger agreement;




  . to provide one another with notice of any material developments affecting the ability of the parties to complete the transactions contemplated by the merger agreement;


  . to consult with one another before issuing any press release or otherwise making any public announcements with respect to the transactions contemplated by the merger agreement;




  . to use reasonable best efforts to cause our offer and merger to qualify as a reorganization under Section 368 of the Internal Revenue Code; and


  . to use reasonable efforts to cause each parties' independent accountants to deliver their respective comfort letters and consents.


   The merger agreement contains covenants by Newport News that it and each of its subsidiaries will conduct its operations in accordance with its ordinary course of business, consistent with past practice and, subject to specified exceptions, will not, and will not cause or permit any of its subsidiaries to:


  .  amend its certificate of incorporation or bylaws;


  . authorize or effect any stock split or combination or reclassification of shares of its capital stock;

  . declare or pay any dividend or distribution with respect to its capital stock (other than the regular quarterly dividend of $0.04 per share of Newport News common stock and dividends payable by a subsidiary of Newport News to Newport News or another subsidiary);


  . issue or authorize the issuance of any shares of its capital stock or any other securities exercisable or exchangeable for or convertible into shares of its capital stock, or repurchase, redeem or otherwise acquire for value any shares of its capital stock or any other securities exercisable or exchangeable for or convertible into shares of its capital stock subject to certain exceptions;


  .  in the case of Newport News, merge or consolidate with any entity;


  . sell, lease or otherwise dispose of any of its capital assets that are material, individually or in the aggregate, to Newport News and its subsidiaries taken as a whole;


  . in the case of Newport News only, liquidate, dissolve or effect any recapitalization or reorganization in any form;


  . acquire any interest in any business (whether by purchase of assets, purchase of stock, merger or otherwise) or enter into any joint venture except for any interests in any business or joint venture which does not involve an investment by Newport News in excess of $5 million;


  . create, incur, assume or suffer to exist any indebtedness for borrowed money (including capital lease obligations), subject to certain exceptions;


  . create, incur, assume or suffer to exist any lien affecting any of its material assets or properties;


  . except as required by GAAP, change any of the accounting principles or practices used by it;






  .  enter into any affiliate transactions;


  . make any material tax election or settle or compromise any material tax liability, except in the ordinary course of business;


  . settle or compromise any material pending or threatened suit, action or proceeding; or


  . take any action that would cause the indebtedness that the SECT owes Newport News to be less than $195,000,000, other than a reduction of indebtedness necessary for the SECT to deliver shares of Newport News common stock to satisfy option exercises in the ordinary course of business.


   Additionally, the merger agreement requires Newport News to provide Northrop Grumman and its representatives with reasonable access at reasonable times to the premises, properties, books, records, contracts and documents of or pertaining to Newport News and its subsidiaries and to deliver affiliate agreements to Northrop Grumman.


   The merger agreement also contains covenants by Northrop Grumman that it will cause itself and each of its subsidiaries to conduct its operations in accordance with its ordinary course of business, consistent with past practice and will not, and, subject to specified exceptions, will not cause or permit any of its subsidiaries to:


  .  amend its certificate of incorporation or bylaws;


  . authorize or effect any stock split or combination or reclassification of shares of its capital stock;


  . declare or pay any dividend or distribution with respect to its capital stock (other than the regular quarterly dividend of $0.40 per share of Northrop Grumman common stock, dividends payable pursuant to the terms of the Series B Preferred stock and dividends payable by a subsidiary of Northrop Grumman to Northrop Grumman or another subsidiary);

  . issue or authorize the issuance of any shares of its capital stock or any other securities exercisable or exchangeable for or convertible into shares of its capital stock, or repurchase, redeem or otherwise acquire for value any shares of its capital stock or any other securities exercisable or exchangeable for or convertible into shares of its capital stock; provided, however, that, Northrop Grumman may issue, and take any and all actions in connection with such issuance or the preparation for the issuance, shares of Northrop Grumman common stock and debt convertible into Northrop Grumman common stock registered on the date of the merger agreement pursuant to Northrop Grumman's registration statement on Form S-3 pursuant to a fixed price, underwritten public offering so long as such offering does not price, and no underwriting agreement or other agreement (other than agreements that may be necessary to close such previously priced offering) relating to our offer or sale of such shares is entered into by Northrop Grumman, during the period beginning on the first trading day of the five-day trading period ending on the trading day immediately preceding the second full trading day of the expiration of our offer and ending on the fourth trading day after the consummation of our offer; or


  . in the case of Northrop Grumman or Purchaser Corp. I, merge or consolidate with any entity, liquidate, dissolve or effect any capitalization or reorganization.


   Also, the merger agreement requires Northrop Grumman and Newport News to use reasonable efforts to obtain from Northrop Grumman's legal counsel on the closing date, an opinion to the effect that (i) the offer and the merger will qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and (ii) Northrop Grumman, Purchaser Corp. I and Newport News will each be a party to a reorganization within the meaning of Section 368(b) of the Internal Revenue Code.






Other Potential Acquirers


   The merger agreement contains restrictions on the ability of Newport News, its subsidiaries and their respective directors, officers, employees, agents and representatives to solicit, initiate or participate in any discussions or negotiations regarding, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any "Company Takeover Proposal." However, prior to the completion of our offer, Newport News and its representatives may participate in discussions and negotiations with, and furnish information to, a party submitting an offer or proposal not solicited by Newport News and that does not otherwise result from a breach of the merger agreement if the Newport News board of directors believes in good faith after consultation with outside counsel that the fiduciary obligations of Newport News board of directors requires them to engage in discussions. However, the Newport News board of directors cannot enter into any discussions with General Dynamics or its affiliates regarding a Company Takeover Proposal.


   For purposes of the merger agreement, a "Company Takeover Proposal" is any proposal or offer for a merger, consolidation, dissolution, liquidation, recapitalization or other business combination involving Newport News or any significant subsidiary, any proposal or offer for the issuance by Newport News of a material amount of its equity securities as consideration for the assets or securities of any person or any proposal or offer to acquire in any manner, directly or indirectly, a material equity interest in any voting securities of, or a substantial portion of the assets of, Newport News or any of its subsidiaries.


   Pursuant to the terms of the merger agreement, Newport News must, promptly upon its receipt of any Company Takeover Proposal, provide Northrop Grumman with the material terms and conditions of the Company Takeover Proposal, including the identity of the acquiring party. Newport News must also keep Northrop Grumman informed of the status and content of any discussions or negotiations involving any Company Takeover Proposal.


   Newport News is prohibited under the terms of the merger agreement from providing any non-public information regarding Newport News or any of its subsidiaries to any party making a Company Takeover Proposal unless that party enters into a written confidentiality agreement containing provisions substantially similar to those contained in the confidentiality agreement dated October 5, 2001 between Newport News and Northrop Grumman.

   Newport News is prohibited under the terms of the merger agreement from withdrawing or modifying, in a manner adverse to Northrop Grumman or Purchaser Corp. I, the recommendation of the Newport News board of directors of the merger agreement or from approving or recommending a Company Takeover Proposal, unless a withdrawal or modification is in the good faith judgment of the Newport News board of directors after consultation with its outside counsel, required by its fiduciary duties or the initial tax opinion of Northrop Grumman's counsel is withdrawn, or an event has occurred that is inconsistent with any factual assumptions upon which the initial tax opinion is based and such event would result in the initial tax opinion being withdrawn, or Newport News requests that legal counsel to Northrop Grumman reaffirm the initial tax opinion and the legal counsel fails to do so on the fifth day prior to the completion of the offer.






Directors and Officers Indemnification and Insurance


   The merger agreement requires Northrop Grumman to cause Purchaser Corp. I as the surviving corporation to indemnify, defend and hold harmless the present and former directors and executive officers of Newport News and its subsidiaries from and against all losses, claims, damages and expenses (including reasonable attorneys' fees and expenses) arising out of or relating to actions or omissions, or alleged actions or omissions, occurring at or prior to the completion of the merger to the fullest extent permitted by law. The merger agreement also provides that for a period of six years after the date of the completion of the merger, Northrop Grumman will cause to be maintained in effect the policies of directors' and officers' liability insurance currently maintained by Newport News with respect to claims arising from or relating to actions or omissions, or alleged actions or omissions, occurring on or prior to that date. Northrop Grumman may at its discretion substitute for such policies currently maintained by Newport News directors and officers liability insurance policies with reputable and financially sound carriers providing for no less favorable coverage. After the merger, Northrop Grumman will indemnify the directors and officers of Newport News with respect to matters relating to the merger agreement.


Stockholders Meeting


   The merger agreement provides that to the extent necessary to complete the merger, Newport News is required to convene and hold a meeting of its stockholders for the purpose of approving and adopting the merger agreement and the transactions contemplated by the merger agreement and to file with the SEC and mail to Newport News' stockholders a proxy statement and related materials with respect to the stockholder meeting. Subject to fiduciary duties' of Newport News' board of directors and the provisions of the merger agreement, Newport News' board of directors is required to recommend in the proxy statement that the holders of the Newport News common stock vote in favor of adopting the merger agreement, and Newport News is required to use its reasonable efforts to solicit that approval. At the stockholder meeting, we are required to cause Purchaser Corp. I to vote all Newport News common stock then owned by it in favor of the adoption of the merger agreement. In the event, however, that Purchaser Corp. I owns at least 90% of the outstanding Newport News common stock following expiration of our offer, the merger agreement provides that appropriate action will be taken to cause the merger to become effective as soon as practicable without a meeting of Newport News' stockholders in accordance with Section 253 of the Delaware General Corporation Law.


Designation of Directors


   The merger agreement provides that, promptly upon acquiring a majority of the outstanding Newport News common stock pursuant to our offer, and so long as we directly or indirectly own a majority of the outstanding Newport News common stock, we will be entitled, upon written request to Newport News, to designate the number of directors, rounded up to the next whole number, on the Newport News board of directors so that the percentage of our designees on the Newport News board of directors will equal the percentage of the outstanding Newport News common stock owned by us and our subsidiaries. Newport News is obligated upon that request promptly to use its reasonable efforts to cause Northrop Grumman's designees to be elected.

Employee Benefit Matters






   For not less than two years following the completion of our offer, Northrop Grumman will provide to current and former employees of Newport News and its subsidiaries comparable compensation and employee benefits that are in the aggregate not less favorable then the compensation and employee benefits provided to them prior to the completion of our offer, excluding, however, stock-based plans and equity-based compensation arrangements. Northrop Grumman and its subsidiaries (including Purchaser Corp. I) will credit the Newport News employees with all years of service for which they received credit under any comparable Newport News plan, except to the extent that such service credits would result in a duplication of benefits, and, under medical plans, will waive pre-existing condition limitations and provide credit for co-payments and deductibles incurred prior to the effective time. Newport News has also agreed to terminate its Employee Stock Purchase and Accumulation Plan at the effective time of the merger.




   As soon as practicable following the date of the merger agreement, Newport News will file a registration statement on Form S-3 with the SEC relating to the shares of Newport News held by the Newport News' Amended and Restated Stock Employee Compensation Trust Agreement (the "SECT") and use its reasonable best efforts to cause the Form S-3 to be declared effective. If the Form S-3 has been declared effective prior to the completion of our offer, Newport News will cause the SECT to deliver shares of Newport News common stock to Newport News to repay the indebtedness owed by the SECT to Newport News and, to the extent we request, sell any remaining shares held by the SECT in a public offering. If the Form S-3 is not declared effective prior to completion of our offer, prior to the completion of our offer, Newport News will cause the SECT to deliver shares of Newport News common stock to Newport News to repay the indebtedness owed by the SECT to Newport News. All remaining shares in the SECT will be subject to the provisions of the SECT and the provisions of the merger agreement applicable to all other outstanding shares of Newport News common stock. In accordance with the terms of the SECT, cash held by the SECT will be distributed to fund benefit obligations of Newport News.


Conditions to the Merger


   Under the merger agreement, the respective obligations of Northrop Grumman, Purchaser Corp. I and Newport News to complete the merger are subject to the satisfaction of the conditions that (1) the merger agreement has been adopted by the requisite vote of Newport News' stockholders, (2) completion of our offer has occurred and (3) no party is subject to any order or injunction of a court of competent jurisdiction which prohibits the merger.


Termination Events




   The merger agreement may be terminated and our offer and the merger may be abandoned at any time prior to the effective time of the merger
(notwithstanding any approval by the stockholders of Newport News):


  . by mutual written consent of Northrop Grumman, Purchaser Corp. I and Newport News;


  . by either Northrop Grumman or Newport News if completion of the offer has not occurred on or before January 31, 2002 unless such failure is the result of a material breach of the merger agreement by the party desiring to terminate the merger agreement, provided, however, unless that date is extended by Newport News to April 30, 2002 if any condition set forth in Annex I of the merger agreement is not satisfied, which are set forth in this prospectus under "Our Offer--Conditions to Our Offer" on page 59 (or waived by Purchaser Corp. I), other than the conditions that there not exist a material adverse change to Newport News' business, that Newport News' representations and warranties be true and correct and Newport News shall have complied with its covenants;


  . by either Northrop Grumman or Newport News if any court of competent jurisdiction in the United States issues a final order, decree or ruling or takes any other final action permanently enjoining, restraining or otherwise prohibiting our offer or the merger;

  . by either Northrop Grumman or Newport News if the approval of Newport News's stockholders is not obtained, if such stockholder approval is necessary unless the failure to obtain the stockholder approval is the result of a material breach by the party seeking to terminate the agreement;


  . by Northrop Grumman prior to the completion of our offer if Newport News breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in the merger agreement, which breach or failure to perform would give rise to the failure of a condition of the merger agreement that cannot be or has not been cured within 30 days after Newport News was given written notice of such breach;


  . by Northrop Grumman prior to the completion of our offer if Newport News or its board of directors: (A) enters into any agreement, or resolves or agrees to do so, other than a confidentiality agreement as permitted under the merger agreement, with respect to any Company Takeover Proposal other than our offer or the merger; (B) amends, conditions, qualifies, withdraws, modifies or contradicts, or resolves or agrees to do any of the foregoing, in a manner adverse to Northrop Grumman or Purchaser Corp. I, its approval or recommendation of our offer, the merger and the merger agreement unless the reason for the action is that the initial tax opinion of Northrop Grumman's legal counsel is withdrawn or Northrop Grumman notifies Newport News that an event has occurred which results in the initial tax opinion having to be withdrawn or Newport News requests that Northrop Grumman's legal counsel reaffirm the initial tax opinion and they fail to do so on the fifth day before completion of the offer; or (C) solicits, approves or recommends, or resolves or agrees to, any Company Takeover Proposal other than the offer or the merger; or


  . by Newport News prior to the completion of our offer if Northrop Grumman breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in the merger agreement, which breach or failure to perform would give rise to failure of a condition set forth above in "--Conditions to the Merger" that cannot be or has not been cured within 30 days after Northrop Grumman was given written notice of such breach.




Termination Fee




   The merger agreement provides that Newport News will be obligated to pay Northrop Grumman a termination fee equal to $50 million if:


  . Northrop Grumman terminates the merger agreement because Newport News breaches its Other Potential Acquirers covenant;


  . in the event that (A) after the date of the merger agreement, a Company Takeover Proposal is publicly announced or any person publicly announces an intention to make a Company Takeover Proposal, (B) the completion of our offer has not occurred prior to January 31, 2002, (C) on January 31, 2002, the only condition to our offer that shall not have been satisfied shall be the minimum tender condition, (D) the merger agreement is thereafter terminated by either Northrop Grumman or Newport News because January 31, 2002 has passed and (E) within 12 months after such termination, Newport News or any of its significant subsidiaries enters into an agreement with respect to, or completes the Company Takeover Proposal; or


  . in the event (A) there is a publicly announced Company Takeover Proposal, (B) Newport News thereafter breaches one of its covenants in the merger agreement, (C) Northrop Grumman thereafter terminates the merger agreement because of the breach and (D) within 12 months after such termination, Newport News or any of its significant subsidiaries enters into an agreement with respect to, or completes the Company Takeover Proposal.

Amendment


   Except as otherwise expressly provided for in the merger agreement, the merger agreement may be amended by the execution and delivery of a written instrument by or on behalf of Northrop Grumman, Purchaser Corp. I and Newport News at any time before or after approval by Newport News' stockholders, provided that after approval by Newport News' stockholders, no amendment to the merger agreement will be made without approval of Newport News' stockholders to the extent such approval is required under the Delaware General Corporation Law.

                                   OUR OFFER

Consideration to Be Paid in Our Offer


   Under the terms of our offer, we will exchange a combination of cash and newly issued Northrop Grumman common stock for Newport News shares validly tendered in our offer.


   Election Right. Each Newport News stockholder will have the opportunity to elect to receive, for those shares of Newport News common stock he or she owns, either

  .  $67.50 in cash, without interest, per Newport News share; or

  . a number of shares of Northrop Grumman common stock (the "exchange ratio") designed to provide a value of $67.50, per Newport News share,

subject, in each case, to the election and proration procedures and limitations described below.

   We will determine the exact exchange ratio by dividing $67.50 by the average of the closing sale prices for a share of Northrop Grumman common stock on the New York Stock Exchange as reported in The Wall Street Journal over the 5-day trading period ending on the second full trading day before our offer expires (the "Northrop Grumman Stock Value"). However, in no event will the exchange ratio be more than 0.84375 ($67.50/$80.00) or less than 0.675 ($67.50/$100.00).
We will issue a press release before 9:00 A.M., New York City time, on the second full trading day before our offer expires, announcing the exchange ratio and the Northrop Grumman Stock Value. Based on the scheduled expiration of our offer at 12:00 Midnight on November 29, 2001, November 20, 2001 would be the first day and November 27, 2001 would be the last day of the 5-day trading period and we would issue our press release before 9:00 a.m. on November 28, 2001.


   We will issue 16,636,885 shares of our common stock (the "Northrop Grumman Available Shares") in our offer and the merger. The portion of these shares available in our offer (the "Offer Shares") will equal the number of Northrop Grumman Available Shares times the percentage of outstanding Newport News shares tendered in our offer. All Northrop Grumman Available Shares not exchanged in our offer will be issued in the merger (the "Remaining Northrop Grumman Available Shares").


   We will pay $892,026,990 in cash for Newport News shares in our offer and the merger (the "Base Cash Amount"), which amount will be (1) decreased by up to $195,000,000 to the extent indebtedness is repaid to Newport News with Newport News shares, as contemplated in the merger agreement, (2) subject to the adjustments discussed below, (3) increased by $67.50 for each additional outstanding Newport News share due to option exercises, and (4) increased for fractional shares (the "Adjusted Cash Amount"). The adjustments to the Base Cash Amount referred to in point (2) above are as follows:


   If the Northrop Grumman Stock Value is less than $90.00 but equal to or greater than $80.00, we will increase the aggregate amount of cash available for our offer and the merger by the product of (a) the excess of $90.00 over the Northrop Grumman Stock Value and (b) the number of Northrop Grumman Available Shares.




   If the Northrop Grumman Stock Value is less than $80.00, we will increase the aggregate amount of cash available for our offer and the merger by $166,368,850.


   If the Northrop Grumman Stock Value is greater than $90.00 but less than or equal to $100.00, we will reduce the aggregate amount of cash available for our offer and the merger by the product of (a) the excess of the Northrop Grumman Stock Value over $90.00 and (b) the number of Northrop Grumman Available Shares.


   If the Northrop Grumman Stock Value is greater than $100.00, we will reduce the aggregate amount of cash available for our offer and the merger by $166,368,850.


   The amount of cash available in our offer (the "Offer Cash Amount") will equal the Adjusted Cash Amount multiplied by the percentage of outstanding Newport News shares tendered in our offer.


   Because of the manner in which the exchange ratio is calculated, holders of Newport News shares who receive solely Northrop Grumman common stock or a combination of Northrop Grumman common stock and cash in our offer or the merger will receive $67.50 per Newport News share of value (based on the Northrop

Grumman Stock Value) if the Northrop Grumman Stock Value is between $80.00 and $100.00, will receive less than $67.50 per Newport News share of value if the Northrop Grumman Stock Value is less than $80.00 and will receive more than $67.50 per Newport News share of value if the Northrop Grumman Stock Value is more than $100.00.


   Consequences of Over- and Under-Election. If Newport News stockholders elect to receive pursuant to our offer cash in excess of the Offer Cash Amount, the amount of cash that Newport News stockholders will receive for each Newport News share for which they made a cash election will be reduced pro rata so the total amount of cash that we will pay to all Newport News stockholders in our offer will equal the Offer Cash Amount. If this reduction occurs, in addition to the reduced amount of cash, we will issue, in respect of each Newport News share for which a cash election was made, shares of Northrop Grumman common stock in lieu of the cash the Newport News stockholder would have otherwise received. The number of shares of Northrop Grumman common stock we will issue for each Newport News share subject to a cash election in this situation will be calculated by multiplying the exchange ratio by the percentage reduction in the cash consideration paid to Newport News stockholders making cash elections.


   If Newport News stockholders elect to receive pursuant to our offer shares of Northrop Grumman common stock in excess of the Offer Shares, the number of shares of Northrop Grumman common stock Newport News stockholders will receive for each Newport News share for which they made a share election will be reduced pro rata so that the total number of shares that we will issue to all Newport News stockholders in the offer will equal the Offer Shares. If this reduction occurs, in addition to the reduced number of Northrop Grumman shares, we will pay, in respect of each Newport News share for which a share election was made, cash in lieu of the Northrop Grumman shares that the Newport News stockholder would have otherwise received. The amount of cash to be paid for each Newport News share subject to a share election in this situation will be calculated by multiplying $67.50 by the percentage reduction in Northrop Grumman shares issued to Newport News stockholders making share elections.


   In the case of an over-election for either cash or Northrop Grumman shares, those Newport News stockholders who fail to make a valid election with respect to their shares will receive the under-elected form of consideration for those shares. We, therefore, encourage Newport News stockholders to make a valid election with respect to all of their shares.


   If all Newport News stockholders together make valid cash elections for less than the Offer Cash Amount and valid share elections for fewer than all the Offer Shares, all of the remaining cash and Northrop Grumman shares that will be paid and issued in our offer will be allocated pro rata among the holders of non-electing shares. This means that non-electing stockholders would receive both cash and Northrop Grumman shares for their Newport News shares.


   Certain Examples. Following are examples of how these rules would work. In each of these examples we assume that 35,397,728 Newport News shares are outstanding, that 92% of those shares are tendered in our offer, and that all stockholders make either a stock election or a cash election. For ease of illustration, the examples also include payment of fractional Northrop Grumman shares although as discussed above cash will be issued in lieu of fractional shares.


Case 1: Northrop Grumman Stock Value Is Between $80.00 and $90.00


 Example 1: More Cash Consideration Is Elected than Cash Available

   Assuming 70% of the tendered shares elect cash and the Northrop Grumman Stock Value is $87.00, then:

  . each Newport News stockholder tendering 100 shares and electing to receive cash for those shares would receive $3,801.45 in cash and
     33.89 Northrop Grumman shares for a total value of $6,750.00
     (i.e., $67.50 per tendered share); and

  . each Newport News stockholder tendering 100 shares and electing to receive Northrop Grumman stock for those shares would receive
     77.59 Northrop Grumman shares valued at $6,750.00 (i.e., $67.50 per tendered share).

 Example 2: More Stock Consideration Is Elected than Stock Available

   Assuming 70% of the tendered shares elect Northrop Grumman stock and the Northrop Grumman Stock Value is $87.00, then:

  . each Newport News stockholder tendering 100 shares and electing to receive cash for those shares would receive $6,750.00 in cash (i.e., $67.50 per tendered share); and

  . each Newport News stockholder tendering 100 shares and electing to receive Northrop Grumman stock for those shares would receive
     67.14 Northrop Grumman shares and $908.59 in cash for a total value of $6,750.00 (i.e., $67.50 per tendered share).


Case 2: Northrop Grumman Stock Value Is Between $90.00 and $100.00


 Example 1: More Cash Consideration Is Elected than Cash Available

   Assuming 70% of the tendered shares elect cash and the Northrop Grumman Stock Value is $92.00, then:

  . each Newport News stockholder tendering 100 shares and electing to receive cash for those shares would receive $3,465.73 in cash and
     35.70 Northrop Grumman shares for a total value of $6,750.00
     (i.e., $67.50 per tendered share); and


  . each Newport News stockholder tendering 100 shares and electing to receive Northrop Grumman stock for those shares would receive
     73.37 Northrop Grumman shares valued at $6,750.00 (i.e., $67.50 per tendered share).

 Example 2: More Stock Consideration Is Elected than Stock Available

   Assuming 70% of the tendered shares elect Northrop Grumman stock and the Northrop Grumman Stock Value is $92.00, then:

  . each Newport News stockholder tendering 100 shares and electing to receive cash for those shares would receive $6,750.00 in cash (i.e., $67.50 per tendered share); and

  . each Newport News stockholder tendering 100 shares and electing to receive Northrop Grumman stock for those shares would receive
     67.14 Northrop Grumman shares and $572.87 in cash for a total value of $6,750.00 (i.e., $67.50 per tendered share).


Case 3: Northrop Grumman Stock Value Is Greater than $100.00


 Example 1: More Cash Consideration Is Elected than Cash Available

   Assuming 70% of the tendered shares elect cash and the Northrop Grumman Stock Value is $102.00, then:


  . each Newport News stockholder tendering 100 shares and electing to receive cash for those shares would receive $2,928.59 in cash and
     38.21 Northrop Grumman shares for a total value of $6,826.43
     (i.e., $68.26 per tendered share); and


  . each Newport News stockholder tendering 100 shares and electing to receive Northrop Grumman stock for those shares would receive
     67.50 Northrop Grumman shares valued at $6,885.00 (i.e., $68.85 per tendered share).

 Example 2: More Stock Consideration Is Elected than Stock Available

   Assuming 70% of the tendered shares elect Northrop Grumman stock and the Northrop Grumman Stock Value is $102.00, then:


  . each Newport News stockholder tendering 100 shares and electing to receive cash for those shares would receive $6,750.00 in cash (i.e., $67.50 per tendered share); and

  . each Newport News stockholder tendering 100 shares and electing to receive Northrop Grumman stock for those shares would receive
     67.14 Northrop Grumman shares and $35.73 in cash for a total value of $6,884.29 (i.e., $68.84 per tendered share).


Case 4: Northrop Grumman Stock Value Is Less than $80.00


 Example 1: More Cash Consideration Is Elected than Cash Available

   Assuming 70% of the tendered shares elect cash and the Northrop Grumman Stock Value is $78.00, then:


  . each Newport News stockholder tendering 100 shares and electing to receive cash for those shares would receive $4,271.44 in cash and
     30.98 Northrop Grumman shares for a total value of $6,688.04
     (i.e., $66.88 per tendered share); and


  . each Newport News stockholder tendering 100 shares and electing to receive Northrop Grumman stock for those shares would receive
     84.38 Northrop Grumman shares with a total value of $6,581.25 (i.e., $65.81 per tendered share).


 Example 2: More Stock Consideration Is Elected than Stock Available

   Assuming 70% of the tendered shares elect Northrop Grumman stock and the Northrop Grumman Stock Value is $78.00, then:


  . each Newport News stockholder tendering 100 shares and electing to receive cash for those shares would receive $6,750.00 in cash (i.e., $67.50 per tendered share); and

  . each Newport News stockholder tendering 100 shares and electing to receive Northrop Grumman stock for those shares would receive
     67.14 Northrop Grumman shares and $1,378.59 in cash for a total value of $6,615.71 (i.e., $66.16 per tendered share).


Consideration to Be Paid in the Merger


   Under the terms of the merger agreement, we will exchange a combination of cash and newly issued Northrop Grumman common stock for all Newport News shares outstanding at the time we complete the merger.


   Each Newport News stockholder may make for the Newport News shares exchanged by him or her pursuant to the merger, either an election for $67.50 in cash, without interest, or for a number of shares of Northrop Grumman common stock equal to the exchange ratio, subject, in each case, to the election and proration procedures and limitations described above. The exchange ratio for the offer consideration and the merger consideration will be the same, regardless of the Northrop Grumman stock price at the time of completion of the merger.


   Pursuant to the merger, we will (a) issue the Remaining Northrop Grumman Available Shares and (b) distribute cash in an amount equal to (1) the Adjusted Cash Amount minus (2) the amount of cash paid in our offer, subject to increase for fractional shares.


   Other Aspects of Our Offer. We are making our offer in order to acquire control of, and ultimately the entire common equity interest in, Newport News. Our offer is the first step in our acquisition of Newport News and is intended to facilitate the acquisition of all Newport News shares. We intend, as soon as possible after completion of our offer, to seek to have Newport News merge with Purchaser Corp. I. The purpose of the merger would be to acquire all Newport News shares not tendered or exchanged in our offer.


   If we obtain all of the shares of Newport News pursuant to our offer, former stockholders of Newport News would own approximately 16.3% of the shares of common stock of Northrop Grumman. On a pro forma basis as of September 30, 2001, giving effect to our offer and the proposed Northrop Grumman-Newport News merger, Newport News would contribute approximately 17.9% of the assets of the combined company.


   Our obligation to exchange shares of Northrop Grumman common stock and cash for Newport News shares pursuant to our offer is subject to several conditions referred to below under "--Conditions to Our Offer," including the minimum tender condition.


   If you tender your shares, you will not be obligated to pay any charges or expenses of the exchange agent or any brokerage commissions. Except as set forth in the instructions to the letter of election and transmittal, transfer taxes on the exchange of Newport News common stock pursuant to our offer will be paid by us or on our behalf.

   Our offer to acquire Newport News common stock is also an offer to acquire Newport News Series A participating cumulative preferred stock purchase rights associated with each share of Newport News common stock, or "Newport News rights," and, when we refer to the shares of Newport News common stock, we are also referring to the associated rights, unless we indicate otherwise. In addition, all references to the Newport News rights include the benefits to holders of those rights pursuant to the Newport News stockholder protection rights agreement, or the "Newport News rights agreement," including the right to receive any payment due upon redemption of Newport News rights.

   You must tender one Newport News right for each Newport News share tendered in order to effect a valid tender of Newport News shares, unless the Newport News rights have been redeemed. The Newport News rights are currently represented by the certificates for the Newport News shares and your tender of Newport News shares prior to the Newport News distribution date will also constitute a tender of the associated Newport News rights. We will not make a separate payment to you for the Newport News rights.


Timing of Our Offer

   Our offer is scheduled to expire at 12:00 Midnight, New York City time on November 29, 2001. For more information, you should read the discussion below under the caption "--Extension, Termination and Amendment." The term "expiration date" means 12:00 midnight, New York City time, on November 29, 2001, unless we extend the period of time for which our offer is open, in which case the term "expiration date" means the latest time and date on which our offer, as so extended, expires.


Extension




   We reserve the right, subject to the merger agreement, to extend the expiration date of our offer from time to time for one or more additional periods of not more than 10 business days (5 business days if the only conditions to be satisfied are one or more of the following: (1) the minimum condition, (2) the declared effectiveness of the Form S-4 or (3) the approval for listing on the NYSE of the Northrop Grumman shares to be issued in our offer). A longer period may be approved by Newport News. If any of the conditions to our offer are not satisfied or waived on any expiration date of our offer, we are required to extend our offer, if the conditions could reasonably be expected to be satisfied, from time to time, until the conditions are satisfied or waived; however, we are not required to extend our offer beyond January 31, 2002 unless the Company requires that we extend our offer to April 30, 2002. During any extension, all Newport News shares previously tendered and not withdrawn will remain subject to our offer and subject to your right to withdraw your Newport News shares. You should read the discussion under the caption "-- Withdrawal Rights" on page 48 for more details.






   We are required to accept for payment and pay for, as promptly as practicable after the expiration of our offer and in accordance with Rule 14e-1(c) of the SEC (or as required by Rule 14d-11 under the Exchange Act), all Newport News shares validly tendered and not withdrawn pursuant to our offer.

   We will follow any extension, termination, amendment or delay, as promptly as practicable, with a public announcement. In the case of an extension, the related announcement will be issued no later than 9:00 A.M., New York City time, on the next business day after the previously scheduled expiration date. Subject to applicable law (including Rules 14d-4(d) and 14d-6(c) under the Exchange Act, which require that any material change in the information published, sent or given to Newport News stockholders in connection with our offer be promptly sent to stockholders in a manner reasonably designed to inform stockholders of that change) and without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any public announcement of this type other than by making a release to the Dow Jones News Service.

   We confirm to you that if we make a material change in the terms of our offer or the information concerning our offer, or if we waive a material condition of our offer, we will extend our offer to the extent required under the Exchange Act. If, prior to the expiration date, we change the percentage of Newport News shares being sought or the consideration offered to you, that change will apply to all holders whose Newport News shares are accepted for exchange pursuant to our offer. If at the time notice of that change is first published, sent or given to you, our offer is scheduled to expire at any time earlier than the tenth business day from and including the date that the related notice is first so published, sent or given, we will extend our offer until the expiration of that ten business day period. For purposes of our offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 A.M. through 12:00 midnight, New York City time.


   Without the consent of Newport News, we (subject to applicable law) have the right to provide for a subsequent offering period (as contemplated by Rule 14d-11 under the Exchange Act) for up to 20 business days after the acceptance of Newport News shares pursuant to our offer, of the shares then tendered and not withdrawn, if, at the scheduled or extended expiration date of our offer, conditions to our offer have been satisfied or waived and the minimum condition has been satisfied, but the shares of Newport News tendered and not withdrawn constitutes less than 90% of the outstanding Newport News shares.


Exchange of Newport News Shares; Delivery of Northrop Grumman Common Stock and Cash

   Upon the terms and subject to the conditions of our offer (including, if our offer is extended or amended, the terms and conditions of any extension or amendment), we will accept, and will exchange, Newport News shares validly tendered and not properly withdrawn promptly after the expiration date and promptly after they are tendered during any subsequent offering period. In addition, subject to applicable rules of the SEC, we expressly reserve the right to delay acceptance for exchange or exchange of Newport News shares in order to comply with any applicable law. In all cases, exchange of Newport News shares tendered and accepted for exchange pursuant to our offer will be made only after timely receipt by the exchange agent of:

  . certificates for those Newport News shares (or a confirmation of a book-entry transfer of those Newport News shares in the exchange agent's account at The Depository Trust Company, which we refer to as "DTC");

  . a properly completed and duly executed letter of election and transmittal; and

  .  any other required documents.

   For purposes of our offer, we will be deemed to have accepted for exchange Newport News shares validly tendered and not withdrawn, if and when we notify the exchange agent of our acceptance for exchange of the tenders of those Newport News shares pursuant to our offer. The exchange agent will deliver cash and Northrop Grumman common stock in exchange for Newport News shares pursuant to our offer and cash instead of fractional shares of Northrop Grumman common stock as soon as practicable after receipt of that notice. The exchange agent will act as agent for tendering stockholders for the purpose of receiving Northrop Grumman common stock and (including cash to be paid instead of fractional shares of Northrop Grumman common stock) from us and transmitting the stock and cash to you. You will not receive any interest on any cash that we pay you regardless of any delay in making the exchange.

   If we do not accept any tendered Newport News shares for exchange pursuant to the terms and conditions of our offer for any reason, or if certificates are submitted for more Newport News shares than are tendered, we will return certificates for those tendered Newport News shares or untendered Newport News shares without expense to the tendering stockholder or, in the case of Newport News shares tendered by book-entry transfer of those Newport News shares into the exchange agent's account at DTC pursuant to the procedures set forth below under the discussion entitled "--Procedure for Tendering," those Newport News shares will be credited to an account maintained within DTC, as soon as practicable following expiration or termination of our offer.


Cash Instead of Fractional Shares of Northrop Grumman Common Stock

   We will not issue certificates representing fractional shares of our common stock pursuant to our offer. Instead, each tendering stockholder who would otherwise be entitled to a fractional share of our common stock will receive cash in an amount equal to the amount of the fractional share interest in a share of our common stock to which a tendering stockholder would otherwise be entitled to multiplied by the Northrop Grumman Share Value.


Withdrawal Rights

   Your tender of Newport News shares pursuant to our offer is irrevocable, except that Newport News shares tendered pursuant to our offer may be withdrawn at any time prior to the expiration date of our offer. If we elect to provide a subsequent offering period under Exchange Act Rule 14d-11, you will not have the right to withdraw Newport News shares that you tender in the subsequent offering period.


   For your withdrawal to be effective, the exchange agent must receive from you a written notice of withdrawal at one of its addresses set forth on the back cover of this prospectus, and your notice must include your name, address, social security number, the certificate number(s) and the number of Newport News shares to be withdrawn as well as the name of the registered holder, if it is different from that of the person who tendered those Newport News shares.

   A financial institution must guarantee all signatures on the notice of withdrawal. Most banks, savings and loan associations and brokerage houses are able to effect these signature guarantees for you. The financial institution must be a participant in the Securities Transfer Agents Medallion Program, an "eligible institution," unless those Newport News shares have been tendered for the account of any eligible institution.

   If Newport News shares have been tendered pursuant to the procedures for book-entry tender discussed under the caption entitled "--Procedure for Tendering," any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Newport News shares and must otherwise comply with DTC's procedures. If certificates have been delivered or otherwise identified to the exchange agent, the name of the registered holder and the serial numbers of the particular certificates evidencing the Newport News shares withdrawn must also be furnished to the exchange agent, as stated above, prior to the physical release of those certificates.

   We will decide all questions as to the form and validity (including time of receipt) of any notice of withdrawal in our sole discretion, and our decision shall be final and binding. None of us, the exchange agent, the information agent, any dealer manager or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any notification. Any Newport News shares properly withdrawn will be deemed not to have been validly tendered for purposes of our offer. However, you may retender withdrawn Newport News shares by following one of the procedures discussed under the captions entitled "-- Procedure for Tendering" or "--Guaranteed Delivery" at any time prior to the expiration date.

   If you withdraw any of your Newport News shares, you automatically withdraw the associated Newport News rights. You may not withdraw Newport News rights unless you also withdraw the associated Newport News shares.

Procedure for Tendering

   For you to validly tender Newport News shares pursuant to our offer, (a) a properly completed and duly executed letter of election and transmittal, along with any required signature guarantees, or an agent's message in connection with a book-entry transfer, and any other required documents, must be received by the exchange agent at one of its addresses set forth on the back cover of this prospectus, and certificates for tendered Newport News shares must be received by the exchange agent at that address or those Newport News shares must be tendered pursuant to the procedures for book-entry tender set forth below (and a confirmation of receipt of that tender received (we refer to this confirmation below as a "book-entry confirmation")), in each case before the expiration date, or (b) you must comply with the guaranteed delivery procedures set forth below under "--Guaranteed Delivery."

   The term "agent's message" means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the Newport News shares and, if applicable, Newport News rights, that are the subject of that book-entry confirmation, that the participant has received and agrees to be bound by the terms of the letter of election and transmittal and that we may enforce that agreement against the participant.

   You must tender one Newport News right for each Newport News share tendered to effect a valid tender of Newport News shares, unless the board of directors of Newport News has previously redeemed the Newport News rights. Unless the Newport News distribution date occurs, a tender of Newport News shares will constitute a tender of the associated Newport News rights. If the Newport News distribution date occurs and separate certificates representing the Newport News rights are distributed by Newport News or the rights agent to holders of Newport News shares prior to the time that you tender Newport News shares pursuant to our offer, certificates representing a number of Newport News rights equal to the number of Newport News shares tendered must be delivered to the exchange agent, or, if available, a book-entry confirmation must be received by the exchange agent with respect to the certificates, in order for those Newport News shares to be validly tendered.

   If the Newport News distribution date occurs and separate certificates representing the Newport News rights are not distributed prior to the time that you tender Newport News shares pursuant to our offer, Newport News rights may be tendered prior to a stockholder's receipt of the certificates for Newport News rights by use of the guaranteed delivery procedures described below under "--Guaranteed Delivery." If Newport News rights certificates are distributed but are not available to you before Newport News shares are tendered pursuant to our offer, a tender of Newport News shares constitutes an agreement by you to deliver to the exchange agent pursuant to the guaranteed delivery procedures described below, prior to the expiration of the period to be specified in the notice of guaranteed delivery and the related letter of election and transmittal for delivery of Newport News rights certificates or a book-entry confirmation for Newport News rights (we refer to this as the "Newport News rights delivery period"), Newport News rights certificates representing a number of Newport

News rights equal to the number of Newport News shares tendered. We reserve the right to require receipt of those Newport News rights certificates (or a book-entry confirmation with respect to those Newport News rights) prior to accepting Newport News shares for exchange.

   Nevertheless, we will be entitled to accept for exchange Newport News shares that you tender prior to receipt of the Newport News rights certificates required to be tendered with the Newport News shares or a book-entry confirmation with respect to the Newport News rights and either (a) subject to complying with applicable rules and regulations of the SEC, withhold payment for those Newport News shares pending receipt of the Newport News rights certificates or a book-entry confirmation for those Newport News rights or
(b) exchange Newport News shares accepted for exchange pending receipt of the Newport News rights certificates or a book-entry confirmation for the Newport News rights in reliance upon the guaranteed delivery procedures described below under "--Guaranteed Delivery." In addition, after expiration of the Newport News rights delivery period, we may instead elect to reject as invalid a tender of Newport News shares with respect to which Newport News rights certificates or a book-entry confirmation for an equal number of Newport News rights have not been received by the exchange agent. Any determination by us to make payment for Newport News shares in reliance upon the guaranteed delivery procedure or, after expiration of the Newport News rights delivery period, to reject a tender as invalid, shall be made, subject to applicable law, in our sole and absolute discretion.

   The exchange agent has established accounts with respect to the Newport News shares at DTC for purposes of our offer, and any financial institution that is a participant in DTC may make book-entry delivery of the Newport News shares by causing DTC to transfer the Newport News shares into the exchange agent's account in accordance with DTC's procedure for that transfer. However, although delivery of Newport News shares may be effected through book-entry at DTC, the letter of election and transmittal with any required signature guarantees, or an agent's message in connection with a book-entry transfer, and any other required documents, must, in any case, be received by the exchange agent at one or more of its addresses set forth on the back cover of this prospectus prior to the expiration date, or the guaranteed delivery procedures described below must be followed. We cannot assure you, however, that book-entry delivery of Newport News rights will be available. If book-entry delivery is not available, you must tender Newport News rights by means of delivery of Newport News rights certificates or pursuant to the guaranteed delivery procedure set forth below under "--Guaranteed Delivery."

   Signatures on all letters of transmittal must be guaranteed by an eligible institution, except in cases in which Newport News shares are tendered either by a registered holder of Newport News shares who has not completed the box entitled "Special Issuance Instructions" on the letter of election and transmittal or for the account of an eligible institution.

   If the certificates for Newport News shares or Newport News rights (if any) are registered in the name of a person other than the person who signs the letter of election and transmittal, or if certificates for unexchanged Newport News shares or Newport News rights (if any) are to be issued to a person other than the registered holder(s), the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificates, with the signature(s) on the certificates or stock powers guaranteed in the manner we have described above.

   The method of delivery of share certificates and all other required documents, including delivery through DTC, is at your option and risk, and the delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured. In all cases, you should allow sufficient time to ensure timely delivery.

   To prevent backup federal income tax withholding with respect to cash received pursuant to our offer, you must provide the exchange agent with your correct taxpayer identification number and certify whether you are subject to backup withholding of federal income tax by completing the substitute form W-9 included in the letter of election and transmittal. Some stockholders (including, among others, all corporations and some foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, the stockholder must submit a form W-8 BEN, signed under penalties of perjury, attesting to that individual's exempt status.


Guaranteed Delivery

   If you wish to tender Newport News shares pursuant to our offer and your certificates are not immediately available or you cannot deliver the certificates and all other required documents to the exchange agent prior to the expiration date or cannot complete the procedure for book-entry transfer on a timely basis, your Newport News shares may nevertheless be tendered, so long as all of the following conditions are satisfied:

  . you make your tender by or through an "eligible institution" (see "-- Withdrawal Rights" above) or in the case of tenders made with respect to restricted stock, you make your tender through Newport News;


  . a properly completed and duly executed notice of guaranteed delivery, substantially in the form made available by us, is received by the exchange agent as provided below on or prior to the expiration date; and

  . the certificates for all tendered Newport News shares (or a confirmation of a book-entry transfer of such securities into the exchange agent's account at DTC as described above), in proper form for transfer, together with a properly completed and duly executed letter of election and transmittal with any required signature guarantees (or, in the case of a book-entry transfer, an agent's message) and all other documents required by the letter of election and transmittal are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

   You may deliver the notice of guaranteed delivery by hand or transmit it by facsimile transmission or mail to the exchange agent and you must include a guarantee by an eligible institution in the form set forth in that notice.

   In all cases, we will exchange Newport News shares tendered and accepted for exchange pursuant to our offer only after timely receipt by the exchange agent of certificates for Newport News shares (or timely confirmation of a book-entry transfer of those securities into the exchange agent's account at DTC as described above), properly completed and duly executed letter(s) of transmittal, or an agent's message in connection with a book-entry transfer, and any other required documents.

   By executing a letter of election and transmittal as set forth above, you irrevocably appoint our designees as your attorneys-in-fact and proxies, each with full power of substitution, to the full extent of your rights with respect to your Newport News shares tendered and accepted for exchange by us and with respect to any and all other Newport News shares and other securities issued or issuable in respect of the Newport News shares on or after November 29, 2001. That appointment is effective, and voting rights will be affected, when and only to the extent that we deposit the shares of our common stock and the cash consideration for Newport News shares that you have tendered with the exchange agent. All proxies shall be considered coupled with an interest in the tendered Newport News shares and therefore shall not be revocable. Upon the effectiveness of the appointment, all prior proxies that you have given will be revoked, and you may not give any subsequent proxies (and, if given, they will not be deemed effective). Our designees will, with respect to the Newport News shares for which the appointment is effective, be empowered, among other things, to exercise all of your voting and other rights as they, in their sole discretion, deem proper at any annual, special or adjourned meeting of Newport News' stockholders or otherwise. We reserve the right to require that, in order for Newport News shares to be deemed validly tendered, immediately upon our exchange of those Newport News shares, we must be able to exercise full voting rights with respect to those Newport News shares.


   We will determine questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Newport News shares, in our sole discretion, and our determination shall be final and binding. We reserve the absolute right to reject any and all tenders of Newport News shares that we determine are not in proper form or the acceptance of or exchange for which may, in the opinion of our counsel, be unlawful. Subject to the terms of the merger agreement, we also reserve the absolute right to waive any of the conditions of our offer (other than the regulatory approvals condition and the conditions relating to the absence of an injunction and the effectiveness of the registration statement for Northrop Grumman shares to be issued in our offer), or any defect or irregularity in the tender of any Newport News shares. No tender of Newport News shares will be deemed to have been validly made until all defects and irregularities in tenders of Newport News shares have been cured or waived. None of us, the exchange agent, the information agent, the dealer manager or any other person will be under any duty to give notification of any defects or irregularities in the tender of any Newport News shares or will incur any liability for failure to give any notification. Our interpretation of the terms and conditions of our offer (including the letter of election and transmittal and its instructions) will be final and binding.

   The tender of Newport News shares and Newport News rights (if any) pursuant to any of the procedures described above will constitute a binding agreement between us and you upon the terms and subject to the conditions of our offer.

Material U.S. Federal Income Tax Consequences of Our Offer and the Merger





   The discussion below reflects the opinion of Fried, Frank, Harris, Shriver & Jacobson, outside counsel to Northrop Grumman, as to the material U.S. federal income tax consequences of our offer and the merger to Newport News, and the holders of Newport News common stock who are citizens or residents of the United States or that are domestic corporations. The discussion below:


  . is based upon current provisions of the Internal Revenue Code, currently applicable Treasury regulations promulgated under the Internal Revenue Code, and judicial and administrative decisions, all of which are subject to change, possibly with retroactive effect;


  . does not purport to address all aspects of U.S. federal income taxation that may affect particular stockholders in light of their particular circumstances, that are generally assumed to be known by investors or that may affect stockholders to which special provisions of the U.S. federal income tax laws may apply based on their particular circumstances or status (see "--Qualifications" below);


  . assumes that the shares of Newport News common stock are held as capital assets;


  . assumes that our offer and the merger and related transactions will take place in accordance with all of the terms and conditions of the merger agreement without the waiver or modification of any of those terms or conditions; and


  . does not address possible tax consequences of our offer or the merger under foreign, state or local laws.


   Neither Northrop Grumman nor Newport News has requested a ruling from the Internal Revenue Service with regard to any of the U.S. federal income tax consequences of our offer or the merger. The opinions of counsel will not be binding on the Internal Revenue Service and there can be no assurance that the Internal Revenue Service will not challenge the conclusions reflected in Fried, Frank, Harris, Shriver & Jacobson's opinions and that a court would not sustain a challenge of that type.


  General Considerations--Tax Opinion--Direction of the Merger.


   Under the merger agreement, the merger will be effected by merging Newport News with and into Purchaser Corp. I, with Purchaser Corp. I surviving. Fried, Frank, Harris, Shriver & Jacobson has provided an opinion, based on certain assumptions and representations of Northrop Grumman and Newport News that if the merger is effected in this manner, our offer and the merger will be treated for federal income tax purposes as a single integrated transaction that constitutes a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. Under the terms of the merger agreement, Northrop Grumman and Newport News will seek to have Fried, Frank, Harris, Shriver & Jacobson confirm its opinion at the time of the merger, based on the actual facts existing at the time.

   In the event the confirming opinion referred to above cannot be obtained, the merger will be restructured as a merger of Purchaser Corp. I into Newport News. If the merger is restructured, our offer and the merger will not qualify as a reorganization and the exchange of Newport News shares for Northrop Grumman shares and/or cash pursuant to our offer or merger will be a fully taxable transaction to the Newport News stockholders. See "Tax Consequences if Our Offer and the Merger Are Not Treated as a Reorganization" below.


   The principal assumptions underlying the opinion of Fried, Frank, Harris, Shriver & Jacobson are that:


  . Representations, in all material respects the same as those provided by Northrop Grumman, Purchaser Corp. I and Newport News at the time of the initial opinion can and will be provided at the time of the merger based on the actual facts existing at that time.


  . Our offer, the merger and related transactions will take place in accordance with all of the terms and conditions of our offer and the merger agreement without the waiver or modification of any of those terms or conditions.


  . The value of the Northrop Grumman stock issued to Newport News stockholders pursuant to our offer and the merger will represent a sufficient percentage of the value of all consideration furnished to the Newport News stockholders in our offer and the merger to satisfy the continuity of shareholder interest requirement of Treas. Reg. 1.368-1(e). The initial opinion assumes that at least a 45% level of continuity would be achieved. For this purpose, consideration paid in our offer or the merger to Newport News or its Stock Employee Compensation Trust would not be taken into account. In addition, consideration paid in our offer for any Newport News common stock issued after the date of the merger agreement pursuant to the exercise of stock options, for "restricted stock" or for Newport News common stock held at the date of the merger agreement by the Stock Employee Compensation Trust that is sold to third parties in accordance with the merger agreement before our offer closes, will or will not be taken into account, depending on which treatment produces the lowest level of continuity. For purposes of determining continuity, the value of Northrop Grumman stock issued in our offer will be the lesser of the value of such stock on the date our offer closes or the date the merger occurs.


Tax Consequences of Our Offer and the Merger if They Are Treated as a Reorganization


   Assuming our offer and the merger are treated together as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, the material federal income tax consequences to Newport News and Newport News stockholders of our offer and the merger are as set forth below. For a discussion of the tax consequences if our offer and the merger are not treated as a reorganization See "Tax Consequences if Our Offer and the Merger Are Not Treated as a Reorganization" below.


Consequences to Newport News Stockholders


   Only Shares of Northrop Grumman Common Stock Received. Except as discussed below with respect to cash received in lieu of a fractional share of Northrop Grumman common stock, a Newport News stockholder who receives solely shares of Northrop Grumman common stock in exchange for the holder's shares of Newport News common stock will not recognize gain or loss. The tax basis of the shares of Northrop Grumman common stock will be the same as the tax basis of the shares of Newport News common stock exchanged. The holding period of the shares of Northrop Grumman common stock received will include the holding period of the shares of Newport News common stock exchanged.


   Only Cash Received. A Newport News stockholder who receives solely cash in our offer and the merger in exchange for the stockholder's shares of Newport News common stock generally will recognize capital gain or loss measured by the difference between the amount of cash received and the tax basis of the exchanged shares of Newport News common stock. This capital gain or loss will be long-term capital gain or loss if the stockholder's holding period with respect to his or her Newport News common stock exceeds one year as of the effective time of the exchange pursuant to our offer or the merger, as the case may be. If, however, a stockholder who receives solely cash in our offer and the merger constructively owns shares of Newport News common stock for which consideration other than cash will be received, or actually or constructively owns shares of Northrop Grumman common stock after our offer and the merger, the consequences to the stockholder may be similar to those discussed below under "--Shares of Northrop Grumman Common Stock and Cash Received--Treatment of Gain Recognized," except that the amount of consideration treated as a dividend might not be limited to the amount of the stockholder's gain realized in the transaction. See also "--Shares of Northrop Grumman Common Stock and Cash Received--Effect of Overlapping or Constructive Ownership" for a general discussion of the effect of a stockholder's overlapping or constructive ownership on the dividend/capital gain issue.


Shares of Northrop Grumman Common Stock and Cash Received


   General. Except as discussed below with respect to cash received in lieu of a fractional share of Northrop Grumman common stock, a Newport News stockholder who receives both shares of Northrop Grumman common stock and cash in exchange for shares of Newport News common stock will recognize gain equal to the lesser of:


  . the amount, if any, by which the sum of the amount of cash and fair market value, as of the effective time of the exchange pursuant to our offer or the merger as the case may be, of Northrop Grumman common stock received with respect to the stockholder's Newport News stock exceeds the stockholder's tax basis in the Newport News common stock exchanged; and


  .  the amount of cash received in the exchange.


   No loss will be recognized in the exchange. For this purpose gain or loss must be calculated separately for each identifiable block of shares surrendered in the exchange, and a loss realized on one block of shares cannot be used to offset a gain realized on another block of shares. Any recognized capital gain will be long-term capital gain if the stockholder's holding period with respect to its Newport News common stock exceeds one year as of the effective time of the exchange pursuant to our offer or the merger, as the case may be.


   Treatment of Gain Recognized. Any gain recognized will be treated as gain from the sale or exchange of stock, except in the circumstances described in this paragraph. These circumstances primarily include cases where there is overlapping or constructive ownership or where the stock election is oversubscribed. A Newport News stockholder will be required to treat any gain recognized as a dividend, to the extent of the stockholders ratable share of earnings and profits, if, as a result of the deemed redemption described in step (2) below, the stockholder's interest in Northrop Grumman was not reduced sufficiently to cause the cash received to be not "essentially equivalent to a dividend" under Section 302 of the Internal Revenue Code. Whether a stockholder's interest was reduced sufficiently to cause the cash received to be not "essentially equivalent to a dividend" requires a determination based on a stockholder's particular facts and circumstances. However, the Internal Revenue Service has indicated in published rulings that a distribution that results in any reduction in interest of a small, minority stockholder in a publicly held corporation will sufficiently reduce the stockholder's interest in the corporation if the stockholder exercises no control with respect to corporate affairs. In addition, if the deemed redemption described in step (2) below is "substantially disproportionate" with respect to the stockholder, the gain recognized will be taxed as capital gain. The deemed redemption generally will be substantially disproportionate if the percentage of Northrop Grumman common stock owned after the deemed redemption described in step (2) below is less than 80 percent of the percentage of Northrop Grumman common stock owned after step (1) below.


   For purposes of determining whether a stockholder's interest has been reduced, a Newport News stockholder will be treated as if the stockholder had engaged in a hypothetical transaction in which the stockholder and all other Newport News stockholders (though it is unclear whether Newport News stockholders who receive solely cash in our offer and the merger are counted for this purpose) (1) received solely shares of

Northrop Grumman common stock in exchange for all of their shares of Newport News common stock, and (2) thereafter had a portion of those shares of Northrop Grumman common stock redeemed for the cash portion of the consideration in the merger. A Newport News stockholder's hypothetical interest in Northrop Grumman after step (1) is compared to the stockholder's interest in Northrop Grumman subsequent to the deemed redemption in step (2). In each case, subject to limited exceptions, shares of Northrop Grumman common stock actually or constructively owned, under the constructive ownership rules described in "-- Effect of Overlapping or Constructive Ownership" below, by a stockholder will be considered owned for purposes of applying these tests.


   Effect of Overlapping or Constructive Ownership. Under the applicable constructive ownership rules of Section 318 of the Internal Revenue Code, a stockholder will, in general, be treated as owning shares owned by some family members and other related entities, or that are subject to options owned or deemed owned by that person. The actual or constructive ownership of shares of Northrop Grumman or Newport News common stock may have the effect of causing a Newport News stockholder who would otherwise qualify for capital gain treatment to fail to so qualify and subject the stockholder to dividend treatment on the cash portion of our offer or the merger consideration to the extent of the stockholder's ratable share of earnings and profits, even if the stockholder receives solely cash in our offer and the merger. Therefore, Newport News stockholders who:


  .  constructively own shares of Newport News common stock; or


  .  actually or constructively own shares of Northrop Grumman common stock;


should consult their tax advisors as to the tax consequences of receiving cash, whether or not the stockholder intends to make a stock election.


   Tax Basis and Holding Period of Shares of Northrop Grumman Common Stock Received in Our Offer and the Merger. The tax basis of the shares of Northrop Grumman common stock received in our offer and the merger will be the same as the tax basis of the exchanged shares of Newport News common stock, increased by the amount of gain recognized on the exchange with respect to those shares of Newport News common stock, decreased by the tax basis of any portion of those shares of Newport News common stock that are converted into cash in lieu of receipt of a fractional share of Northrop Grumman common stock, and further decreased by the amount of cash received with respect to those shares of Newport News common stock, other than cash received in lieu of a fractional share interest. The holding period of the shares of Northrop Grumman common stock received will include the holding period of the exchanged shares of Newport News common stock.


  Fractional Shares


   A Newport News stockholder who receives cash in lieu of a fractional share of Northrop Grumman common stock should be treated as having received the fractional share of Northrop Grumman common stock and then having exchanged the fractional share for cash in a redemption by Northrop Grumman. Gain or loss recognized as a result of that exchange would generally be equal to the cash amount received for the fractional share of Northrop Grumman common stock less the proportion of the stockholder's tax basis in shares of Newport News common stock exchanged and allocable to the fractional share of Northrop Grumman common stock. It is possible, however, that the cash received in lieu of a fractional share of Northrop Grumman common stock would instead be treated in the same manner as other cash received in our offer and the merger. See "-- Shares of Northrop Grumman Common Stock and Cash Received".


  Consequences to Northrop Grumman and Newport News


   Neither Northrop Grumman nor Newport News will recognize gain or loss as a result of our offer and the merger.


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


 Tax Consequences if Our Offer and the Merger Are Not Treated as a
 Reorganization.


  Consequences to the Newport News Stockholders


   If our offer and the merger are not treated as a reorganization, because of a restructuring of the merger or otherwise, a sale or exchange of Newport News common stock pursuant to our offer or the merger will generally constitute a fully taxable transaction to an exchanging Newport News stockholder, including a Newport News stockholder who receives only Northrop Grumman stock pursuant to our offer or the merger. Accordingly, a Newport News stockholder will generally recognize capital gain or loss equal to the difference between the amount of cash plus the fair market value of any Northrop Grumman stock received and the tax basis of the shares of Newport News common stock exchanged therefor. This capital gain or loss will be long-term capital gain or loss if the stockholder's holding period with respect to his or her Newport News common stock exchanged exceeds one year as of closing of our offer, in the case of shares exchanged in the offer, and one year as of the closing of the merger, in the case of shares exchanged in the merger. In that case, the basis of any Northrop Grumman stock received in our offer will be the fair market value of such stock at the time our offer closes, in the case of shares exchanged in our offer, and the fair market value of such stock the time the merger closes, in the case of shares exchanged in the merger. The holding period of any Northrop Grumman stock received in or offer or the merger, will begin on the day after the offer closes, in the case of Northrop Grumman stock received in the offer and on the date after the merger closes in the case of Northrop Grumman stock received in the merger.


  Consequences to Northrop Grumman and Newport News


   If our offer and the merger fail to qualify as a reorganization because the merger is restructured, neither Northrop Grumman nor Newport News will recognize gain or loss as a result of our offer and the merger. If the merger fails to qualify as a reorganization for some other reason, Newport News could, under some circumstances, be required to recognize gain equal to the excess of the fair market value of its assets over their tax basis.


Backup Withholding


   For a discussion of potential backup withholding with respect to consideration received by Newport News stockholders, see "Our Offer--Procedure for Tendering" on page 49.


Qualifications


   As noted above, the foregoing discussion does not address aspects of U.S. federal income taxation that may be relevant to Newport News stockholders to which special provisions of the U.S. federal income tax law may apply based on their particular circumstances or status. For example, the discussion does not address aspects of U.S. federal income taxation that may be relevant to:


  .  dealers in securities or currencies;


  .  traders in securities;


  .  financial institutions;


  .  tax-exempt organizations;


  .  insurance companies;


  . persons holding shares of Newport News common stock as part of a hedging, "straddle", conversion or other integrated transaction;


  .  non-United States persons;


  .  persons whose functional currency is not the United States dollar;

  . persons who acquired their shares of common stock through the exercise of employee stock options or otherwise as compensation; or


  .  stockholders who exercise dissenters' rights.


   The preceding discussion sets forth the material U.S. federal income tax consequences of our offer and the merger but does not purport to be a complete analysis or discussion of all potential tax effects relevant thereto. Thus, Newport News stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of our offer and the merger, including tax return reporting requirements, whether gain, if any, will be treated as capital gain or a dividend, the applicability and effect of U.S. federal, state, local and other applicable tax laws and the effect of any proposed changes in the tax laws.



Effect of Our Offer on Market for Newport News Shares; Registration Under the Exchange Act

  Reduced Liquidity; Possible Delisting

   The tender of Newport News shares pursuant to our offer will reduce the number of holders of Newport News shares and the number of Newport News shares that might otherwise trade publicly and could adversely affect the liquidity and market value of the remaining Newport News shares held by the public. Newport News shares are listed and principally traded on the New York Stock Exchange. Depending on the number of Newport News shares acquired pursuant to our offer, following the completion of our offer, Newport News shares may no longer meet the requirements of the New York Stock Exchange for continued listing. For example, published guidelines of the New York Stock Exchange indicate that the New York Stock Exchange would consider delisting the outstanding Newport News shares if, among other things:

  . the number of publicly held Newport News shares (exclusive of holdings of officers, directors and members of their immediate families and other concentrated holdings of 10 percent or more) should fall below 600,000;

  . the number of record holders of 100 or more Newport News shares should fall below 1,200; or

  . the aggregate market value of publicly held shares should fall below $5 million.

   According to Newport News, there were as of November 1, 2001 35,397,728 Newport News common shares outstanding, held by approximately 32,000 holders of record as of March 1, 2001.


   If the New York Stock Exchange were to delist the Newport News shares, including after the exchange of shares in our offer but prior to the merger, the market for them could be adversely affected. It is possible that Newport News shares would be traded on other securities exchanges or in the over-the-counter market, and that price quotations would be reported by those exchanges, or through the Nasdaq Stock Market or by other sources. The extent of the public market for the Newport News shares and the availability of such quotations would, however, depend upon the number of holders and/or the aggregate market value of the Newport News shares remaining at that time, the interest in maintaining a market in the Newport News shares on the part of securities firms, the possible termination of registration of Newport News shares under the Exchange Act, as described below, and other factors.

  Status as "Margin Securities"

   The Newport News shares are presently "margin securities" under the regulations of the Federal Reserve Board, which has the effect, among other things, of allowing brokers to extend credit on the collateral of Newport News shares. Depending on the factors similar to those described above with respect to listing and market quotations, following completion of our offer, the Newport News shares may no longer constitute "margin securities" for the purposes of the Federal Reserve Board's margin regulations, in which event the Newport News shares would be ineligible as collateral for margin loans made by brokers.

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

   Registration Under the Exchange Act

   Newport News shares are currently registered under the Exchange Act. Newport News can terminate that registration upon application to the SEC if the outstanding shares are not listed on a national securities exchange and if there are fewer than 300 holders of record of Newport News shares. Termination of registration of the Newport News shares under the Exchange Act would reduce the information that Newport News must furnish to its stockholders and to the SEC and would make some provisions of the Exchange Act, including the short-swing profit recovery provisions of Section 16(b) and the requirement of furnishing a proxy statement in connection with stockholders meetings pursuant to Section 14(a) and the related requirement of furnishing an annual report to stockholders, no longer applicable with respect to Newport News shares. Furthermore, the ability of "affiliates" of Newport News and persons holding "restricted securities" of Newport News to dispose of securities pursuant to Rule 144 under the Securities Act may be impaired or eliminated. If registration of the shares under the Exchange Act were terminated, they would no longer be eligible for New York Stock Exchange listing or for continued inclusion on the Federal Reserve Board's list of "margin securities."

Purpose of Our Offer; the Merger; Appraisal Rights

   We believe that our proposed acquisition of Newport News represents a compelling opportunity to enhance value for both Newport News and Northrop Grumman stockholders. See "Reasons for Our Offer." We are making our offer in order to acquire control of, and ultimately the entire common equity interest in, Newport News. Our offer is the first step in our acquisition of Newport News, and is intended to facilitate the acquisition of all Newport News shares. You will not have appraisal rights as a result of the completion of our offer.

   We intend, as soon as practicable after the completion of our offer, to seek to merge Newport News with and into Purchaser Corp. I, a wholly owned subsidiary of Northrop Grumman. The purpose of the merger is to acquire all Newport News shares not tendered and exchanged pursuant to our offer. In the merger, each holder of Newport News shares (except for Newport News shares held in Newport News' treasury and Newport News shares that we or Purchaser Corp. I owns for our own account) not exchanged or accepted for exchange in our offer would have the right to make the same elections as in our offer, to the extent those forms of consideration are remaining after completion of our offer and subject to proration procedures. The exchange ratio for the offer consideration and the merger consideration will be the same, regardless of the Northrop Grumman stock price at the time of completion of the merger. Assuming the minimum tender condition is satisfied and we complete our offer, we would have sufficient voting power to effect the merger under Section 251 of the Delaware General Corporation Law without the vote of any other stockholder of Newport News.


   The merger may be completed pursuant to Section 253 of the Delaware General Corporation Law. Under Section 253, a parent corporation owning at least 90% of the outstanding shares of each class of a subsidiary corporation may merge the subsidiary corporation into itself without the approval of the stockholders of the parent corporation or of the board of directors or stockholders of the subsidiary corporation.

   Although stockholders do not have appraisal rights as a result of our offer, Newport News stockholders at the time of the merger who do not vote in favor of the merger may have the right under the Delaware General Corporation Law to demand appraisal of their Newport News shares in accordance with Section 262 of the Delaware General Corporation Law. Under Section 262, dissenting stockholders who comply with the applicable statutory procedures will be entitled to receive a judicial determination of the fair value of their Newport News shares (exclusive of any element of value arising from the accomplishment or expectation of the merger) and to receive payment of the fair value in cash, together with a fair rate of interest, if any.


   In Cede & Co. and Cinerama, Inc. v. Technicolor, Inc., the Supreme Court of the State of Delaware construed Section 262 of the Delaware General Corporation Law and held that the "accomplishment or expectation" exclusion from the calculation of fair value set forth in the preceding sentence is narrow and is

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


designed to eliminate use of pro forma data and projections of a speculative variety relating to the completion of a merger. The court held that it is appropriate to include in the calculation of fair value any known elements of value, including those elements of value which exist on the date of the merger because of a majority acquiror's interim action in a two-step cash-out transaction. We cannot assure you as to the methodology a court would use to determine fair value or how a court would select which of the elements of value are to be included in a determination. Any judicial determination of the fair value of Newport News shares could be based upon factors other than, or in addition to, the price per Newport News share to be paid in the merger or the market value of the Newport News shares. The value determined could be more or less than or the same as the value of the consideration per Newport News share to be paid in the merger.


   Rule 13e-3 of the General Rules and Regulations under the Exchange Act, which we do not believe would apply to the merger if the merger occurred within one year of the completion of our offer, would require, among other things, that some financial information concerning Newport News, and some information relating to the fairness of the proposed transaction and the consideration offered to stockholders of Newport News, be filed with the SEC and disclosed to you prior to the completion of the merger.

Plans for Newport News After the Merger

   Our intention is to keep the headquarters of Newport News in Newport News, Virginia and to retain Newport News' management team. We also intend to continue to operate Newport News' main shipyard located in Newport News, Virginia. This plan is intended to ensure that the shipyards of Newport News remain active in the future. We do not anticipate any reduction in the production trades or engineering work force at the facility. The directors of Purchaser Corp. I will be the initial directors of the surviving corporation, and the officers of Newport News will be the initial officers of the surviving corporation. Upon the completion of our offer and the merger, we intend to conduct a detailed review of Newport News and its assets, corporate structure, capitalization, operations, policies, management and personnel. After that review, we will determine what actions or changes, if any, would be desirable in light of the circumstances that then exist.


Conditions to Our Offer

   Our offer is subject to a number of conditions, which are described below:

   Minimum Tender Condition

   There must be validly tendered and not withdrawn enough shares of Newport News common stock so that, after completion of our offer, we will own a majority of the total number of outstanding Newport News shares on a fully diluted basis (as though all options or other securities convertible into or exercisable or exchangeable for Newport News shares had been so converted, exercised or exchanged).




   Registration Statement Effectiveness Condition


   The registration statement of which this prospectus is a part must have been declared effective by the SEC and is not subject to any stop order.


   NYSE Listing Condition


   The shares of Northrop Grumman stock to be issued in the offer and merger shall have been accepted for listing on the New York Stock Exchange.


   Certain Other Conditions to Our Offer



   Notwithstanding any other provision of our offer, we shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) promulgated under the Exchange Act (relating to the our obligations to pay for or return tendered shares of Newport News common stock promptly after termination or withdrawal of our offer), pay for any shares of Newport News common stock tendered pursuant to our offer, and may, subject to the merger agreement, terminate or amend the offer in accordance with the merger agreement; if:




  . there shall have been any action taken, or suit or proceeding threatened or commenced, or any statute, rule, regulation, legislation, judgment, order or injunction promulgated, entered, enforced, enacted, issued or deemed applicable to the offer or the merger, in each case by any domestic or foreign federal or state governmental regulatory or administrative agency or authority or court or legislative body or commission which is reasonably likely to have the effect of (1) prohibiting, or imposing any material limitations, on our ownership or operation (or that of any of our subsidiaries) of all or a material portion of Newport News' and its subsidiaries' businesses or assets as a whole, or compelling us or our subsidiaries to dispose of or hold separate any material portion of our shares of Newport News common stock or of the business or assets of Newport News or its subsidiaries or Northrop Grumman and its subsidiaries, in each case taken as a whole, other than limitations generally affecting the industries in which Newport News and Northrop Grumman and their respective subsidiaries conduct their business, (2) prohibiting, or making illegal, completion of our offer or completion of the merger or the other transactions contemplated by the merger agreement, or (3) imposing material limitations on our ability or our subsidiaries' ability effectively to exercise full rights of ownership of all or a substantial number of the shares of the Newport News common stock including, without limitation, the right to vote the shares of the Newport News common stock purchased by us on all matters properly presented to Newport News' shareholders on an equal basis with all other holders of such shares and the right to hold, transfer or dispose of such shares;


  . since the date of the merger agreement, except as disclosed in the disclosure schedule to the merger agreement and the Newport News' filings with the SEC filed prior to the date of the merger agreement, there shall have occurred any state of facts, change, development, effect, event, condition or occurrence that individually or in the aggregate has had or is reasonably likely to have a material adverse effect on Newport News;


  . (1) the representations of Newport News contained in the merger agreement shall not be true and correct with the same effect as if made at and as of the expiration date of the Offer or if such representations speak as of an earlier date, as of such earlier date, except, in either such case to the extent that the breach thereof would not have a material adverse effect on Newport News, or (2) Newport News shall have failed to comply in material respects with its covenants and agreements contained in the merger agreement;


  . the merger agreement shall have been terminated in accordance with its terms; or


  . there shall have occurred a Distribution Date (as defined in the Newport News Rights Agreement) and the offer price shall not have been adjusted as contemplated by the merger agreement;


which, in any such case, and regardless of the circumstances giving rise to any such condition, make it inadvisable, in the reasonable discretion of Northrop Grumman, to proceed with such acceptance for payment or payment; or




  . since the date of the merger agreement, except as disclosed in the disclosure schedule to the merger agreement and our filings with the SEC filed prior to the date of the merger agreement, there shall have occurred any state of facts change, development, effect, event, condition or occurrence that individually or in the aggregate has had or is reasonably likely to have a material adverse effect on us;


  . (1) our representations contained in the merger agreement shall not be true and correct with the same effect as if made at and as of the expiration date of our offer or if those representations speak as of an earlier date, as of that earlier date, except, in either such case to the extent that the breach thereof would not have a material adverse effect on us, or (2) we shall have failed to comply in material respects with our covenants and agreements contained in the merger agreement; or

  . a Distribution Date (as defined in the Northrop Grumman Rights Agreement) has occurred and the necessary adjustments to the offer consideration have not been made.

   Subject to the provisions of the merger agreement, the conditions listed above are solely for our benefit and we may assert them regardless of the circumstances giving rise to any of the conditions (including any action or inaction by us). Subject to the provisions of the merger agreement and, in some cases, to the consent of Newport News, we may waive any of these conditions in whole or in part (other than the Minimum Condition, the registration statement effectiveness condition and the NYSE listing condition). The determination as to whether any condition has been satisfied shall be in the reasonable judgment of Northrop Grumman and Newport News and will be final and binding on all parties. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any right and each right shall be deemed a continuing right which may be asserted at any time and from time to time prior to the expiration of our offer.


Regulatory Approvals

   Other than the SEC's declaring the effectiveness of the registration statement of which this prospectus is a part and the filing of a certificate of merger under the Delaware General Corporation Law with respect to the merger, we do not believe that any additional material governmental filings are required with respect to our offer and the merger.

Source and Amount of Funds

   Our offer is not conditioned upon any financing arrangements. In addition to the Northrop Grumman shares to be issued in connection with our offer, we estimate that the total amount of funds required to purchase all of the outstanding Newport News shares pursuant to our offer and the subsequent Northrop Grumman-Newport News merger and to pay related fees and expenses will be between approximately $800,000,000 and $900,000,000, depending upon the actual number of Newport News shares outstanding. We expect to fund the cash portion of our offer from working capital and currently available lines of credit.


   Our lines of credit are in the form of (a) a 364-day revolving credit facility, dated as of March 30, 2001, among Northrop Grumman and Litton, as borrowers, the lenders party thereto, The Chase Manhattan Bank and Credit Suisse First Boston, as co-administrative agents, The Chase Manhattan Bank as payment agent, Salomon Smith Barney Inc., as syndication agent, The Bank of Nova Scotia and Deutsche Banc Alex. Brown, Inc., as co-documentation agents, and JP Morgan and Credit Suisse First Boston, as joint lead arrangers and joint bookrunners, with an aggregate maximum principal amount of $2,500,000,000, subsequently reduced to $527,000,000, which is referred to as
Exhibit 10.2 in the registration statement of which this prospectus is a part and (b) a five-year revolving credit facility, dated as of March 30, 2001, among Northrop Systems, Northrop Grumman and Litton, as borrowers, the lenders party thereto, The Chase Manhattan Bank and Credit Suisse First Boston, as co-administrative agents, The Chase Manhattan Bank, as payment agent, Salomon Smith Barney Inc., as syndication agent, The Bank of Nova Scotia and Deutsche Banc Alex. Brown, Inc., as co-documentation agents, and JP Morgan and Credit Suisse First Boston, as joint lead arrangers and joint bookrunners, with an aggregate principal amount of up to $2,500,000,000 which is referred to as
Exhibit 10.3 in the registration statement of which this prospectus is a part. Each of the facilities is an unsecured senior credit facility and contains usual and customary affirmative and negative covenants, including 32 customary financial covenants. Interest rates for the loans will be adjusted LIBOR (which will at all times include statutory reserves) or the adjusted base rate, at our election, in each case plus spreads depending upon a schedule of certain specified Standard & Poor's and Moody's Investors Service's ratings of Northrop Grumman.

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

We may elect periods of one, two, three or six months for adjusted LIBOR borrowings under the loans. At this time, we have not borrowed under these facilities in connection with our offer. If our credit ratings remain the same and we were to borrow under these facilities on, for example, June 20, 2001, then the interest rate under the 364-day facility would be LIBOR plus 1.075% and under the five-year facility it would be LIBOR plus 1.025%. We have no current plans or arrangements to finance or repay the borrowings, if and when we borrow under these facilities.

Certain Relationships with Newport News

   Except as set forth in this prospectus, neither we nor, to the best of our knowledge, any of our directors, executive officers or other affiliates has any contract, arrangement, understanding or relationship with any other person with respect to any securities of Newport News, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies. Except as described in this prospectus, there have been no contacts, negotiations or transactions since January 1, 1998, between us or, to the best of our knowledge, any of our directors, executive officers or other affiliates on the one hand, and Newport News or its affiliates, on the other hand, concerning a merger, consolidation or acquisition, a tender offer or other acquisition of securities, an election of directors, or a sale or other transfer of a material amount of assets. Neither we, nor, to the best of our knowledge, any of our directors, executive officers or other affiliates has since January 1, 1998 had any transaction with Newport News or any of its executive officers, directors or affiliates that would require disclosure under the rules and regulations of the SEC applicable to our offer. As of the date of this prospectus we beneficially own for our own account 100 shares of Newport News common stock which we purchased on May 21, 2001 on the New York Stock Exchange for $64.48 per share. No director of Northrop Grumman owns any shares of Newport News common stock.


   Confidentiality Agreement


   Northrop Grumman and Newport News entered into a confidentiality agreement dated October 5, 2001 pursuant to which Northrop Grumman and Newport News agreed not to disclose the other's confidential information or to use the other's confidential information other than for the purpose of evaluating a possible transaction between Northrop Grumman and Newport News. This summary is qualified in its entirety by reference to the confidentiality agreement, which was filed with the SEC as Exhibit (e)(1) on our amended Schedule TO, dated October 9, 2001, and incorporated in this prospectus by reference.


   Employment Agreements




   We have entered into a retention bonus agreement with Thomas C. Schievelbein, Executive Vice President and Chief Operating Officer of Newport News, for a two-year period beginning at the completion of our offer. The retention bonus agreement will become effective upon completion of our offer and will replace his current employment agreement at that time. During each year of the two-year period, we will pay him at least $435,000 in base salary and a bonus of at least $400,000. We will also grant him stock options to purchase 15,000 shares of our common stock with a four-year vesting schedule and 8,000 shares of restricted stock with a three-year performance period. Immediately following the completion of our offer, Mr. Schievelbein will continue to participate in the same employee benefit and executive perquisite programs in which he participates immediately prior to the consummation of our offer (excluding stock or equity based benefit programs). At times selected by Northrop Grumman, Mr. Schievelbein will be transferred from his current benefits and perquisites to the benefit plans and executive perquisites applicable to similarly situated elected officers of Northrop Grumman; provided, that Mr. Schievelbein will receive a minimum of four weeks vacation per calendar year. We will also pay him retention bonus payments of $2,787,500 no later than January 31, 2003 and $1,087,500 thirty days following the second anniversary of the completion of our offer, so long as he has remained continuously employed with us through such dates. Mr. Schievelbein will also receive each of the retention bonus payments if we terminate his employment other than for cause, or if he terminates his employment following certain adverse job-related actions by us (for example, a reduction in his compensation or relocation to which he does not consent), or if he dies or becomes permanently disabled. If his termination is for any other reason, he will forfeit any unpaid benefits under the retention bonus agreement. We will also provide Mr. Schievelbein with an enhanced supplemental retirement benefit by adding three years to both his years of service and years of participation under the plan and five years to his age under the plan.

   By entering into the retention bonus agreement, Mr. Schievelbein waived his right to terminate his employment during the two-year period following the completion of our offer and receive severance pay under Newport News' Change in Control Severance Benefit Plan for Key Employees; provided, however, that Northrop Grumman acknowledges and agrees that a termination of employment by Mr. Schievelbein following certain adverse job-related actions by us shall be deemed for purposes of the Change in Control Severance Plan to be a termination of employment due to a "constructive termination"; provided, further, that in such event the severance benefits that he would be entitled to receive under the Change in Control Severance Plan will be offset (other than any required continuation of welfare benefits) by any cash payments or benefit credits provided to him pursuant to the bonus retention agreement.


   The bonus retention agreement does not affect Mr. Schievelbein's right to terminate employment following the expiration of the term of the agreement and claim a "constructive termination" based on events that occur while the bonus retention agreement is effective. However, Mr. Schievelbein acknowledges and agrees that in the event of such a termination of employment, the only benefits to which he shall be entitled under the severance benefit provisions of the Change in Control Severance Plan are (1) the continuation of certain welfare benefit plans and (2) payment of otherwise forfeited deferred compensation amounts, in each case to the extent such benefit has not previously been paid.


   Except as modified by the bonus retention agreement, Mr. Schievelbein will continue to retain all of his rights under the Change in Control Severance Plan (including, without limitation, rights relating to the gross-up payment for any so-called "golden parachute" excise taxes and related taxes). In addition, any cash payments and benefit credits provided to him pursuant to the bonus retention agreement, when paid, will reduce the severance benefits payable to Mr. Schievelbein under that plan.


   This summary of the terms of the retention bonus agreement with Mr. Schievelbein is qualified in its entirety by the reference to the complete text of the retention bonus agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.



Fees and Expenses

   Northrop Grumman has retained Salomon Smith Barney Inc. to act as the dealer manager in connection with our offer and to provide various financial advisory services to Northrop Grumman in connection with our offer and the merger. Salomon Smith Barney will receive reasonable and customary compensation for these services and will be reimbursed for out-of-pocket expenses, including reasonable expenses of counsel and other advisors. We have agreed to indemnify Salomon Smith Barney and related persons against various liabilities and expenses in connection with its services as the dealer manager and financial advisor, including various liabilities and expenses under the U.S. federal securities laws. From time to time, Salomon Smith Barney and its affiliates may actively trade the debt and equity securities of Northrop Grumman and Newport News for their own account or for the accounts of customers and, accordingly, may hold a long or short position in those securities. Salomon Smith Barney has in the past performed various investment banking and financial advisory services for us for which they have received customary compensation.

   We have retained D. F. King & Co., Inc. as information agent in connection with our offer. The information agent may contact holders of Newport News shares by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominee stockholders to forward material relating to our offer to beneficial owners of Newport News shares. We will pay the information agent reasonable and customary compensation for these services in addition to reimbursing the information agent for its reasonable out-of-pocket expenses. We have agreed to indemnify the information agent against various liabilities and expenses in connection with our offer, including various liabilities under the U.S. federal securities laws.

   In addition, we have retained Mellon Investor Services LLC as the exchange agent. We will pay the exchange agent reasonable and customary compensation for its services in connection with our offer, will reimburse the exchange agent for its reasonable out-of-pocket expenses and will indemnify the exchange agent against various liabilities and expenses, including various liabilities under the U.S. federal securities laws.

   We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Newport News shares pursuant to our offer. We will reimburse brokers, dealers, commercial banks and trust companies and other nominees, upon request, for customary clerical and mailing expenses incurred by them in forwarding offering materials to their customers.

Accounting Treatment

   The acquisition of Newport News by Northrop Grumman's wholly owned subsidiary, Purchaser Corp. I., would be accounted for under the purchase method of accounting under U.S. generally accepted accounting principles, which means that Newport News' results of operations will be included with ours from the closing date and its consolidated assets and liabilities will be recorded at their fair values at the same date.


Stock Exchange Listing

   Our common stock is listed on the New York Stock Exchange. We will make an application to list on the New York Stock Exchange the common stock that we will issue pursuant to our offer and the merger.

          COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

   Northrop Grumman common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "NOC." Newport News common stock is listed on the New York Stock Exchange under the symbol "NNS." The table below sets forth, for the calendar quarters indicated, the high and low sales prices per share reported on the New York Stock Exchange and the dividends declared on Northrop Grumman common stock and on Newport News common stock.



                                Northrop Grumman
                                  Common Stock       Newport News Common Stock
                             ----------------------- --------------------------
                              High   Low   Dividends  High   Low   Dividends(a)
                             ------ ------ --------- ------ ------ ------------
1999:
  First Quarter............. $75.63 $56.63   $0.40   $34.00 $27.00    $0.04
  Second Quarter............  73.88  57.31    0.40    34.25  25.69     0.04
  Third Quarter.............  75.94  59.56    0.40    32.94  29.75     0.04
  Fourth Quarter............  63.31  47.00    0.40    33.00  24.75     0.04
2000:
  First Quarter.............  55.63  42.63    0.40    30.75  24.94     0.04
  Second Quarter............  81.38  51.19    0.40    37.75  27.38     0.04
  Third Quarter.............  93.25  64.38    0.40    45.56  36.50     0.04
  Fourth Quarter............  93.88  74.00    0.40    57.69  41.88     0.04
2001:
  First Quarter.............  99.09  79.13    0.40    57.75  45.19     0.04
  Second Quarter............  97.06  76.41    0.40    65.69  47.94     0.04
  Third Quarter............. 104.50  76.41    0.40    67.50  60.94     0.04
  Fourth Quarter (through
   November 9, 2001)........ 110.56  95.48      --    73.84  66.34     0.04

--------
(a) For comparability, quarterly dividend amounts for Newport News are based on the Newport News quarterly financial statement periods instead of the calendar quarterly periods.

   On May 8, 2001, the last full trading day prior to the public announcement of our offer and the merger, the last sale price per Northrop Grumman common share on the New York Stock Exchange was $91.50 and the last sale price per Newport News common share was $65.00. On November 7, 2001, the last full trading day before the announcement of the merger agreement, the last sale price per Northrop Grumman common share on the New York Stock Exchange was $96.08 and the last sale price per Newport News common share was $67.05. On November 9, 2001, the last practicable trading day prior to the date of this prospectus, the last sale price per Northrop Grumman common share was $97.60 and the last sale price per Newport News common share was $67.95.


   We urge you to obtain current market quotations for Northrop Grumman and Newport News common shares before making any decision regarding our offer.

        UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


   The Unaudited Pro Forma Condensed Combined Financial Statements presented below are derived from the historical consolidated financial statements of each of Northrop Systems, Northrop Grumman, Litton and Newport News. The Unaudited Pro Forma Condensed Combined Financial Statements are prepared using the purchase method of accounting, with Northrop Grumman treated as the acquiror and as if the Newport News acquisition had been completed as of the beginning of the periods presented for statements of operations purposes and on September 30, 2001 for balance sheet purposes.


   For a summary of the business combination, see "Our Offer" beginning on page 42 of this prospectus to purchase or exchange.


   The Unaudited Pro Forma Condensed Combined Financial Statements are based upon the historical financial statements of Northrop Systems, Northrop Grumman, Litton and Newport News adjusted to give effect to the Litton acquisition and the Newport News acquisition. The pro forma adjustments are described in the accompanying notes presented on the following pages. The pro forma financial statements have been developed from (a) the audited consolidated financial statements of Northrop Systems contained in its Annual Report on Form 10-K/A for the year ended December 31, 2000 and the unaudited consolidated financial statements of Northrop Grumman contained in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2001, which are incorporated by reference in this prospectus, (b) the audited consolidated financial statements of Litton contained in its Annual Report on Form 10-K for the fiscal year ended July 31, 2000 and the unaudited consolidated financial statements of Litton contained in its Quarterly Report on Form 10-Q for the period ended January 31, 2001, which are incorporated by reference in this prospectus, and (c) the audited consolidated financial statements of Newport News contained in its Annual Report on Form 10-K for the year ended December 31, 2000 and the unaudited consolidated financial statements of Newport News contained in its Quarterly Report on Form 10-Q for the quarter ended September 16, 2001, which are incorporated by reference in this prospectus. In addition, the audited consolidated financial statements of Litton contained in its Annual Report on Form 10-K for the fiscal year ended July 31, 2000 and the unaudited consolidated financial statements of Litton contained in its Quarterly Report on Form 10-Q for the period ended January 31, 2001 have been used to bring the financial reporting periods of Litton to within 90 days of those of Northrop Systems and Northrop Grumman.


   The final determination and allocation of the purchase price paid for the Litton and Newport News acquisitions may differ from the amounts assumed in these Unaudited Pro Forma Condensed Combined Financial Statements.


   The acquisition of Litton, which is valued at approximately $5.2 billion, including the assumption of Litton's net debt of $1.3 billion, is accounted for using the purchase method of accounting. Under the purchase method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair market values, with the excess recorded as goodwill. The Unaudited Pro Forma Condensed Combined Financial Statements reflect preliminary estimates of the fair market value of the Litton assets acquired and liabilities assumed and the related allocations of purchase price, and preliminary estimates of adjustments necessary to conform Litton data to Northrop Grumman's accounting policies. The Unaudited Pro Forma Condensed Combined Financial Statements do not include the recognition of liabilities associated with certain potential restructuring activities. Northrop Grumman is currently reviewing the preliminary estimates of the fair market value of the Litton assets acquired and liabilities assumed, including valuations associated with certain contracts and preliminary valuation study results for intangible assets, property, plant and equipment, and retiree benefits assets and liabilities. Northrop Grumman also is evaluating several possible restructuring activities of Litton operations. The final determination of the fair market value of assets acquired and liabilities assumed and final allocation of the purchase price may differ from the amounts assumed in these Unaudited Pro Forma Condensed Combined Financial Statements. Adjustments to the purchase price allocations are expected to be finalized by December 31, 2001, and will be reflected in future Northrop Grumman filings. There can be no assurance that such adjustments will not be material.

   As of the date of this prospectus, Northrop Grumman has not completed the valuation studies necessary to arrive at the required estimates of the fair market value of the Newport News assets to be acquired and the Newport News liabilities to be assumed and the related allocations of purchase price, nor has it identified the adjustments necessary, if any, to conform Newport News data to Northrop Grumman's accounting policies. Accordingly, Northrop Grumman has used the historical book values of the assets and liabilities of Newport News and has used the historical revenue recognition policies of Newport News to prepare the Unaudited Pro Forma Condensed Combined Financial Statements set forth herein, with the excess of the purchase price over the historical net assets of Newport News recorded as goodwill and other purchased intangibles. Once Northrop Grumman has completed the valuation studies necessary to finalize the required purchase price allocations and identified any necessary conforming changes, such pro forma financial statements will be subject to adjustment. Such adjustments will likely result in changes to the pro forma statement of financial position to reflect the final allocations of purchase price and the pro forma statements of income, and there can be no assurance that such adjustments will not be material.


   The Unaudited Pro Forma Condensed Combined Financial Statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Northrop Grumman would have been had our offer and the Litton and Newport News acquisitions occurred on the dates assumed, nor is it necessarily indicative of future consolidated results of operations or financial position.


   The Unaudited Pro Forma Condensed Combined Financial Statements do not include the realization of cost savings from operating efficiencies, synergies or other restructurings resulting from the Litton and Newport News acquisitions, except for preliminary estimates of costs to consolidate the Litton and Northrop Grumman corporate offices.


   The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of Northrop Systems, Northrop Grumman, Litton and Newport News that are incorporated by reference in this prospectus.

Unaudited Pro Forma Condensed Combined


Statement of Financial Position


September 30, 2001


($ in millions)



                                                                Pro Forma
                                        Northrop  Newport  ----------------------
                                        Grumman    News    Adjustments   Combined
                                        --------  -------  -----------   --------
Assets:
Current assets
  Cash and cash equivalents............ $    310  $   66     $   --      $   376
  Accounts receivable..................    2,297     131         --        2,428
  Inventoried costs....................    1,222     409         --        1,631
  Deferred income taxes................       35     110         --          145
  Prepaid expenses and other current
   assets..............................      140      19         --          159
                                        --------  ------     ------      -------
  Total current assets.................    4,004     735         --        4,739
                                        --------  ------     ------      -------


Property, plant and equipment..........    3,297   1,616         --        4,913
Accumulated depreciation...............   (1,211)   (950)        --       (2,161)
                                        --------  ------     ------      -------
Property, plant and equipment, net.....    2,086     666         --        2,752
                                        --------  ------     ------      -------


Other assets
  Goodwill and other purchased
   intangibles, net....................    7,956      --      2,110 (a)   10,066
  Prepaid retiree benefits cost and
   intangible pension asset............    2,773      --         --        2,773
  Other assets.........................      395     237         --          632
                                        --------  ------     ------      -------
                                          11,124     237      2,110       13,471
                                        --------  ------     ------      -------
                                        $ 17,214  $1,638     $2,110      $20,962
                                        ========  ======     ======      =======


Liabilities and Shareholders' Equity:
Current liabilities
Notes payable and current portion of
 long term debt........................ $    134  $   46     $   --      $   180
  Accounts payable.....................      757      87         --          844
  Accrued employees' compensation......      629      --         --          629
  Advances on contracts................      837      --         --          837
  Income taxes.........................      373      --         --          373
  Other current liabilities............    1,223     484         --        1,707
                                        --------  ------     ------      -------
  Total current liabilities............    3,953     617         --        4,570
                                        --------  ------     ------      -------


Long-term debt                             5,185     432        917 (a)    6,534
Accrued retiree benefits...............    1,478      --         --        1,478
Deferred tax and other long-term
 liabilities...........................      973     285         --        1,258


Redeemable preferred stock.............      350      --         --          350


Shareholders' equity
  Paid in capital and unearned
   compensation........................    2,366     452      1,045 (a)    3,863
  Retained earnings....................    2,928     236       (236)(a)    2,928
  Accumulated other comprehensive
   loss................................      (19)     --         --          (19)
  Stock Employee Compensation Trust....       --    (384)       384 (a)       --
                                        --------  ------     ------      -------
                                           5,275     304      1,193        6,772
                                        --------  ------     ------      -------
                                        $ 17,214  $1,638     $2,110      $20,962
                                        ========  ======     ======      =======

Unaudited Pro Forma Condensed Combined


Statement of Income


Year Ended December 31, 2000


($ in millions, except per share)



                                                Pro Forma                               Pro Forma
                          Northrop         ---------------------------    Newport  ------------------------
                          Grumman  Litton  Adjustments        Combined     News    Adjustment      Combined
                          -------- ------  -----------        --------    -------  ----------      --------
Sales and service
 revenues...............   $7,618  $5,626     $ (61)(b)       $13,183     $2,072     $  --         $15,255
Cost of sales
  Operating costs.......    5,446   4,669        88 (b)(c)(d)  10,203      1,870      (251)(h)(j)   11,822
  Administrative and
   general expenses.....    1,074     491        --             1,565         --       271 (j)       1,836
                           ------  ------     -----           -------     ------     -----         -------
Operating margin........    1,098     466      (149)            1,415        202       (20)          1,597
Interest expense........     (175)   (105)     (191)(e)          (471)       (53)      (31)(i)        (555)
Other, net..............       52      16        --                68          4        --              72
                           ------  ------     -----           -------     ------     -----         -------
Income from continuing
 operations before
 income taxes...........      975     377      (340)            1,012        153       (51)          1,114
Federal and foreign
 income taxes...........      350     151      (119)(f)           382         63       (26)(f)(i)      419
                           ------  ------     -----           -------     ------     -----         -------
Income from continuing
 operations.............   $  625  $  226     $(221)          $   630     $   90     $ (25)        $   695
                           ======  ======     =====           =======     ======     =====         =======
Less, dividends paid to
 preferred
 shareholders...........       --      --       (25)(g)           (25)        --        --             (25)
                           ------  ------     -----           -------     ------     -----         -------
Income available to
 common shareholders....   $  625  $  226     $(246)          $   605     $   90     $ (25)        $   670
                           ======  ======     =====           =======     ======     =====         =======
Average shares basic....    70.58                               83.58                               100.22
Average shares diluted..    70.88                               84.00                               100.64
Basic earnings per
 share:
  Continuing
   operations...........   $ 8.86                             $  7.24                              $  6.69
Diluted earnings per
 share:
  Continuing
   operations...........   $ 8.82                             $  7.20 **                           $  6.66 **

--------



** Calculated by dividing income available to common shareholders by average shares diluted, which is calculated assuming preferred shares are not converted to common shares, resulting in the most dilutive effect.

Unaudited Pro Forma Condensed Combined


Statement of Income


Nine Months Ended September 30, 2001


($ in millions, except per share)



                                                  Pro Forma                               Pro Forma
                            Northrop         ---------------------------    Newport  ------------------------
                            Grumman  Litton  Adjustments        Combined     News    Adjustment      Combined
                            -------- ------  -----------        --------    -------  ----------      --------
Sales and service revenues   $9,254  $1,345     $ (18)(b)       $10,581     $1,639     $  --         $12,220
Cost of sales
  Operating costs.........    7,656   1,120        19 (b)(c)(d)   8,795      1,481      (140)(h)(j)   10,136
  Administrative and
   general expenses.......      908     121        --             1,029         --       153 (j)       1,182
                             ------  ------     -----           -------     ------     -----         -------
Operating margin..........      690     104       (37)              757        158       (13)            902
Interest expense..........     (269)    (27)      (64)(e)          (360)       (37)      (23)(i)        (420)
Other, net................       64       3        --                67         (1)       --              66
                             ------  ------     -----           -------     ------     -----         -------
Income from continuing
 operations before income
 taxes....................      485      80      (101)              464        120       (36)            548
Federal and foreign income
 taxes....................      189      30       (35)(f)           184         48       (18)(f)(j)      214
                             ------  ------     -----           -------     ------     -----         -------
Income from continuing
 operations...............   $  296  $   50     $ (66)          $   280     $   72     $ (18)        $   334
                             ======  ======     =====           =======     ======     =====         =======
Less, dividends paid to
 preferred shareholders...      (12)     --        (6)(g)           (18)        --        --             (18)
                             ------  ------     -----           -------     ------     -----         -------
Income available to common
 shareholders.............   $  284  $   50     $ (72)          $   262     $   72     $ (18)        $   316
                             ======  ======     =====           =======     ======     =====         =======
Average shares basic......    80.34                               85.32                               101.96
Average shares diluted....    81.03                               86.11                               102.75
Basic earnings per share:
  Continuing operations...   $ 3.53                             $  3.07                              $  3.10
Diluted earnings per
 share:
  Continuing operations...   $ 3.50                             $  3.04 **                           $  3.08 **

--------



** Calculated by dividing income available to common shareholders by average shares diluted, which is calculated assuming preferred shares are not converted to common shares, resulting in the most dilutive effect.

        Notes to Pro Forma Condensed Combined Financial Statements


                               (Unaudited)


(a) Adjustments to (i) eliminate the equity of Newport News (ii) record issuance of common stock, (iii) record debt financing for the Newport News acquisition along with additional acquisition related costs, and
    (iv) record goodwill and other purchased intangibles.


  The amount of the purchase price allocated to goodwill was calculated based on the following assumptions:


     (i) The Northrop Grumman common stock price is $90.00 at the completion of our offer and merger;


     (ii) The exchange ratio is .75; and


     (iii) All of the 16,636,885 Northrop Grumman Available Shares will be issued in our offer and merger.


   Any fluctuation in the Northrop Grumman common stock price within the range from $80.00 to $100.00 will not have a material impact on our pro forma calculation of goodwill. In the event that our common stock price is greater than $100.00 at the completion of our offer and merger, the goodwill balance will increase by $15.0 million for each $1.00 incremental increase in excess of $100.00.


(b) Adjustment to eliminate intercompany sales and cost of sales transactions between Northrop Grumman and Litton.


(c) Adjustment to amortize the preliminary estimate of goodwill and other purchased intangible assets arising out of the acquisition of Litton over an estimated weighted average life of 26 years on a straight line basis.


(d) Adjustment to record preliminary depreciation of property, plant and equipment and amortization of capitalized software arising out of the acquisition of Litton.


(e) Adjustment to record interest expense and the amortization of debt issuance costs on new financing for the acquisition of Litton at a weighted average rate of 6.8 and 7.5 percent for the nine months ended September 30, 2001 and the year ended December 31, 2000, respectively.


(f) Adjustment to record income tax effects on pre-tax pro forma adjustments, using a statutory tax rate of thirty-five percent.


(g) Adjusted, pro rata, for dividends to preferred shareholders using $7 per share dividend rate for redeemable preferred stock issued in the acquisition of Litton.


(h) Adjustment to amortize purchased intangible assets arising out of the Newport News acquisition over an estimated life of 30 years on a straight line basis.


(i) Adjustment to record interest on new debt financing for the Newport News acquisition at the current rate of 3.4 percent as of October 26, 2001.


(j) Adjustment to conform Newport News data to classifications utilized by Northrop Grumman.

                  DESCRIPTION OF NORTHROP GRUMMAN COMMON STOCK

   The following description of the terms of the capital stock of Northrop Grumman is not meant to be compete and is qualified by reference to Northrop Grumman's certificate of incorporation, which is incorporated by reference. See "Where You Can Find More Information" beginning on page 6.

   We have authority to issue 400,000,000 shares of common stock, par value $1.00 per share. As of October 26, 2001, 85,793,930 shares of common stock were outstanding. Our common stock is listed on the New York Stock Exchange and on the Pacific Exchange.


   Dividends. Dividends may be paid on the common stock and on any class or series of stock entitled to participate with the common stock as to dividends, but only when and as declared by our board of directors.

   Voting Rights. Each holder of our common stock is entitled to one vote per share on all matters submitted to a vote of stockholders and does not have cumulative voting rights for the election of directors.


   Liquidation. If we liquidate, holders of common stock are entitled to receive all remaining assets available for distribution to stockholders after satisfaction of our liabilities and the preferential rights of any preferred stock that may be outstanding at that time.

   Owner Rights. Our outstanding common shares are fully paid and nonassessable. The holders of our common stock do not have any preemptive, conversion or redemption rights.


   Registrar and Transfer Agent. The registrar and transfer agent for our common stock is EquiServe Trust Company.




   Preferred Share Purchase Rights. We have adopted a rights plan pursuant to which a preferred share purchase right is attached to each share of our common stock that is or becomes outstanding prior to October 31, 2008. The rights become exercisable 10 days after the public announcement that any person or group has (1) acquired 15% or more of the outstanding shares of our common stock, or (2) initiated a tender offer for shares of our common stock, which, if completed, would result in any person or group acquiring 15% or more of the outstanding shares of our common stock. Once exercisable, each right will entitle the holder to purchase one one-thousandth of a share of our Series A junior participating preferred stock, par value $1.00 per share, at a price of $250.00 per one one-thousandth of a share, subject to adjustment. Alternatively, under some circumstances involving an acquisition of 15% or more of our common stock outstanding, each right will entitle its holder to purchase, at a fifty percent discount, a number of shares of our common stock having a market value of two times the exercise price of the right. We may (1) exchange the rights at an exchange ratio of one share of our common stock per right, and (2) redeem the rights, at a price of $0.01 per right, at any time prior to an acquisition of 15% or more of the outstanding shares of our common stock by any person or group.


   Some Important Charter and Statutory Provisions. Our certificate of incorporation provides for the division of our board of directors into three classes of directors, each serving staggered, three year terms. Our certificate of incorporation further provides generally that any alteration, amendment or repeal of the sections of our certificate of incorporation dealing with the following subjects requires the approval of the holders of at least 80% of our outstanding voting power, unless the action is approved by a majority of our board of directors:


  . the election and classification of the board of directors;


  . liability of directors; and


  . the vote requirements for amendments to our certificate of incorporation.


If any of these changes to our certificate of incorporation are approved by our board of directors, the approval of a majority of our outstanding voting power is required to make these changes effective.


   These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

                       COMPARISON OF RIGHTS OF HOLDERS OF
                NORTHROP GRUMMAN SHARES AND NEWPORT NEWS SHARES

   Upon completion of our offer and the Northrop Grumman-Newport News merger, stockholders of Newport News will become stockholders of Northrop Grumman, rather than stockholders of Newport News. As Northrop Grumman stockholders, the rights of former Newport News stockholders will be governed by Northrop Grumman's charter and bylaws, which differ in material respects from Newport News' charter and bylaws. Delaware is the jurisdiction of incorporation of Northrop Grumman and Newport News and as such stockholders will continue to be governed by the Delaware General Corporation Law.

   The following is a comparison of:

  . the current rights of Newport News stockholders under the Delaware General Corporation Law and the Newport News charter and bylaws; and

  . the rights Newport News stockholders would have as Northrop Grumman stockholders under the Delaware General Corporation Law and the Northrop Grumman charter and bylaws upon the completion of our offer and the merger.

   The following summary is not intended to be complete and is qualified in its entirety by reference to the Delaware General Corporation Law, the Newport News charter and bylaws, and the Northrop Grumman charter and bylaws, as appropriate. Copies of the Newport News charter and bylaws and the Northrop Grumman charter and bylaws are incorporated by reference herein and will be sent to Newport News stockholders, upon request. See "Where You Can Find More Information" beginning on page 6.

            Northrop Grumman                          Newport News
--------------------------------------------------------------------------------
                               Board of Directors

--------------------------------------------------------------------------------

                               Classified Boards
--------------------------------------------------------------------------------

                                         The Newport News charter provides
 Delaware law permits a certificate      that the board of directors is to be
 of incorporation to provide that a      divided into three classes of
 board of directors be divided into      directors, each as nearly equal in
 classes, with each class having a       number as possible, with each
 term of office longer than one year     director elected for a term expiring
 but no longer than three years.         at the third succeeding annual
                                         meeting of stockholders after his or
                                         her election.

 The Northrop Grumman charter
 provides that the board of directors
 is to be divided into three classes
 of directors, each as nearly equal
 in number as possible, with each
 director elected for a term expiring
 at the third succeeding annual
 meeting of stockholders after his or
 her election.

                              Removal of Directors
--------------------------------------------------------------------------------

 The Northrop Grumman charter            The Newport News charter and bylaws
 provides that directors may be          are silent as to removal of
 removed only for cause and only by      directors. As such Delaware law
 the affirmative vote of the holders     governs and provides for removal of
 of not less than 80% of the voting      directors only for cause by a vote
 power of all outstanding shares of      of the holders of a majority of the
 capital stock of Northrop Grumman       then outstanding shares entitled to
 having general voting power entitled    vote.
 to vote in connection with the
 election of a director, regardless
 of class and voting together as a
 single voting class; provided,
 however, that where the removal is

            Northrop Grumman                          Newport News
--------------------------------------------------------------------------------
 approved by a majority of Continuing
 Directors (as defined in the
 Northrop Grumman charter), the
 affirmative vote of a majority of
 the voting power of all outstanding
 shares of Voting Stock entitled to
 vote in connection with the election
 of that director, regardless of
 class and voting together as a
 single voting class, is required for
 approval of removal.

                           Filling of Board Vacancies
--------------------------------------------------------------------------------


 In accordance with the Delaware
 General Corporation Law, under the      The Newport News' charter provides
 Northrop Grumman charter vacancies      that any vacancy on the board of
 and newly created directorships may     directors that results in an
 be filled solely by a majority of       increase in the number of directors
 the directors then in office or a       may be filled by a majority of the
 sole remaining director (even though    board of directors then in office,
 less than a quorum). However, the       provided that a quorum is present.
 Delaware General Corporation Law        Any other vacancy occurring in the
 also provides that if the directors     board of directors may be filled by
 then in office constitute less than     a majority of the directors then in
 a majority of the corporation's         office, even if less than a quorum,
 board of directors, then, upon          or by a sole remaining director.
 application by stockholders

 representing at least 10% of
 outstanding shares entitled to vote
 for those directors, the Court of
 Chancery may order a stockholder
 election of director to be held.

                                 Size of Board
--------------------------------------------------------------------------------

 The Northrop Grumman bylaws provide     The Newport News charter and bylaws,
 that the number of directors shall      provide that the number of directors
 be fixed from time to time by           shall consist of not less than 3 nor
 resolution of the board of directors    more than 16 directors, with the
 but shall not be less than 3. As of     exact number of directors to be
 November 8, 2001, the board of          determined from time to time by the
 directors shall consist of 10           board of directors pursuant to a
 directors until changed as provided     resolution adopted by the
 in the bylaws.                          affirmative vote of a majority of
                                         the entire board of directors.


                                     Quorum
--------------------------------------------------------------------------------

 The Northrop Grumman bylaws provide     A majority of the directors then in
 for a quorum of a majority of the       office (but not less than one-third
 board of directors, except that when    of the total number of directors
 the board of directors consists of      constituting the entire board of
 one director, then the one director     directors) shall constitute a
 shall constitute a quorum.              quorum.


--------------------------------------------------------------------------------
                             Stockholders Meetings
--------------------------------------------------------------------------------

                                 Annual Meeting
--------------------------------------------------------------------------------

 Held between May 1 and July 1 of
 each year on such on date as fixed
 by board of directors.                  Held on date fixed by board of
                                         directors.

            Northrop Grumman                          Newport News
--------------------------------------------------------------------------------

                           Calling a Special Meeting
--------------------------------------------------------------------------------

 Under the Northrop Grumman charter      Subject to the rights of the holders
 and bylaws, special stockholder         of any series of preferred stock to
 meetings may be called at any time      elect directors under specified
 by a majority of the board of           circumstances, special meetings
 directors, the Chairman of the board    shall be called by the board of
 of directors or by the President and    directors on the date the board of
 Chief Executive Officer.                directors designates.



                              Quorum Requirements
--------------------------------------------------------------------------------

 The presence in person or by proxy      The presence in person or by proxy
 of the holders of a majority of the     of the holders of a majority of the
 shares entitled to vote at the          shares entitled to vote at the
 meeting constitute a quorum for that    meeting constitute a quorum for that
 meeting, except as otherwise            meeting, except as otherwise
 provided by the Delaware General        provided by the Delaware General
 Corporation Law.                        Corporation Law.

                          Certain Voting Requirements
--------------------------------------------------------------------------------

 Under the Northrop Grumman bylaws       Under the Newport News bylaws
 (except as otherwise provided by the    (except as otherwise provided by
 Northrop Grumman charter or by          law, the bylaws or the charter), the
 applicable law), action by Northrop     vote of a majority of any quorum is
 Grumman stockholders generally is       sufficient to elect directors and to
 taken by the affirmative vote, at a     pass any resolution within the power
 meeting at which a quorum is            of the holders of all the
 present, of a majority of the           outstanding shares.
 outstanding shares entitled to vote
 on that action on (including certain
 extraordinary actions, including
 mergers, consolidations and
 amendments to the Northrop Grumman
 charter). However, the Northrop
 Grumman charter requires the
 affirmative vote of the holders of
 not less than 80% of outstanding
 shares of voting stock to approve an
 amendment of certain articles in the
 charter. The charter also requires a
 supermajority (80%) stockholder vote
 to approve a Business Combination
 (as defined in the Northrop Grumman
 charter) involving specific related
 persons.

                     Stockholder Action by Written Consent
--------------------------------------------------------------------------------

 Under the Northrop Grumman charter      Under the Newport News bylaws, any
 and bylaws, any action required or      person seeking to have stockholders
 permitted to be taken by                authorize or take corporate action
 stockholders must be effected at a      by written consent without a meeting
 duly called annual meeting or at a      must request to the Secretary that a
 special meeting of stockholders,        record date be fixed for such
 unless any action requiring or          purchase. Consents must be signed by
 permitting stockholder approval is      a sufficient number of stockholders
 approved by a majority of the           to take that action and delivered to
 continuing directors, in which case     Newport News.
 that action may be authorized or
 taken by the written consent of the
 holders of outstanding shares of
 voting stock (as defined in the
 Northrop Grumman charter) having not
 less than the minimum voting power
 that would

            Northrop Grumman                          Newport News
--------------------------------------------------------------------------------
 be necessary to authorize or take
 such action at a meeting of
 stockholders at which all shares
 entitled to vote thereon were
 present and voted provided all other
 requirements of applicable law and
 the charter have been satisfied.

          Advance Notice for Stockholder Nomination and Other Business
--------------------------------------------------------------------------------

 The Northrop Grumman bylaws provide     To be properly brought before the
 that with respect to any stockholder    meeting, business must be either (a)
 meeting, nominations of persons for     specified in the notice of meeting
 election to the board of directors      (or any supplement thereto) given by
 and the proposal of business to be      or at the direction of the board of
 considered by stockholders may be       directors, (b) otherwise properly
 made only (a) by or at the direction    brought before the meeting by or at
 of the board of directors, (b) by a     the direction of the board of
 stockholder of record who is            directors, or (c) otherwise properly
 entitled to vote and who has            brought before the meeting by a
 complied with the advance notice        stockholder entitled to vote at that
 procedures set forth in the bylaws,     meeting. In addition to any other
 or (c) pursuant to Northrop             applicable requirements, for
 Grumman's notice with respect to        business to be properly brought
 that meeting.                           before the annual meeting by a
                                         stockholder, the stockholder must
                                         have given timely notice in writing
                                         to the Secretary of Newport News. To
                                         be timely, a stockholder's notice
                                         shall be delivered to the secretary
                                         at the principal executive offices
                                         of Newport News not later than the
                                         close of business on the seventieth
                                         day nor earlier than the close of
                                         business on the ninetieth day prior
                                         to the first anniversary of the
                                         preceding year's annual meeting.

--------------------------------------------------------------------------------
                     Amendments to Organizational Documents
--------------------------------------------------------------------------------

                          Certificate of Incorporation
--------------------------------------------------------------------------------

 Under the Delaware General
 Corporation Law, the affirmative        Subject to the charter and
 vote of the holders of a majority of    applicable law, the company reserves
 the outstanding shares entitled to      the right to amend, alter, change or
 vote is required to amend the           repeal any provision contained in
 Northrop Grumman charter. In            the charter.
 addition, amendments that make
 changes relating to the capital         The same Delaware law provisions
 stock by increasing or decreasing       regarding amendments to the
 the par value or the aggregate          certificate of incorporation
 number of authorized shares of a        applicable to Northrop Grumman are
 class or otherwise adversely            also applicable to Newport News.
 affecting the rights of that class,
 must be approved by the majority
 vote of each class of stock
 affected, unless, in the case of an
 increase in the number of shares,
 the certificate of incorporation
 takes away that right, and provided
 that, if the amendment affects some
 series, then only those series have
 such vote. The Northrop Grumman
 charter provides that specified
 articles may be adopted, repealed,
 rescinded, altered or amended only
 by the affirmative vote of the
 holders of not less than 80% of the
 voting power of all outstanding
 shares of voting stock, regardless
 of class and voting

            Northrop Grumman                          Newport News
--------------------------------------------------------------------------------
 together as a single voting class,
 and where that action is proposed by
 an interested stockholder (as
 defined in the Northrop Grumman
 charter) or an associate or
 affiliate (each as defined in the
 Northrop Grumman charter) of an
 interested stockholder, by the
 majority of the voting power of all
 of the outstanding shares of voting
 stock, voting together as a single
 class, other than shares held by the
 interested person; provided,
 however, that where the action is
 approved by a majority of the
 continuing directors (as defined in
 the Northrop Grumman charter), the
 affirmative vote of a majority of
 the voting power of all outstanding
 shares of voting stock, regardless
 of class and voting together as a
 single voting class shall be
 required for approval of that
 action.

                                     Bylaws
--------------------------------------------------------------------------------

 Under the Northrop Grumman charter      The board of directors has the power
 and the bylaws, the bylaws may be       to make, alter, amend or repeal any
 adopted, repealed, rescinded,           and all of the bylaws, but any
 altered or amended by the               bylaws so made, altered or repealed
 stockholders, but only by the           by the board of directors may be
 affirmative vote of the holders of      amended, altered or repealed by the
 not less than 80% of the voting         stockholders.

 power of all outstanding shares of
 voting stock, regardless of class
 and voting together as a single
 voting class and, where such action
 is proposed by an interested
 stockholder or by any associate or
 affiliate of an interested
 stockholder, by a majority of the
 voting power of all outstanding
 shares or voting stock, regardless
 of class and voting together as a
 single class, other than the shares
 held by such interested
 stockholders; provided, however,
 that where such action is approved
 by a majority of the continuing
 directors, the affirmative vote of
 the holders of a majority of the
 voting power of all outstanding
 shares of voting stock, regardless
 of class and voting together as a
 single voting class shall be
 required for approval of that
 action.

--------------------------------------------------------------------------------
                                 Capitalization
--------------------------------------------------------------------------------

                                Authorized Stock
--------------------------------------------------------------------------------

 Common stock: 400 million shares;       Common stock: 70 million shares;
 preferred stock: 10 million shares.     preferred stock: 10 million shares

                                Preferred Stock
--------------------------------------------------------------------------------

 The board of directors is authorized    The board of directors is authorized
 to issue preferred stock from time      to issue preferred stock from time
 to time in one or more series, with     to time in one or more series, with
 terms to be fixed by the board of       terms to be fixed by the board of
 directors.                              directors.

            Northrop Grumman                          Newport News
--------------------------------------------------------------------------------

                                  Rights Plans
--------------------------------------------------------------------------------

 Northrop Grumman entered into a
 Rights Agreement, dated January 31,     Newport News entered into a Rights
 2001, between Northrop Grumman and      Agreement, dated June 10, 1998,
 EquiServe Trust Company, N.A., as       between Newport News and EquiServe
 amended.                                Trust Company, N.A. (formerly known
                                         as First Chicago Trust Company of
                                         New York), as amended.


--------------------------------------------------------------------------------
                             Business Combinations
--------------------------------------------------------------------------------

 Under the Delaware General              The Newport News charter and bylaws
 Corporation Law, a majority of the      are silent as to business
 outstanding shares is needed to         combinations.
 adopt a plan of merger or
 consolidation.


                                         The same Delaware law provisions
 The Delaware General Corporation Law    regarding business combinations
 prohibits a Delaware corporation        applicable to Northrop Grumman are
 which has a class of stock which is     also applicable to Newport News.
 listed on a national stock exchange
 or which has 2,000 or more
 stockholders of record from engaging
 in business combination with an
 interested stockholder (generally,
 the beneficial owner of 15% or more
 of the corporation's outstanding
 voting stock) for three years
 following the time the stockholder
 became an interested stockholder,
 unless, prior to that time, the
 corporation's board of directors
 approved either the business
 combination or the transaction that
 resulted in the stockholder becoming
 an interested stockholder, or if at
 least two-thirds of the outstanding
 shares not owned by that interested
 stockholder approve the business
 combination at a meeting of
 stockholders, or if, upon becoming
 an interested stockholder, that
 stockholder owned at least 85% of
 the outstanding shares (excluding
 those held by officers, directors
 and some employee stock plans.)


                                         The full text of Section 203 of the
                                         Delaware General Corporation Law has
                                         been annexed as Schedule B to this
                                         prospectus and is incorporated in
                                         this prospectus by reference.

 In addition to the Delaware General
 Corporation Law requirements, the
 Northrop Grumman charter provides
 that, subject to various exceptions,
 any business combination between
 Northrop Grumman or any subsidiary
 and an interested stockholder (as
 defined in the Northrop Grumman
 Charter) must be approved by the
 holders of at least 80% of the
 voting power of all outstanding
 voting stock, regardless of class
 and voting together as a single
 voting class and a majority of the
 voting power of all outstanding
 shares of voting stock, other than
 the shares held by any interested
 stockholder which is a party to such
 business combination or by any
 affiliate or associates of such
 interested stockholder, regardless
 of class and voting together as a
 single voting class.

                           FORWARD-LOOKING STATEMENTS

   Some of the information included in this prospectus and in the documents incorporated by reference are forward-looking statements within the meaning of the securities laws. These include statements and assumptions with respect to expected future revenues, margins, program performance, earnings and cash flows, acquisitions of new contracts, the outcome of competitions for new programs, the outcome of contingencies including litigation and environmental remediation, the effect of completed and planned acquisitions and divestitures of businesses or business assets, the anticipated costs of capital investments, and anticipated industry trends. Actual results and trends may differ materially from the information, statements and assumptions as described, and actual results could be materially less than planned.

   Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include:

  .  our dependence on sales to the United States Government;

  .  our successful performance of internal plans;

  .  government customers' budgetary restraints;

  .  customer changes in short-range and long-range plans;

  . domestic and international competition in both the defense and commercial areas;

  .  product performance;

  .  continued development and acceptance of new products;

  .  performance issues with key suppliers and subcontractors;

  .  government import and export policies;

  . termination of government contracts, which may include termination for the convenience of the government;

  .  the outcome of political and legal processes;

  . our maintaining satisfactory relations with labor unions that represent certain of our employees;


  . legal, financial and governmental risks related to international transactions and global needs for military and commercial aircraft, electronic systems and support, information technologies and ships; and

  .  other economic, political and technological risks and uncertainties.

   See also "Risk Factors" beginning on page 21, and the risk factors disclosed in our Annual Report on Form 10-K/A, for the fiscal year ended December 31, 2000 and our Quarterly Reports on Form 10-Q, for the periods ended March 31, 2001, June 30, 2001 and September 30, 2001, which are incorporated herein by reference. For additional factors that might affect the forward-looking statements with respect to Newport News, see Newport News' Annual Report on Form 10-K, for the fiscal year ended December 31, 2000 and Newport News' Quarterly Reports on Form 10-Q, for the periods ended March 18, 2001, June 17, 2001 and September 16, 2001, which are incorporated in this prospectus by reference. See "Where You Can Find More Information" beginning on page 6. Readers are cautioned not to put undue reliance on forward-looking statements. Northrop Grumman disclaims any intent or obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise.

                                 LEGAL MATTERS

   The legality of Northrop Grumman common stock offered by this prospectus will be passed upon by John H. Mullan, Corporate Vice President and Secretary of Northrop Grumman. Mr. Mullan is paid a salary by Northrop Grumman, is a participant in various employee benefit plans offered to employees of Northrop Grumman generally and owns and has options to purchase shares of Northrop Grumman common stock.



   Certain other legal matters in connection with our offer and the merger will be passed upon for Northrop Grumman and Purchaser Corp. I by Fried, Frank, Harris, Shriver, & Jacobson (a partnership including professional corporations), New York, New York, and for Newport News by Cravath, Swaine & Moore, New York, New York.


                                    EXPERTS

   The consolidated financial statements and related financial statement schedule incorporated in this prospectus by reference from Northrop Systems' Annual Report on Form 10-K/A for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

   With respect to the unaudited interim financial information of Northrop Grumman Corporation for the periods ended March 31, 2001, June 30, 2001 and September 30, 2001 and of Northrop Grumman Systems Corporation (formerly Northrop Grumman Corporation) for the periods ended March 31, 2000, June 30, 2000 and September 30, 2000 which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in Northrop Grumman's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.


   The consolidated financial statements incorporated in this prospectus by reference from Litton's Annual Report on Form 10-K for the year ended July 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

   The audited financial statements of Newport News Shipbuilding, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

                                                                         ANNEX A

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                                NORTHROP GRUMMAN

   The name, age, business address, present principal occupation or employment and five-year employment history of each of the directors and executive officers of Northrop Grumman are set forth below. Unless otherwise indicated, each position set forth opposite an individual's name refers to employment with Northrop Grumman and each individual has held that position for at least the last five years. Each director and executive officer listed below is a citizen of the United States of America. Unless otherwise indicated below, the business address of each person is c/o Northrop Grumman, 1840 Century Park East, Los Angeles, California 90067.

           Directors (Including Executive Officers Who Are Directors)

Name and Business Address  Age     Present Principal Occupation or
                                   Employment; Five Year Employment History


John T. Chain, Jr.         66
                                   Director of Northrop Grumman since 1991.
                                   General, United States Air Force (Ret.) and
                                   Chairman of the Board, Thomas Group, Inc., a management consulting company. General Chain has been Chairman of Thomas Group, Inc. since May 1998 and has been a member of the board of directors of Thomas Group since May 1995. He has also served as the President of Quarterback Equity Partners, Inc. since December 1996. He served as Special Assistant to the Chairman of Burlington Northern Santa Fe Corporation from November 1995 to March 1996, and as an Executive Vice President of Burlington Northern from 1991 to November 1995. During his military career, General Chain's commands included military assistant to the Secretary of the Air Force, Director of Politico-Military Affairs, Department of State and Chief of Staff of Supreme Headquarters Allied Powers Europe. After serving as Commander in Chief, Strategic Air Command, he retired from the Air Force in February 1991. General Chain serves as a director of R.J. Reynolds, Inc. and Kemper Insurance Company.



Lewis W. Coleman           59
                                   Director of Northrop Grumman since 2001.
                                   President, Gordon and Betty Moore
                                   Foundation. Mr. Coleman became President of the Gordon and Betty Moore Foundation in January 2001. In December 2000, he resigned as Chairman of Banc of America Securities LLC, a subsidiary of Bank of America Corporation, after having served in that position since joining Banc of America Securities, LLC in December 1995. Prior to that, he spent ten years at BankAmerica Corporation where he held various positions including Chief Financial Officer, head of World Banking Group and head of Capital Markets. Previous to that he spent thirteen years with Wells Fargo & Co. in a variety of wholesale and retail banking positions. He is also on the board of directors of Chiron Corporation.



Vic Fazio                          Director of Northrop Grumman since 2000.
                           59      Senior Partner, Clark & Weinstock, a
                                   consulting firm. Mr. Fazio served as a

                                   Member of Congress for 20 years
                                   representing California's third
                                   congressional district. During that time he served as a member of the Armed Services, Budget and Ethics Committees and was a member of the House Appropriations Committee where he served as Subcommittee Chair or ranking member for 18 years. Mr. Fazio was a member of the elected Democratic Leadership in the House from 1991-1998 including four years as Chair of the Democratic Caucus, the third ranking position in the party. From 1975 to 1978 Mr. Fazio served in the California Assembly and was a member of the staff of the California Assembly Speaker from 1971 to 1975. Upon leaving Congress in early 1999, he became a Senior Partner at Clark & Weinstock, a strategic communications consulting firm. He is a member of numerous boards of directors including The California Institute, Coro National Board of Governors, which he chairs, the U.S. Capitol Historical Society, the Board of the U.S. Capitol Visitors Center and the Board of Visitors, The University of California at Davis Medical School.



Phillip Frost              64
                                   Director of Northrop Grumman since 1996.
                                   Chairman of the board of directors and
                                   Chief Executive Officer of IVAX
                                   Corporation, a pharmaceutical company. Dr.
                                   Frost has served as Chairman of the board of directors and Chief Executive Officer of IVAX Corporation since 1987 and served as President from 1991 to 1995. Dr. Frost was Chairman of the Department of Dermatology at Mt. Sinai Medical Center of Greater Miami, Miami Beach, Florida from 1972 to 1990 and was Chairman of the board of directors of Key Pharmaceuticals, Inc. from 1972 to 1986. He is Chairman of Whitman Education Group and Vice Chairman of Continucare Corporation. He is also Vice Chairman of the Board of Trustees of the University of Miami and is a member of the Board of Governors of the American Stock Exchange.


Kent Kresa                 63      Director of Northrop Grumman since 1987.
                                   Chairman and Chief Executive Officer. Mr.
                                   Kresa was elected President and Chief
                                   Operating Officer of the company in 1987.
                                   He was named Chief Executive Officer in
                                   1989 and Chairman of the board of directors in 1990. Mr. Kresa is a member of the National Academy of Engineering and is a past Chairman of the Board of Governors of the Aerospace Industries Association.


Charles R. Larson          64      Director of Northrop Grumman since 2000.
                                   Admiral, United States Navy (Ret.). Admiral
                                   Larson is recognized as the first Naval
                                   officer to be selected as a White House
                                   Fellow. He also served as Naval aide to the President. He served as superintendent of the U.S. Naval Academy from 1983 to 1986 and in 1991 he became senior military commander in the Pacific. He returned to U.S. Naval Academy in 1994, where he served as superintendent until 1998. Currently, Admiral Larson is Chairman of the board of directors of the U.S. Naval
                                   Academy Foundation, Vice Chairman of the
                                   Board of Regents of the University System of Maryland and serves on the board of directors of such organizations as
                                   Constellation Energy Group, Inc., Edge
                                   Technologies, Inc., Fluor Global Services, the Atlantic Council, Military.com and the National Academy of Sciences' Committee on
                                   International Security and Arms Control. In addition, he is a member of the Council on Foreign Relations and is a senior fellow of The CNA Corporation.


Jay H. Nussbaum            57      Director of Northrop Grumman since 2001.
                                   Executive Vice President of Oracle Service
                                   Industries, a subsidiary of Oracle
                                   Corporation. Oracle Service Industries
                                   serves the U.S. government, education,
                                   health care, communications, utilities and financial services industries. Mr. Nussbaum joined Oracle in 1992 as the Senior Vice
                                   President and General Manager of what was then Oracle Federal. He came to Oracle after a successful 24-year career with Xerox Corporation, where his last position was President, Integrated Systems
                                   Operations. Mr. Nussbaum received his
                                   bachelor's degree in Business from the
                                   University of Maryland. He is a member of the University's Chancellor's Advisory
                                   Board and was Alumnus of the Year in 1989.
                                   Mr. Nussbaum also serves on the board of directors of KPMG Consulting and the Armed
                                   Forces Communications and Electronics
                                   Association (AFCEA) and is active in
                                   several other business and charitable
                                   organizations in the Washington area.



Aulana L. Peters           59
                                   Director of Northrop Grumman since 1992.
                                   Ms. Peters is a retired partner of the law firm of Gibson, Dunn & Crutcher where she was a partner from 1988 to December 2000. Effective January 1, 2001 she was elected to the Public Oversight Board of the AICPA. From 1984 to 1988 she served as Commissioner of the Securities and Exchange Commission. Ms. Peters is a director of Callaway Golf Company, Minnesota Mining and Manufacturing Company, and Merrill Lynch & Co., Inc. She is also a member of the board of directors of Community Television for Southern California (KCET). Ms. Peters served as a member of the Financial Accounting Standards Board Steering Committee for its Financial Reporting Project and as a member of the Public Oversight Board's Panel on Audit Effectiveness.



John Brooks Slaughter      67      Director of Northrop Grumman since 1993.
                                   President and Chief Executive Officer, The
                                   National Action Council for Minorities in
                                   Engineering, Inc. Dr. Slaughter held
                                   electronics engineering positions with
                                   General Dynamics Convair and the U.S. Navy
                                   Electronics Laboratory. In 1975, he became
                                   Director of the Applied Physics Laboratory of the University of Washington. In 1977, he was appointed Assistant Director for Astronomics, Atmospherics, Earth and
                                   Ocean Sciences at the National Science
                                   Foundation. From 1979 to 1980, he served as Academic Vice President and Provost of
                                   Washington State University. In 1980, he returned to the National Science Foundation as Director and served in that capacity until 1982 when he became Chancellor of the University of Maryland, College Park. From
                                   1988 to July 1999, Dr. Slaughter was
                                   President of Occidental College in Los
                                   Angeles and in August 1999, he assumed the position of Melbo Professor of Leadership in Education at the University of Southern
                                   California. In June 2000, Dr. Slaughter was named President and Chief Executive Officer of The National Action Council for
                                   Minorities in Engineering, Inc. He is a
                                   member of the National Academy of
                                   Engineering, a fellow of the American
                                   Academy of Arts and Sciences and serves as a director of Solutia, Inc. and International Business Machines
                                   Corporation.

Ronald D. Sugar            53      Director of Northrop Grumman since 2001.
                                   Named President and Chief Operating Officer of Northrop Grumman in September 2001. He previously served as President and Chief
                                   Executive Officer of Litton Industries,
                                   Inc., a subsidiary of Northrop Grumman
                                   Corporation, and Corporate Vice President of Northrop Grumman. Dr. Sugar was elected
                                   President and Chief Executive Officer of
                                   Litton Industries, Inc. when it became a subsidiary of Northrop Grumman on April 3,
                                   2001, and was also elected as Corporate
                                   Vice President and a member of the board of directors of Northrop Grumman at that time.
                                   He joined Litton Industries as President and Chief Operating Officer in June 2000 and was elected to the board of directors of Litton Industries in September 2000. Dr.
                                   Sugar served as President and Chief
                                   Operating Officer of TRW Aerospace &
                                   Informations System and as a Member of the Chief Executive Office of TRW, Inc. from
                                   1998 to 2000. He joined TRW in 1981 and
                                   served as Executive Vice President and
                                   Chief Financial Officer from 1994 to 1996 and Executive Vice President and General
                                   Manager of the TRW Automotive Electronics
                                   Group from 1996 to 1998. He is also a
                                   member of the National Security
                                   Telecommunications Advisory Committee, the
                                   Conference Board Council of Operating
                                   Executives and the Board of Governors of the Aerospace Industries Association and is a Trustee of the National Defense
                                   Industrial Association.


       Executive Officers Who Are Not Directors (as of October 2001)



                                       Present Principal Occupation or
 Name and Business Address       Age   Employment; Five Year Employment History
 -------------------------     ------- ----------------------------------------
 Herbert W. Anderson             62    Corporate Vice President, President and
                                       Chief Executive Officer of Northrop
                                       Grumman Information Technology. In 1988,
                                       he was named President and Chief
                                       Executive Officer of Logicon, Inc., a
                                       subsidiary of Northrop Grumman. Prior to
                                       this, Mr. Anderson was Corporate Vice
                                       President and General Manager of Data
                                       Systems and Services Division.

Frank G. Brandenberg       55      Corporate Vice President and President of
                                   Northrop Grumman's Component Technologies sector. Mr. Brandenberg joined Litton
                                   Industries, in 1999 from EA Industries
                                   Inc., where he was President and Chief
                                   Executive Officer. From 1987 through 1997,
                                   Mr. Brandenberg held various senior
                                   management positions with UNISYS Corp.,
                                   including President of the client/server systems business unit and Deputy President of its computer systems group.


Ralph D. Crosby, Jr.
                           54 Corporate Vice President and President, Northrop Grumman Integrated Systems since 1998. Prior to this, Mr. Crosby was Corporate Vice President and General Manager, Commercial Aircraft Division. Prior to September 1996, he was Corporate Vice President and Deputy General Manager, Commercial Aircraft Division. Prior to March 1996, he was Corporate Vice President and Deputy General Manager, Military Aircraft Systems Division. Prior to January 1996, he was Corporate Vice President and General Manager of B-2 Division.


Philip A. Dur              57      Corporate Vice President and President,
                                   Northrop Grumman Ship Systems since October
                                   1, 2001. Prior to this, he was Vice
                                   President, Program Operations for the
                                   Company's Electronic Sensors & Systems
                                   Section from November, 2000 and prior to that, he had been Vice President, International Development that Sector.
                                   Prior to this and subsequent to his
                                   retirement on September 30, 1995 from the U.S. Navy with the Rank of Rear Admiral,
                                   Mr. Dur was Vice President, Operations
                                   Development at Tenneco Inc. until February
                                   1996, when he became Executive Vice
                                   President of Tenneco's Walker-Gillete
                                   European Division, a position that he held until July, 1997 when he became Vice
                                   President of Tenneco's Automotive Division.


J. Michael Hateley
                           55 Corporate Vice President and Chief Human Resources and Administrative Officer for Northrop Grumman Corporation since December 1999. Prior to this election, he had served as vice president of personnel for the corporation since January 1999. Mr. Hateley joined the company in 1976 and has held vice president positions in human resources at the company's Electronics Division, at the Aircraft Division, at the B-2 Division and at the Military Aircraft Systems Division.


Robert W. Helm
                           50      Corporate Vice President, Government
                                   Relations of Northrop Grumman since 1993.


Robert P. Iorizzo          60      Corporate Vice President and President of
                                   Northrop Grumman's Electronic Systems
                                   sector. Prior to this, he served as Vice
                                   President and General Manager of the
                                   sector's Command, Control, Communications,
                                   Intelligence and Naval Systems (C/3/I&N) business area since 1997. Prior to this, he was General Manager of the Space Division of Westinghouse Electric Corporation.

John H. Mullan             59
                                   Corporate Vice President and Secretary of
                                   Northrop Grumman since 1999. Prior to this,
                                   Mr. Mullan was Acting Secretary. Prior to
                                   May 1998, he was Senior Corporate Counsel.

Albert F. Myers            55      Corporate Vice President and Treasurer of
                                   Northrop Grumman since 1994.



Roseanne P. O'Brien        57
                                   Corporate Vice President, Communications of
                                   Northrop Grumman since August 2000. Prior to this, Ms. O'Brien was Vice President, Communications. Ms. O'Brien was Senior Consultant to Alleghany Teledyne, Inc. from 1996 to 1999.


W. Burks Terry             50      Corporate Vice President and General
                                   Counsel of Northrop Grumman since August
                                   2000. Prior to this, Mr. Terry became Vice
                                   President, Deputy General Counsel and
                                   Sector Counsel in October 1998 and prior to October 1998 he was Vice President and
                                   Assistant General Counsel.


Richard B. Waugh, Jr.      58      Corporate Vice President and Chief
                                   Financial Officer of Northrop Grumman since
                                   1993.


Sandra J. Wright           46      Corporate Vice President and Controller
                                   since 2001. Prior to this, she was the
                                   Corporate Vice President and Controller for
                                   Litton Industries in 2000. Ms. Wright was
                                   Vice President and Controller of Aerojet, a
                                   Gencorp Company from 1999 to 2000 and
                                   Director of Financial Planning of Aerojet prior to that.

                     DIRECTORS AND EXECUTIVE OFFICERS


                           OF PURCHASER CORP. I


   The name, age, business address, present principal occupation or employment and five-year employment history of each of the directors and executive officers of Purchaser Corp. I are set forth below. Each director and executive officer listed below is a citizen of the United States of America. Unless otherwise indicated below, the business address of each person is c/o Northrop Grumman, 1840 Century Park East, Los Angeles, California 90067.


        Directors (Including Executive Officers Who Are Directors)



 Name and                                       Present Principal Occupation
 Business                                       or Employment; Five-Year
 Address         Age         Office(s)          Employment History
 --------        --- -------------------------- ------------------------------
 Albert F. Myers  55 Director                   Corporate Vice President and
                                                Treasurer of Northrop Grumman
                                                since 1994.

 W. Burks Terry   50 President; Director        Corporate Vice President and
                                                General Counsel of Northrop
                                                Grumman since August 2000.
                                                Prior to this, Mr. Terry
                                                became Vice President, Deputy
                                                General Counsel and Sector
                                                Counsel in October 1998 and
                                                prior to October 1998 he was
                                                Vice President and Assistant
                                                General Counsel.

 John H. Mullan   59 Vice President and         Corporate Vice President and
                     Secretary; Director        Secretary of Northrop Grumman
                                                since 1999. Prior to this, Mr.
                                                Mullan was Acting Secretary.
                                                Prior to May 1998, he was
                                                Senior Corporate Counsel.

                                                                         ANNEX B

        SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW -- BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS


   (a) Notwithstanding any other provisions of this chapter, a corporation shall not engage in any business combination with any interested stockholder for a period of 3 years following the time such stockholder became an interested stockholder, unless:

   (1) prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or

   (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

   (3) at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

   (b)  The restrictions contained in this section shall not apply if:

   (1) the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by this section;

   (2) the corporation, by action of its board of directors, adopts an amendment to its bylaws within 90 days of the effective date of this section, expressly electing not to be governed by this section, which amendment shall not be further amended by the board of directors;

   (3) the corporation, by action of its stockholders, adopts an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by this section, provided that, in addition to any other vote required by law, such amendment to the certificate of incorporation or bylaws must be approved by the affirmative vote of a majority of the shares entitled to vote. An amendment adopted pursuant to this paragraph shall be effective immediately in the case of a corporation that both (i) has never had a class of voting stock that falls within any of the three categories set out in subsection
(b)(4) hereof, and (ii) has not elected by a provision in its original certificate of incorporation or any amendment thereto to be governed by this section. In all other cases, an amendment adopted pursuant to this paragraph shall not be effective until 12 months after the adoption of such amendment and shall not apply to any business combination between such corporation and any person who became an interested stockholder of such corporation on or prior to such adoption. A bylaw amendment adopted pursuant to this paragraph shall not be further amended by the board of directors;

   (4) the corporation does not have a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on the NASDAQ Stock Market or (iii) held of record by more than 2,000 stockholders, unless any of the foregoing results from action taken, directly or indirectly, by an interested stockholder or from a transaction in which a person becomes an interested stockholder;

   (5) a stockholder becomes an interested stockholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an interested stockholder and (ii) would not, at any time within the 3 year period immediately prior to a business combination between the corporation and such stockholder, have been an interested stockholder but for the inadvertent acquisition of ownership;

   (6) the business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which

(i) constitutes one of the transactions described in the second sentence of this paragraph; (ii) is with or by a person who either was not an interested stockholder during the previous 3 years or who became an interested stockholder with the approval of the corporation's board of directors or during the period described in paragraph (7) of this subsection (b); and (iii) is approved or not opposed by a majority of the members of the board of directors then in office (but not less than 1) who were directors prior to any person becoming an interested stockholder during the previous 3 years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to
(x) a merger or consolidation of the corporation (except for a merger in respect of which, pursuant to section 251 (f) of the chapter, no vote of the stockholders of the corporation is required); (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the corporation or of any direct or indirect majority-owned subsidiary of the corporation (other than to any direct or indirect wholly-owned subsidiary or to the corporation) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; or (z) a proposed tender or exchange offer for 50% or more of the outstanding voting stock of the corporation. The corporation shall give not less than 20 days notice to all interested stockholders prior to the consummation of any of the transactions described in clauses (x) or (y) of the second sentence of this paragraph; or

   (7) The business combination is with an interested stockholder who became an interested stockholder at a time when the restrictions contained in this section did not apply by reason of any paragraphs (1) through (4) of this subsection (b), provided, however, that this paragraph (7) shall not apply if, at the time such interested stockholder became an interested stockholder, the corporation's certificate of incorporation contained a provision authorized by the last sentence of this subsection (b).

   Notwithstanding paragraphs (1), (2), (3) and (4) of this subsection, a corporation may elect by a provision of its original certificate of incorporation or any amendment thereto to be governed by this section; provided that any such amendment to the certificate of incorporation shall not apply to restrict a business combination between the corporation and an interested stockholder of the corporation if the interested stockholder became such prior to the effective date of the amendment.

   (c)  As used in this section only, the term;

   (1) "affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

   (2) "associate," when used to indicate a relationship with any person, means
(i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock, (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

   (3) "business combination," when used in reference to any corporation and any interested stockholder of such corporation, means:

   (i) any merger or consolidation of the corporation or any direct or indirect majority-owned subsidiary of the corporation with (A) the interested stockholder, or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation subsection (a) of this section is not applicable to the surviving entity;

   (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of such corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the corporation or of any direct or indirect majority-owned subsidiary of the corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation;

   (iii) any transaction which results in the issuance or transfer by the corporation or by any direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation or of such subsidiary to the interested stockholder, except (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of such corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such, (B) pursuant to a merger under Section 251(g) of this title; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of such corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of such corporation subsequent to the time the interested stockholder became such, (D) pursuant to an exchange offer by the corporation to purchase stock made on the same terms to all holders of said stock, or (E) any issuance or transfer of stock by the corporation, provided however, that in no case under (C)-(E) above shall there be an increase in the interested stockholder's proportionate share of the stock of any class or series of the corporation or of the voting stock of the corporation;

   (iv) any transaction involving the corporation or any direct or indirect majority-owned subsidiary of the corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

   (v) any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation) of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subparagraphs (i)-(iv) above) provided by or through the corporation or any direct or indirect majority owned subsidiary.

   (4) "control," including the term "controlling," "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this section, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

   (5) "interested stockholder" means any person (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) that
(i) is the owner of 15% or more of the outstanding voting stock of the corporation, or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; provided, however, that the term "interested stockholder" shall not include (x) any person who (A) owned shares in excess of the 15% limitation set forth herein as of, or acquired such shares pursuant to a tender offer commenced prior to, December 23, 1987, or pursuant to an exchange offer announced prior to the aforesaid date and commenced within 90 days thereafter and either (I) continued to own shares in excess of such 15% limitation or would have but for action by the corporation or (II) is an affiliate or associate of the corporation and so continued (or so would have continued but for action by the corporation) to be the owner of 15% or more of the outstanding voting stock of the corporation at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such a person is an interested stockholder or (B) acquired said shares from a person described in (A) above by gift, inheritance or in a transaction in which no consideration was exchanged; or (y) any person whose ownership of shares in excess of the 15% limitation set forth herein in the result of action taken solely by the corporation provided that such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of paragraph (8) of this subsection but shall not include any other unissued stock of such corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

   (6) "person" means any individual, corporation, partnership, unincorporated association or other entity.

   (7) "Stock" means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

   (8) "Voting stock" means, with respect to any corporation, stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity.

   (9) "owner" including the terms "own" and "owned" when used with respect to any stock means a person that individually or with or through any of its affiliates or associates:

   (i) beneficially owns such stock, directly or indirectly; or

   (ii) has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person's affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person's right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

   (iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of clause (ii) of this paragraph), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

   (d) No provision of a certificate of incorporation or bylaw shall require, for any vote of stockholders required by this section a greater vote of stockholders than that specified in this section.

   (e) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all matters with respect to this section. (Last amended by Ch. 79, L. '95, eff. 7-1-95.)

                                                                    ANNEX C


                       AGREEMENT AND PLAN OF MERGER


                                   AMONG


                       NORTHROP GRUMMAN CORPORATION,


                             PURCHASER CORP. I


                                    AND


                      NEWPORT NEWS SHIPBUILDING INC.

                               TABLE OF CONTENTS


 Description                                                               Page
 -----------                                                               ----
                              ARTICLE 1 THE OFFER
 Section 1.1  The Offer..................................................   C-1
 Section 1.2  Company Action.............................................   C-3
 Section 1.3  Directors..................................................   C-4
 Section 1.4  Merger Without Meeting of Stockholders.....................   C-5

                              ARTICLE 2 THE MERGER
 Section 2.1  The Merger.................................................   C-5
 Section 2.2  The Closing................................................   C-5
 Section 2.3  Effective Time.............................................   C-6
 Section 2.4  Effects of the Merger......................................   C-6
 Section 2.5  Certificate of Incorporation and Bylaws....................   C-6
 Section 2.6  Directors..................................................   C-6
 Section 2.7  Officers...................................................   C-6
 Section 2.8  Conversion of Company Common Stock.........................   C-6
 Section 2.9  Stock Options; Equity-Based Awards.........................   C-7
 Section 2.10 Conversion of the Purchaser Common Stock...................   C-8
 Section 2.11 Restructuring of the Merger................................   C-8

                               ARTICLE 3 PAYMENT
 Section 3.1  Surrender of Certificates..................................   C-8
 Section 3.2  Exchange Agent; Certificate Surrender Procedures...........   C-9
 Section 3.3  Transfer Books.............................................   C-9
 Section 3.4  Termination of Exchange Fund...............................   C-9
 Section 3.5  Appraisal Rights...........................................   C-9
 Section 3.6  Lost Certificates..........................................  C-10
 Section 3.7  No Rights as Stockholder...................................  C-10
 Section 3.8  Withholding................................................  C-10
 Section 3.9  Escheat....................................................  C-10

            ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
 Section 4.1  Organization...............................................  C-11
 Section 4.2  Authorization of Transaction; Enforceability...............  C-11
 Section 4.3  Noncontravention; Consents.................................  C-11
 Section 4.4  Capitalization.............................................  C-12
 Section 4.5  Company Reports; Proxy Statement...........................  C-13
 Section 4.6  No Undisclosed Liabilities.................................  C-13
 Section 4.7  Absence of Material Adverse Effect and Certain Events......  C-14
 Section 4.8  Litigation and Legal Compliance............................  C-14
 Section 4.9  Contract Matters...........................................  C-14
 Section 4.10 Tax Matters................................................  C-16
 Section 4.11 Employee Benefit Matters...................................  C-17
 Section 4.12 Environmental Matters......................................  C-19
 Section 4.13 Title......................................................  C-20
 Section 4.14 Intellectual Property Matters..............................  C-20
 Section 4.15 Labor Matters..............................................  C-21
 Section 4.16 Rights Agreement...........................................  C-21
 Section 4.17 State Takeover Laws........................................  C-21
 Section 4.18 Brokers' Fees..............................................  C-21

 Description                                                              Page
 -----------                                                              ----
 Section 4.19 Termination of General Dynamics Merger Agreement..........  C-21
 Section 4.20 Nuclear Risks.............................................  C-21

   ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE PURCHASER
 Section 5.1  Organization..............................................  C-22
 Section 5.2  Authorization of Transaction; Enforceability..............  C-22
 Section 5.3  Noncontravention; Consents................................  C-23
 Section 5.4  Capitalization............................................  C-23
 Section 5.5  Parent Reports............................................  C-24
 Section 5.6  No Undisclosed Liabilities................................  C-24
 Section 5.7  Absence of Material Adverse Effect and Certain Events.....  C-24
 Section 5.8  Litigation and Legal Compliance...........................  C-25
 Section 5.9  Contract Matters..........................................  C-25
 Section 5.10 Tax Matters...............................................  C-26
 Section 5.11 Employee Benefit Matters..................................  C-27
 Section 5.12 Environmental Matters.....................................  C-29
 Section 5.13 Title.....................................................  C-29
 Section 5.14 Intellectual Property Matters.............................  C-29
 Section 5.15 Labor Matters.............................................  C-29
 Section 5.16 Brokers' Fees.............................................  C-30
 Section 5.17 Adequate Cash Resources...................................  C-30
 Section 5.18 No Capital Ownership in the Company.......................  C-30
                Information for the Schedules TO and 14D-9, the Form S-4
 Section 5.19 and Proxy Statement.......................................  C-30

                           ARTICLE 6 COVENANTS
 Section 6.1  General...................................................  C-30
 Section 6.2  Notices and Consents......................................  C-31
 Section 6.3  Interim Conduct of the Company............................  C-31
 Section 6.4  Preservation of Organization..............................  C-32
 Section 6.5  Access....................................................  C-32
 Section 6.6  Notice of Developments....................................  C-33
 Section 6.7  Other Potential Acquirers.................................  C-33
                       Company Stockholder Meeting, Preparation of Proxy
 Section 6.8  Statement.................................................  C-34
 Section 6.9  Indemnification...........................................  C-34
 Section 6.10 Public Announcements......................................  C-36
 Section 6.11 Actions Regarding Antitakeover Statutes...................  C-36
 Section 6.12 Defense of Orders and Injunctions.........................  C-36
 Section 6.13 Employee Benefit Matters..................................  C-36
 Section 6.14 Adjustment to Offer Consideration.........................  C-37
 Section 6.15 Interim Conduct of the Parent.............................  C-38
 Section 6.16 Tax Treatment; Tax Opinion................................  C-38
 Section 6.17 No Company Rights Agreement Amendment.....................  C-39
 Section 6.18 Affiliate Letter..........................................  C-39
 Section 6.19 Letters of Accountants....................................  C-39

            ARTICLE 7 CONDITIONS TO THE CONSUMMATION OF THE MERGER
 Section 7.1  Conditions to the Obligations of Each Party...............  C-40
 Section 7.2  Frustration of Closing Conditions.........................  C-40

 Description                                                                Page
 -----------                                                                ----
                   ARTICLE 8 TERMINATION, AMENDMENT AND WAIVER
 Section 8.1  Termination.................................................  C-40
 Section 8.2  Effect of Termination.......................................  C-41
 Section 8.3  Termination Fee.............................................  C-41

                             ARTICLE 9 MISCELLANEOUS
 Section 9.1  Nonsurvival of Representations..............................  C-42
 Section 9.2  Remedies....................................................  C-42
 Section 9.3  Successors and Assigns......................................  C-42
 Section 9.4  Amendment...................................................  C-42
 Section 9.5  Extension and Waiver........................................  C-42
 Section 9.6  Severability................................................  C-43
 Section 9.7  Counterparts................................................  C-43
 Section 9.8  Descriptive Headings........................................  C-43
 Section 9.9  Notices.....................................................  C-43
 Section 9.10 No Third Party Beneficiaries................................  C-44
 Section 9.11 Entire Agreement............................................  C-44
 Section 9.12 Construction................................................  C-44
 Section 9.13 Submission to Jurisdiction..................................  C-44
 Section 9.14 Governing Law...............................................  C-44



 ANNEX I   CERTAIN CONDITIONS OF THE OFFER.........................     C-A-I-1
 ANNEX II  OFFER CONSIDERATION.....................................    C-A-II-1
 ANNEX III MERGER CONSIDERATION....................................   C-A-III-1
 ANNEX IV  CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING
            CORPORATION............................................    C-A-IV-1
 ANNEX V   AFFILIATE AGREEMENT.....................................     C-A-V-1

                             TABLE OF DEFINED TERMS


Affiliate Agreement                            Section 6.18
Certificate                                    Section 3.1
Certificate of Merger                          Section 2.3
Closing                                        Section 2.2
Closing Date                                   Section 2.2
Code                                           Section 4.11(a)(i)
Company                                        Preamble
Company Applicable Period                      Section 6.7(a)
Company Board                                  Recitals
Company Common Stock                           Recitals
Company Disclosure Letter                      Article 4
Company Government Contract                    Section 4.9(b)
Company Government Sub-Contract                Section 4.9(b)
Company Material Adverse Effect                Section 4.1
Company Plans                                  Section 4.11(a)
Company Rights                                 Section 4.4(a)
Company Rights Agreement                       Section 4.4(a)
Company SEC Documents                          Section 4.5(a)
Company Stock-Based Award                      Section 2.9(a)(iii)
Company Stockholder Approval                   Section 6.8(d)
Company Stockholder Meeting                    Section 6.8(a)
Company Takeover Proposal                      Section 6.7(d)
Confidentiality Agreement                      Section 6.5
Consummation of the Offer                      Section 1.4
CSFB Opinion                                   Section 4.2
Deemed Per Share Offer Consideration           Section 2.9(b)
Delaware Act                                   Section 1.4
Dissenting Stockholders                        Section 2.8(b)
Effective Time                                 Section 2.3
Employees                                      Section 6.13(a)
Employee Pension Benefit Plan                  Section 4.11(a)
Employee Welfare Benefit Plan                  Section 4.11(a)
Environmental Law                              Section 4.12(b)
ERISA                                          Section 4.11(a)
ESPAP                                          Section 6.13(e)
Exchange Act                                   Section 1.1(b)
Exchange Agent                                 Section 3.1
Exchange Fund                                  Section 3.2(a)
Existing Offer                                 Recitals
Existing Schedule 14D-9                        Section 1.2(c)
Form S-4                                       Section 1.1(e)
Form S-3                                       Section 6.13(f)
General Dynamics                               Section 4.16(b)
General Dynamics Merger Agreement              Section 4.19
GAAP                                           Section 4.5(b)
Governmental Entities                          Section 6.1
Hazardous Materials                            Section 4.12(c)
Indemnified Losses                             Section 6.9(a)
Indemnified Parties                            Section 6.9(a)
Independent Directors                          Section 1.3(a)

Initial Expiration Date                        Section 1.1(a)
Initial Tax Opinion                            Section 5.10(g)
Intellectual Property                          Section 4.14(b)
Joint Press Release                            Section 1.1(d)
Laws                                           Section 1.2(a)
Lien                                           Section 4.3
Merger                                         Section 2.1
Merger Consideration                           Section 2.8(b)
Minimum Condition                              Section 1.1(a)
Multiemployer Plan                             Section 4.11(a)(vi)
OFCCP                                          Section 4.15
Offer                                          Recitals
Offer Documents                                Section 1.1(e)
Offer to Exchange                              Recitals
Outside Date                                   Section 8.1(b)(i)
Parent                                         Preamble
Parent Board                                   Section 5.2
Parent Common Stock                            Recitals
Parent Disclosure Letter                       Article 5
Parent Form S-3                                Section 6.14(c)
Parent Government Contract                     Section 5.9(b)
Parent Government Sub-Contract                 Section 5.9(b)
Parent Material Adverse Effect                 Section 5.1
Parent Plans                                   Section 5.11(a)
Parent Rights                                  Section 5.4(a)
Parent Rights Agreement                        Section 5.4(a)
Parent Securities                              Section 5.4(a)
Parent SEC Documents                           Section 5.5(a)
Permitted Liens                                Section 4.13
Proxy Statement                                Section 6.8(b)
Purchaser                                      Preamble
Qualified Person                               Section 1.3(a)
Schedule 14D-9                                 Section 1.2(c)
Schedule 14D-9 Amendment                       Section 1.2(c)
Schedule TO                                    Section 1.1(e)
SEC                                            Section 1.1(b)
SECT                                           Section 2.8(a)
SECT Shares                                    Section 6.13(f)
SECT Share Value                               Section 6.13(f)
Securities Act                                 Section 4.5(a)
Share Issuance                                 Section 5.2
Significant Company Subsidiary                 Section 4.1
Significant Parent Subsidiaries                Section 5.1
Stock Plans                                    Section 2.9(a)(i)
Stock Option                                   Section 2.9(a)(i)
Subsidiary                                     Section 2.8(c)
Surviving Corporation                          Section 2.1
Synthetic Stock-Based Award                    Section 2.9(a)(ii)
Taxes                                          Section 4.10(a)
Tax Returns                                    Section 4.10(a)
Termination Fee                                Section 8.3(a)

                       AGREEMENT AND PLAN OF MERGER


   AGREEMENT AND PLAN OF MERGER dated as of November 7, 2001 among Northrop Grumman Corporation, a Delaware corporation (the "Parent"), Purchaser Corp. I, a Delaware corporation and a wholly-owned subsidiary of the Parent (the "Purchaser"), and Newport News Shipbuilding Inc., a Delaware corporation (the "Company").


   WHEREAS the Parent has outstanding an offer (the "Existing Offer", and, as amended from time to time in accordance with this Agreement, the "Offer") to purchase all the outstanding shares of common stock, par value $0.01 per share, of the Company (the "Company Common Stock"), including the associated Company Rights (as defined in Section 4.4(a)), on the terms and subject to the conditions set forth in the offer to exchange dated May 23, 2001 (the "Offer to Exchange"), and in the related letter of transmittal;


   WHEREAS the board of directors of the Company (the "Company Board") has approved the acquisition of the Company by the Parent and resolved and agreed to recommend that holders of Company Common Stock tender their shares of Company Common Stock pursuant to the Offer;


   WHEREAS, in furtherance of such transaction, the respective Boards of Directors of the Parent, the Purchaser and the Company have approved the merger of the Purchaser with the Company on the terms and subject to the conditions set forth in this Agreement, whereby each issued share of Company Common Stock not owned directly by the Parent, the Purchaser or the Company (other than shares of Company Common Stock held by Dissenting Stockholders (as defined in Section 2.8(b)) shall be converted into the right to receive shares of common stock, par value $1.00 per share, of the Parent (the "Parent Common Stock") or cash or a combination thereof in accordance with this Agreement; and


   WHEREAS the Parent, the Purchaser and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.


   NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the value, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                 ARTICLE 1


                                 THE OFFER


   Section 1.1 The Offer.


   (a) As promptly as practicable following execution of this Agreement, the Parent shall amend the Existing Offer: (i) to provide that the consideration to be paid per share of Company Common Stock pursuant to the Offer will be as calculated in accordance with Annex II hereto (the "Offer Consideration"); (ii) to designate the Purchaser as the offeror and to set November 29, 2001 (the "Initial Expiration Date"), as the expiration date for the Offer; and (iii) otherwise to reflect the terms and conditions of this Agreement. For purposes of this Agreement, the term "business day" shall mean any day, other than Saturday, Sunday or a federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern time. The obligation of the Purchaser to accept for payment and pay for shares of Company Common Stock (including the related Company Rights) tendered pursuant to the Offer shall be subject only to the condition that there shall be validly tendered (other than by guaranteed delivery where actual delivery has not occurred) in accordance with the terms of the Offer, prior to the expiration date of the Offer and not withdrawn, a number of shares of Company Common Stock that, together with the shares of Company Common Stock then owned by the Parent and/or the Purchaser, represents at least a majority of the shares of Company Common Stock outstanding on a fully diluted basis (after giving effect to the conversion or exercise of all outstanding options, warrants and other rights to acquire, and securities exercisable or convertible into, Company Common Stock, whether or not exercised or converted at the time of determination, other than potential dilution attributable to the Company Rights) (the "Minimum Condition") and to the satisfaction or waiver by the Purchaser as permitted hereunder of the other conditions set forth in Annex I hereto. Without limiting the foregoing, effective upon Consummation of the Offer (as defined in Section 1.4), the holder of such Company Common Stock (including the related Company Rights) will sell and assign to the Purchaser all right, title and interest in and to all of the shares of Company Common Stock tendered (including, but not limited to, such holder's right to any and all dividends and distributions with a record date before, and a payment date after, the scheduled or extended expiration date).


   (b) The Purchaser expressly reserves the right, subject to compliance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to waive any of the conditions to the Offer and to make any change in the terms of or conditions to the Offer; provided that (i) neither the Minimum Condition nor any condition set forth in clause (c) of Annex I may be waived or changed without the prior written consent of the Company, (ii) no change may be made that reduces any of the Adjusted Cash Amount, the Base Cash Amount or the Parent Available Shares or amends the Exchange Ratio, each as defined in Annex II hereto, and (iii) and no change may be made that decreases the number of shares of Company Common Stock sought in the Offer, adds additional conditions to the Offer, modifies any of the conditions to the Offer in a manner adverse to holders of Company Common Stock, makes any other change in the terms of the Offer that is in any manner adverse to the holders of the Company Common Stock or (except as provided in the next sentence and in Section 1.1(c)) changes the expiration date of the Offer, without the prior written consent of the Company. Without the consent of the Company, the Purchaser shall have the right to extend the expiration date of the Offer from time to time for one or more additional periods of not more than 10 business days (5 business days if only one or more of the Minimum Condition, the condition set forth in clause (c)(i) of Annex I hereto or the condition set forth in clause (c)(ii) of Annex I hereto remain to be satisfied) (or such longer period as may be approved by the Company), (i) if, immediately before the scheduled or extended expiration date of the Offer, any of the conditions to the Offer shall not have been satisfied or, to the extent permitted, waived, until such conditions are satisfied or waived or (ii) for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission or the staff thereof (the "SEC") applicable to the Offer or any period required by applicable law. If the Purchaser elects to extend the expiration date pursuant to the immediately preceding sentence when the only Offer Condition that is not satisfied (or waived by the Purchaser) is the Minimum Condition, to the extent requested in writing by the Company (which request must be delivered on or before the expiration date), the Purchaser and the Parent shall be deemed to have irrevocably waived all of the Offer Conditions other than the Minimum Condition and the conditions set forth in clause (c) of Annex I. In addition, if, at the scheduled or extended expiration date of the Offer, conditions to the Offer have been satisfied or waived and the Minimum Condition has been satisfied but Company Common Stock tendered and not withdrawn pursuant to the Offer constitutes less than 90 percent of the outstanding Company Common Stock, without the consent of the Company, the Purchaser shall (subject to applicable law) have the right to provide for a "subsequent offering period" (as contemplated by Rule 14d-11 under the Exchange Act) for up to 20 business days after the Purchaser's acceptance for payment of the shares of Company Common Stock then tendered and not withdrawn pursuant to the Offer.


   (c) If any of the conditions to the Offer are not satisfied or waived on any scheduled or extended expiration date of the Offer, the Purchaser shall, and the Parent shall cause the Purchaser to, extend the Offer, if such condition or conditions could reasonably be expected to be satisfied, from time to time until such conditions are satisfied or waived; provided, that the Purchaser shall not be required to extend the Offer beyond the Outside Date. Subject to the foregoing and upon the terms and subject to the conditions of the Offer, the Purchaser shall, and the Parent shall cause it to, accept for payment and pay for, as promptly as practicable after the expiration of the Offer and in accordance with Rule 14e-1(c) of the SEC (or as required by Rule 14d-11 under the Exchange Act), all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer.


   (d) No later than the first business day following execution of this Agreement and subject to the conditions of this Agreement, the Parent shall issue a joint press release with the Company (the "Joint Press Release") regarding this Agreement and shall file with the SEC the Joint Press Release.

   (e) As promptly as practicable after the date of this Agreement, the Parent and the Purchaser shall amend the Tender Offer Statement on Schedule TO, as previously amended prior to the date hereof, and the registration statement on Form S-4 (No. 333-61056), as previously amended prior to the date hereof, with respect to the Existing Offer that were originally filed on May 23, 2001, and file such amendments with the SEC. Such amendments shall contain an amendment of the Offer to Exchange and a revised form of the letter of transmittal (which letter of transmittal will be in a form reasonably satisfactory to the Company) to set forth the terms of the Offer. The Tender Offer Statement on Schedule TO and the Registration Statement on Form S-4, as so amended and as otherwise amended and supplemented from time to time after the date hereof are referred to as the "Schedule TO" and the "Form S-4", respectively. The Parent and the Purchaser shall use their reasonable best efforts to cause the Form S-4 to be declared effective by the SEC as promptly as practicable. The Schedule TO, the Form S-4 and the documents included therein pursuant to which the Offer is being made, together with any supplements or amendments thereto, are referred to as the "Offer Documents". The Parent and the Purchaser will take all steps necessary to cause the Offer Documents to be disseminated to holders of shares of Company Common Stock to the extent required by applicable federal securities law. The Parent, the Purchaser and the Company will promptly correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect. The Parent and the Purchaser will take all steps necessary to cause the Schedule TO and the Form S-4 as so corrected to be filed with the SEC and the Offer Documents as so corrected to be disseminated to holders of shares of Company Common Stock, in each case as and to the extent required by applicable federal securities law, including applicable SEC rules and regulations thereunder. The Company and its counsel shall be given a reasonable opportunity to review and comment on all amendments or supplements to the Schedule TO, the Form S-4 and the Offer Documents prior to their being filed with the SEC or disseminated to the holders of shares of Company Common Stock. The Purchaser and the Parent also agree to provide the Company and its counsel in writing with any comments the Purchaser, the Parent or their counsel may receive from the SEC or its staff with respect to the Schedule TO, the Form S-4 or the Offer Documents promptly after the receipt of such comments and shall consult with and provide the Company and its counsel a reasonable opportunity to review and comment on the response of the Purchaser to such comments prior to responding.


   (f) For purposes of all dividends or other distributions declared on Parent Common Stock with a record date following the Consummation of the Offer (as defined in Section 1.4), each holder of shares of Company Common Stock validly tendered pursuant to the Offer shall be deemed to be the holder of all shares of Parent Common Stock issuable to such holder as Offer Consideration effective at the Consummation of the Offer.


   Section 1.2 Company Action.


   (a) The Company hereby approves of and consents to the Offer. The Company has been advised that all of its directors and executive officers who own shares of Company Common Stock intend to tender their shares of Company Common Stock pursuant to the Offer so long as such action would not result in liability under Section 16(b) of the Exchange Act. In connection with the Offer, the Company will, or will cause its transfer agent to, promptly furnish the Parent with a list of its stockholders, mailing labels and any available listing or computer file containing the names and addresses of all record holders of shares of Company Common Stock and lists in the Company's possession or control of securities positions of shares of Company Common Stock held in stock depositories, in each case as of a recent date, and will provide to the Parent such additional information (including updated lists of stockholders, mailing labels and lists of securities positions) and such other assistance as the Parent may reasonably request in connection with the Offer. Subject to the requirements of applicable statutes, laws (including common law), ordinances, rules or regulations (collectively, "Laws"), and, except for such steps as are necessary to disseminate the Schedule TO and the Offer Documents and any other documents necessary to consummate the Offer and the transactions contemplated by this Agreement, the Parent and the Purchaser shall hold in confidence the information contained in any such labels, listings and files, shall use such information only in connection with the Offer and the Merger, and, if this Agreement shall be terminated, shall, upon request, deliver to the Company all copies of such information then in their possession.

   (b) No later than the first business day following execution of this Agreement, and subject to the conditions of this Agreement, the Company will issue the Joint Press Release with the Parent and shall file with the SEC the Joint Press Release.


   (c) On the date the amendment to the Schedule TO is filed with the SEC pursuant to Section 1.1(e), the Company will file with the SEC an amendment (the "Schedule 14D-9 Amendment") to its Solicitation/ Recommendation Statement on Schedule 14D-9 originally filed on June 6, 2001 with respect to the Offer (such Schedule 14D-9, as amended from time to time on or prior to the date hereof, the "Existing Schedule 14D-9"), and will mail the Schedule 14D-9 Amendment to the holders of Company Common Stock. The Existing Schedule 14D-9, as amended by the Schedule 14D-9 Amendment and as amended and supplemented from time to time after the date hereof is referred to as the "Schedule 14D-9". Each of the Company, the Parent and the Purchaser will promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company will take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and to be disseminated to holders of shares of Company Common Stock, in each case as and to the extent required by applicable federal securities law. The Parent and its counsel shall be given a reasonable opportunity to review and comment on all amendments and supplements to the Schedule 14D-9 prior to its being filed with the SEC or disseminated to holders of Company Common Stock. The Company also agrees to provide the Parent and its counsel in writing with any comments the Company or its counsel may receive from the SEC with respect to the Schedule 14D-9 promptly after the receipt of such comments and shall consult with and provide the Parent and its counsel a reasonable opportunity to review and comment on the response of the Company to such comments prior to responding.


   Section 1.3 Directors.


   (a) Promptly upon the Consummation of the Offer, and as long as the Parent directly or indirectly owns, not less than a majority of the issued and outstanding shares of Company Common Stock on a fully diluted basis by the Parent or any of its direct or indirect Subsidiaries pursuant to the Offer, the Parent shall be entitled to designate for appointment or election to the then existing Company Board, upon written notice to the Company, such number of directors, rounded up to the next whole number, on the Company Board such that the percentage of its designees on the Company Board shall equal the percentage of the outstanding shares of Company Common Stock owned of record by the Parent and its direct or indirect Subsidiaries. In furtherance thereof, the Company shall, upon request of the Purchaser, use its reasonable efforts promptly to cause the Parent's designees (and any replacement designees in the event that any designee shall no longer be on the Company Board) to be so elected to the Company Board, and in furtherance thereof, to the extent necessary, increase the size of the Company Board or use its reasonable efforts to obtain the resignation of such number of its current directors as is necessary to give effect to the foregoing provision. At such time, the Company shall also, upon the request of the Purchaser, use its reasonable efforts to cause the Persons designated by the Parent to constitute at least the same percentage (rounded up to the next whole number) as is on the Company Board of (i) each committee of the Company Board, (ii) each board of directors (or similar body) of each Subsidiary of the Company and (iii) each committee (or similar body) of each such board. Notwithstanding the foregoing, until the Effective Time, the Company Board shall have at least two directors who are directors of the Company on the date of this Agreement and who are not officers of the Company or any of its Subsidiaries (the "Independent Directors"); provided, however, that (x) notwithstanding the foregoing, in no event shall the requirement to have at least two Independent Directors result in the Parent's designees constituting less than a majority of the Company Board unless the Parent shall have failed to designate a sufficient number of Persons to constitute at least a majority and (y) if the number of Independent Directors shall be reduced below two for any reason whatsoever (or if immediately following Consummation of the Offer there are not at least two then-existing directors of the Company who (1) are Qualified Persons (as defined below) and (2) are willing to serve as Independent Directors), then the number of Independent Directors required hereunder shall be one, unless the remaining Independent Director is able to identify a person, who is not an officer or Affiliate of the

Company, the Parent or any of their respective Subsidiaries (any such person being referred to herein as a "Qualified Person"), willing to serve as an Independent Director, in which case such remaining Independent Director shall be entitled to designate any such Qualified Person or Persons to fill such vacancy, and such designated Qualified Person shall be deemed to be an Independent Director for purposes of this Agreement, or if no Independent Directors then remain, the other Directors shall be required to designate two Qualified Persons to fill such vacancies, and such persons shall be deemed to be Independent Directors for purposes of this Agreement.


   (b) The Company shall promptly take all actions required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under Section 1.3(a), including mailing to stockholders the information required by such Section 14(f) and Rule 14f-1 (which the Company shall mail together with the Schedule 14D-9 if it receives from the Parent and the Purchaser the information below on a basis timely to permit such mailing) as is necessary to fulfill the Company's obligations under Section 1.3(a). The Company's obligations to appoint the Parent's designees to the Company Board shall be subject to compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Parent or the Purchaser shall supply the Company in writing any information with respect to either of them and their nominees, officers, directors and Affiliates required by such Section 14(f) and Rule 14f-1 as is necessary in connection with the appointment of any of the Parent's designees under Section 1.3(a). The provisions of Section 1.3(a) are in addition to and shall not limit any rights that the Purchaser, the Parent or any of their Affiliates may have as a holder or beneficial owner of shares of Company Common Stock as a matter of law with respect to the election of directors or otherwise.


   (c) Following the election or appointment of the Parent's designees pursuant to Section 1.3(a), the approval by affirmative vote or written consent of all of the Independent Directors then in office (or, if there shall be only one Independent Director then in office, the Independent Director) shall be required to authorize (and such authorization shall constitute the authorization of the Company Board and no other action on the part of the Company, including any action by any committee thereof or any other director of the Company, shall, unless otherwise required by law, be required or permitted to authorize) (i) any amendment or termination of this Agreement by the Company, (ii) any extension of time for performance of any obligation or action hereunder by the Parent or the Purchaser or (iii) any waiver or exercise of any of the Company's rights under this Agreement.


   Section 1.4 Merger Without Meeting of Stockholders. If following first acceptance for payment of shares of Company Common Stock by the Purchaser pursuant to the Offer (the "Consummation of the Offer") (or any subsequent offering period), the Purchaser owns at least 90 percent of the outstanding shares of Company Common Stock, each of the parties hereto shall take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without the Company Stockholder Meeting, in accordance with Section 253 of the Delaware General Corporation Law (the "Delaware Act").


                                 ARTICLE 2


                                THE MERGER


   Section 2.1 The Merger. Subject to Section 2.11, upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 2.3) the Company will be merged (the "Merger") with and into the Purchaser in accordance with the provisions of the Delaware Act. Following the Merger, the Purchaser will continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of the Company will cease.


   Section 2.2 The Closing. Upon the terms and subject to the conditions set forth in this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement (the "Closing") will take place at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004, at 10:00 a.m., local time, no later than the third business day following the satisfaction or waiver, to the extent permitted by applicable Laws, of the conditions set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, where permitted, waiver of those conditions), or at such other date, time or place as the Parent and the Company may agree. The date upon which the Closing occurs is referred to in this Agreement as the "Closing Date."


   Section 2.3 Effective Time. Upon the terms and subject to the conditions of this Agreement, on the date of the Closing (or on such other date as the Parent and the Company may agree), the Parent, the Purchaser and the Company shall file with the Secretary of State of the State of Delaware a certificate of merger (or certificate of ownership and merger, as the case may be) (the "Certificate of Merger") executed and acknowledged in accordance with Section 251 (or Section 253, as the case may be) of the Delaware Act, and shall make all other filings or recordings required under the Delaware Act. The Merger (whether effected pursuant to Section 251 or Section 253 of the Delaware Act) shall become effective on the later of the date on which the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or such time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."


   Section 2.4 Effects of the Merger. From and after the Effective Time, the Merger shall have the effects set forth in this Agreement and Section 259 of the Delaware Act. Without limiting the generality of the foregoing, as of the Effective Time, all properties, rights, privileges, powers and franchises of the Company and the Purchaser will vest in the Surviving Corporation and all debts, liabilities and duties of the Company and the Purchaser will become debts, liabilities and duties of the Surviving Corporation.


   Section 2.5 Certificate of Incorporation and Bylaws. At the Effective Time, the certificate of incorporation and bylaws attached as Annex IV hereto will be the certificate of incorporation and bylaws of the Surviving Corporation, until amended by the Surviving Corporation pursuant to the Delaware Act and subject to the provisions of Section 6.9(e).


   Section 2.6 Directors. The directors of the Purchaser at the Effective Time will be the initial directors of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation and bylaws of the Surviving Corporation or as otherwise provided by law.


   Section 2.7 Officers. The officers of the Company at the Effective Time will be the initial officers of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation and bylaws of the Surviving Corporation or as otherwise provided by law.


   Section 2.8 Conversion of Company Common Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Company Common Stock or any shares of capital stock of the Purchaser:


   (a) All shares of Company Common Stock that are owned by the Company, the Purchaser or the Parent immediately prior to the Effective Time shall be cancelled and shall cease to exist and no consideration shall be delivered in exchange therefor; provided that shares of Company Common Stock held beneficially or of record by any Stock Plan (as defined in Section 2.9(a)(i)) or Company Plan (as defined in Section 4.11(a)) or in accordance with the provisions of the Company's Amended and Restated Stock Employee Compensation Trust Agreement dated as of August 1, 2000 among the Company and Wachovia Bank, N.A. (the "SECT") shall not be deemed to be held by the Company regardless of whether the Company has, directly or indirectly, the power to vote or control the disposition of such shares.

   (b) Each share of Company Common Stock (other than shares to be cancelled in accordance with Section 2.8(a) and any shares that are held by stockholders exercising appraisal rights pursuant to Section 262 of the Delaware Act ("Dissenting Stockholders")) issued and outstanding immediately prior to the Effective Time, including any shares of Company Common Stock held beneficially or of record by any Stock Plan or Company Plan or in accordance with the provisions of the SECT, shall be converted into the right to receive the consideration described in Annex III hereto, payable to the holder thereof, without interest (the "Merger Consideration"), upon surrender of the Certificate (as defined in Section 3.1) formerly representing such share in the manner provided in Section 3.2. All such shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a Certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such Certificate in accordance with Section 3.2, without interest.


   (c) The term "Subsidiary" as used in this Agreement means any corporation, partnership, limited liability company or other business entity 50 percent or more of the outstanding voting equity securities of which are owned, directly or indirectly, by the Company or the Parent, as applicable.


   Section 2.9 Stock Options; Equity-Based Awards.


   (a) As soon as practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee administering the Stock Plans) shall adopt such resolutions or take such other actions (if any) as may be required to effect the following:


     (i) Each option to purchase shares of Company Common Stock (a "Stock Option") granted under any stock option plan, program, agreement or arrangement of the Company or any of its Subsidiaries (collectively, the "Stock Plans"; for the avoidance of doubt, the term "Stock Plan" does not include the Company's Deferred Compensation Plan or Deferred Compensation Plan for Nonemployee Directors (collectively, the "Deferred Compensation Plans")) which is outstanding and unexercised immediately prior to the acceptance for payment of shares of Company Common Stock pursuant to the Offer, whether vested or unvested, shall be adjusted to provide that each such Stock Option shall be then cancelled, and, in consideration of such cancellation, the holder of each such Stock Option shall become entitled to receive a payment in cash from the Company in an amount equal to the product of (x) the excess, if any, of the Deemed Per Share Offer Consideration over the exercise price per share of Company Common Stock subject to such Stock Option and (y) the number of shares of Company Common Stock subject to such Stock Option. This Section 2.9(a)(i) will not apply to the ESPAP (as defined in Section 6.13(e)) and the rights thereunder, which shall be terminated in the manner set forth in Section 6.13(e).


     (ii) Each right of any kind, whether vested or unvested, contingent or accrued, to receive shares of Company Common Stock or benefits measured by the value of a number of shares of Company Common Stock (including performance share awards), except for Stock Options (each, a "Synthetic Stock-Based Award"), which is outstanding immediately prior to the acceptance for payment of shares of Company Common Stock pursuant to the Offer, shall be adjusted to provide that each such Synthetic Stock-Based Award shall be then cancelled, and, in consideration of such cancellation, the holder of each such Synthetic Stock-Based Award shall become entitled to receive a payment in cash from the Company in an amount equal to the product of (x) the Deemed Per Share Offer Consideration and (y) the number of shares of Company Common Stock subject to such Synthetic Stock-Based Award (assuming the maximum level of possible payout, if applicable); provided, however, that no such payment shall be made to such holder with respect to any Synthetic Stock-Based Award in respect of which the holder thereof has elected to defer payment to a deferred compensation account under the Deferred Compensation Plans, and, in lieu thereof, such account shall be credited with a fully vested amount of cash equal to such payment.


     (iii) Each award of any kind, whether vested or unvested, consisting of shares of Company Common Stock issued under the Stock Plans (including, without limitation, restricted stock) (each, a "Company Stock-Based Award") outstanding immediately prior to the acceptance for payment of shares of Company

  Common Stock pursuant to the Offer which is not then vested shall be adjusted to provide that each such Company Stock-Based Award shall then fully vest and each holder thereof shall be permitted to tender such Company-Stock Based Award pursuant to the Offer on a guaranteed delivery of shares basis and to make all elections available to holders of Company Common Stock tendered pursuant to the Offer and shall be subject to the same proration limitations as are holders of Company Common Stock tendered pursuant to the Offer. Upon acceptance of the Offer, the holder of each Company Stock-Based Award shall be entitled to receive, pursuant to the Offer, in cash and/or Parent Common Stock, as applicable, the product of the Offer Consideration and the number of shares of Company Common Stock subject to such Company Stock-Based Award.


     (iv) Any cash payments required to be made pursuant to Section 2.9(a)(i) or 2.9(a)(ii) are to be made (subject to applicable withholding and payroll taxes) by the Company as promptly as practicable following the Consummation of the Offer. The Purchaser and the Company shall cooperate to determine the amount of any withholding and payroll taxes payable by the holders of Company Stock-Based Awards in connection with the transactions contemplated by Sections 2.9(a)(iii), and the Purchaser shall withhold such amounts and shall remit such withholdings to the Company for the payment of such taxes.


   (b) For purposes of this Agreement, "Deemed Per Share Offer Consideration" shall mean the amount, expressed in U.S. dollars, determined by dividing (i) the sum of (A) the product of (x) the Parent Stock Value (as defined in Annex II hereto) and (y) the total number of shares of Parent Common Stock issued in the Offer and (B) the total cash amount paid in the Offer, by (ii) the total number of shares of Company Common Stock accepted for payment pursuant to the Offer.


   (c) Except to the extent permitted by Section 6.3, no additional Stock Options, Synthetic Stock-Based Awards, Company Stock-Based Awards or other equity-based awards or other rights to acquire Company Common Stock shall be granted pursuant to the Stock Plans or otherwise after the date of this Agreement.


   (d) The Company Board, or the applicable committee thereof, will grant all approvals and take all other actions required pursuant to Rules 16b-3 under the Exchange Act to cause the disposition pursuant to this Agreement of Company Common Stock, Synthetic Stock-Based Awards and Stock Options to be exempt from the provisions of Section 16(b) of the Exchange Act, if any such exemption is available.


   Section 2.10 Conversion of the Purchaser Common Stock. Each share of the common stock, par value $0.01 per share, of the Purchaser issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of the Common Stock, par value $0.01 per share, of the Surviving Corporation.


   Section 2.11 Restructuring of the Merger. Notwithstanding Section 2.1, in the event that the opinion of Fried, Frank, Harris, Shriver & Jacobson referred to in Section 6.16(b) is not obtained as described therein, then upon the terms and subject to the conditions set forth in this Agreement at the Effective Time the Purchaser will be merged with and into the Company in accordance with the provisions of the Delaware Act. Following such merger, the Company will continue as the surviving corporation and the separate corporate existence of the Purchaser will cease. In such event, the term the "Merger" shall be deemed to refer to such merger and the term the "Surviving Corporation" shall be deemed to refer to such surviving corporation, in each case for all purposes hereunder.


                                 ARTICLE 3


                                  PAYMENT


   Section 3.1 Surrender of Certificates. From and after the Effective Time, each holder of a certificate that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (a "Certificate") will be entitled to receive in exchange therefor, upon surrender thereof to an exchange agent (the "Exchange Agent") to be designated by the Parent prior to the Effective Time with approval of the

Company, which approval shall not be unreasonably withheld, the Merger Consideration in accordance with the provisions of Article 2 and this Article
3. No interest will be payable on the Merger Consideration to be paid to any holder of a Certificate irrespective of the time at which such Certificate is surrendered for exchange.


   Section 3.2 Exchange Agent; Certificate Surrender Procedures.


   (a) As soon as reasonably practicable following the Effective Time, the Parent will deposit, or cause to be deposited, with the Exchange Agent, (i) certificates representing shares of Parent Common Stock and (ii) an amount in cash, sufficient to provide all shares of Parent Common Stock and funds necessary for the Exchange Agent to make payment of the Merger Consideration pursuant to Section 2.8 (the "Exchange Fund"). Pending payment of such cash to the holders of Certificates for shares of Company Common Stock, such cash will be held and may be invested by the Exchange Agent as the Parent directs (so long as such directions do not impair the rights of holders of Company Common Stock) in the direct obligations of the United States, obligations for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest or commercial paper rated of the highest quality by Moody's Investors Services, Inc. or Standard & Poor's Corporation. Any net profit resulting from, or interest or income produced by, such investments will be payable to the Surviving Corporation or the Parent, as the Parent directs. The Parent will promptly replace any monies lost through any investment made pursuant to this Section 3.2(a).


   (b) As soon as reasonably practicable after the Effective Time, the Parent will instruct the Exchange Agent to mail to each record holder of a Certificate
(i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to such Certificates will pass, only upon delivery of the Certificate to the Exchange Agent, will contain provisions to allow stockholders to exercise their election rights if the last sentence of Section 5(g) of Annex III hereto is applicable, will be in such form and have such other provisions as the Parent will reasonably specify and will be in a form reasonably satisfactory to the Company) and (ii) instructions for use in effecting the surrender of Certificates for the Merger Consideration. Commencing immediately after the Effective Time, upon the surrender to the Exchange Agent of such Certificate or Certificates, together with a duly executed and completed letter of transmittal and all other documents and other materials required by the Exchange Agent to be delivered in connection therewith, the holder will be entitled to receive the Merger Consideration in accordance with the provisions of Section 2.8.


   Section 3.3 Transfer Books. The stock transfer books of the Company will be closed at the Effective Time and no transfer of any shares of Company Common Stock outstanding immediately prior to the Effective Time will thereafter be recorded on any of the stock transfer books. In the event of a transfer of ownership of any Company Common Stock prior to the Effective Time that is not registered in the stock transfer records of the Company at the Effective Time, the Merger Consideration will be paid to the transferee in accordance with the provisions of Section 3.2(b) only if the Certificate is surrendered as provided in Section 3.2 and accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer taxes.


   Section 3.4 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed one hundred eighty (180) days after the Effective Time will be delivered to the Parent upon demand, and each holder of Company Common Stock who has not theretofore surrendered Certificates in accordance with the provisions of this Article 3 will thereafter look only to the Parent for satisfaction of such holder's claims for the Merger Consideration.


   Section 3.5 Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, if any Dissenting Stockholder is entitled to appraisal rights under Section 262 of the Delaware Act and shall demand to be paid the fair cash value of such holder's shares of Company Common Stock, as provided in Section 262 of the Delaware Act, such shares shall not be converted into or be exchangeable for the right to receive the Merger Consideration except as provided in this Section 3.5, and the Company shall give the Parent notice of any demand for appraisal rights under Section 262 of the Delaware Act received by the Company, and the Parent shall have the right to participate in all negotiations and proceedings with respect to any such demands.

Neither the Company nor the Surviving Corporation shall, except with the prior written consent of the Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Stockholder shall fail to perfect or shall have effectively withdrawn or lost the right to an appraisal under Section 262 of the Delaware Act, the shares of Company Common Stock held by such Dissenting Stockholder shall thereupon be treated as though such shares had been converted into the right to receive the Merger Consideration at the Effective Time pursuant to Section 2.8.


   Section 3.6 Lost Certificates. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Parent, the posting by such person of a bond in such reasonable amount as the Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration pursuant to Section 2.8.


   Section 3.7 No Rights as Stockholder.


   (a) From and after the Effective Time, the holders of Certificates will cease to have any rights as a stockholder of the Surviving Corporation except as otherwise provided in this Agreement or by applicable law, and the Parent will be entitled to treat each Certificate that has not yet been surrendered for exchange solely as evidence of the right to receive the Merger Consideration in accordance with the provisions of Article 2 hereof and this
Article 3, provided, however, that each holder of a Certificate that has become entitled to any declared and unpaid dividend will continue to be entitled to such dividend following the Effective Time, and the Surviving Corporation will pay such dividend to such holder in the amount and on the date specified therefor by the Company Board at the time of declaration thereof.


   (b) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared after the Effective Time on Parent Common Stock shall be paid in respect of any Company Common Stock formerly represented by a Certificate until such Certificate is surrendered for exchange as provided herein. Following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole Parent Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Parent Common Stock, less the amount of any withholding taxes which may be required thereon.


   Section 3.8 Withholding. The Parent will be entitled to deduct and withhold from the Merger Consideration otherwise payable to any former holder of Company Common Stock all amounts relating to federal and state income and payroll taxes required by law to be deducted or withheld therefrom.


   Section 3.9 Escheat. Neither the Parent, the Purchaser nor the Company will be liable to any former holder of Company Common Stock for any portion of the Merger Consideration delivered to any public official pursuant to any applicable abandoned property, escheat or similar law. In the event any Certificate has not been surrendered for the Merger Consideration prior to the sixth anniversary of the Closing Date, or prior to such earlier date as of which such Certificate or the Merger Consideration payable upon the surrender thereof would otherwise escheat to or become the property of any governmental entity, then the Merger Consideration otherwise payable upon the surrender of such Certificate will, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all rights, interests and adverse claims of any person.

                                 ARTICLE 4


               REPRESENTATIONS AND WARRANTIES OF THE COMPANY


   The Company represents and warrants to the Parent and the Purchaser that except as disclosed in the reports, schedules, forms, statements and other documents filed by the Company with the SEC since December 31, 1999, and publicly available prior to the date of this Agreement or as disclosed in the letter dated as of the date of this Agreement from the Company to the Parent (the "Company Disclosure Letter"):


   Section 4.1 Organization. The Company and each of its Subsidiaries is (a) a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation, (b) has all requisite power and authority to own, lease and operate its properties and to carry on its business as presently being conducted, and (c) is in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to conduct business as a foreign corporation in each other jurisdiction where such qualification is required, except, in the case of clauses (a) (as it relates to the Subsidiaries), (b) and
(c) above, where such failure, individually or in the aggregate, is not reasonably likely to have a material adverse effect on the business, financial condition, operations or results of operations of the Company and its Subsidiaries taken as a whole (other than changes or effects relating to the economy in general, the securities markets in general or the shipbuilding or defense industries in general and not specifically relating to the Company) or the ability of the Company to consummate the Merger and to perform its obligations under this Agreement (a "Company Material Adverse Effect"). The Company has delivered to the Parent correct and complete copies of its certificate of incorporation and bylaws, as presently in effect, and, upon request, will make available to the Parent after the date of this Agreement correct and complete copies of the charters and bylaws, as presently in effect, of each of its "significant subsidiaries", as such term is defined in Regulation S-X of the Exchange Act (the "Significant Company Subsidiaries").


   Section 4.2 Authorization of Transaction; Enforceability. The Company has full corporate power and authority and has taken all requisite corporate action to enable it to execute and deliver this Agreement, to consummate the Merger and the other transactions contemplated hereby and to perform its obligations hereunder, other than obtaining the Company Stockholder Approval (as defined in Section 6.8(d)), if necessary, and the filing of the Certificate of Merger. The Company Board, at a meeting thereof duly called and held, has (i) unanimously determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, taken together, are advisable and fair to and in the best interests of the Company and its stockholders; (ii) unanimously approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger, in all respects; and (iii) unanimously resolved to recommend that the stockholders of the Company accept the Offer, tender their shares of Company Common Stock thereunder to the Purchaser and adopt this Agreement. In addition, the Company consents to the inclusion of such recommendation and approval in the Offer Documents. In connection with its adoption of the foregoing resolutions, the Company Board received the opinion (the "CSFB Opinion") of Credit Suisse First Boston Corporation, financial advisor to the Company Board, to the effect that, as of the date of such opinion, the Offer Consideration and the Merger Consideration are fair to the holders of shares of Company Common Stock (other than the Parent and its affiliates), from a financial point of view. The Company will deliver to the Parent a correct and complete copy of such CSFB Opinion, promptly following receipt thereof. Assuming due execution and authorization by the Parent and the Purchaser, this Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar Laws affecting the enforcement of creditors' rights generally and by general principals of equity relating to enforceability.


   Section 4.3 Noncontravention; Consents. Except for (a) filings and approvals necessary to comply with the applicable requirements of the Exchange Act and the "blue sky" laws and regulations of various states, (b) the filing of the Certificate of Merger pursuant to the Delaware Act and any applicable documents with the relevant authorities of other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business and (c) any filings required under the rules and regulations of the New York Stock Exchange, neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will constitute a violation of, be in conflict with, constitute or create (with or without notice or lapse of time or both) a default under, give rise to any right of termination, cancellation, amendment or acceleration with respect to, or result in the creation or imposition of any lien, encumbrance, security interest or other claim (a "Lien") upon any property of the Company or any of its Subsidiaries pursuant to (i) the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, (ii) any law, rule, regulation, permit, order, writ, injunction, judgment or decree to which the Company or any of its Subsidiaries is subject or (iii) any agreement or commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is subject, except, in the case of clauses (ii) and (iii) above, for such matters which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect and for such matters arising as a result of the Company not being the Surviving Corporation in the Merger.


   Section 4.4 Capitalization.


   (a) As of the date of this Agreement, the authorized capital stock of the Company consists of 70 million shares of Company Common Stock, par value $0.01 per share, and 10 million shares of Preferred Stock, par value $0.01 per share, of which 400,000 shares have been designated as Series A Participating Cumulative Preferred Stock, par value $0.01 per share, none of which shares of preferred stock have been issued. As of the close of business on November 1, 2001, (i) 35,397,728 shares of Company Common Stock were issued and outstanding, (ii) 31,176 shares of Company Common Stock were subject to restricted stock grants, (iii) 2,239 shares were held by the Company as treasury shares, (iv) 22,090,000 shares were reserved for issuance pursuant to the Stock Plans, and (v) 400,000 shares of Company Series A Participating Cumulative Preferred Stock were reserved for issuance in connection with the rights (the "Company Rights") issued pursuant to the Rights Agreement dated as of June 10, 1998 (as amended from time to time) (the "Company Rights Agreement") between the Company and First Chicago Trust Company of New York, as Rights Agent. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable.


   (b) Other than (i) Stock Options to acquire an aggregate of not more than 2,359,496 shares of Company Common Stock granted by the Company to current and former directors, officers, employees and advisors of the Company and its Subsidiaries, and (ii) the Company Rights, as of the date of this Agreement, there are no outstanding or authorized options, warrants, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Company or any Significant Company Subsidiary to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, dividend equivalent rights or similar rights with respect to the Company or any Significant Company Subsidiary. The Company Disclosure Letter sets forth the aggregate number of outstanding Stock Options and the aggregate number of Company Stock-Based Awards and the average weighted exercise price of the Stock Options and the average weighted base price of the Company Stock-Based Awards.


   (c) As of November 1, 2001, the trust under the SECT is the owner of 5,797,553 shares of Company Common Stock.


   (d) Neither the Company nor any Significant Company Subsidiary is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Company or any Significant Company Subsidiary.


   (e) Prior to the date of this Agreement, the Company Board has not declared any dividend or distribution with respect to the Company Common Stock the record or payment date for which is on or after the date of this Agreement.

   (f) All of the outstanding shares of the capital stock of each of the Company's Subsidiaries have been validly issued, are fully paid and nonassessable and as of the date of this Agreement are owned by the Company or one of its Subsidiaries, free and clear of any Lien other than Permitted Liens, except where the failure to be validly issued, fully paid or nonassessable is not reasonably likely to have a Company Material Adverse Effect. Except for its Subsidiaries, as of the date of this Agreement, the Company does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, limited liability company, joint venture or other entity.


   (g) The number of shares of Company Common Stock required to be validly tendered to satisfy the Minimum Condition, calculated as of November 1, 2001, is 18,878,613.


   Section 4.5 Company Reports; Proxy Statement.


   (a) The Company has since December 31, 1999 filed all reports, forms, statements and other documents (collectively, together with all financial statements included or incorporated by reference therein, the "Company SEC Documents") required to be filed by the Company with the SEC pursuant to the provisions of the Securities Act of 1933 (as amended, the "Securities Act"), or
Section 12(b), 12(g) or 15(d) of the Exchange Act. Each of the Company SEC Documents, as of its filing date, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act. None of the Company SEC Documents, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any reports, forms, statements or other documents pursuant to the Securities Act or Section 12(b), 12(g) or 15(d) of the Exchange Act.


   (b) Each of the consolidated financial statements (including related notes) included in the Company SEC Documents presented fairly in all material respects the consolidated financial condition, cash flows and results of operations of the Company and its Subsidiaries for the respective periods or as of the respective dates set forth therein. Each of the financial statements (including related notes) included in the Company SEC Documents has been prepared in accordance with United States generally accepted accounting principles ("GAAP"), consistently applied during the periods involved, except


     (i) as noted therein, (ii) to the extent required by changes in GAAP or
  (iii) in the case of unaudited interim financial statements, normal recurring year-end audit adjustments and as permitted by Form 10-Q of the SEC.


   (c) The Schedule 14D-9 and the Proxy Statement to be filed by the Company pursuant to this Agreement will comply in all material respects with the applicable requirements of the Exchange Act and will not, at the time the
Schedule 14D-9 or the definitive Proxy Statement is filed with the SEC, as the case may be, and mailed to the stockholders of the Company, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation or warranty is made herein by the Company with respect to any information, if any, supplied by the Parent or the Purchaser for inclusion in the Schedule 14D-9 or the Proxy Statement. The information regarding the Company to be provided to the Parent and the Purchaser for inclusion in the Form S-4 and the Schedule TO will not, at the time such information is provided, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


   Section 4.6 No Undisclosed Liabilities. The Company and its Subsidiaries have no liabilities or obligations (whether absolute or contingent, liquidated or unliquidated, or due or to become due) except for (a) liabilities and obligations referenced (whether by value or otherwise) or reflected in the Company SEC

Documents, (b) liabilities and obligations incurred in the ordinary course of business, consistent with past practice, since June 30, 2001, and (c) other liabilities and obligations which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.


   Section 4.7 Absence of Material Adverse Effect and Certain Events. Since June 30, 2001 to the date of this Agreement, (i) there has not been a Company Material Adverse Effect nor has there occurred any event, change, effect or development which, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock, or property) with respect to any capital stock of the Company or any purchase, redemption or other acquisition for value by the Company of any capital stock except in the ordinary course of business, consistent with past practice; (iii) any split, combination or reclassification of any capital stock of the Company or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company; (iv) (A) any granting by the Company or any Subsidiary of the Company to any director or executive officer of the Company or any Subsidiary of the Company of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of June 30, 2001, (B) any granting by the Company or any Subsidiary of the Company to any such director or executive officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of June 30, 2001, or (C) any entry by the Company or any Subsidiary of the Company into any employment, severance or termination agreement with any such director or executive officer; (v) any change in accounting methods, principles or practices by the Company or any Subsidiary of the Company materially affecting the consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP or by Law; or (vi) any material elections with respect to Taxes by the Company or any Subsidiary of the Company (other than those elections reflected on Tax Returns filed as of the date hereof) or settlement or compromise by the Company or any Subsidiary of the Company of any material Tax Liability or refund.


   Section 4.8 Litigation and Legal Compliance.


   (a) As of the date of this Agreement, the Company Disclosure Letter sets forth each instance in which the Company or any of its Subsidiaries is (i) subject to any material unsatisfied judgment order, decree, stipulation, injunction or charge or (ii) a party to or, to the Company's knowledge, threatened to be made a party to any material charge, complaint, action, suit, proceeding or hearing of or in any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction, except for judgments, orders, decrees, stipulations, injunctions, charges, complaints, actions, suits, proceedings and hearings which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. As of the date of this Agreement, there are no judicial or administrative actions or proceedings pending or, to the Company's knowledge, threatened that question the validity of this Agreement or any action taken or to be taken by the Company in connection with this Agreement, which, if adversely determined, are reasonably likely to have a Company Material Adverse Effect.


   (b) Except for instances of noncompliance which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect, and except for Taxes and Environmental Laws, which are the subject of Section
4.10 and Section 4.12, respectively, the Company and its Subsidiaries are in compliance with each law, rule, regulation, permit, order, writ, injunction, judgment or decree to which the Company or any of its Subsidiaries is subject.


   Section 4.9 Contract Matters.


   (a) Neither the Company nor any of its Subsidiaries is in default or violation of (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation of) any term, condition or provision of any note, mortgage, indenture, loan agreement, other evidence of indebtedness, guarantee, license, lease, agreement or other contract, instrument or contractual obligation to which the Company or any of its

Subsidiaries is a party or by which any of their respective assets is bound, except for any such default or violation which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.


   (b) With respect to each contract, agreement, bid or proposal between the Company or any of its Subsidiaries and any domestic or foreign government or governmental agency, including any facilities contract for the use of government-owned facilities (a "Company Government Contract"), and each contract, agreement, bid or proposal that is a subcontract between the Company or any of its Subsidiaries and a third party relating to a contract between such third party and any domestic or foreign government or governmental agency (a "Company Government Subcontract"), (i) the Company and each of its Subsidiaries have complied with all terms and conditions of such Company Government Contract or Company Government Subcontract, including all clauses, provisions and requirements incorporated expressly by reference therein, (ii) the Company and each of its Subsidiaries have complied with all requirements of all laws, rules, regulations or agreements pertaining to such Company Government Contract or Company Government Subcontract, including where applicable the Cost Accounting Standards disclosure statement of the Company or such Subsidiary, (iii) as of the date of this Agreement, neither the United States government nor any prime contractor, subcontractor or other person or entity has notified the Company or any of its Subsidiaries, in writing or orally, that the Company or any of its Subsidiaries has breached or violated any law, rule, regulation, certification, representation, clause, provision or requirement pertaining to such Company Government Contract or Company Government Subcontract, (iv) neither the Company nor any of its Subsidiaries has received any notice of termination for convenience, notice of termination for default, cure notice or show cause notice pertaining to such Company Government Contract or Company Government Subcontract, (v) as of the date of this Agreement, other than in the ordinary course of business, no cost incurred by the Company or any of its Subsidiaries pertaining to such Company Government Contract or Company Government Subcontract has been questioned or challenged, is the subject of any audit or investigation or has been disallowed by any government or governmental agency, and (vi) as of the date of this Agreement, no payments due to the Company or any of its Subsidiaries pertaining to such Company Government Contract or Company Government Subcontract has been withheld or set off, nor has any claim been made to withhold or set off money, and the Company and its Subsidiaries are entitled to all progress payments received to date with respect thereto, except in each such case for any such failure, noncompliance, breach, violation, termination, cost, investigation, disallowance or payment which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.


   (c) To the Company's knowledge, neither the Company nor any of its Subsidiaries, any of the respective directors, officers, employees, consultants or agents of the Company or any of its Subsidiaries is or since January 1, 2000 has been under administrative, civil or criminal investigation, indictment or information by any government or governmental agency or any audit or in investigation by the Company or any of its Subsidiaries with respect to any alleged act or omission arising under or relating to any Company Government Contract or Company Government Subcontract except for any investigation, indictment, information or audit relating to matters which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.


   (d) There exist (i) no material outstanding claims against the Company or any of its Subsidiaries, either by any government or governmental agency or by any prime contractor, subcontractor, vendor or other person or entity, arising under or relating to any Company Government Contract or Company Government Subcontract, and (ii) no disputes between the Company or any of its Subsidiaries and the United States government under the Contract Disputes Act or any other federal statute or between the Company or any of its Subsidiaries and any prime contractor, subcontractor or vendor arising under or relating to any Company Government Contract or Company Government Subcontract, except for any such claim or dispute which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has (i) any interest in any pending or potential material claim against any government or governmental agency or (ii) any interest in any pending claim against any prime contractor, subcontractor or vendor arising under or relating to any Company Government Contract or Company Government Subcontract, which, if adversely determined against the Company, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect.


   (e) Since January 1, 2000, neither the Company nor any of its Subsidiaries has been debarred or suspended from participation in the award of contracts with the United States government or any other government or governmental agency (excluding for this purpose ineligibility to bid on certain contracts due to generally applicable bidding requirements). To the Company's knowledge, there exists no facts or circumstances that would warrant the institution of suspension or debarment proceedings or the finding of nonresponsibility or ineligibility on the part of the Company, any of its Subsidiaries or any of their respective directors, officers or employees. No payment has been made by or on behalf of the Company or any of its Subsidiaries in connection with any Company Government Contract or Company Government Subcontract in violation of applicable procurement laws, rules and regulations or in violation of, or requiring disclosure pursuant to, the Foreign Corrupt Practices Act, as amended, except for any such violation or failure to disclose which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.


   Section 4.10 Tax Matters.


   (a) For each taxable period beginning on or after January 1, 1997, the Company and each of its Subsidiaries have timely filed all required returns, declarations, reports, claims for refund or information returns and statements, including any schedule or attachment thereto (collectively "Tax Returns"), relating to any federal, state, local or foreign net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other tax, fee, assessment or charge, including any interest, penalty or addition thereto and including any liability for the taxes of any other person or entity under Treasury Regulation Section 1.1502-6 (or any similar state, local or foreign law, rule or regulation), and any liability in respect of any tax as a transferee or successor, by law, contract or otherwise (collectively "Taxes"), and all such Tax Returns are accurate and complete in all respects, except to the extent any such failure to file or any such inaccuracy in any filed Tax Return, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. All Taxes owed by the Company or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid or adequately reserved for in accordance with generally accepted accounting principles in the financial statements of the Company, except to the extent any such failure to pay or reserve, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.


   (b) No deficiency with respect to Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries and no requests for waivers of the time to assess any such Taxes are pending, except (i) requests for waivers for income Taxes for periods referred to in Section 4.10(c) (or subsequent periods) or (ii) to the extent any such deficiency or request for waiver, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.


   (c) The Company Disclosure Letter sets forth the periods, as of the date of this Agreement, of the federal income Tax Returns of the Company and its Subsidiaries being examined by the Internal Revenue Service.


   (d) Except for Liens for current Taxes not yet due and payable or which are being contested in good faith, there is no Lien affecting any of the assets or properties of the Company or any of its Subsidiaries that arose in connection with any failure or alleged failure to pay any Tax, except for Liens which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.


   (e) Neither the Company nor any of its Subsidiaries is a party to any Tax allocation or Tax sharing agreement with any person other than the Company or any of its Subsidiaries other than the agreement dated as of December 11, 1996 between the Company, Tenneco Inc., New Tenneco Inc. and El Paso Natural Gas Company.

   (f) Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Offer or the Merger.


   (g) Neither the Company nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Offer and the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.


   Section 4.11 Employee Benefit Matters.


   (a) The Company has made available to the Parent each plan, program, agreement or arrangement constituting a material employee welfare benefit plan (an "Employee Welfare Benefit Plan") as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974 (as amended, "ERISA"), or a material employee pension benefit plan (an "Employee Pension Benefit Plan") as defined in Section 3(2) of ERISA, and each other material employee benefit plan, agreement, program or arrangement or employment practice maintained by the Company or any of its Subsidiaries with respect to any of its current or former employees or to which the Company or any of the Company Subsidiaries contributes or is required to contribute with respect to any of its current or former employees (collectively, the "Company Plans"). With respect to each Company Plan:


     (i) such Company Plan (and each related trust, insurance contract or fund) has been administered in a manner consistent in all respects with its written terms and complies in form and operation with the applicable requirements of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), and other applicable laws, except for failures of administration or compliance which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect;


     (ii) all required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's and Summary Plan Descriptions) have been filed or distributed appropriately with respect to such Company Plan, except for failures of filing or distribution which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect;


     (iii) the requirements of Part 6 of Subtitle B of Title I of ERISA and
  Section 4980B of the Code have been met with respect to each such Company Plan which is an Employee Welfare Benefit Plan, except for failures which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect;


     (iv) all material contributions, premiums or other payments (including all employer contributions and employee salary reduction contributions) that are required to be made under the terms of any Company Plan have been timely made or have been reflected on the financial statements contained in the Company's most recent Form 10-K or Form 10-Q included in the Company SEC Documents except for failures which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect;


     (v) each such Company Plan which is an Employee Pension Benefit Plan (other than a plan that is exempt from the requirements of Parts 2, 3 and 4 of Title I of ERISA) intended to be a "qualified plan" under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and no event has occurred which could reasonably be expected to cause the loss, revocation or denial of any such favorable determination letter except where the lack of a favorable determination letter is not reasonably likely to have a Company Material Adverse Effect;


     (vi) the Company has made available and will continue to make available to the Parent, upon its request, correct and complete copies of the plan documents and most recent summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent

  Form 5500 Annual Report, the most recent actuarial report, the most recent audited financial statements, and all related trust agreements, insurance contracts and other funding agreements that implement such Company Plan (but excluding the failure to make available any such document which is not material). The valuation summaries provided by the Company to the Parent reasonably represent the assets and liabilities attributable to each Company Plan which is an Employee Pension Benefit Plan (other than any "multiemployer plan" as defined in Section 3(37) of ERISA ("Multiemployer Plan")) or an Employee Welfare Benefit Plan providing retiree medical or life benefits calculated in accordance with the Company's past practices, but excluding any failure which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect;


     (vii) no Company Plan which is an Employee Pension Benefit Plan has been amended in any manner which would require the posting of security under
  Section 401(a)(29) of the Code or Section 307 of ERISA, except any such action which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect; and


     (viii) neither the Company nor any of its Subsidiaries has communicated to any employee (excluding internal memoranda to management) any plan or commitment, whether or not legally binding, to create any additional material employee benefit plan or to materially modify or change any Company Plan affecting any employee or terminated employee of the Company or any of its Subsidiaries, except any such action which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.


   (b) With respect to each Employee Welfare Benefit Plan or Employee Pension Benefit Plan that the Company or any of its Subsidiaries maintains or ever has maintained, or to which any of them contributes, ever has contributed or ever has been required to contribute:


     (i) no such Employee Pension Benefit Plan (other than any Multiemployer
  Plan) has been completely or partially terminated (other than any termination which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect), no reportable event (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived, as to which notices would be required to be filed with the Pension Benefit Guaranty Corporation, has occurred but has not yet been so reported (but excluding any failure to report which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect), and no proceeding by the Pension Benefit Guaranty Corporation to terminate such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted;


     (ii) there have been no non-exempt prohibited transactions (as defined in Section 406 of ERISA and Section 4975 of the Code) with respect to such plan, no fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such plan, and no action, suit, proceeding, hearing or, to the Company's knowledge, investigation with respect to the administration or the investment of the assets of such plan (other than routine claims for benefits) is pending or, to the Company's knowledge, threatened, but excluding, from each of the foregoing, events or circumstances which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect; and


     (iii) other than routine claims for benefits, none of the Company or any of its Subsidiaries or related entities has incurred, and the Company has no reason to expect that the Company or any of its Subsidiaries or related entities will incur, any liability under Subtitle C or D Title IV of ERISA or under the Code with respect to any Company Plan that is an Employee Pension Benefit Plan, other than liabilities which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.


   (c) Neither the Company nor any of its Subsidiaries presently contributes to, nor, since January 1, 1997, have they been obligated to contribute to, a Multiemployer Plan, other than obligations which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

   (d) Other than pursuant to a Company Plan, neither the Company nor any of its Subsidiaries has any obligation to provide medical, health, life insurance or other welfare benefits for current or future retired or terminated employees, their spouses or their dependents (other than in accordance with Section 4980B of the Code), other than obligations which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.


   (e) Except as set forth in Section 4.11(e) of the Company Disclosure Letter, no Company Plan contains any provision that would prohibit the transactions contemplated by this Agreement, would give rise to any severance, termination or other payments as a result of the transactions contemplated by this Agreement (alone or together with the occurrence of any other event), or would cause any payment, acceleration or increase in benefits provided by any Company Plan as a result of the transactions contemplated by this Agreement (alone or together with the occurrence of any other event), but excluding any benefit acceleration or increase which would not have a Company Material Adverse Effect.


   (f) As of the date hereof, the amount of indebtedness that the SECT owes the Company is not less than $195,000,000.


   Section 4.12 Environmental Matters.


   (a) Except for matters which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect: (i) the Company and its Subsidiaries are, and, to the Company's knowledge, since January 1, 1999 have been in compliance in all respects with all Environmental Laws (as defined in Section 4.12(b)) in connection with the ownership, use, maintenance and operation of their owned, operated or leased real property or otherwise in connection with their operations, (ii) neither the Company nor any of its Subsidiaries has any liability, whether contingent or otherwise, under, or for any violations of, any Environmental Law, (iii) no written notices of any violation or alleged violation of, non-compliance or alleged noncompliance with or any liability under, any Environmental Law have been received by the Company or any of its Subsidiaries since January 1, 1999 that are currently outstanding and unresolved as of the date of this Agreement, and, to the Company's knowledge, there are no other outstanding notices that are unresolved for which the Company or any of its Subsidiaries have responsibility, (iv) there are no administrative, civil or criminal writs, injunctions, decrees, orders or judgments outstanding or any administrative, civil or criminal actions, suits, claims, proceedings or, to the Company's knowledge, investigations pending or, to the Company's knowledge, threatened, relating to compliance with or liability under any Environmental Law affecting the Company or any of its Subsidiaries, (v) the Company and its Subsidiaries possess valid environmental permits required by any Environmental Law in connection with the ownership, use, maintenance and operation of their respective owned, operated and leased real property, and (vi) to the knowledge of the Company, no material changes to or alterations of the practices or operations of the Company or any of its Subsidiaries as presently conducted are anticipated to be required in the future in order to permit the Company and its Subsidiaries to continue to comply in all material respects with all applicable Environmental Laws. The Company Disclosure Letter sets forth the amount reserved as of December 31, 2000 by the Company for compliance with all Environmental Laws.


   (b) The term "Environmental Law" as used in this Agreement means any applicable and binding law, rule, regulation, permit, order, writ, injunction, judgment or decree with respect to the protection or preservation of the environment or the promotion of worker health and safety, including any such law, rule, regulation, permit, order, writ, injunction, judgment or decree relating to Hazardous Materials (as defined in Section 4.12(c)). Without limiting the generality of the foregoing, the term will encompass each of the following statutes and the regulations promulgated thereunder, each as amended
(i) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, (ii) the Solid Waste Disposal Act, (iii) the Hazardous Materials Transportation Act, (iv) the Toxic Substances Control Act, (v) the Clean Water Act, (vi) the Clean Air Act, (vii) the Safe Drinking Water Act, (viii) the National Environmental Policy Act of 1969, (ix) the Superfund Amendments and Reauthorization Act of 1986, (x) Title III of the Superfund Amendments and Reauthorization Act, (xi) the Federal Insecticide, Fungicide and Rodenticide Act and (xii) the provisions of the Occupational Safety and Health Act of 1970 relating to the handling of and exposure to Hazardous Materials.


   (c) The term "Hazardous Materials" as used in this Agreement means each and every compound, chemical mixture, contaminant, pollutant, material, waste or other substance (i) that is defined or has been identified as hazardous or toxic under any Environmental Law or (ii) the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, storing, escaping, leaching, dumping, discarding, burying, abandoning or disposing into the environment of which is prohibited or regulated under any Environmental Law. Without limiting the generality of the foregoing, the term will include (i) "hazardous substances" as defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, and regulations promulgated thereunder, each as amended, (ii) "extremely hazardous substance" as defined in the Superfund Amendments and Reauthorization Act of 1986, or Title III of the Superfund Amendments and Reauthorization Act and regulations promulgated thereunder, each as amended, (iii) "hazardous waste" as defined in the Solid Waste Disposal Act and regulations promulgated thereunder, each as amended,
(iv) "hazardous materials" as defined in the Hazardous Materials Transportation Act and the regulations promulgated thereunder, each as amended, (v) "chemical substance or mixture" as defined in the Toxic Substances Control Act and regulations promulgated thereunder, each as amended, (vi) petroleum and petroleum products and byproducts and (vii) asbestos.


   Section 4.13 Title. The Company and its Subsidiaries have good and, in the case of real property, marketable title to all the properties and assets purported to be owned by them, free and clear of all Liens except (a) Liens for current Taxes or assessments not delinquent, (b) builder, mechanic, warehousemen, materialmen, contractor, workmen, repairmen, carrier or other similar Liens arising and continuing in the ordinary course of business for obligations that are not delinquent, (c) the rights, if any, of vendors having possession of tooling of the Company and its Subsidiaries, (d) liens arising from the receipt by the Company and its Subsidiaries of progress payments by the United States government, (e) Liens securing rental payments under capital lease arrangements and (f) other Liens which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect (collectively, "Permitted Liens").


   Section 4.14 Intellectual Property Matters.


   (a) The Company and its Subsidiaries own or have the right to use pursuant to valid license, sublicense, agreement or permission all items of Intellectual Property necessary for their operations as presently conducted and as presently proposed to be conducted, except where the failure to have such rights, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any charge, complaint, claim, demand or notice alleging any interference, infringement, misappropriation or violation of the Intellectual Property rights of any third party, except for any charges, complaints, claims, demands or notices relating to matters which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. Since January 1, 2000, to the Company's knowledge, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Company or any of its Subsidiaries, except for misappropriations and violations which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.


   (b) The term "Intellectual Property" as used in this Agreement means, collectively, patents, patent disclosures, trademarks, service marks, logos, trade names, copyrights and mask works, and all registrations, applications, reissuances, continuations, continuations-in-part, revisions, extensions, reexaminations and associated good will with respect to each of the foregoing, computer software (including source and object codes), computer programs, computer data bases and related documentation and materials, data, documentation, trade secrets, confidential business information (including ideas, formulas, compositions, inventions, know-how, manufacturing and production processes and techniques, research and development information, drawings, designs, plans, proposals and technical data, financial, marketing and business data and pricing and cost information) and all other intellectual property rights (in whatever form or medium).

   Section 4.15 Labor Matters. As of the date of this Agreement, there are no controversies pending or, to the Company's knowledge, threatened between the Company or any of its Subsidiaries and any of their current or former employees or any labor or other collective bargaining unit representing any such employee that are reasonably likely to have a Company Material Adverse Effect or are reasonably likely to result in a material labor strike, dispute, slow-down or work stoppage. As of the date of this Agreement, the Company is not aware of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company or any of its Subsidiaries. As of the date of this Agreement, there are no current U.S. Department of Labor, Office of Federal Contract Compliance Programs ("OFCCP") or Equal Employment Opportunity Commission audits, except for any audits relating to matters which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. To the knowledge of the Company, as of the date of this Agreement, there are no OFCCP conciliation agreements in effect.


   Section 4.16 Rights Agreement.


   (a) The Company has taken all requisite action under the Company Rights Agreement to cause the provisions of the Company Rights Agreement not to be applicable to this Agreement, the Offer, the Merger or the other transactions contemplated hereby and to provide for the expiration of the Company Rights upon the Consummation of the Offer.


   (b) The Company Rights Agreement applies to any acquisition by General Dynamics Corporation ("General Dynamics") of Beneficial Ownership of more than 15% of the Common Shares (each as defined in the Company Rights Agreement).


   Section 4.17 State Takeover Laws. The Company Board has approved the Offer, the Merger and this Agreement and, assuming the accuracy of the Parent's and the Purchaser's representations in Section 5.18, such approval is sufficient to render inapplicable to the Offer, the Merger, this Agreement and the other transactions contemplated hereby the restrictions on "business combinations" set forth in Section 203 of the Delaware Act. To the Company's knowledge, no other "fair price," "moratorium," "control share," "business combination," "affiliate transaction," or other anti-takeover statute or similar statute or regulation of any state is applicable to the Offer, the Merger, this Agreement and the other transactions contemplated hereby.


   Section 4.18 Brokers' Fees. Except for the fees and expenses payable by the Company to Credit Suisse First Boston, neither the Company nor any of its Subsidiaries has any liability or obligation to pay any fees or commissions to any financial advisor, broker, finder or agent with respect to the transactions contemplated by this Agreement. The Company has delivered to the Parent a correct and complete copy of the engagement letter between the Company and Credit Suisse First Boston relating to the transactions contemplated by this Agreement, which letter describes the fees payable to Credit Suisse First Boston in connection with this Agreement.


   Section 4.19 Termination of General Dynamics Merger Agreement. The Agreement and Plan of Merger dated as of April 24, 2001 (the "General Dynamics Merger Agreement") among General Dynamics, Grail Acquisition Corporation and the Company has been validly terminated pursuant to Section 8.1(a) of the General Dynamics Merger Agreement and, except as provided in Section 8.3(b) thereof, is of no further force and effect and the parties thereto have no rights, claims or obligations thereunder. Neither such termination nor the execution, delivery or performance of this Agreement has or will provide General Dynamics with any right or claim that any Termination Fee (as defined in the General Dynamics Merger Agreement) is payable to General Dynamics.


   Section 4.20 Nuclear Risks. To the knowledge of the Company, all Company Government Contracts and all Company Government Subcontracts that require or have required the Company or any of its Subsidiaries (when each such Subsidiary was directly or indirectly a Subsidiary of the Company and not before) to perform work involving nuclear risks (i) have at all times been performed in compliance with applicable statutes and regulations and no such performance has been or is in violation of any applicable statute or regulation, except for such failures to comply as would not reasonably be expected to result in a Company Material Adverse Effect, and (ii)(A) have contained or contain contractual indemnification by the U.S. Government under the authority of Public Law 85-804 or 10 U.S.C. Section 2354 or the Price-Anderson Act, as implemented by Executive Order and regulation, and (B) such indemnities are in full force and effect.


                                 ARTICLE 5


      REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE PURCHASER


   The Parent and the Purchaser represent and warrant, jointly and severally, to the Company that except as disclosed in the reports, schedules, forms, statements and other documents filed by the Parent with the SEC since December 31, 1999, and publicly available prior to the date of this Agreement or as disclosed in the letter dated as of the date of this Agreement from the Parent to the Company (the "Parent Disclosure Letter"):


   Section 5.1 Organization. Each of the Purchaser, the Parent and each of the Parent's Subsidiaries is (a) a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation, (b) has all requisite power and authority to own, lease and operate its properties and to carry on its business as presently being conducted, and (c) is in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to conduct business as a foreign corporation in each other jurisdiction where such qualification is required, except, in the case of clauses (a) (as it relates to the Subsidiaries), (b) and (c) above, where such failure, individually or in the aggregate, is not reasonably likely to have a material adverse effect on the business, financial condition, operations or results of operations of the Parent and its Subsidiaries taken as a whole (other than changes or effects relating to the economy in general, the securities markets in general or the shipbuilding, defense or other industries in which the Parent operates in general and not specifically relating to the Parent) or the ability of the Parent to consummate the Merger and to perform its obligations under this Agreement (a "Parent Material Adverse Effect"). The Parent has delivered to the Company correct and complete copies of the certificates of incorporation and bylaws, as presently in effect, of the Parent and the Purchaser and, upon request, will make available to the Company after the date of this Agreement correct and complete copies of the charters and bylaws, as presently in effect, of each of the Parent's "significant subsidiaries", as such term is defined in Regulation S-X of the Exchange Act (the "Significant Parent Subsidiaries"). All of the outstanding shares of the capital stock of the Purchaser have been validly issued, are fully paid and nonassessable and are owned by the Parent free and clear of any Lien. The Purchaser has been organized solely for the purpose of engaging in the Merger and the other transactions contemplated by this Agreement and has not engaged in any business other than contemplated by this Agreement.


   Section 5.2 Authorization of Transaction; Enforceability. Each of the Parent and the Purchaser has full corporate power and authority and has taken all requisite corporate action to enable it to execute and deliver this Agreement, to consummate the Offer, the Merger and the other transactions contemplated hereby and to perform its obligations hereunder and, in the case of the Parent, to issue shares of Parent Common Stock as part of the Offer Consideration and the Merger Consideration (the "Share Issuance"). The Parent has, simultaneously with the execution and delivery hereof, executed a written consent in lieu of a special meeting of the sole stockholder of the Purchaser in accordance with
Section 228 of the Delaware Act adopting and approving this Agreement. No vote of any class or series of the Parent's capital stock is necessary to approve and adopt this Agreement, the Offer, the Merger, the Share Issuance or the other transactions contemplated hereby. Each of the Board of Directors of the Parent (the "Parent Board") and the Board of Directors of the Purchaser, has duly adopted resolutions by the requisite majority vote approving and declaring advisable this Agreement, the Offer, the Merger, the Share Issuance and the other transactions contemplated hereby and determining that the Agreement, the Offer, the Merger, the Share Issuance and the other transactions contemplated hereby are in the best interests of the Parent and its stockholders and of the Purchaser and its sole stockholder, as the case may be. The foregoing resolutions of each such Board of Directors have not been modified, supplemented or rescinded and remain in full force and effect as of the date of this Agreement. This Agreement constitutes the valid and legally binding obligation of each of the Parent and the Purchaser, enforceable against the Parent and the Purchaser in accordance with its terms and conditions.

   Section 5.3 Noncontravention; Consents. Except for (a) filings and approvals necessary to comply with the applicable requirements of the Exchange Act and the "blue sky" laws and regulations of various states, (b) the filing of the Certificate of Merger under the Delaware Act and (c) any filings required under the rules and regulations of the New York Stock Exchange, neither the execution and delivery of this Agreement by the Parent or the Purchaser, nor the consummation by the Parent or the Purchaser of the transactions contemplated hereby, will constitute a violation of, be in conflict with, constitute or create (with or without notice or lapse of time or both) a default under, give rise to any right of termination, cancellation, amendment or acceleration with respect to, or result in the creation or imposition or any Lien upon any property of the Parent or the Purchaser, or result in the breach of (i) the certificate of incorporation or bylaws of the Parent or the Purchaser, (ii) any law, rule, regulation, permit, order, writ, injunction, judgment or decree to which the Parent, the Purchaser, any of the Parent's Subsidiaries or any of their respective properties is bound or is subject or (iii) any agreement or commitment to which the Parent, the Purchaser or any of the Parent's Subsidiaries is a party or by which the Parent, the Purchaser or any of the Parent's Subsidiaries is subject, except, in the case of clauses (ii) and (iii) above, for such matters which, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect. The Parent has received all requisite approvals from the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all requisite waiting periods thereunder have expired, in each case with respect to the Offer, the Merger and the other transactions contemplated hereby.


   Section 5.4 Capitalization.


   (a) As of the date of this Agreement, the authorized capital stock of the Parent consists of 400,000,000 shares of Parent Common Stock, of which, as of September 30, 2001, 85,671,983 shares of Parent Common Stock were issued and outstanding (each together with a right to purchase preferred stock of the Parent (the "Parent Rights") issued pursuant to the Rights Agreement between the Parent and Chase Mellon Shareholder Services, L.L.C., dated as of September 23, 1998 (the "Parent Rights Agreement")), and 10,000,000 shares of preferred stock, $1.00 par value per share, of which 3,500,000 shares of Series B preferred stock ("Series B Preferred Stock") are outstanding. All of the outstanding shares of Parent Common Stock have been validly issued and are fully paid, nonassessable and free of preemptive rights. As of September 30, 2001, (i) 6,876,252 shares of Parent Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding options and (ii) there were 179,570 shares of Parent Common Stock subject to Parent restricted stock rights and up to 2,171,394 shares of Parent Common Stock issuable under Parent restricted performance stock rights outstanding. Between September 30, 2001 and the date hereof, no shares of the Parent's capital stock have been issued other than pursuant to stock options already in existence on such date and except for grants of stock options, restricted stock rights and restricted performance stock rights to employees, officers and directors in the ordinary course of business consistent with past practice. Between September 30, 2001 and the date hereof, no stock options have been granted. Except as set forth above and except for the Parent Rights, as of the date hereof, there are not outstanding (i) any shares of capital stock or other voting securities of the Parent, (ii) any securities of the Parent or its Subsidiaries convertible into or exchangeable for shares of capital stock, or voting securities of the Parent, (iii) any options or other rights to acquire from the Parent or its Subsidiaries or any obligations of the Parent or its Subsidiaries to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Parent and (iv) except for Parent's Non-Employee Directors Equity Participation Plan, any equity equivalent interests in the ownership or earnings of the Parent of its Subsidiaries or other similar rights (collectively "Parent Securities"). As of the date hereof, there are no outstanding obligations of the Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities.


   (b) The Parent Common Stock and the Parent Rights constitute the only classes of equity securities of Parent or its Subsidiaries registered or required to be registered under the Exchange Act.


   (c) Other than (i) options to acquire an aggregate of not more than 6,871,257 shares of Parent Common Stock granted by the Parent to current and former directors, officers, employees and advisors of the Parent and its Subsidiaries, and (ii) the Parent Rights, as of the date of this Agreement, there are no outstanding or authorized options, warrants, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Parent or any of the Significant Parent Subsidiaries to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, dividend equivalent rights or similar rights with respect to the Parent or any of the Significant Parent Subsidiaries.


   (d) Neither the Parent nor any of the Significant Parent Subsidiaries is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Parent or any of the Significant Parent Subsidiaries.


   (e) All of the outstanding shares of the capital stock of each of the Parent's Subsidiaries have been validly issued, are fully paid and nonassessable and as of the date of this Agreement are owned by the Parent or one of its Subsidiaries, free and clear of any Lien other than Permitted Liens, except where the failure to be validly issued, fully paid or nonassessable is not reasonably likely to have a Parent Material Adverse Effect. Except for its Subsidiaries, as of the date of this Agreement, the Parent does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, limited liability company, joint venture or other entity.


   Section 5.5 Parent Reports


   (a) The Parent has since December 31, 1999 filed all reports, forms, statements and other documents (collectively, together with all financial statements included or incorporated by reference therein, the "Parent SEC Documents") required to be filed by the Parent with the SEC pursuant to the provisions of the Securities Act or Section 12(b), 12(g) or 15(d) of the Exchange Act. Each of the Parent SEC Documents, as of its filing date, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act. None of the Parent SEC Documents, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No Subsidiary of the Parent is required to file any reports, forms, statements or other documents pursuant to the Securities Act or
Section 12(b), 12(g) or 15(d) of the Exchange Act other than for supplemental consolidating statements contained in financial notes to the Parent SEC Documents with respect to Litton Industries, Inc. for the year 2001 only.


   (b) Each of the consolidated financial statements (including related notes) included in the Parent SEC Documents presented fairly in all material respects the consolidated financial condition, cash flows and results of operations of the Parent and its Subsidiaries for the respective periods or as of the respective dates set forth therein. Each of the financial statements (including related notes) included in the Parent SEC Documents has been prepared in accordance with GAAP, consistently applied during the periods involved, except
(i) as noted therein, (ii) to the extent required by changes in GAAP or (iii) in the case of unaudited interim financial statements, normal recurring year-end audit adjustments and as permitted by Form 10-Q of the SEC.


   Section 5.6 No Undisclosed Liabilities. The Parent and its Subsidiaries have no liabilities or obligations (whether absolute or contingent, liquidated or unliquidated, or due or to become due) except for (a) liabilities and obligations referenced (whether by value or otherwise) or reflected in the Parent SEC Documents, (b) liabilities and obligations incurred in the ordinary course of business, consistent with past practice, since June 30, 2001, and (c) other liabilities and obligations which, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect.


   Section 5.7 Absence of Material Adverse Effect and Certain Events. Since June 30, 2001 to the date of this Agreement, (i) there has not been a Parent Material Adverse Effect nor has there occurred any event, change, effect or development which, individually or in the aggregate, is reasonably likely to have a Parent Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock, or property) with respect to any capital stock of the Parent or any purchase, redemption or other acquisition for value by the Parent of any of its capital stock except in the ordinary course of business, consistent with past practice; (iii) any split, combination or reclassification of any capital stock of the Parent or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Parent; or (iv) any change in accounting methods, principles or practices by the Parent or any Subsidiary of the Parent materially affecting the consolidated assets, liabilities or results of operations of the Parent, except insofar as may have been required by a change in GAAP or by Law.


   Section 5.8 Litigation and Legal Compliance.


   (a) As of the date of this Agreement, the Parent Disclosure Letter sets forth each instance in which the Parent or any of its Subsidiaries is (i) subject to any material unsatisfied judgment order, decree, stipulation, injunction or charge or (ii) a party to or, to the Parent's knowledge, threatened to be made a party to any material charge, complaint, action, suit, proceeding or hearing of or in any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction, except for judgments, orders, decrees, stipulations, injunctions, charges, complaints, actions, suits, proceedings and hearings which, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect. As of the date of this Agreement, there are no judicial or administrative actions or proceedings pending or, to the Parent's knowledge, threatened that question the validity of this Agreement or any action taken or to be taken by the Parent in connection with this Agreement, which, if adversely determined, are reasonably likely to have a Parent Material Adverse Effect.


   (b) Except for instances of noncompliance which, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect, and except for Taxes and Environmental Laws, which are the subject of Section
5.10 and Section 5.12, respectively, the Parent and its Subsidiaries are in compliance with each law, rule, regulation, permit, order, writ, injunction, judgment or decree to which the Parent or any of its Subsidiaries is subject.


   Section 5.9 Contract Matters.


   (a) Neither the Parent nor any of its Subsidiaries is in default or violation of (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation of) any term, condition or provision of any note, mortgage, indenture, loan agreement, other evidence of indebtedness, guarantee, license, lease, agreement or other contract, instrument or contractual obligation to which the Parent or any of its Subsidiaries is a party or by which any of their respective assets is bound, except for any such default or violation which, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect.


   (b) With respect to each contract, agreement, bid or proposal between the Parent or any of its Subsidiaries and any domestic or foreign government or governmental agency, including any facilities contract for the use of government-owned facilities (a "Parent Government Contract"), and each contract, agreement, bid or proposal that is a subcontract between the Parent or any of its Subsidiaries and a third party relating to a contract between such third party and any domestic or foreign government or governmental agency (a "Parent Government Subcontract"), (i) the Parent and each of its Subsidiaries have complied with all terms and conditions of such Parent Government Contract or Parent Government Subcontract, including all clauses, provisions and requirements incorporated expressly by reference therein, (ii) the Parent and each of its Subsidiaries have complied with all requirements of all laws, rules, regulations or agreements pertaining to such Parent Government Contract or Parent Government Subcontract, including where applicable the Cost Accounting Standards disclosure statement of the Parent or such Subsidiary,
(iii) as of the date of this Agreement, neither the United States government nor any prime contractor, subcontractor or other person or entity has notified the Parent or any of its Subsidiaries, in writing or orally, that the Parent or any of its Subsidiaries has breached or violated any law, rule, regulation, certification, representation, clause, provision or requirement pertaining to such Parent Government Contract or Parent Government Subcontract, (iv) neither the Parent nor any of its Subsidiaries has received any notice of termination for convenience, notice of termination for default, cure notice or show cause notice pertaining to such Parent Government Contract or Parent Government Subcontract, (v) as of the date of this Agreement, other than in the ordinary course of business, no cost incurred by the Parent or any of its Subsidiaries pertaining to such Parent Government Contract or Parent Government Subcontract has been questioned or challenged, is the subject of any audit or investigation or has been disallowed by any government or governmental agency, and (vi) as of the date of this Agreement, no payments due to the Parent or any of its Subsidiaries pertaining to such Parent Government Contract or Parent Government Subcontract has been withheld or set off, nor has any claim been made to withhold or set off money, and the Parent and its Subsidiaries are entitled to all progress payments received to date with respect thereto, except in each such case for any such failure, noncompliance, breach, violation, termination, cost, investigation, disallowance or payment which, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect.


   (c) To the Parent's knowledge, neither the Parent nor any of its Subsidiaries, any of the respective directors, officers, employees, consultants or agents of the Parent or any of its Subsidiaries is or since January 1, 2000 has been under administrative, civil or criminal investigation, indictment or information by any government or governmental agency or any audit or in investigation by the Parent or any of its Subsidiaries with respect to any alleged act or omission arising under or relating to any Parent Government Contract or Parent Government Subcontract except for any investigation, indictment, information or audit relating to matters which, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect.


   (d) There exist (i) no material outstanding claims against the Parent or any of its Subsidiaries, either by any government or governmental agency or by any prime contractor, subcontractor, vendor or other person or entity, arising under or relating to any Parent Government Contract or Parent Government Subcontract, and (ii) no disputes between the Parent or any of its Subsidiaries and the United States government under the Contract Disputes Act or any other federal statute or between the Parent or any of its Subsidiaries and any prime contractor, subcontractor or vendor arising under or relating to any Parent Government Contract or Parent Government Subcontract, except for any such claim or dispute which, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect. Neither the Parent nor any of its Subsidiaries has (i) any interest in any pending or potential material claim against any government or governmental agency or (ii) any interest in any pending claim against any prime contractor, subcontractor or vendor arising under or relating to any Parent Government Contract or Parent Government Subcontract, which, if adversely determined against the Parent, individually or in the aggregate, is reasonably likely to have a Parent Material Adverse Effect.


   (e) Since January 1, 2000, neither the Parent nor any of its Subsidiaries has been debarred or suspended from participation in the award of contracts with the United States government or any other government or governmental agency (excluding for this purpose ineligibility to bid on certain contracts due to generally applicable bidding requirements). To the Parent's knowledge, there exists no facts or circumstances that would warrant the institution of suspension or debarment proceedings or the finding of nonresponsibility or ineligibility on the part of the Parent, any of its Subsidiaries or any of their respective directors, officers or employees. No payment has been made by or on behalf of the Parent or any of its Subsidiaries in connection with any Parent Government Contract or Parent Government Subcontract in violation of applicable procurement laws, rules and regulations or in violation of, or requiring disclosure pursuant to, the Foreign Corrupt Practices Act, as amended, except for any such violation or failure to disclose which, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect.


   Section 5.10 Tax Matters.


   (a) For each taxable period beginning on or after January 1, 1997, the Parent and each of its Subsidiaries have timely filed all Tax Returns relating to any Taxes, and all such Tax Returns are accurate and complete in all respects, except to the extent any such failure to file or any such inaccuracy in any filed Tax Return, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect. All Taxes owed by the Parent or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid or adequately reserved for in accordance with generally accepted accounting principles in the financial statements of the Parent, except to the extent any such failure to pay or reserve, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect.


   (b) No deficiency with respect to Taxes has been proposed, asserted or assessed against the Parent or any of its Subsidiaries and no requests for waivers of the time to assess any such Taxes are pending, except (i) requests for waivers for income Taxes for periods referred to in Section 5.10(c) (or subsequent periods) or (ii) to the extent any such deficiency or request for waiver, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect.


   (c) The Parent Disclosure Letter sets forth the periods, as of the date of this Agreement, of the federal income Tax Returns of the Parent and its Subsidiaries being examined by the Internal Revenue Service.


   (d) Except for Liens for current Taxes not yet due and payable or which are being contested in good faith, there is no Lien affecting any of the assets or properties of the Parent or any of its Subsidiaries that arose in connection with any failure or alleged failure to pay any Tax, except for Liens which, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect.


   (e) Neither Parent nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Offer or the Merger.


   (f) Neither the Parent nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Offer and the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.


   (g) The Parent has delivered to the Company an opinion (the "Initial Tax Opinion") from Fried, Frank, Harris, Shriver & Jacobson, counsel to Parent, dated the date hereof and based on the assumptions set forth therein and certain representations provided by the Parent and the Company, to the effect that (i) the Offer and the Merger will qualify for U.S. federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code and (ii) the Parent, the Purchaser and the Company will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code.


   Section 5.11 Employee Benefit Matters. (a) The Parent has made available to the Company each Employee Welfare Benefit Plan or Employee Pension Benefit Plan, and each other material employee benefit plan, agreement, program or arrangement or employment practice maintained by the Parent or any of its Subsidiaries with respect to any of its current or former employees or to which the Parent or any of its Subsidiaries contributes or is required to contribute with respect to any of its current or former employees (collectively, the "Parent Plans"). With respect to each Parent Plan:


     (i) such Parent Plan (and each related trust, insurance contract or fund) has been administered in a manner consistent in all respects with its written terms and complies in form and operation with the applicable requirements of ERISA and the Code and other applicable laws, except for failures of administration or compliance which, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect;


     (ii) all material contributions, premiums or other payments (including all employer contributions and employee salary reduction contributions) that are required to be made under the terms of any Parent Plan have been timely made or have been reflected on the financial statements contained in the Parent's most recent Form 10-K or Form 10-Q included in the Parent SEC Documents except for failures which, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect;

     (iii) each such Parent Plan which is an Employee Pension Benefit Plan (other than a plan that is exempt from the requirements of Parts 2, 3 and 4 of Title I of ERISA) intended to be a "qualified plan" under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (or has time remaining to file for a timely determination letter under the remedial amendment provisions of Section 401(b) of the
  Code), and no event has occurred which could reasonably be expected to cause the loss, revocation or denial of any such favorable determination letter except where the lack of a favorable determination letter is not reasonably likely to have a Parent Material Adverse Effect;


     (iv) the Parent has made available and will, through the Effective Time, continue to make available to the Company, upon its request, correct and complete copies of the plan documents and most recent summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, the most recent actuarial report, the most recent audited financial statements, and all related trust agreements, insurance contracts and other funding agreements that implement such Parent Plan (but excluding the failure to make available any such document which is not material). The valuation summaries provided by the Parent to the Company reasonably represent the assets and liabilities attributable to each Parent Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) or an Employee Welfare Benefit Plan providing retiree medical or life benefits calculated in accordance with the Parent's past practices, but excluding any failure which, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect;


     (v) no Parent Plan which is an Employee Pension Benefit Plan has been amended in any manner which would require the posting of security under
  Section 401(a)(29) of the Code or Section 307 of ERISA, except any such action which, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect; and


     (vi) neither the Parent nor any of its Subsidiaries has communicated to any employee (excluding internal memoranda to management) any plan or commitment, whether or not legally binding, to create any additional material employee benefit plan or to materially modify or change any Parent Plan affecting any employee or terminated employee of the Parent or any of its Subsidiaries, except any such action which, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect.


   (b) With respect to each Employee Welfare Benefit Plan or Employee Pension Benefit Plan that the Parent or any of its Subsidiaries maintains or ever has maintained, or to which any of them contributes, ever has contributed or ever has been required to contribute:


     (i) there have been no non-exempt prohibited transactions (as defined in Section 406 of ERISA and Section 4975 of the Code) with respect to such plan, no fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such plan, and no action, suit, proceeding, hearing or, to the Parent's knowledge, investigation with respect to the administration or the investment of the assets of such plan (other than routine claims for benefits) is pending or, to the Parent's knowledge, threatened, but excluding, from each of the foregoing, events or circumstances which, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect; and


     (ii) other than routine claims for benefits, none of the Parent or any of its Subsidiaries or related entities has incurred, and the Parent has no reason to expect that the Parent or any of its Subsidiaries or related entities will incur, any liability under Title IV of ERISA or under the Code with respect to any Parent Plan that is an Employee Pension Benefit Plan, other than liabilities which, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect.


   (c) Neither the Parent nor any of its Subsidiaries presently contributes to, nor have they been obligated to contribute to, a Multiemployer Plan, other than obligations which, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect.

   Section 5.12 Environmental Matters. Except for matters which, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect: (i) the Parent and its Subsidiaries are, and, to the Parent's knowledge, since January 1, 1999 have been in compliance in all respects with all Environmental Laws in connection with the ownership, use, maintenance and operation of their owned, operated or leased real property or otherwise in connection with their operations, (ii) neither the Parent nor any of its Subsidiaries has any liability, whether contingent or otherwise, under, or for any violations of, any Environmental Law, (iii) no written notices of any violation or alleged violation of, non-compliance or alleged noncompliance with or any liability under, any Environmental Law have been received by the Parent or any of its Subsidiaries since January 1, 1999 that are currently outstanding and unresolved as of the date of this Agreement, and, to the Parent's knowledge, there are no other outstanding notices that are unresolved for which the Parent or any of its Subsidiaries have responsibility, (iv) there are no administrative, civil or criminal writs, injunctions, decrees, orders or judgments outstanding or any administrative, civil or criminal actions, suits, claims, proceedings or, to the Parent's knowledge, investigations pending or, to the Parent's knowledge, threatened, relating to compliance with or liability under any Environmental Law affecting the Parent or any of its Subsidiaries,
(v) the Parent and its Subsidiaries possess valid environmental permits required by any Environmental Law in connection with the ownership, use, maintenance and operation of their respective owned, operated and leased real property, and (vi) to the knowledge of the Parent, no material changes to or alterations of the practices or operations of the Parent or any of its Subsidiaries as presently conducted are anticipated to be required in the future in order to permit the Parent and its Subsidiaries to continue to comply in all material respects with all applicable Environmental Laws.


   Section 5.13 Title. The Parent and its Subsidiaries have good and, in the case of real property, marketable title to all the properties and assets purported to be owned by them, free and clear of all Liens except (a) Liens for current Taxes or assessments not delinquent, (b) builder, mechanic, warehousemen, materialmen, contractor, workmen, repairmen, carrier or other similar Liens arising and continuing in the ordinary course of business for obligations that are not delinquent, (c) the rights, if any, of vendors having possession of tooling of the Parent and its Subsidiaries, (d) liens arising from the receipt by the Parent and its Subsidiaries of progress payments by the United States government, (e) Liens securing rental payments under capital lease arrangements and (f) other Liens which, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect.


   Section 5.14 Intellectual Property Matters. The Parent and its Subsidiaries own or have the right to use pursuant to valid license, sublicense, agreement or permission all items of Intellectual Property necessary for their operations as presently conducted and as presently proposed to be conducted, except where the failure to have such rights, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect. Neither the Parent nor any of its Subsidiaries has received any charge, complaint, claim, demand or notice alleging any interference, infringement, misappropriation or violation of the Intellectual Property rights of any third party, except for any charges, complaints, claims, demands or notices relating to matters which, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect. Since January 1, 2000, to the Parent's knowledge, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Parent or any of its Subsidiaries, except for misappropriations and violations which, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect.


   Section 5.15 Labor Matters. As of the date of this Agreement, there are no controversies pending or, to the Parent's knowledge, threatened between the Parent or any of its Subsidiaries and any of their current or former employees or any labor or other collective bargaining unit representing any such employee that are reasonably likely to have a Parent Material Adverse Effect or are reasonably likely to result in a material labor strike, dispute, slow-down or work stoppage. As of the date of this Agreement, the Parent is not aware of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Parent or any of its Subsidiaries, except for efforts that, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect. As of the date of this Agreement, there are no current U.S. Department of Labor, OFCCP or Equal Employment Opportunity Commission audits, except for any audits relating to matters which, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect. To the knowledge of the Parent, as of the date of this Agreement, there are no material OFCCP conciliation agreements in effect.


   Section 5.16 Brokers' Fees. Except for the fees and expenses payable by the Parent to Salomon Smith Barney Inc., neither the Parent nor any of its Subsidiaries has any liability or obligation to pay any fees or commissions to any financial advisor, broker, finder or agent with respect to the transactions contemplated by this Agreement.


   Section 5.17 Adequate Cash Resources. The Parent has adequate resources for obtaining and providing the aggregate Merger Consideration and the Offer Consideration, to the extent required to be paid in cash, in the amount and at the time required under this Agreement.


   Section 5.18 No Capital Ownership in the Company. Neither the Parent nor any of its Subsidiaries owns any shares of Company Common Stock.


   Section 5.19 Information for the Schedules TO and 14D-9, the Form S-4 and Proxy Statement. The Form S-4 (i) complies and will comply in all material respects with the applicable requirements of the Securities Act and (ii) does not and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Schedule TO complies and will comply in all material respects with the applicable requirements of the Exchange Act and does not and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation or warranty is made herein by the Parent with respect to any information supplied by the Company for inclusion in the Form S-4 or the Schedule TO. The information regarding the Parent and the Purchaser to be provided by the Parent to the Company for inclusion in the Schedule 14D-9 and the Proxy Statement will not, at the time such information is so provided, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to the make the statements therein, in light of the circumstances under which they were made, not misleading.


                                 ARTICLE 6


                                 COVENANTS


   Section 6.1 General. Subject to Sections 6.7 and 6.12, each of the parties will use its respective best efforts to take all action and to do all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from any federal, state, local or foreign government or any administrative agency or commission or other governmental authority (collectively, "Governmental Entities") and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) using best efforts in the defense of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Offer, the Merger or the other transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the Offer, the Merger or the other transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement. Each party will consult with counsel for the other parties as to, and will permit such counsel to participate in, any litigation referred to in clause (iii) above.

   Section 6.2 Notices and Consents. Without limiting the generality of Section 6.1, each of the parties will give all notices to third parties and governmental entities and will use its respective best efforts to obtain all third party and governmental consents and approvals that are required in connection with the transactions contemplated by this Agreement. The foregoing sentence and Section 6.1 will not require the Parent to enter into any agreement, consent decree or other commitment requiring the Parent or any of its Subsidiaries (i) to dispose of or hold separate any material portion of its shares of Company Common Stock or of the business or assets of the Company and its Subsidiaries, or the Parent and its Subsidiaries, in each case taken as a whole, or (ii) to take any other action which would materially impair the benefits or advantages which the Parent reasonably expects to be realized from the Offer, the Merger and the other transactions contemplated hereby.


   Section 6.3 Interim Conduct of the Company. Except as expressly contemplated by this Agreement, as set forth in the Company Disclosure Letter, as required by law or by the terms of any contract in effect on the date of this Agreement or as the Parent may approve, which approval will not be unreasonably withheld or delayed, from and after the date of this Agreement through the Closing Date, the Company will, and will cause each of its Subsidiaries to, conduct its operations in accordance with its ordinary course of business, consistent with past practice, and in accordance with such covenant will not, and will not cause or permit any of its Subsidiaries to:


   (a) amend its certificate of incorporation or bylaws or file any certificate of designation or similar instrument with respect to any shares of its authorized but unissued capital stock in any manner adverse to the Parent, the Purchaser or the Company;


   (b) authorize or effect any stock split or combination or reclassification of shares of its capital stock;


   (c) declare or pay any dividend or distribution with respect to its capital stock (other than the regular quarterly dividend of $0.04 per share of Company Common Stock and dividends payable by a Subsidiary of the Company to the Company or another Subsidiary), issue or authorize the issuance of any shares of its capital stock (other than in connection with the exercise of currently outstanding Company Stock Options or Company Stock-Based Awards or pursuant to the ESPAP or pursuant to the exercise of Company Rights) or any other securities exercisable or exchangeable for or convertible into shares of its capital stock, or repurchase, redeem or otherwise acquire for value any shares of its capital stock or any other securities exercisable or exchangeable for or convertible into shares of its capital stock (other than the redemption of the Company Rights in accordance with the provisions of this Agreement);


   (d) in the case of the Company, merge or consolidate with any entity;


   (e) sell, lease or otherwise dispose of any of its capital assets that are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole, including any shares of the capital stock of any Significant Company Subsidiary, other than sales, leases or other dispositions of machinery, equipment, tools, vehicles and other operating assets no longer required in its operations made in the ordinary course of business, consistent with past practice;


   (f) in the case of the Company only, liquidate, dissolve or effect any recapitalization or reorganization in any form;


   (g) acquire any interest in any business (whether by purchase of assets, purchase of stock, merger or otherwise) or enter into any joint venture except for any interests in any business or joint venture which does not involve an investment by the Company in excess of $5 million;


   (h) create, incur, assume or suffer to exist any indebtedness for borrowed money (including capital lease obligations), other than (i) indebtedness existing as of the date of this Agreement, (ii) borrowings under existing credit lines in the ordinary course of business, consistent with past practice,
(iii) indebtedness that can be prepaid at any time without premium or penalty and (iv) intercompany indebtedness among the Company and its Subsidiaries arising in the ordinary course of business, consistent with past practice;

   (i) create, incur, assume or suffer to exist any Lien (other than Permitted Liens) affecting any of its material assets or properties;


   (j) except as required by GAAP, change any of the accounting principles or practices used by it or revalue in any material respect any of its assets or properties, other than write-downs of inventory or accounts receivable in the ordinary course of business, consistent with past practice;


   (k) except in the ordinary course of business consistent with past practice and except as required under the terms of any collective bargaining agreement in effect as of the date of this Agreement or as required by applicable law, grant any general or uniform increase in the rates of pay of its employees or grant any increase in the benefits under any bonus or employee benefit plan or other arrangement, contract or commitment;


   (l) except in the ordinary course of business consistent with past practice and except for any increase required under the terms of any collective bargaining agreement or consulting, executive or employment agreement in effect on the date of this Agreement or as required by applicable law, increase the compensation payable or to become payable to officers and salaried employees or increase any bonus, insurance, pension or other benefit plan, payment or arrangement made to, for or with any such officers or salaried employees;


   (m) enter into any contract or commitment or engage in any transaction with any affiliated person or entity (other than the Company or its Subsidiaries) or enter into any contract or commitment or engage in any transaction with any unaffiliated person or entity which, to the Company's knowledge, is reasonably likely to have a Company Material Adverse Effect;


   (n) make any material Tax election or settle or compromise any material Tax liability, except in the ordinary course of business;


   (o) settle or compromise any material pending or threatened suit, action or proceeding except to the extent any such settlement or compromise is not reasonably likely to have a Company Material Adverse Effect;


   (p) take any action, other than as expressly contemplated by Section 6.13(f), that would cause the indebtedness that the SECT owes the Company to be less than $195,000,000, other than a reduction of indebtedness required under the SECT to create Released Collateral (as defined in the SECT) necessary for the SECT to deliver SECT Shares to satisfy option exercises in the ordinary course of business consistent with past practice; or


   (q) commit to do any of the foregoing.


   Section 6.4 Preservation of Organization. Subject to compliance with the provisions of Section 6.3, the Company will, and will cause each its Subsidiaries to, use its reasonable efforts to preserve its business organization intact in all material respects, use its reasonable efforts to keep available to the Company and its Subsidiaries, the present officers and employees of the Company and its Subsidiaries as a group and use its reasonable efforts to preserve the present relationships of the Company and its Subsidiaries with suppliers and customers and others having business relations with the Company and its Subsidiaries.


   Section 6.5 Access. The Company will, and will cause each of its Subsidiaries and representatives to, afford the Parent and its representatives reasonable access, upon reasonable notice at reasonable times to all premises, properties, books, records, contracts and documents of or pertaining to the Company and its Subsidiaries. Parent will, and will cause each of its Subsidiaries and representatives to, afford the Company and its representatives, reasonable access, upon reasonable notice at reasonable times to all personnel and information of the Parent reasonably requested by the Company. Notwithstanding the foregoing, neither party will be required to provide access or to disclose information (i) where such access or disclosure would contravene any law or contract or would result in the waiver of any legal privilege or work-product protection, or (ii) to the extent that counsel for such party advises that such information should not be disclosed in order to ensure compliance with any applicable antitrust laws. Any information disclosed pursuant to Section 6.5 will be subject to the provisions of the Confidentiality Agreement, dated October 5, 2001, between the Company and the Parent (the "Confidentiality Agreement").


   Section 6.6 Notice of Developments. Each party will give prompt written notice to the other party of any event which has had or is reasonably likely to have a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be. Each party will give prompt written notice to the other of any material development which would give rise to a failure of a condition set forth in Annex I. No such written notice of such a material development will be deemed to have amended any of the disclosures set forth in the Company Disclosure Letter or the Parent Disclosure Letter, to have qualified the representations and warranties contained herein or to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of such material development.


   Section 6.7 Other Potential Acquirers.


   (a) After the date hereof, the Company shall not, nor shall it permit any Company Subsidiary to, nor shall it authorize or knowingly permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any Company Subsidiary to, (i) directly or indirectly solicit, initiate or encourage the submission of, any Company Takeover Proposal (as defined in Section 6.7(d)), (ii) enter into any agreement with respect to any Company Takeover Proposal (except a confidentiality agreement in accordance with this Section 6.7(a)) or (iii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Takeover Proposal; provided, however, that prior to Consummation of the Offer (the "Company Applicable Period"), the Company and its Representatives may, in response to a proposal or offer that was not solicited by the Company and that did not otherwise result from a breach or deemed breach of this Section 6.7(a), and subject to compliance with Section 6.7(b), (A) furnish information with respect to the Company to the person making such a proposal or offer pursuant to a customary confidentiality agreement the terms of which shall be no less favorable to the Company than the terms of the Confidentiality Agreement and (B) participate in discussions or negotiations with such person regarding such proposal or offer, if the Company Board determines in good faith after consultation with outside counsel that the fiduciary obligations of the Company Board require such action; provided, further, that, notwithstanding the provisions of this
Section 6.7(a), the Company's rights under this Section 6.7(a) shall not apply to offers or proposals by General Dynamics or any of its affiliates. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any executive officer of the Company or any Company Subsidiary or any affiliate, director or investment banker, attorney or other advisor or representative of the Company or any Company Subsidiary, shall be deemed to be a breach of this Section 6.7(a) by the Company.


   (b) The Company promptly shall advise the Parent orally and in writing of any Company Takeover Proposal or any inquiry with respect to or that could reasonably be expected to lead to any Company Takeover Proposal, the identity of the person making any such Company Takeover Proposal or inquiry and the material terms of any such Company Takeover Proposal or inquiry. The Company shall keep the Parent informed of the status of any such Company Takeover Proposal or inquiry (including any change to the material terms thereof).


   (c) Neither the Company nor the Company Board nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Parent or the Purchaser, the recommendation of the Company Board of this Agreement or the Merger, or approve or recommend, or propose publicly to approve or recommend, a Company Takeover Proposal (other than the Offer and the Merger), unless (i) a withdrawal or modification of such recommendation is, in the good faith judgment of the Company Board after consultation with its outside counsel, required by its fiduciary duties, (ii) the Initial Tax Opinion is withdrawn or the Parent notifies the Company that an event has occurred that is inconsistent with any of the factual assumptions upon which the Initial Tax Opinion is based and such event would result in the Initial Tax Opinion having to be withdrawn or (iii) the Company requests that counsel to the Parent reaffirm the

Initial Tax Opinion and counsel to the Parent fails to do so on the fifth day prior to the Consummation of the Offer. Nothing contained in this Section 6.7 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any required disclosure to the Company's stockholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law.


   (d) For purposes of this Agreement, "Company Takeover Proposal" means any proposal or offer for a merger, consolidation, dissolution, liquidation, recapitalization or other business combination involving the Company or any Significant Company Subsidiary, any proposal or offer for the issuance by the Company of a material amount of its equity securities as consideration for the assets or securities of any person or any proposal or offer to acquire in any manner, directly or indirectly, a material equity interest in any voting securities of, or a substantial portion of the assets of, the Company or any Company Subsidiary.


   Section 6.8 Company Stockholder Meeting, Preparation of Proxy
Statement. Subject to Section 1.4, as promptly as practicable following Consummation of the Offer, if required by applicable law in order to consummate the Merger, the Company, acting through the Company Board, shall, in accordance with applicable law:


   (a) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Company Stockholder Meeting") for the purpose of considering and taking action upon the adoption of this Agreement;


   (b) prepare and file with the SEC a preliminary proxy or information statement in accordance with the Exchange Act relating to the Merger and this Agreement and use its reasonable efforts to obtain and furnish the information required to be included by the Exchange Act and the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with the Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendment or supplement thereto (the "Proxy Statement"), to be mailed to its stockholders, provided that no amendment or supplement to the Proxy Statement will be made by the Company without consultation with the Parent and its counsel;


   (c) subject to the Company Board's fiduciary duties under Delaware law, the provisions of this Agreement and the requirement that the Initial Tax Opinion not be withdrawn, include in the Proxy Statement the recommendation of the Company Board that stockholders of the Company vote in favor of adoption of this Agreement; and


   (d) use reasonable efforts to solicit from its stockholders proxies, and to take all other action necessary and advisable, to secure the vote of stockholders required by applicable law and the Company's certificate of incorporation or bylaws to obtain the approval for this Agreement and the Merger (the "Company Stockholder Approval"). In the event a Company Stockholder Meeting is required under the Delaware Act in order to consummate the Merger, the Parent will provide the Company with the information concerning the Parent and the Purchaser required to be included in the Proxy Statement and will vote or cause to be voted all shares of Company Common Stock held by the Parent or its Subsidiaries in favor of the adoption and approval of this Agreement and the transactions contemplated hereby.


   Section 6.9 Indemnification.


   (a) From and after the Closing Date, the Parent will cause the Surviving Corporation to indemnify, defend and hold harmless each person who is now, or has been at any time prior to the Effective Time, an officer or director of the Company or any of its present or former Subsidiaries or corporate parents (collectively, the "Indemnified Parties") from and against all losses, claims, damages and expenses (including reasonable attorney's fees and expenses) ("Indemnified Losses") arising out of or relating to actions or omissions, or alleged actions or omissions, occurring at or prior to the Effective Time to the fullest extent permitted from time to time by the Delaware Act or any other applicable laws as presently or hereafter in effect. Furthermore, from and after the Closing Date, the Parent shall indemnify, defend and hold harmless the directors and officers of the Company from all Indemnified Losses arising out of, or pertaining to, actions or omissions with respect to this Agreement and the transactions contemplated hereby.


   (b) Any determination required to be made with respect to whether any Indemnified Party may be entitled to indemnification will, if requested by such Indemnified Party, be made by independent legal counsel selected by the Indemnified Party and reasonably satisfactory to the Surviving Corporation.


   (c) For a period of six years after the Closing Date, the Parent will cause to be maintained in effect the policies of directors and officers liability insurance and fiduciary liability insurance currently maintained by the Company with respect to claims arising from or relating to actions or omissions, or alleged actions or omissions, occurring on or prior to the Closing Date. The Parent may at its discretion substitute for such policies currently maintained by the Company directors and officers liability insurance and fiduciary liability insurance policies with reputable and financially sound carriers providing for no less favorable coverage. Notwithstanding the provisions of this Section 6.9(c), the Parent will not be obligated to make annual premium payments with respect to such policies of insurance to the extent such premiums exceed 300 percent of the annual premiums paid by the Company as of the date of this Agreement. If the annual premium costs necessary to maintain such insurance coverage exceed the foregoing amount, the Parent will maintain the most advantageous policies of directors and officers liability insurance and fiduciary liability insurance obtainable for an annual premium equal to the foregoing amount.


   (d) To the fullest extent permitted from time to time under the law of the State of Delaware, the Parent will cause the Surviving Corporation to pay on an as-incurred basis the reasonable fees and expenses of each Indemnified Party (including reasonable fees and expenses of counsel) in advance of the final disposition of any action, suit, proceeding or investigation that is the subject of the right to indemnification, subject to reimbursement in the event such Indemnified Party is not entitled to indemnification.


   (e) The provisions set forth in Article Sixth of the Restated Certificate of Incorporation of the Company and in Section 14 of Article IV of the By-Laws of the Company, as in effect as of the date hereof, will apply to each director or officer, as applicable, of the Company with respect to matters occurring on or prior to the Effective Time. The foregoing will not be deemed to restrict the right of the Surviving Corporation to modify the provisions of its certificate of incorporation or by-laws with respect to events or occurrences after the Closing Date but such modifications shall not adversely affect the rights of the directors hereunder. The Parent shall cause the Surviving Corporation to honor the provisions of this Section 6.9(e).


   (f) In the event of any action, suit, investigation or proceeding, the Indemnified Party will be entitled to control the defense thereof with counsel of its own choosing reasonably acceptable to the Parent, and the Parent and the Surviving Corporation will cooperate in the defense thereof, provided that neither the Parent nor the Surviving Corporation will be liable for the fees of more than one counsel for all Indemnified Parties, other than local counsel, unless the use of a single counsel would make it impracticable or unethical for all Indemnified Parties to be represented by a single counsel, and provided further that neither the Parent nor the Surviving Corporation will be liable for any settlement effected without its written consent (which consent will not be reasonably withheld or delayed).


   (g) The rights of each Indemnified Party hereunder will be in addition to any other rights such Indemnified Party may have under the certificate of incorporation or bylaws of the Surviving Corporation or any of its Subsidiaries, under the Delaware Act or otherwise. Notwithstanding anything to the contrary contained in this Agreement or otherwise, the provisions of this
Section 6.9 will survive the consummation of the Merger.


   (h) Nothing in this Section 6.9 will diminish any right or entitlements available to any director or officer of the Company under the Company's certificate of incorporation and by-laws as in effect as of the date of this Agreement.

   (i) The provisions of this Section 6.9 are intended for the benefit of and will be enforceable by each Indemnified Party and his or her heirs, executors and legal representatives.


   Section 6.10 Public Announcements. The initial press release announcing the transactions contemplated by this Agreement will be a Joint Press Release. Thereafter, the Parent and the Company will consult with one another before issuing any press releases or otherwise making any public announcements with respect to the transactions contemplated by this Agreement and, except as may be required by applicable law or by the rules and regulations of the New York Stock Exchange, will not issue any such press release or make any such announcement prior to such consultation.


   Section 6.11 Actions Regarding Antitakeover Statutes. If any fair price, moratorium, control share acquisition or other form of antitakeover statute, rule or regulation is or becomes applicable to the transactions contemplated by this Agreement, the Company Board and the Parent Board will grant such approvals and take such other actions as may be required so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms and conditions set forth in this Agreement.


   Section 6.12 Defense of Orders and Injunctions. In the event either party becomes subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement, each party will use its best efforts to overturn or lift such order or injunction. The foregoing will not be deemed to require the Parent to enter into any agreement, consent decree or other commitment requiring the Parent or any of its Subsidiaries (i) to dispose of or hold separate any material portion of its shares of Company Common Stock or of the business or assets of the Company and its Subsidiaries, or the Parent and its Subsidiaries, in each case taken as a whole or (ii) to take any action which would materially impair the benefits or advantages which the Parent reasonably expects to be realized from the Offer, the Merger and the other transactions contemplated hereby.


   Section 6.13 Employee Benefit Matters.


   (a) For a period beginning immediately following the Consummation of the Offer and ending not less than two years following the Effective Time, Parent shall provide, or shall cause to be provided, to current and former employees of the Company and its Subsidiaries (the "Employees") compensation and employee benefits that are, in the aggregate, not less favorable than the compensation and employee benefits provided to the Employees immediately prior to the Consummation of the Offer, excluding, however, stock-based plans and equity-based compensation arrangements. The foregoing shall not be construed to prevent (i) the amendment or termination of any particular Company Plans to the extent permitted by, and in accordance with, its terms as in effect immediately prior to the Consummation of the Offer, or (ii) the termination of employment or the change in the compensation or employee benefits of any individual Employee.


   (b) The Parent Corporation will honor and will cause the Purchaser to honor, in accordance with their respective terms, the obligations, as of the Consummation of the Offer, under the Company Plans, including any rights or benefits arising as a result of the transactions contemplated by this Agreement (either alone or in combination with any other event). The Parent and the Company acknowledge and agree that the Consummation of the Offer and the transactions contemplated by this Agreement constitute a "change in control" for all purposes under the Company Plans.


   (c) For all purposes under the employee benefit plans of the Parent and its Subsidiaries (including the Surviving Corporation) providing benefits to any Employees after the Effective Time, each Employee will be credited with his or her years of service with the Company and its Subsidiaries (and any predecessor entities thereof) before the Effective Time, to the same extent as such Employee was entitled, before the Effective Time, to credit for such service under any similar Company Plan; provided, however, that Employees shall not be entitled to any credit for benefit accrual purposes under any defined benefit pension plan in which they commence participation after the Effective Time in the absence of a transfer of assets and liabilities from any applicable prior defined benefit pension plan or to the extent that it would result in a duplication of benefits for the same period of service. Following the Effective Time, the Parent will, or will cause its Subsidiaries to, (i) waive any pre-existing condition limitation under any Employee Welfare Benefit Plan maintained by the Parent or any of its Subsidiaries in which Employees and their eligible dependents participate except to the extent that such pre-existing condition limitation would have been applicable under the comparable Company Employee Welfare Benefit plans immediately prior to the Effective Time), and (ii) provide each Employee with credit for any co-payments and deductibles incurred prior to the Effective Time (or such earlier or later transition date to new Employee Welfare Benefits Plans) for the calendar year in which the Effective Time (or such earlier or later transition date) occurs, in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that the Employees participate in after the Effective Time.


   (d) Nothing contained herein will create any rights in any third party, including without limitation, any right to employment or right to any particular benefit.


   (e) As soon as practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee administering the Employee Stock Purchase and Accumulation Plan (the "ESPAP")) shall adopt such resolutions or take such other actions (if any) as may be required to provide that (i) with respect to the offering period under the ESPAP under way immediately prior to the Effective Time, the scheduled exercise date shall be accelerated, and all unexercised rights granted in respect of such offering period shall be exercised not later than immediately prior to the Effective Time, (ii) all holding periods with respect to shares of Company Common Stock under the ESPAP shall be waived immediately prior to the Consummation of the Offer so as to permit the holders thereof to accept the Offer, and (iii) the ESPAP shall terminate at the Effective Time.


   (f) The Company will (i) file a registration statement on Form S-3 (the "Form S-3") with the SEC relating to the shares of Company Common Stock held by the SECT (the "SECT Shares") not later than the business day following the date that the amendment to the Form S-4 is filed with the SEC in accordance with
Section 1.1(e) and (ii) thereafter use its reasonable best efforts to cause the Form S-3 to be declared effective by the SEC as promptly as practicable, and in any event prior to the Consummation of the Offer. If the Form S-3 has been declared effective by the SEC prior to the Consummation of the Offer, prior to the Consummation of the Offer the Company will cause the SECT to (A) deliver shares of Company Common Stock (valued at the SECT Share Value) to the Company to repay all the indebtedness owed by the SECT to the Company (and retire all such shares of Company Common Stock so delivered) and (B) sell the remaining SECT Shares in a public offering, in the case of clause (B), as and to the extent requested by the Parent. If the Form S-3 is not declared effective by the SEC prior to the Consummation of the Offer, prior to the Consummation of the Offer the Company will cause the SECT to deliver shares of Company Common Stock (valued at the SECT Share Value) to the Company to repay the indebtedness owed by the SECT to the Company (and retire all such shares of Company Common Stock so delivered). Any SECT Shares remaining in the SECT after such indebtedness has been satisfied and any such public offering has been completed will be subject to (1) the provisions of this Agreement applicable to all other outstanding shares of Company Common Stock and (2) the provisions of the SECT. "SECT Share Value" shall mean the amount, expressed in U.S. dollars, determined by dividing (i) the sum of (A) the product of (x) the Parent Stock Value and
(y) the number of Parent Available Shares and (B) the Adjusted Cash Amount, without taking into account clause (iv) of the definition thereof (each as defined in Annex II hereto) by (ii) the aggregate number of shares of Company Common Stock outstanding immediately prior to the time that the SECT Shares are delivered to the Company. Following the Consummation of the Offer, the Company and Purchaser agree to direct the Trustee to apply the cash in the SECT as set forth in Section 6.13(f) of the Company Disclosure Letter.


   Section 6.14 Adjustment to Offer Consideration. In the event there shall occur a Distribution Date (as defined in the Company Rights Agreement or the Parent Rights Agreement), at any time during the period from the date of this Agreement to the Consummation of the Offer, the Company and the Parent shall mutually agree to make such adjustment to the Offer Consideration so as to preserve the economic benefits that the Company and the Parent reasonably expected on the date of this Agreement to receive as a result of the Consummation of the Offer and the Merger and the other transactions contemplated by this Agreement.

   Section 6.15 Interim Conduct of the Parent. Except as expressly contemplated by this Agreement, as set forth in the Parent Disclosure Letter, as required by law or by the terms of any contract in effect on the date of this Agreement or as the Company may approve, which approval will not be unreasonably withheld or delayed, from and after the date of this Agreement through the Consummation of the Offer, the Parent will, and will cause each of its Subsidiaries to, conduct its operations in accordance with its ordinary course of business, consistent with past practice, and in accordance with such covenant will not, and will not cause or permit any of its Subsidiaries to:


   (a) amend its certificate of incorporation or bylaws or file any certificate of designation or similar instrument with respect to any shares of its authorized but unissued capital stock in any manner adverse to the Parent, the Purchaser or the Company;


   (b) authorize or effect any stock split or combination or reclassification of shares of its capital stock;


   (c) declare or pay any dividend or distribution with respect to its capital stock (other than the regular quarterly dividend of $0.40 per share of Parent Common Stock, dividends payable pursuant to the terms of the Series B Preferred Stock and dividends payable by a Subsidiary of the Parent to the Parent or another Subsidiary), issue or authorize the issuance of any shares of its capital stock (other than in connection with the exercise of currently outstanding options to purchase Parent Common Stock or pursuant to the exercise of Parent Rights) or any other securities exercisable or exchangeable for or convertible into shares of its capital stock, or repurchase, redeem or otherwise acquire for value any shares of its capital stock or any other securities exercisable or exchangeable for or convertible into shares of its capital stock; provided, however, that, notwithstanding the provisions of this
Section 6.15, the Parent may issue, and take any and all actions in connection with such issuance or the preparation therefor, shares of Parent Common Stock and debt convertible into Parent Common Stock registered on the date of this Agreement pursuant to the Parent's registration statement on Form S-3 (No. 333-71290) (the "Parent Form S-3") pursuant to a fixed price, underwritten public offering so long as such offering does not price, and no underwriting agreement or other agreement (other than agreements that may be necessary to close such previously priced offering) relating to the offer or sale of such shares is entered into by the Parent, during the period beginning on the first trading day of the Valuation Period (as defined in Annex II hereto) and ending on the fourth trading day after the Consummation of the Offer;


   (d) in the case of the Parent or the Purchaser, merge or consolidate with any entity;


   (e) in the case of the Parent and the Purchaser only, liquidate, dissolve or effect any recapitalization or reorganization in any form; or


   (f) commit to do any of the foregoing.


   Section 6.16 Tax Treatment; Tax Opinion.


   (a) Each of the Parent and the Company will use reasonable efforts to cause the Offer and the Merger to qualify as a reorganization within the meaning of
Section 368(a) of the Code and will not take actions, cause actions to be taken, or fail to take actions that could reasonably be expected to prevent (i) the Offer and the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (ii) the Parent and the Company from obtaining the opinion of counsel referred to in Section 6.16(b).


   (b) Each of the Parent and the Company will use reasonable efforts to obtain from Fried, Frank, Harris, Shriver & Jacobson, counsel to the Parent, on the Closing Date, an opinion dated as of the Closing Date and based on the certain representations provided by the Parent and the Company and to the effect that
(i) the Offer and the Merger will qualify for U.S. federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code and (ii) the Parent, the Purchaser and the Company will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

   (c) The Parent will promptly notify the Company in the event that the Initial Tax Opinion is withdrawn for any reason. On the fifth day prior to the Consummation of the Offer, Parent will notify the Company if any event has occurred that is inconsistent with any of the factual assumptions upon which the Initial Tax Opinion is based and such event would result in the Initial Tax Opinion having to be withdrawn.


   Section 6.17 No Company Rights Agreement Amendment. Prior to the earlier of the termination of this Agreement or the Effective Time, the Company and the Company Board will not amend or modify or take any other action with regard to the Company Rights Agreement in any manner or take another action so as to
(i) render the Company Rights Agreement inapplicable to any transaction(s) other than the Offer, the Merger and other transactions contemplated by this Agreement, or (ii) permit any person or group (other than the Parent, the Purchaser or any of their affiliates) who would otherwise be an Acquiring Person (as such term is defined in the Company Rights Agreement) not to be an Acquiring Person, or (iii) provide that a Distribution Date (as such term is defined in the Company Rights Agreement) or similar event does not occur as promptly as practicable by reason of the execution of any agreement or transaction other than this Agreement and the Offer, the Merger and the agreements and transactions contemplated hereby and thereby, or (iv) except as specifically contemplated by this Agreement, otherwise affect the rights of holders of Rights (as such term is defined in the Company Rights Agreement).


   Section 6.18 Affiliate Letter. The Company will, as promptly as reasonably practicable, deliver to the Parent a list setting forth the names and addresses of all persons who may be, as of the date that the Company Stockholder Meeting is held (if such Company Stockholder Meeting is required to be held), "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company will use its best efforts to cause each person who is identified as an affiliate on such list to execute a written agreement (an "Affiliate Agreement") attached hereto as Annex V prior to the Closing. Each Affiliate Agreement will be in full force and effect as of the Effective Time. Parent will be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received as Merger Consideration by any such affiliate, and to issue appropriate stock transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Affiliate Agreement.


   Section 6.19 Letters of Accountants. (a) The Company and the Parent shall use their respective reasonable efforts to cause to be delivered to the Parent comfort letters of the Company's and the Parent's independent accountants, respectively, dated prior to the Consummation of the Offer (and reasonably satisfactory in form and substance to the Parent), that is customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.


   (b) The Company shall use its reasonable best efforts to cause to be delivered to the Parent a consent letter of the Company's independent accountants as soon as practicable following the date that the amendment to the Form S-4 is filed with the SEC in accordance with Section 1.1(e) to allow the Parent to include the Company's financial statements in the Parent Form S-3.


   (c) The Parent shall use its reasonable best efforts to cause to be delivered to the Company a consent letter of the Parent's independent accountants as soon as practicable following the date that the amendment to the Form S-4 is filed with the SEC in accordance with Section 1.1(e) to allow the Company to include the Parent's financial statements in the Form S-3.

                                 ARTICLE 7


               CONDITIONS TO THE CONSUMMATION OF THE MERGER


   Section 7.1 Conditions to the Obligations of Each Party. The respective obligation of each party to effect the Merger is subject to the satisfaction at or prior to the Closing Date of each of the following conditions:


   (a) this Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Company, if required by applicable law, in order to consummate the Merger; and


   (b) Consummation of the Offer shall have occurred; and


   (c) no party will be subject to any order or injunction of a court of competent jurisdiction or other legal restraint which prohibits the consummation of the Merger.


   Section 7.2 Frustration of Closing Conditions. None of the Company, the Parent or the Purchaser may rely on the failure of any condition set forth in
Section 7.1, to be satisfied if such party's breach of this Agreement has been a principal reason that such condition has not been satisfied.


                                 ARTICLE 8


                     TERMINATION, AMENDMENT AND WAIVER


   Section 8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval, if necessary:


   (a) by mutual written consent of the Parent, the Purchaser and the Company;


   (b) by either the Parent or the Company:


     (i) if Consummation of the Offer does not occur on or before January 31, 2002 (the "Outside Date"), unless such failure is the result of a material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that unless the Merger Agreement is terminated in accordance with its terms, the Company may extend such date to April 30, 2002, if at the initial Outside Date any condition to the Offer set forth in Annex I is not satisfied (or waived by the Purchaser, if applicable) other than the condition set forth in clause (b)(ii) or (b)(iii) of Annex I;


     (ii) if any court of competent jurisdiction in the United States issues a final order, decree or ruling or takes any other final action permanently enjoining, restraining or otherwise prohibiting the Offer or the Merger and such order, decree, ruling or other action shall have become final and nonappealable, unless such order, decree, ruling or other action is the result of a material breach of this Agreement by the party seeking to terminate this Agreement; or


     (iii) if, upon a vote at a duly held meeting to obtain the Company Stockholder Approval, if necessary, the Company Stockholder Approval is not obtained, unless such failure to obtain the Company Stockholder Approval is the result of a material breach of this Agreement by the party seeking to terminate this Agreement;


   (c) by the Parent prior to the Consummation of the Offer:


     (i) if the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Annex I, and (B) cannot be or has not been cured within 30 days after the giving of written notice to the Company of such breach; or

     (ii) if (A) the Company, or the Company Board, as the case maybe, shall have (1) after the date hereof, entered into any agreement, other than a confidentiality agreement permitted under Section 6.7(a), with respect to any Company Takeover Proposal other than the Offer or the Merger, (2) amended, conditioned, qualified, withdrawn, modified or contradicted, or resolved to do any of the foregoing, in a manner adverse to the Parent or the Purchaser, its approval and recommendation of the Offer, the Merger and this Agreement for any reason other than as provided in Section 6.7(c)(ii) or 6.7(c)(iii) (regardless of whether such action was permitted under the other provisions of this Agreement), (3) solicited, approved or recommended any Company Takeover Proposal other than the Offer or the Merger, or (4) violated Section 6.7, or (B) the Company or the Company Board, or any committee thereof, shall have resolved or agreed, in writing or otherwise, to do any of the foregoing; provided, however, that any disclosure by the Company to its stockholders of information that in its good faith judgment, after consultation with outside counsel, is required by Law shall not be deemed to constitute any of the actions referred to in the foregoing clauses (A)(2) and A(3) so long as such disclosure does not change the Company Board's approval or recommendation of the Offer, the Merger or the Agreement;


   (d) by the Company prior to the Consummation of the Offer if theParent breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.1(a) or 7.1(b), and (B) cannot be or has not been cured within 30 days after the giving of written notice to the Parent of such breach.


   Section 8.2 Effect of Termination. In the event of termination of this Agreement by either the Company or the Parent as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Parent, the Purchaser or the Company, (except for any liability of any party then in willful material breach of any covenant or agreement); provided that the provisions of this Section 8.2 and Section 8.3 of this Agreement will continue in full force and effect notwithstanding such termination and abandonment.


   Section 8.3 Termination Fee.


   (a) The Company shall pay to the Parent a fee of $50,000,000 (the "Termination Fee") if:


     (i) the Parent terminates this Agreement pursuant to Section 8.1(c)(ii), which payment shall be payable on the date this Agreement is terminated;


     (ii) in the event (A) after the date of this Agreement, a CompanyTakeover Proposal shall have been publicly announced or any person has publicly announced an intention (whether or not conditional and whether or not withdrawn) to make a Company Takeover Proposal, (B) the Consummation of the Offer shall not have occurred prior to the Outside Date, (C) on the Outside Date, the only condition to the Offer that shall not have been satisfied shall be the Minimum Condition, (D) the Agreement is thereafter terminated by either the Parent or the Company pursuant to Section 8.1(b)(i) and (E) within 12 months after such termination, the Company or any Significant Company Subsidiary enters into an agreement with respect to, or consummates, such Company Takeover Proposal; or


     (iii) in the event (A) there is a publicly announced CompanyTakeover Proposal, (B) the Company thereafter breaches one of its covenants in this Agreement, (C) the Parent thereafter terminates this Agreement under
  Section 8.1(c)(i) by reason of such breach, and (D) within 12 months after such termination, the Company or any of its Significant Subsidiaries enters into an agreement with respect to, or consummates, such Company Takeover Proposal;


provided that with respect to clauses (ii) or (iii) no fee shall be payable by the Company until and unless the agreement is entered into or the Company Takeover Proposal is actually consummated within the 12 months following such termination and shall be payable on the earlier of (y) the date the agreement is entered into or (z) the Company Takeover Proposal is consummated. Any fee due under this Section 8.3 shall be paid to the Parent by certified check or wire transfer of same-day funds on the date payable under this Section 8.3.


   (b) Except as specifically provided in this Section 8.3, each party will bear its own expenses incurred in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated.


   (c) The Company acknowledges that the agreements regarding the payment of fees contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement and that, in the absence of such agreements, the Parent and the Purchaser would not have entered into this Agreement. The Company accordingly agrees that in the event the Company fails to pay the Termination Fee promptly, the Company will in addition to the payment of such amount also pay to the Parent all of the reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Parent in the enforcement of its rights under this Section 8.3, together with interest on such amount at a rate of 11 percent per annum from the date upon which such payment was due, to and including the date of payment. Provided that the Company was not in breach of any of the provisions of this Agreement, payment of the Termination Fee will constitute full and complete satisfaction, and will constitute the Parent's sole and exclusive remedy for any loss, liability, damage or claim arising out of or in connection with any such termination of this Agreement or the facts and circumstances resulting in or related to this Agreement.


                                 ARTICLE 9


                               MISCELLANEOUS


   Section 9.1 Nonsurvival of Representations. The representations and warranties contained in this Agreement will not survive the Merger or the termination of this Agreement.


   Section 9.2 Remedies. The parties agree that irreparable damage would occurin the event that the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties will be entitled to specific performance of the terms of this Agreement, without posting a bond or other security, this being in addition to any other remedy to which they are entitled at law or in equity.


   Section 9.3 Successors and Assigns. No party hereto may assign or delegateany of such party's rights or obligations under or in connection with this Agreement without the written consent of the other parties hereto. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto or thereto will be binding upon and enforceable against the respective successors and assigns of such party and will be enforceable by and will inure to the benefit of the respective successors and permitted assigns of such party.


   Section 9.4 Amendment. This Agreement may be amended by the execution anddelivery of an written instrument by or on behalf of the Parent, the Purchaser and the Company at any time before or after the Company Stockholder Approval, provided that after the date of the Company Stockholder Approval, no amendment to this Agreement will be made without the approval of stockholders of the Company to the extent such approval is required under the Delaware Act.


   Section 9.5 Extension and Waiver. At any time prior to the Effective Time,the parties may extend the time for performance of or, subject to applicable law, waive compliance with any of the covenants or agreements of the other parties to this Agreement and may waive any breach of the representations or warranties of such other parties. No agreement extending or waiving any provision of this Agreement will be valid or binding unless it is in writing and is executed and delivered by or on behalf of the party against which it is sought to be enforced.

   Section 9.6 Severability. Whenever possible, each provision of thisAgreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.


   Section 9.7 Counterparts. This Agreement may be executed simultaneously intwo or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.


   Section 9.8 Descriptive Headings. The descriptive headings of thisAgreement are inserted for convenience only and do not constitute a part of this Agreement.


   Section 9.9 Notices. All notices, demands or other communications to begiven or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally to the recipient or when sent to the recipient by telecopy (receipt confirmed), one business day after the date when sent to the recipient by reputable express courier service (charges prepaid) or three business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to the Parent and the Company at the addresses indicated below:


  If to the Parent           Northrop Grumman Corporation
  Corporation                1840 Century Park East
                             Los Angeles, California 90067
                             Attention: John H. Mullan, Esq.
                                  Corporate Vice President and Secretary
                             Facsimile No.: (310) 553-2076


  With a copy (which will
  not constitute notice)     Fried, Frank, Harris, Shriver & Jacobson
  to:                        One New York Plaza
                             New York, New York 10004
                             Attention: Stephen Fraidin, Esq.
                             Facsimile No.: (212) 859-4000



  If to the Company:         Newport News Shipbuilding Inc.
                             4101 Washington Avenue
                             Newport News, Virginia 23607-2770
                             Attention: Stephen B. Clarkson, Esq.
                                  Vice President, General Counsel & Secretary
                             Facsimile No.: (757) 688-1408


  With a copy (which will
  not constitute notice)     Cravath, Swaine & Moore
  to:                        Worldwide Plaza
                             825 Eighth Avenue
                             New York, New York 10019-7475
                             Attention: Richard Hall
                             Facsimile No.: (212) 474-3700



or to such other address or to the attention of such other party as the recipient party has specified by prior written notice to the sending party.

   Section 9.10 No Third Party Beneficiaries. This Agreement will not conferany rights or remedies upon any person or entity other than the Parent, the Purchaser and the Company and their respective successors and permitted assigns, except for the provisions of Article 2 and Article 3 and except that the respective beneficiaries as of the Closing Date of the provisions of
Section 6.9 will, for all purposes, be third party beneficiaries of the covenants and agreements contained therein and, accordingly, will be treated as a party to this Agreement for purposes of the rights and remedies relating to enforcement of such covenants and agreements and will be entitled to enforce any such rights and exercise any such remedies directly against the Parent and the Surviving Corporation.


   Section 9.11 Entire Agreement. This Agreement (including theConfidentiality Agreement, the Company Disclosure Letter, the Parent Disclosure Letter and the other documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof.


   Section 9.12 Construction. The language used in this Agreement will bedeemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction will be applied against any party. The use of the word "including" in this Agreement means "including without limitation" and is intended by the parties to be by way of example rather than limitation. As used in this Agreement, the qualification "to the Company's knowledge" and clauses of similar effect will mean the actual knowledge by any executive officer of the Company or of its Subsidiaries of the existence or absence of facts which would contradict a particular representation and warranty of the Company.


   Section 9.13 Submission to Jurisdiction. Each of the parties to thisAgreement submits to the jurisdiction of any state or federal court sitting in the State of Delaware, in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties to this Agreement waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.


   Section 9.14 Governing Law. ALL QUESTIONS CONCERNING THE
CONSTRUCTION,VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE SCHEDULES HERETO WILL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE.


                                   * * * * *

   IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first written above.


                                          NORTHROP GRUMMAN CORPORATION

                                          By  Albert Myers

                                            _______________________________


                                          PURCHASER CORP. I

                                          By

                                                 /s/ W. Burks Terry

                                            ___________________________________

                                          NEWPORT NEWS SHIPBUILDING INC.

                                          By  /s/ William P. Fricks

                                            ___________________________________

                                  ANNEX I


                      CERTAIN CONDITIONS OF THE OFFER


   The capitalized terms used in this Annex I which are not defined herein shall have the meanings set forth in the Agreement to which this Annex I is attached, except that the term the "Merger Agreement" shall be deemed to refer to the Agreement to which this Annex I is attached.


   Notwithstanding any other provision of the Offer, the Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) promulgated under the Exchange Act (relating to the Purchaser's obligations to pay for or return tendered shares of Company Common Stock promptly after termination or withdrawal of the Offer), pay for any shares of Company Common Stock tendered pursuant to the Offer, and may (subject to Section 1.1 of the Merger Agreement) terminate or amend the Offer in accordance with the Merger Agreement; if:


     (a) immediately prior to any scheduled or extended expiration date of the Offer the Minimum Condition shall not have been satisfied;


     (b) any of the following conditions exists as of the expiration date of the Offer:


       (i) there shall have been any action taken, or suit or proceeding threatened or commenced, or any statute, rule, regulation, legislation, judgment, order or injunction promulgated, entered, enforced, enacted, issued or deemed applicable to the Offer or the Merger, in each case by any domestic or foreign federal or state governmental regulatory or administrative agency or authority or court or legislative body or commission which is reasonably likely to have the effect of (1) prohibiting, or imposing any material limitations, on Parent's or the Purchaser's ownership or operation (or that of any of their respective Subsidiaries) of all or a material portion of the Company's and its Subsidiaries' businesses or assets as a whole, or compelling the Parent or the Purchaser or their respective Subsidiaries to dispose of or hold separate any material portion of its shares of Company Common Stock or of the business or assets of the Company and its Subsidiaries or the Parent and its Subsidiaries, in each case taken as a whole, other than limitations generally affecting the industries in which the Company and the Parent and their respective Subsidiaries conduct their business,
    (2) prohibiting, or making illegal, Consummation of the Offer or consummation of the Merger or the other transactions contemplated by the Merger Agreement, or (3) imposing material limitations on the ability of the Purchaser or the Parent or any of their Subsidiaries effectively to exercise full rights of ownership of all or a substantial number of the shares of the Company Common Stock including, without limitation, the right to vote the shares of the Company Common Stock purchased by it on all matters properly presented to the Company's shareholders on an equal basis with all other holders of such shares and the right to hold, transfer or dispose of such shares;


       (ii) since the date of the Merger Agreement, except as disclosed in the Company Disclosure Letter and the Company SEC Documents filed prior to the date of the Merger Agreement, there shall have occurred any state of facts change, development, effect, event, condition or occurrence that individually or in the aggregate has had or is reasonably likely to have a Company Material Adverse Effect;


       (iii) (1) the representations of the Company contained in the Merger Agreement shall not be true and correct with the same effect as if made at and as of the expiration date of the Offer or if such representations speak as of an earlier date, as of such earlier date, except, in either such case to the extent that the breach thereof would not have a Company Material Adverse Effect (it being agreed that the failure to be true and correct of any representation of the Company that is qualified by "Company Material Adverse Effect" shall constitute a failure of this condition), or (2) the Company shall have failed to comply in material respects with its covenants and agreements contained in the Merger Agreement;


                                    C-A-I-1

       (iv) the Merger Agreement shall have been terminated in accordance with its terms; or


       (v) there shall have occurred a Distribution Date (as defined in the Company Rights Agreement) and any necessary adjustment to the Offer Consideration under Section 6.14 of the Merger Agreement has not been made as contemplated by the Merger Agreement;


  which, in any such case, and regardless of the circumstances giving rise to any such condition, make it inadvisable, in the sole and absolute discretion of the Parent and the Purchaser, to proceed with such acceptance for payment or payment; or


     (c) any of the following conditions exists as of the expiration date of the Offer:


       (i) the Form S-4 has not been declared effective by the SEC or is subject to any stop order;


       (ii) the shares of Parent Common Stock to be issued pursuant to the Share Issuance have not been approved for listing on the NYSE;


       (iii) since the date of the Merger Agreement, except as disclosed in the Parent Disclosure Letter and the Parent SEC Documents filed prior to the date of the Merger Agreement, there shall have occurred any state of facts change, development, effect, event, condition or occurrence that individually or in the aggregate has had or is reasonably likely to have a Parent Material Adverse Effect;


       (iv) (1) the representations of the Parent contained in the Merger Agreement shall not be true and correct with the same effect as if made at and as of the expiration date of the Offer or if such representations speak as of an earlier date, as of such earlier date, except, in either such case to the extent that the breach thereof would not have a Parent Material Adverse Effect (it being agreed that the failure to be true and correct of any representation of the Parent that is qualified by "Parent Material Adverse Effect" shall constitute a failure of this condition), or (2) the Parent shall have failed to comply in material respects with its covenants and agreements contained in the Merger Agreement; or


       (v) there shall have occurred a Distribution Date (as defined in the Parent Rights Agreement) and any necessary adjustment to the Offer Consideration under Section 6.14 of the Merger Agreement has not been made as contemplated by the Merger Agreement.


   Subject to the provisions of the Merger Agreement (including, without limitation, Section 1.1(b)(i)), the foregoing conditions are for the sole benefit of the Parent and the Purchaser and may be asserted by the Purchaser or, subject to the terms of the Merger Agreement, may be waived, by the Parent or the Purchaser, in whole or in part at any time and from time to time in the sole discretion of the Parent or the Purchaser. The failure by the Parent or the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may, subject to Section 1.1 of the Merger Agreement, be asserted at any time and from time to time.


                                    C-A-I-2

                                 ANNEX II


                            OFFER CONSIDERATION


   SECTION 1. Definitions. For purposes of this Annex II:


   "Adjusted Cash Amount" means (i) the Base Cash Amount plus or minus (ii) any adjustment provided for in Section 5 plus (iii) the product of (A) $67.50 and
(B) the number of shares of Company Common Stock issued after November 1, 2001, and prior to the Consummation of the Offer upon the exercise of Stock Options minus (iv) the amount of the SECT indebtedness repaid with SECT Shares as contemplated by Section 6.13(f).


   "Base Cash Amount" means $892,026,990.


   "Exchange Ratio" means $67.50 divided by the Parent Stock Value; provided, however, that in no event will the Exchange Ratio be greater than 0.84375 ($67.50/$80.00) or less than 0.675 ($67.50/$100.00).


   "Offer Cash Amount" means the product of (i) the Adjusted Cash Amount and
(ii) the Offer Ratio.


   "Offer Ratio" means the ratio of (i) the number of shares of Company Common Stock validly tendered pursuant to the Offer and not withdrawn to (ii) the total number of outstanding shares of Company Common Stock on a fully diluted basis, not taking into account Stock Options cancelled in accordance with
Section 2.9(a)(i).


   "Offer Shares" means the product of (i) the Parent Available Shares and (ii) the Offer Ratio.


   "Parent Available Shares" means 16,636,885 shares of Parent Common Stock.


   "Parent Stock Value" means the average of the closing sale prices for a share of Parent Common Stock on the New York Stock Exchange as reported in The Wall Street Journal over the Valuation Period.


   "Valuation Period" means the 5-day trading period ending on the trading day immediately preceding the second full trading day before the expiration of the Offer.


   SECTION 2. Determination of Exchange Ratio. Parent shall calculate the Exchange Ratio and the Parent Stock Value and such calculations shall be conclusive absent manifest error. Parent will issue a press release before 9:00 A.M., New York City time, on the last full trading day before the date of the expiration of the Offer, announcing the Exchange Ratio and the Parent Stock Value.


   SECTION 3. Election Right. Each holder of shares of Company Common Stock may elect to receive, for those shares of Company Common Stock tendered in the Offer, either (i) $67.50 in cash, without interest, per share of Company Common Stock (a "Cash Election"), or (ii) a number of shares of newly-issued Parent Common Stock equal to the product of (x) the number of shares of Company Common Stock tendered by such holder for Parent Common Stock in the Offer and (y) the Exchange Ratio (a "Share Election"), subject, in each case, to the election and proration procedures and limitations described in Sections 5 and 6.


   SECTION 4. Parent Available Shares. The Parent will issue not more than the Offer Shares in the Offer.


   SECTION 5. Limitation on Cash Consideration. (a) Subject to paragraphs (b),
(c), (d) and (e) of this Section 5, the Parent will not pay more in cash for the shares of Company Common Stock acquired in the Offer than the Offer Cash Amount, subject to increase for fractional shares.


   (b) If the Parent Stock Value is less than $90.00 but equal to or greater than $80.00, the Adjusted Cash Amount will increase by the product of (a) the excess of $90.00 over the Parent Stock Value and (b) the number of Parent Available Shares.


   (c) If the Parent Stock Value is less than $80.00, the Adjusted Cash Amount will increase by $166,368,850.


                                    C-A-II-1

   (d) If the Parent Stock Value is greater than $90.00 but less than or equal to $100.00, the Adjusted Cash Amount will be reduced by the product of (a) the excess of the Parent Stock Value over $90.00 and (b) the number of Parent Available Shares.


   (e) If the Parent Stock Value is greater than $100.00, the Adjusted Cash Amount will be reduced by $166,368,850.


   SECTION 6. Proration Procedures. (a) If the aggregate amount of cash that the holders of Company Common Stock elect to receive in the Offer exceeds the Offer Cash Amount, the amount of cash that holders of Company Common Stock will receive for each share of Company Common Stock for which a Cash Election was made will be reduced pro rata (a "Cash Reduction") so that the total amount of cash that the Parent pays in the Offer does not exceed the Offer Cash Amount.


   (b) If any shares of Company Common Stock are subject to a Cash Reduction, the Parent will issue, in respect of each share of Company Common Stock subject to a Cash Reduction, shares of Parent Common Stock in lieu of the cash that the holders of Company Common Stock would have otherwise received in the Offer. The number of shares of Parent Common Stock that the Parent will issue for each share of Company Common Stock subject to a Cash Reduction will be calculated by multiplying the Exchange Ratio by the percentage reduction in the cash consideration paid in respect of each share of Company Common Stock subject to a Cash Reduction in the Offer.


   (c) If holders of Company Common Stock elect to receive shares of Parent Common Stock in excess of the number of Offer Shares, the number of shares of Parent Common Stock that holders of Company Common Stock will receive for each share of Company Common Stock for which a Share Election was made will be reduced pro rata (a "Share Reduction") so that the total number of shares of Parent Common Stock issued in the Offer will equal the number of Offer Shares.


   (d) If any shares of Company Common Stock are subject to a Share Reduction, the Parent will pay, in respect of each share of Company Common Stock subject to a Share Reduction, cash in lieu of the shares of Parent Common Stock that the holder of Company Common Stock would have otherwise received in the Offer. The amount of cash to be paid for each share of Company Common Stock subject to a Share Reduction will be calculated by multiplying $67.50 by the percentage reduction in shares of Parent Common Stock issued in respect of each share of Company Common Stock subject to a Share Reduction in the Offer.


   (e) In the case of an over-election for either cash or shares of Parent Common Stock in the Offer, those holders of Company Common Stock who tender their shares but fail to make a valid election with respect to their shares of Company Common Stock will receive the under-elected form of consideration for such shares of Company Common Stock.


   (f) If all holders of tendered Company Common Stock together make valid cash elections for less than the Offer Cash Amount and valid share elections for fewer than the Offer Shares, all the remaining Offer Cash Amount and Offer Shares that will be paid and issued in the Offer will be allocated pro rata among the holders of non-electing tendered shares of Company Common Stock.


   SECTION 7. No Fractional Shares. (a) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the conversion of Company Common Stock in the Offer, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a holder of Parent Common Stock. For purposes of this Annex II, all fractional shares to which a single record holder would be entitled shall be aggregated.


   (b) In lieu of any such fractional shares, each holder of Company Common Stock who would otherwise be entitled to such fractional shares shall be entitled to an amount in cash, without interest, rounded to the nearest cent, equal to the product of (A) the amount of the fractional share interest in a share of Parent Common Stock to which such holder is entitled under this Annex II (or would be entitled but for this Section 7) and (B) the Parent Stock Value.


                                    C-A-II-2

                                 ANNEX III


                           MERGER CONSIDERATION


   SECTION 1. Definitions. Capitalized terms used but not otherwise defined in this Annex III have the meanings ascribed to such terms in Annex II. For purposes of this Annex III:


   "Remaining Cash Amount" means (i) the Adjusted Cash Amount minus (ii) the amount of cash paid in respect of shares of Company Common Stock in the Offer.


   "Remaining Parent Available Shares" means the Parent Available Shares less the number of shares of Parent Common Stock issued in respect of Company Common Stock in the Offer.


   SECTION 2. Election Right. Each holder of shares of Company Common Stock may make for each share of Company Common Stock exchanged pursuant to the Merger, either (i) a Cash Election or (ii) a Share Election, subject, in each case, to the election and proration procedures and limitations described in Sections 4 and 5.


   SECTION 3. Remaining Parent Available Shares. The Parent will issue not more than the Remaining Parent Available Shares pursuant to the Merger in respect of shares of Company Common Stock to be exchanged pursuant to the Merger.


   SECTION 4. Remaining Cash Amount. The Parent will distribute the Remaining Cash Amount pursuant to the Merger in respect of shares of Company Common Stock to be exchanged pursuant to the Merger. The Parent will not pay more in cash for the shares of Company Common Stock to be exchanged pursuant to the Merger than the Remaining Cash Amount, subject to increase for fractional shares.


   SECTION 5. Proration Procedures. (a) If the aggregate amount of cash that the holders of Company Common Stock elect to receive pursuant to the Merger exceeds the Remaining Cash Amount, the amount of cash that holders of Company Common Stock will receive for each share of Company Common Stock for which a Cash Election was made will be reduced pro rata (a "Cash Reduction") so that the total amount of cash that the Parent pays in respect of Company Common Stock pursuant to the Merger does not exceed the Remaining Cash Amount.


   (b) If any shares of Company Common Stock are subject to a Cash Reduction, the Parent will issue, in respect of each share of Company Common Stock subject to a Cash Reduction, shares of Parent Common Stock in lieu of the cash that the holders of Company Common Stock would have otherwise received pursuant to the Merger. The number of shares of Parent Common Stock that the Parent will issue for each share of Company Common Stock subject to a Cash Reduction will be calculated by multiplying the Exchange Ratio by the percentage reduction in the cash consideration paid in respect of each share of Company Common Stock subject to a Cash Reduction pursuant to the Merger.


   (c) If holders of Company Common Stock elect to receive shares of Parent Common Stock in excess of the number of Remaining Parent Available Shares, the number of shares of Parent Common Stock that holders of Company Common Stock will receive for each share of Company Common Stock for which a Share Election was made will be reduced pro rata (a "Share Reduction") so that the total number of shares of Parent Common Stock issued pursuant to the Merger will equal the number of Remaining Parent Available Shares.


   (d) If any shares of Company Common Stock are subject to a Share Reduction, the Parent will pay, in respect of each share of Company Common Stock subject to a Share Reduction, cash in lieu of the shares of Parent Common Stock that the holder of Company Common Stock would have otherwise received pursuant to the Merger. The amount of cash to be paid for each share of Company Common Stock subject to a Share Reduction will be calculated by multiplying $67.50 by the percentage reduction in shares of Parent Common Stock issued in respect of each share of Company Common Stock subject to a Share Reduction pursuant to the Merger.


                                   C-A-III-1

   (e) In the case of an over-election for either cash or shares of Parent Common Stock pursuant to the Merger, those holders of Company Common Stock who fail to make a valid election with respect to their shares of Company Common Stock will receive the under-elected form of consideration for such shares of Company Common Stock.


   (f) If all holders of Company Common Stock together make valid cash elections for less than the Remaining Cash Amount and valid share elections for fewer than the Remaining Parent Available Shares pursuant to the Merger, all of the remaining cash and shares of Parent Common Stock that will be paid and issued pursuant to the Merger will be allocated pro rata among the holders of non-electing shares of Company Common Stock.


   (g) If the Merger is consummated following a Company Stockholder Meeting, each holder of Company Common Stock who fails to make an election by the date of the Company Stockholder Meeting shall be deemed to have made no election. If the Merger is consummated without a Company Stockholder Meeting, each holder of Company Common Stock who fails to make an election within 30 days of the mailing of the Letter of Transmittal shall be deemed to have made no election.


   SECTION 6. No Fractional Shares. (a) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the conversion of Company Common Stock pursuant to the Merger, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a holder of Parent Common Stock. For purposes of this Annex III, all fractional shares to which a single record holder would be entitled shall be aggregated.


   (b) In lieu of any such fractional shares, each holder of Company Common Stock who would otherwise be entitled to such fractional shares shall be entitled to an amount in cash, without interest, rounded to the nearest cent, equal to the product of (A) the amount of the fractional share interest in a share of Parent Common Stock to which such holder is entitled under this Annex III (or would be entitled but for this Section 6) and (B) the Parent Stock Value.


                                   C-A-III-2

                                    ANNEX IV

                        CERTIFICATE OF INCORPORATION AND
                      BYLAWS OF THE SURVIVING CORPORATION

                [RESTATED]/1/ CERTIFICATE OF INCORPORATION




                                    OF

                             SURVIVING CORPORATION

   FIRST: The name of the corporation is Newport News Shipbuilding Inc.

   SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

   THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

   FOURTH: A. The total number of shares of all classes of stock which the corporation shall be authorized to issue is 2,000 shares, divided into 1,000 shares of Common Stock, par value $.01 per share (herein called "Common Stock"), and 1,000 shares of Preferred Stock, par value $.01 per share (herein called "Preferred Stock").


   B. The Board of Directors of the corporation (the "Board of Directors") is hereby expressly authorized, by resolution or resolutions thereof, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.


   C. Except as may otherwise be provided in this Certificate of Incorporation (including any certificate filed with the Secretary of State of the State of Delaware establishing the terms of a series of Preferred Stock in accordance with Section B of this Article FOURTH) or by applicable law, each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, and no holder of any series of Preferred Stock, as such, shall be entitled to any voting powers in respect thereof.


   D. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.


   E. Upon the dissolution, liquidation or winding up of the corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of the Common Stock shall be entitled to receive the assets of the corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.


   F. The corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have notice thereof, except as expressly provided by applicable law.


--------

/1 /Include bracketed text if the Merger is restructured in accordance with
   Section 2.11 and the Company is the Surviving Corporation.


                                    C-A-IV-1

   FIFTH: A. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors. A director shall hold office until the next annual meeting of stockholders and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.


   Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, removal, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

   B. The Board of Directors shall be authorized to adopt, make, amend, alter, change, add to or repeal the By-Laws of the corporation, subject to the power of the stockholders to amend, alter, change, add to or repeal the By-Laws made by the Board of Directors.


   C. Unless and except to the extent that the By-Laws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.


   SIXTH: A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

   SEVENTH: Subject to the provisions of this Certificate of Incorporation and applicable law, the corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article SEVENTH.

   EIGHTH/2/: The incorporator of the Company is [ ], whose mailing address is [ ].




--------

/2 /Article EIGHTH will be removed if the Merger is restructured in accordance with Section 2.11 and the Company is the Surviving Corporation.


                                    C-A-IV-2

                                    BY-LAWS
                                       OF
                             SURVIVING CORPORATION

                                   ARTICLE I

Stockholder Meetings

   SECTION 1. Place of Stockholder Meetings. All meetings of the stockholders of the corporation shall be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors of the corporation (the "Board"), or as shall be specified or fixed in the respective notices or waivers of notice thereof.


   SECTION 2. Annual Meeting. The Annual Meeting of Stockholders shall be held on such date and at such time as may be fixed by the Board and stated in the notice thereof, for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these By-Laws.


   SECTION 3. Special Meetings. Subject to the rights of the holders of any series of preferred stock, par value $.01 per share, of the corporation (the "Preferred Stock") to elect additional directors under specified circumstances, special meetings of the stockholders shall be called by the Board. Special meetings shall be held at such date and at such time as the Board may designate.


   SECTION 4. Notice of Meetings. Written notice of each meeting of stockholders, stating the place, date and hour of the meeting, and the purpose or purposes thereof, shall be mailed not less than ten nor more than sixty days before the date of such meeting to each stockholder entitled to vote thereat.


   SECTION 5. Quorum. Unless otherwise provided by statute, the holders of shares of stock entitled to cast a majority of votes at a meeting, present either in person or by proxy, shall constitute a quorum at such meeting. The Secretary of the corporation or in his absence an Assistant Secretary or an appointee of the presiding officer of the meeting, shall act as the Secretary of the meeting.


   SECTION 6. Voting. Except as otherwise provided by law or the Certificate of Incorporation, each stockholder entitled to vote at any meeting shall be entitled to one vote, in person, by written proxy or by proxy transmitted or authorized for transmission by any electronic means, including, but not limited to, telegram, cablegram, telephone and internet, for each share held of record on the record date fixed by the Board for determining the stockholders entitled to vote at such meeting. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the vote of a majority of any quorum shall be sufficient to elect directors and to pass any resolution within the power of the holders of all the outstanding shares. Elections of directors need not be by written ballot; provided, however, that by resolution duly adopted, a vote by written ballot may be required.


   SECTION 7. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the corporation. In order to be exercised at a meeting of stockholders, proxies shall be delivered to the Secretary of the corporation or his representative at or before the time of such meeting.


   SECTION 8. Inspectors. At each meeting of the stockholders the polls shall be opened and closed; the proxies and ballots shall be received and be taken in charge, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by three Inspectors,


                                    C-A-IV-3
two of whom shall have power to make a decision. Such Inspectors shall be appointed by the Board before the meeting, or in default thereof by the presiding officer at the meeting, and shall be sworn to the faithful performance of their duties. If any of the Inspectors previously appointed shall fail to attend or refuse or be unable to serve, substitutes shall be appointed by the presiding officer.

   SECTION 9. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                                   ARTICLE II

Board of Directors

   SECTION 1. Number; Method of Election; Terms of Office and
Qualification. The business and affairs of the corporation shall be managed under the direction of the Board. The number of directors which shall constitute the entire Board shall be determined from time to time by resolution adopted by a majority of the entire Board.


   Any director may resign his office at any time by delivering his resignation in writing to the corporation, and the acceptance of such resignation unless required by the terms thereof shall not be necessary to make such resignation effective.

   SECTION 2. Meetings. The Board may hold its meetings and have an office in such place or places within or without the State of Delaware as the Board by resolution from time to time may determine.


   The Board may in its discretion provide for regular or stated meetings of the Board. Notice of regular or stated meetings need not be given. Special meetings of the Board shall be held whenever called by direction of the Chief Executive Officer, the President or any two of the directors.

   Notice of any special meeting shall be given by the Secretary to each director either by mail or by telegram, facsimile, telephone or other electronic communication or transmission. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least three days before such meeting. If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph corporation at least twenty-four hours before such meeting. If by facsimile, telephone or other electronic communication or transmission, such notice shall be transmitted at least twenty-four hours before such meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

   Except as otherwise provided by applicable law, at any meeting at which every director shall be present, even though without notice, any business may be transacted. No notice of any adjourned meeting need be given.

                                    C-A-IV-4

   The Board shall meet immediately after election, following the Annual Meeting of Stockholders, for the purpose of organizing, for the election of corporate officers as hereinafter specified, and for the transaction of any other business which may come before it. No notice of such meeting shall be necessary.

   SECTION 3. Quorum. Except as otherwise expressly required by these By-Laws or by statute, a majority of the directors then in office (but not less than one-third of the total number of directors constituting the entire Board) shall be present at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of the directors present at any such meeting at which quorum is present shall be necessary for the passage of any resolution or for an act to be the act of the Board. In the absence of a quorum, a majority of the directors present may adjourn such meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.


                                  ARTICLE III

Committees of the Board

   SECTION 1. Committees. The Board may establish by resolution any committee of the Board (a "Committee"). Any Committee shall be comprised of such persons and shall possess such authority as shall be set forth in such resolution.


   SECTION 2. Procedures. (a) Each Committee shall fix its own rules of procedure and shall meet where and as provided by such rules. Unless otherwise stated in these By-Laws, a majority of a Committee shall constitute a quorum.


   (b) In the absence or disqualification of a member of any Committee, the members of such Committee present at any meeting, and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.


                                   ARTICLE IV

Officers

   SECTION 1. General Provisions. The corporate officers of the corporation shall consist of the following: a Chairman and/or a President, one of whom shall be designated Chief Executive Officer and each of whom shall be chosen from the Board; one or more Vice Chairman, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and Assistant Vice Presidents; a General Counsel, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, a Controller, and such other officers as the Board may from time to time designate. Insofar as permitted by statute, the same person may hold two or more offices. All officers chosen by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV.


   The Chairman and/or President, each Vice Chairman, Executive Vice President, Senior Vice President and Vice President, the Secretary and the Treasurer shall be elected by the Board. Each such officer shall hold office until his successor is elected or appointed and qualified or until his earlier death, resignation or removal.

   Any officer may be removed, with or without cause, at any time by the Board.

   A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided in these By-Laws for election or appointment to such office.

   SECTION 2. Powers and Duties of the Chief Executive Officer. The Chief Executive Officer shall have general charge and management of the affairs, property and business of the corporation, subject to the Board


                                    C-A-IV-5
and the provisions of these By-Laws. The Chief Executive Officer or in his absence such other individual as the Board may select, shall preside at all meetings of the stockholders. He shall also preside at meetings of the Board and in his absence the Board shall appoint one of their number to preside.

   The Chief Executive Officer shall perform all duties assigned to him in these By-Laws and such other duties as may from time to time be assigned to him by the Board. He shall have the power to appoint and remove, with or without cause, such officers, other than those elected by the Board as provided for in these By-Laws, as in his judgment may be necessary or proper for the transaction of the business of the corporation, and shall determine their duties, all subject to ratification by the Board.

   SECTION 3. Powers and Duties of The Chairman. The Chairman shall perform such duties as may from time to time be assigned to him by the Board or the Chief Executive Officer.


   SECTION 4. Powers and Duties of the Vice Chairman. Each Vice Chairman shall perform such duties as may from time to time be assigned to him by the Board or the Chief Executive Officer.


   SECTION 5. Powers and Duties of the President. The President shall perform such duties as may from time to time be assigned to him by the Board or the Chief Executive Officer.


   SECTION 6. Powers and Duties of the Executive Vice President. Each Executive Vice President shall perform such duties as may from time to time be assigned to him by the Board or the Chief Executive Officer.


   SECTION 7. Powers and Duties of the Senior Vice President. Each Senior Vice President shall perform such duties as may from time to time be assigned to him by the Board or the Chief Executive Officer.


   SECTION 8. Powers and Duties of Each Vice President and Assistant Vice President. Each Vice President and Assistant Vice President shall perform such duties as may from time to time be assigned to him by the Board, the Chief Executive Officer or an Executive Vice President.


   SECTION 9. Powers and Duties of the General Counsel. The General Counsel shall have general supervision and control of all of the corporation's legal business. He shall perform such other duties as may be assigned to him by the Board or the Chief Executive Officer.


   SECTION 10. Powers and Duties of the Secretary and Assistant Secretary. The Secretary or an Assistant Secretary shall record the proceedings of all meetings of the Board and the stockholders, in books kept for that purpose. The Secretary shall be the custodian of the corporate seal, and he or an Assistant Secretary shall affix the same to and countersign papers requiring such acts; and he and the Assistant Secretaries shall perform such other duties as may be required by the Board or the Chief Executive Officer.


   SECTION 11. Powers and Duties of the Treasurer and Assistant Treasurer. The Treasurer and Assistant Treasurers shall have care and custody of all funds of the corporation and disburse and administer the same under the direction of the Board or the Chief Executive Officer and shall perform such other duties as the Board or the Chief Executive Officer shall assign to them.


   SECTION 12. Powers and Duties of the Controller. The Controller shall maintain adequate records of all assets, liabilities and transactions of the corporation and see that audits thereof are currently and regularly made; and he shall perform such other duties as may be required by the Board or the Chief Executive Officer.


   SECTION 13. Salaries and Appointments. The salaries of corporate officers shall be fixed by the Board, except that the fixing of salaries below certain levels, determinable from time to time by the Board, may in the discretion of the Board be delegated to the Chief Executive Officer, subject to the approval of the Board.

   SECTION 14. Indemnification of Directors and Officers. (a) The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnitee") who was or is made or is threatened to be made a party or is otherwise involved


                                    C-A-IV-6
in any action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in paragraph (3) of this Section 14, the corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board.

   (b) The corporation shall pay the expenses (including attorneys' fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Section 14 or otherwise.


   (c) If a claim for indemnification or payment of expenses under this Section 14 is not paid in full within thirty days after a written claim therefor by the Indemnitee has been received by the corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.


   (d) The rights conferred on any Indemnitee by this Section 14 shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.


   (e) The corporation's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.


   (f) Any repeal or modification of the foregoing provisions of this Section 14 shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.


   (g) This Section 14 shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.


                                   ARTICLE V

Capital Stock

   SECTION 1. Certificates of Stock. Certificates of stock certifying the number of shares owned shall be issued to each stockholder in such form not inconsistent with the Certificate of Incorporation as shall be approved by the Board. Such certificates of stock shall be numbered and registered in the order in which they are issued and shall be signed by the Chairman, the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any and all the signatures on the certificates may be a facsimile.


                                    C-A-IV-7

   SECTION 2. Transfers of Shares. Transfers of shares shall be made only upon the books of the corporation by the holder, in person, or by power of attorney duly executed and filed with the Secretary of the corporation, and on the surrender of the certificate or certificates of such shares, properly assigned. The corporation may, if and whenever the Board shall so determine, maintain one or more offices or agencies, each in charge of an agent designated by the Board, where the shares of the capital stock of the corporation shall be transferred and/or registered. The Board may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.


   SECTION 3. Lost, Stolen or Destroyed Certificates. The corporation may issue a new certificate of capital stock of the corporation in place of any certificate theretofore issued by the corporation, alleged to have been lost, stolen or destroyed, and the corporation may, but shall not be obligated to, require the owner of the alleged lost, stolen or destroyed certificate, or his legal representatives, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate, as the officers of the corporation may, in their discretion, require.


                                   ARTICLE VI

Miscellaneous

   SECTION 1. Dividends and Reserves. Dividends upon the capital stock of the corporation may be declared as permitted by law by the Board at any regular or special meeting. Before payment of any dividend or making any distribution of profits, there may be set aside out of the surplus or net profits of the corporation such sum or sums as the Board, from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, or for such other purposes as the Board shall think conducive to the interests of the corporation, and any reserve so established may be abolished and restored to the surplus account by like action of the Board.


   SECTION 2. Seal. The seal of the corporation shall bear the corporate name of the corporation, the year of its incorporation and the words "Corporate Seal, Delaware".


   SECTION 3. Waiver. Whenever any notice whatever is required to be given by statute or under the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board, as the case may be, need be specified in any waiver of notice of such meeting.


   SECTION 4. Fiscal Year. The fiscal year of the corporation shall begin with January first and end with December thirty-first.


   SECTION 5. Contracts. Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the corporation by such officer or officers of the corporation as the Board may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the President or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board, the President or any Vice President of the corporation may delegate contractual powers to others under his jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.


   SECTION 6. Proxies. Unless otherwise provided by resolution adopted by the Board, the Chairman of the Board, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the corporation, in the name and on behalf of the corporation, to cast the votes which the

                                    C-A-IV-8
corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

   SECTION 7. Amendments. The Board from time to time shall have the power to make, alter, amend or repeal any and all of these By-Laws, but any By-Laws so made, altered or repealed by the Board may be amended, altered or repealed by the stockholders.


                                    C-A-IV-9

                                    ANNEX V

                              AFFILIATE AGREEMENT

                          Form of Affiliate Agreement

Dear Sirs:

   The undersigned refers to the Agreement and Plan of Merger (the "Merger Agreement") dated as of November 7, 2001, among Northrop Grumman Corporation, a Delaware corporation (the "Parent"), Purchaser Corp. I, a Delaware corporation and a wholly-owned subsidiary of the Parent (the "Purchaser"), and Newport News Shipbuilding Inc., a Delaware corporation (the "Company"). Capitalized terms used but not defined in this letter have the meanings given to such terms in the Merger Agreement.

   The undersigned, a holder of shares of Company Common Stock, is entitled to receive in connection with the Merger shares of Parent Common Stock. The undersigned acknowledges that the undersigned may be deemed, as of the date of the Company Stockholder Meeting, an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act, although nothing contained herein should be construed as an admission of such fact.

   If in fact the undersigned were an affiliate under the Act as of the date of the Company Stockholder Meeting, the undersigned's ability to sell, assign or transfer the Parent Common Stock received by the undersigned in exchange for any shares of Company Common Stock pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned (i) understands that such exemptions are limited and (ii) has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act.

   The undersigned hereby represents to and covenants with Parent that the undersigned will not sell, assign or transfer any of the Parent Common Stock received by the undersigned in exchange for shares of Company Common Stock pursuant to the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) in a transaction that meets the requirements of Rule 145 or (iii) in a transaction that, in the opinion of independent counsel reasonably satisfactory to Parent (the reasonable fees of which counsel will be paid by Parent) or as described in a "no-action" or interpretive letter from the Staff of the SEC, is not required to be registered under the Securities Act. The undersigned will not be required to comply with the foregoing covenant if it is not an affiliate of the Company as of the date of the Company Stockholder Meeting.

   The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Common Stock and (ii) the receipt by Parent of this letter is an inducement and a condition to Parent's obligations to consummate the Merger.

                                          Very truly yours,

Dated:

                                    C-A-V-1

   The letter of election and transmittal, certificates for Northrop Grumman shares and any other required documents should be sent or delivered by each Newport News stockholder or his or her broker, dealer, commercial bank, trust company or other nominee to the exchange agent at one of its addresses set forth below.

                      The Exchange Agent for our offer is:

                          MELLON INVESTOR SERVICES LLC

           By Mail:                 By Overnight Delivery:             By Hand Delivery:

 Mellon Investor Services LLC    Mellon Investor Services LLC     Mellon Investor Services LLC
  Reorganization Department        Reorganization Department       Reorganization Department
         PO Box 3301                  85 Challenger Road                  120 Broadway
  South Hackensack, NJ 07606           Mail Stop--Reorg                    13th Floor
                                   Ridgefield Park, NJ 07660           New York, NY 10271

                                  By Facsimile Transmission:
                               (for Eligible Institutions only)
                                      Fax: (201) 296-4293

                                     Confirm by Telephone:
                                        (201) 296-4860

   Any questions or requests for assistance or additional copies of the prospectus, the letter of election and transmittal and the notice of guaranteed delivery and related offer materials may be directed to the information agent at its telephone numbers and location listed below. You may also contact your local broker, commercial bank, trust company or nominee for assistance concerning our offer.

                    The Information Agent for our offer is:

                             D. F. King & Co., Inc.
                                77 Water Street
                            New York, New York 10005

                 Banks and Brokers Call Collect: (212) 269-5550

                   All Others Call Toll Free: (800) 758-5378

                      The Dealer Manager for our offer is:

                              Salomon Smith Barney
                              388 Greenwich Street
                            New York, New York 10013
                                 (888) 328-4596

                PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation-a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful.

   A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

   As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Article EIGHTEENTH of Northrop Grumman's restated certificate of incorporation, as amended, provides:


   "A director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors' duty of loyalty to the Corporation or to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives any improper personal benefit. If, after approval of this Article by the stockholders of the Corporation, the General Corporation Law of the State of Delaware is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Article by the stockholders of the Corporation as provided in Article SEVENTEENTH hereof shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification."

   Northrop Grumman has purchased insurance on behalf of any person who is or was a director, officer, employee or agent of Northrop Grumman, or is or was serving at the request of Northrop Grumman as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Northrop Grumman would have the power to indemnify him against such liability under the provisions of Northrop Grumman's restated certificate of incorporation, as amended.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

   (a) Exhibits


 EXHIBIT
 NUMBER                          DESCRIPTION OF EXHIBITS
 -------                         -----------------------
   2.1   Amended and Restated Agreement and Plan of Merger dated as of January
         23, 2001, among Systems, Litton, Northrop Grumman and LII Acquisition
         Corp., filed as exhibit 2.2 to Form S-4 Registration Statement No.
         333-54800 filed with the SEC on February 1, 2001 and incorporated herein by reference.

   3.1   Amended and Restated Certificate of Incorporation of Northrop Grumman
         Corporation, filed as exhibit 3.1 to Registration Statement No. 333-
         54800 filed with the SEC on February 1, 2001 and incorporated herein by this reference.

   3.2   Certificate of Amendment of Certificate of Incorporation of Northrop
         Grumman Corporation filed as exhibit 3.2 to Form 10-Q filed with the SEC on May 10, 2001 and incorporated herein by this reference.

   3.3 Restated Bylaws of Northrop Grumman Corporation, filed as exhibit 3.2 to Form 10-K filed with the SEC on March 27, 2001 and incorporated herein by reference.

   4.1   Rights Agreement dated as of January 31, 2001 between Northrop Grumman
         Corporation and EquiServe Trust Company, N.A. filed as exhibit 4.3 to
         Form S-4 Registration Statement No. 333-54800 filed with the SEC on
         March 27, 2001 and incorporated herein by this reference.

   4.2   Indenture dated as of April 13, 1998 between Litton and The Bank of
         New York, Trustee, under which Litton's 6.05% senior notes due 2003 and 6.75% senior debentures due 2018 were issued, filed as Exhibit 4.1 to Litton's April 30, 1998 Quarterly Report on Form 10-Q, and incorporated herein by reference.

   4.3   Supplemental Indenture with respect to the Indenture dated April 13,
         1998, dated as of April 3, 2001, among Litton, Northrop Grumman
         Corporation, Systems and The Bank of New York, as trustee filed as exhibit 4.5 to Form 10-Q filed with the SEC on May 10, 2001 and incorporated herein by this reference.

   4.4   Indenture dated as of December 15, 1991 between Litton and The Bank of
         New York, Trustee, under which Litton's 7.75% and 6.98% debentures due
         2026 and 2036 were issued and specimens of such debentures, filed as
         Exhibit 4.1 of Litton's April 30, 1996 Quarterly Report on Form 10-Q, and incorporated herein by reference.

   4.7   Supplemental Indenture with respect to the Indenture dated December
         15, 1991, dated as of April 3, 2001, among Litton, Northrop Grumman
         Corporation, Systems and The Bank of New York, as trustee filed as exhibit 4.7 to Form 10-Q filed with the SEC on May 10, 2001 and incorporated herein by this reference.

   4.8 Form of Exchange Security for Litton's $400,000,000 8% senior notes due 2009, filed as Exhibit 4.3 to Litton's April 30, 2000 Quarterly
         Report on Form 10-Q, and incorporated herein by reference.

  *5.1 Form of Opinion of John H. Mullan regarding the validity of the securities being registered.

  *8.1 Opinion of Fried, Frank, Harris, Shriver & Jacobson regarding certain tax matters.

   8.2 Opinion of Fried, Frank, Harris, Shriver & Jacobson regarding certain tax matters.

  10.1   Employment Agreement with Dr. Ronald D. Sugar, filed as exhibit
         99(e)(7) to the Solicitation/Recommendation Statement on Schedule 14D-
         9 filed with the SEC by Litton on January 5, 2001 and incorporated herein by reference.

  10.2   Form of $2,500,000,000 364-Day Revolving Credit Agreement among
         Northrop Grumman Corporation, Systems, Litton, the Lenders party thereto, The Chase Manhattan Bank and Credit Suisse First Boston, as
         Co-Administrative Agents, Salomon Smith Barney Inc., as Syndication
         Agent, and The Bank of Nova Scotia and Deutsche Banc Alex. Brown, Inc.
         as Co-Documentation Agents, filed as Exhibit 10.6 to Amendment No. 2 to Form S-4 Registration Statement No. 333-54800 filed with the SEC on
         March 27, 2001 and incorporated herein by reference.

  10.3  Form of $2,500,000,000 Five-Year Revolving Credit Agreement among
        Northrop Grumman, Systems, Litton, the Lenders party thereto, The Chase
        Manhattan Bank and Credit Suisse First Boston, as Co-Administrative
        Agents, Salomon Smith Barney Inc., as Syndication Agent, and The Bank of Nova Scotia and Deutsche Banc Alex. Brown, Inc. as Co-Documentation
        Agents, filed as Exhibit 10.7 to Amendment No. 2 to Form S-4
        Registration Statement No. 333-54800 filed with the SEC on March 27,
        2001 and incorporated herein by reference.

  10.4  Letter Agreement dated January 31, 2001 between Systems and Dr. Ronald
        D. Sugar, filed as exhibit 99(e)(16) to Amendment No. 3 to
        Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC by Litton on February 1, 2001 and incorporated herein by reference.

  10.5  Form of Officers Certificate establishing the terms of Systems' 7 1/8%
        Notes due 2011 and 7 3/4% Debentures due 2031, filed as Exhibit 10.9 to
        Form 8-K filed by Northrop Grumman on April 17, 2001 and incorporated herein by reference.

  10.6 Form of Guarantee by Northrop Grumman of Litton Indenture Indebtedness, filed as Exhibit 10.10 to Form 8-K filed by Northrop Grumman
        Corporation on April 17, 2001 and incorporated herein by reference.

  10.7  Form of Guarantee by Northrop Grumman of Systems Indenture
        Indebtedness, filed as Exhibit 10.11 to Form 8-K filed by Northrop
        Grumman Corporation on April 17, 2001 and incorporated herein by reference.

  10.8  Form of Guarantee by Systems of Litton Indenture Indebtedness, filed as
        Exhibit 10.12 to Form 8-K filed by Northrop Grumman Corporation on
        April 17, 2001 and incorporated herein by reference.

  10.9  Form of Guarantee by Litton of Systems Indenture Indebtedness, filed as
        Exhibit 10.13 to Form 8-K filed by Northrop Grumman Corporation on
        April 17, 2001 and incorporated herein by reference.

  10.10 1973 Incentive Compensation Plan as amended December 16, 1998
        (incorporated by reference to Form 10-K filed March 23, 1999).

  10.11 1973 Performance Achievement Plan (incorporated by reference to Form 8-
        B filed June 21, 1985).

  10.12 Northrop Grumman Corporation Supplemental Plan 2 (incorporated by reference to Form 10-K filed February 22, 1996) and amended as of June
        19, 1996 (incorporated by reference to Form 10-K filed March 30, 1998).

  10.13 Northrop Grumman Corporation ERISA Supplemental Plan I (incorporated by reference to Form 10-K filed February 28, 1994).

  10.14 Retirement Plan for Independent Outside Directors as amended April 24,
        1998 (incorporated by reference to Form 10-K filed March 23, 1999).

  10.15 1987 Long-Term Incentive Plan, as amended (incorporated by reference to
        Form SE filed March 30, 1989).

  10.16 Executive Life Insurance Policy (incorporated by reference to Form 10-K filed February 22, 1996).

  10.17 Executive Accidental Death, Dismemberment and Plegia Insurance Policy
        (incorporated by reference to Form 10-K filed February 22, 1996).

  10.18 Executive Long-Term Disability Insurance Policy (incorporated by reference to Form 10-K filed February 22, 1996).

  10.19 Key Executive Medical Plan Benefit Matrix (incorporated by reference to
        Form 10-K filed February 22, 1996).

  10.20 Executive Dental Insurance Policy Group Numbers 5134 and 5135
        (incorporated by reference to Form 10-K filed February 22, 1996).

  10.21 Group Excess Liability Policy (incorporated by reference to Form 10-K filed February 22, 1996).

  10.22 Northrop Grumman 1993 Long-Term Incentive Stock Plan, as amended and restated (incorporated by reference to Form S-8 Registration Statement filed November 25, 1998).

    10.23 Northrop Corporation 1993 Stock Plan for Non-Employee Directors
          (incorporated by reference to Northrop Corporation 1993 Proxy
          Statement filed March 30, 1993), amended as of September 21, 1994
          (incorporated by reference to Form 10-K filed March 21, 1995).

    10.24 Northrop Grumman Corporation 1995 Stock Option Plan for Non-Employee
          Directors (incorporated by reference to 1995 Proxy Statement filed
          March 30, 1995).

    10.25 Form of Northrop Grumman Corporation March 2000 Special Agreement
          (effective March 1, 2000) (incorporated by reference to Form 10-Q filed November 4, 1999).

    10.26 Executive Deferred Compensation Plan (effective December 29, 1994)
          (incorporated by reference to Form 10-K filed February 25, 1997).

    10.27 Northrop Grumman Corporation Non-Employee Directors Equity
          Participation Plan, as amended March 15, 2000 (incorporated by reference to Form 10-Q filed May 9, 2000).

    10.28 CPC Supplemental Executive Retirement Program (incorporated by reference to Form 10-K filed March 30, 1998).

    10.29 Northrop Grumman Estate Enhancement Program, effective January 1,
          2001 (incorporated by reference to Form 10-K filed on March 8, 2001).

    10.30 Special Officer Retiree Medical Plan as amended December 19, 2000
          (incorporated by reference to Form 10-K filed on March 8, 2001).

    10.31 Northrop Grumman Corporation March 2000 Change-in-Control Severance
          Plan (incorporated by reference to Form 10-Q filed November 4, 1999).

    10.32 Retention Bonus Agreement between Northrop Grumman Corporation and
          Thomas C. Schievelbein, dated November 7, 2001.

    15.1 Letter from Independent Accountant regarding unaudited accounting information.

   *21.1  Subsidiaries.

    23.1  Consent of Deloitte & Touche LLP (for Northrop Systems).

    23.2  Consent of Deloitte & Touche LLP (for Litton Industries).

   *23.3  Consent of John H. Mullan (included in Exhibit 5.1).

   *23.4  Consent of Fried, Frank, Harris, Shriver & Jacobson (included in
          Exhibit 8.1).

    23.5  Consent of Arthur Andersen LLP (for Newport News).

   *24.1  Power of Attorney.

  **24.2  Power of Attorney for Sandra J. Wright.

  **24.3  Power of Attorney for Jay H. Nussbaum.

   *99.1  Form of Letter of Election and Transmittal.

   *99.2  Form of Notice of Guaranteed Delivery.

   *99.3  Form of Letter to Brokers, Dealers, etc.

   *99.4  Form of Letter to Clients.

   *99.5  Guidelines for Certification of Taxpayer Identification Number on
          Substitute Form W-9.

    99.6  Press Release, dated May 9, 2001 filed pursuant to Rule 425 under the
          Securities Act of 1933, with the SEC on May 9, 2001 and incorporated herein by reference.

    99.7 Press Release, dated May 21, 2001 filed pursuant to Rule 425 under the Securities Act of 1933 with the SEC on May 21, 2001 and incorporated herein by reference.

    99.8  Form of Letter of Election and Transmittal.

    99.9  Form of Notice of Guaranteed Delivery.

    99.10 Form of Letter to Brokers, Dealers, etc.

    99.11 Form of Letter to Clients.

    99.12 Guidelines for Certification of Taxpayer Identification Number on
          Substitute Form W-9.


   (b) None.

   (c) None.
  --------

 * Previously filed as an exhibit to Northrop Grumman Corporation's Form S-4 (file no. 333-61506) dated May 23, 2001.


** Previously filed as an exhibit to Northrop Grumman Corporation's Amendment
   No. 4 to Form S-4 (file no. 333-61506) dated November 6, 2001.

ITEM 22. UNDERTAKINGS.

(A) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(B) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(C)

  (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (a) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(D) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(E) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 13th day of November, 2001.


                                          NORTHROP GRUMMAN CORPORATION

                                                   /s/ John H. Mullan
                                          By: _________________________________
                                             John H. Mullan
                                             Corporate Vice President and
                                             Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


             Signature                           Title                   Date
             ---------                           -----                   ----

                 *                   Chairman of the Board and     November 13, 2001
____________________________________  Chief Executive Officer and
             Kent Kresa               Director (Principal
                                      Executive Officer)

                 *                   President, Chief Operating    November 13, 2001
____________________________________  Officer and Director
          Ronald D. Sugar

                 *                   Corporate Vice President and  November 13, 2001
____________________________________  Chief Financial Officer
       Richard B. Waugh, Jr.          (Principal Financial
                                      Officer)

                 *                   Corporate Vice President and  November 13, 2001
____________________________________  Controller (Principal
          Sandra J. Wright            Accounting Officer)

                 *                   Director                      November 13, 2001
____________________________________
         John T. Chain, Jr.

                 *                   Director                      November 13, 2001
____________________________________
          Lewis W. Coleman

                 *                   Director                      November 13, 2001
____________________________________
             Vic Fazio

                 *                   Director                      November 13, 2001
____________________________________
           Phillip Frost

                 *                   Director                      November 13, 2001
____________________________________
         Charles R. Larson

             Signature                           Title                   Date
             ---------                           -----                   ----

                 *                   Director                      November 13, 2001
____________________________________
          Jay H. Nussbaum

                 *                   Director                      November 13, 2001
____________________________________
          Aulana L. Peters

                 *                   Director                      November 13, 2001
____________________________________
       John Brooks Slaughter


*By: /s/ John H. Mullan
   -----------------------------
  Name: John H. Mullan
  Title: Attorney-in-fact

  Date: November 13, 2001